Exhibit 2.1

EXECUTION VERSION

BUSINESS COMBINATION AGREEMENT

by and among

SMART KREATE GROUP LIMITED,

as PubCo,

Quetta Acquisition Corporation,

as SPAC,

SKG Merger Sub 1 Limited,

as Merger Sub 1,

SKG Merger Sub 2 Limited,

as Merger Sub 2,

and

Smart Kreate Group Limited,

as the Company,

Dated as of March 6, 2026

i

ii

iii

Section 11.15	Confidentiality	85
Section 11.16	Severability	85
Section 11.17	Enforcement	85
Section 11.18	Non-Recourse	85
Section 11.19	Non-Survival of Representations, Warranties and Covenants	85
Section 11.20	Conflicts and Privilege	86

Exhibits

Exhibit A-1	Form of Sponsor Support Agreement
Exhibit A-2	Form of Shareholder Support Agreements
Exhibit B	Form of Registration Rights Agreement
Exhibit C-1	Form of Plan of Initial Merger
Exhibit C-2	Form of Initial Merger Certificate
Exhibit D	Form of Plan of Acquisition Merger
Exhibit E	Form of Articles of Acquisition Merger
Exhibit F	Form of Articles of the Surviving Corporation
Exhibit G	Form of PubCo Charter
Exhibit H	Form of Assignment, Assumption and Amendment Agreement

Schedules

Schedule I	Company Disclosure Letter

iv

AGREEMENT AND PLAN OF MERGER

This Business Combination Agreement, dated as of March 6, 2026 (this “Agreement”), is made and entered into by and among (i) SMART KREATE GROUP LIMITED , an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”), (ii) Quetta Acquisition Corporation, a Delaware corporation (“SPAC”), (iii) SKG Merger Sub 1 Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 1”), (iv) SKG Merger Sub 2 Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 2”), and (v) Smart Kreate Group Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands (the “Company”).

RECITALS

WHEREAS, SPAC is a blank check company and was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, PubCo is a newly formed entity and was formed for the purpose of making acquisitions and investments, with the objective of acting as the publicly traded holding company for its investee entities;

WHEREAS, both of Merger Sub 1 and Merger Sub 2 were newly incorporated and wholly owned by PubCo, and were formed for the purpose of effectuating the Mergers;

WHEREAS, the parties hereto desire and intend to effect a business combination transaction whereby (a) SPAC will merge with and into Merger Sub 1 (the “Initial Merger”), with Merger Sub 1 being the surviving entity and remaining a wholly owned subsidiary of PubCo (Merger Sub 1 is hereinafter referred to for the periods from and after the Initial Merger Effective Time as the “Surviving Company”), and (b) following the Initial Merger, Merger Sub 2 will merge with and into the Company (the “Acquisition Merger” and together with the Initial Merger, the “Mergers”), with the Company being the surviving entity and becoming a wholly owned subsidiary of PubCo (the Company is hereinafter referred to for the periods from and after the Acquisition Effective Time as the “Surviving Corporation”), each Merger to occur upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the BVI Business Companies Act, 2004 (as amended) (the “BVI Act”), the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”) and the Delaware General Corporation Law (Title 8, Chapter 1 of the Delaware Code) (the “DGCL”) (as applicable);

WHEREAS, for U.S. federal income tax purposes, it is intended that (i) the Initial Merger will qualify as a “reorganization” under Section 368(a)(1)(F) of the Code and the applicable Treasury Regulations, (ii) the Acquisition Merger, will qualify as a “reorganization” under Section 368(a) of the Code and the applicable Treasury Regulations, and (iii) this Agreement constitutes a “plan of reorganization” within the meaning of Sections 354, 361 and 368 of the Code and the applicable Treasury Regulations (the “Intended Tax Treatment”);

WHEREAS, the Company has received, or expects to receive on or around the date of this Agreement, a Sponsor Support Agreement and Deed substantially in the form attached hereto as Exhibit A-1 (the “Sponsor Support Agreement”) signed by the Company, SPAC, PubCo, Yocto Investment LLC, a Delaware limited liability company (“Sponsor”), pursuant to which, among other things, and subject to the terms and conditions set forth therein, Sponsor agrees (a) to vote all SPAC Shares held by Sponsor in favor of (i) the Transactions and (ii) the other Transaction Proposals, (b) to waive the anti-dilution rights of the SPAC Shares under the SPAC Charter, (c) to appear at the SPAC Stockholders’ Meeting in person or by proxy for purposes of counting towards a quorum, (d) to vote all SPAC Shares held by Sponsor against any proposals that would or would be reasonably likely to in any material respect impede the Transactions or any other Transaction Proposal, (e) not to redeem any SPAC Shares held by Sponsor, (f) not to amend that certain letter agreement between SPAC, Sponsor and certain other parties thereto, dated as of October 5, 2023, (g) not to transfer any SPAC Securities held by Sponsor, (h) to unconditionally and irrevocably waive the dissenters’ rights pursuant to the DGCL in respect to all SPAC Shares held by Sponsor with respect to the Initial Merger, to the extent applicable, (i) to release, effective as of the Acquisition Effective Time, SPAC, PubCo, the Company and their respective Subsidiaries from all claims in respect of or relating to the period prior to the Acquisition Closing, subject to the exceptions set forth therein (with the Company agreeing to release Sponsor on a reciprocal basis) and (j) to agree to a lock-up of its PubCo Ordinary Shares, and PubCo Ordinary Shares received upon the exercise of any PubCo Rights during the respective periods as set forth therein;

WHEREAS, SPAC has received, or expects to receive on or around the date of this Agreement, certain Shareholder Support Agreement and Deed substantially in the form attached hereto as Exhibit A-2 (the “Shareholder Support Agreements”) signed by the Company, PubCo and certain applicable Company Shareholders, pursuant to which, among other things, and subject to the terms and conditions set forth therein, such Company Shareholders agree (a) to vote in favor of the Transactions, (b) to appear at the Company Shareholders’ Meeting for purposes of constituting a quorum, (c) to vote against any proposals that would impede in any material respect the Transactions, (d) not to transfer any Company Shares held by such Company Shareholders and (e), with respect to Company Shareholders signing the Shareholder Support Agreements only, for the period after the Acquisition Closing specified therein, not to transfer certain PubCo Ordinary Shares held by such Company Shareholders, if any, subject to certain exceptions;

WHEREAS, PubCo, Sponsor, SPAC and certain holders of Company Shares have entered into, or expects to enter into on or around the date of this Agreement, a Registration Rights Agreement substantially in the form attached hereto as Exhibit B effective upon the Acquisition Closing (the “Registration Rights Agreement”) pursuant to which, among other things, (a) PubCo agrees to provide certain holders of Company Shares with certain rights relating to the registration for resale of the PubCo Ordinary Shares that they will receive in the Acquisition Merger; and (b) that certain registration rights agreement, dated as of October 5, 2023, is terminated effective as of the Acquisition Closing;

WHEREAS, PubCo, SPAC and the warrant agent thereunder have entered into, or expects to enter into on or around the date of this Agreement, an Assignment, Assumption and Amendment Agreement substantially in the form attached hereto as Exhibit H (the “Assignment, Assumption and Amendment Agreement”) pursuant to which SPAC assigns to PubCo all of its rights, interests, and obligations in and under the Rights Agreement, which amends the Rights Agreement to change all references to Rights (as such term is defined therein) to PubCo Rights (and all references to Common Stocks (as such term is defined therein) underlying such Rights to PubCo Class A Ordinary Shares) and which causes each outstanding PubCo Right to represent the right to receive, from the Initial Closing, one whole PubCo Class A Ordinary Share;

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WHEREAS, the board of directors of SPAC (the “SPAC Board”) has unanimously (a) determined that (x) it is fair to, advisable and in the best interests of SPAC to enter into this Agreement, and to consummate the Initial Merger and the other Transactions, and (y) the Transactions constitute a “Business Combination” as such term is defined in the SPAC Charter, (b) (i) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (ii) approved and declared advisable the Plan of Initial Merger, Initial Merger Certificate, the Sponsor Support Agreement, the Assignment, Assumption and Amendment Agreement, the Subscription Agreements, the Shareholder Support Agreements, the Registration Rights Agreement and the execution, delivery and performance thereof, (c) resolved to recommend the adoption of this Agreement, the Plan of Initial Merger and Initial Merger Certificate, by the shareholders of SPAC, and (d) directed that this Agreement, the Plan of Initial Merger and Initial Merger Certificate be submitted to the stockholders of SPAC for their adoption;

WHEREAS, (a) the sole director of Merger Sub 1 has (i) determined that it is fair to, advisable and in the best interests of Merger Sub 1 to enter into this Agreement and to consummate the Initial Merger and the other Transactions, (ii) approved and declared advisable this Agreement, the Plan of Initial Merger and Initial Merger Certificate and the execution, delivery and performance of this Agreement, the Plan of Initial Merger and Initial Merger Certificate and the consummation of the Transactions and (b) the sole shareholder of Merger Sub 1 has adopted a resolution by written consent approving this Agreement, the Plan of Initial Merger and Initial Merger Certificate and the consummation of the Transactions (the “Merger Sub 1 Written Resolution”);

WHEREAS, (a) the sole director of Merger Sub 2 has (i) determined that it is fair to, advisable and in the best interests of Merger Sub 2 to enter into this Agreement and to consummate the Acquisition Merger and the other Transactions, (ii) approved and declared advisable this Agreement, the Plan of Acquisition Merger and the Articles of Acquisition Merger and the execution, delivery and performance of this Agreement, the Plan of Acquisition Merger and the Articles of Acquisition Merger and the consummation of the Transactions and (b) the sole shareholder of Merger Sub 2 has adopted a resolution by written consent approving this Agreement, the Plan of Acquisition Merger, the Articles of Acquisition Merger and the consummation of the Transactions (the “Merger Sub 2 Written Resolution”);

WHEREAS, (a) the sole director of PubCo has (i) determined that it is fair to, advisable and in the best interests of PubCo to enter into this Agreement and to consummate the Mergers and the other Transactions, and (ii) approved and declared advisable this Agreement, the Sponsor Support Agreement, the Registration Rights Agreement, the Assignment, Assumption and Amendment Agreement and the Shareholder Support Agreements and the execution, delivery and performance thereof and (b) the sole shareholder of PubCo has adopted a resolution by written consent (i) approving this Agreement and the Transactions and (ii) adopting the PubCo Charter effective at the Initial Merger Effective Time; and

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that it is fair to, advisable and in the best interests of the Company to enter into this Agreement and to consummate the Acquisition Merger and the other Transactions, (b) (i) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (ii) approved and declared advisable the Plan of Acquisition Merger, the Articles of Acquisition Merger, the Sponsor Support Agreement, the Shareholder Support Agreements and the execution, delivery and performance thereof, (c) resolved to recommend the adoption of this Agreement, the Plan of Acquisition Merger and the Articles of Acquisition Merger by the shareholders of the Company, and (d) directed that the Acquisition Merger, the Plan of Acquisition Merger and the Articles of Acquisition Merger be submitted to the shareholders of the Company for their adoption.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, SPAC, PubCo, Merger Sub 1, Merger Sub 2 and the Company agree as follows:

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Article I
Certain Definitions

Section 1.01 Definitions. As used herein, the following terms shall have the following meanings:

“Acquisition Merger Consideration” means the sum of all PubCo Ordinary Shares receivable by Company Shareholders pursuant to Section 2.03(e).

“Action” means any charge, claim, action, complaint, petition, prosecution, investigation, appeal, suit, litigation, arbitration or other similar proceeding initiated or conducted by a mediator, arbitrator or Governmental Authority, whether administrative, civil, regulatory or criminal, and whether at law or in equity, or otherwise under any applicable Law;

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of a Person which is a fund or which is directly or indirectly Controlled by a fund, the term “Affiliate” also includes (a) any of the general partners of such fund, (b) the fund manager managing such fund, any other person which, directly or indirectly, Controls such fund or such fund manager, or any other funds managed by such fund manager and (c) trusts (excluding the Trust Account for all purposes other than for the sole purpose of the release of the proceeds of the Trust Account in accordance with this Agreement and the Trust Agreement) Controlled by or for the benefit of any Person referred to in (a) or (b);

“Anti-Money Laundering Laws” means all financial recordkeeping and reporting requirements and all money laundering-related laws of jurisdictions where the Company or its Subsidiaries conducts business or owns assets, and any related or similar Law issued, administered or enforced by any Governmental Authority;

“Articles of Acquisition Merger” means the articles of merger substantially in the form attached hereto as Exhibit E and any amendment or variation thereto made in accordance with the provisions of the BVI Act and the terms thereof;

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“Benefit Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and compensation or benefit plan, program, policy, practice, Contract, agreement, or other arrangement, including any employment, consulting, severance, termination pay, deferred compensation, retirement, paid time off, vacation, profit sharing, incentive, bonus, health, welfare, performance awards, equity or equity-based compensation (including stock option, equity purchase, equity ownership, and restricted stock unit), disability, death benefit, life insurance, fringe benefits, indemnification, retention or stay-bonus, transaction or change-in control agreement, or other compensation or benefits, whether written, unwritten or otherwise, that is sponsored, maintained, contributed to or required to be contributed to by the Company or its ERISA Affiliates for the benefit of any current or former employee, director or officer or individual service provider of the Company and its Subsidiaries or otherwise with respect to which the Company or its Subsidiaries has any Liability, in each case other than any statutory benefit plan mandated by Law;

“Business Combination” has the meaning given in the SPAC Charter;

“Business Day” means a day on which commercial banks are open for business in New York, U.S., the Cayman Islands, the British Virgin Islands and Hong Kong, except a Saturday, Sunday or public holiday (gazetted or ungazetted and whether scheduled or unscheduled);

“Closing Date” means each of the Initial Closing Date and the Acquisition Closing Date;

“Code” means the Internal Revenue Code of 1986, as amended;

“Company Acquisition Proposal” means (a) any direct or indirect acquisition by any third party, in one transaction or a series of transactions, of the Company or of more than 20% of the consolidated total assets, Equity Securities or businesses of the Company and its Controlled Affiliates, taken as a whole (whether by merger, consolidation, scheme of arrangement, business combination, reorganization, recapitalization, purchase or issuance of Equity Securities, purchase of assets, tender offer or otherwise), other than the Transactions; (b) any direct or indirect acquisition by any third party, in one transaction or a series of transactions, of voting Equity Securities representing more than 20%, by voting power, of (x) the Company or (y) any of the Company’s Controlled Affiliates that collectively comprise more than 20% of the consolidated total assets, revenues or earning power of the Company and its Controlled Affiliates, taken as a whole, in each case other than the Transactions; (c) any direct or indirect acquisition by any third party, in one transaction or a series of transactions, of more than 20% of the consolidated total assets, revenues or earning power of the Company and its Controlled Affiliates, taken as a whole, other than by SPAC or its Affiliates or pursuant to the Transactions; or (d) the issuance by the Company of more than 20% of its voting Equity Securities as consideration for the assets or securities of any third party (whether an entity, business or otherwise), in each case, other than in connection with the Transactions or as disclosed in Section 6.01 of the Company Disclosure Letter;

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“Company Charter” means the Amended and Restated Memorandum and Articles of Association of the Company, as in effect on the date hereof;

“Company Contract” means any Contract to which a Group Company is a party or by which a Group Company is bound and for which performance of substantive obligations is ongoing;

“Company Delay” means a material delay in consummating the Transactions that is directly and primarily caused by the Company’s failure to timely perform an express covenant or deliverable specifically required of the Company under this Agreement, which failure (i) materially prevents or delays the consummation of the Transactions, (ii) is not caused, in whole or in part, by any act or omission of SPAC, Sponsor or any of their respective Affiliates or Representatives, and (iii) remains uncured for a period of fifteen (15) Business Days after SPAC has delivered written notice to the Company specifying in reasonable detail the alleged failure;

“Company Equity Value” means an amount equal to (a) $200,000,000, plus (b) a dollar-for-dollar increase equal to the aggregate cash proceeds actually received by the Company after the date hereof and prior to the Acquisition Closing from any equity or equity-linked financing transactions, and, except as expressly set forth in this definition, the Company Equity Value shall not be subject to any adjustment after the date hereof.

“Company IP” means all Owned IP and all other Intellectual Property used or held for use in or necessary for the operation of the business of the Company or any of its Subsidiaries;

“Company Material Adverse Effect” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or (ii) the ability of the Company, any of its Subsidiaries or any of the Acquisition Entities to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: (a) any change in applicable Laws or GAAP or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking or refraining from taking of any action expressly required to be taken or refrained from being taken under this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic, acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, riots or insurrections, (f) any failure in and of itself of the Company and any of its Subsidiaries to meet any projections or forecasts, provided, however, that the exception in this clause (f) shall not prevent or otherwise affect a determination that any change, effect or development underlying such change has resulted in or contributed to a Company Material Adverse Effect, (g) any Events generally applicable to the industries or markets in which the Company or any of its Subsidiaries operate, (h) any action taken by, or at the written request of, SPAC, (i) the announcement of this Agreement and the Transactions, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on the Company’s and its Subsidiaries’ relationships, contractual or otherwise, with any Governmental Authority, third parties or other Person, (j) any matter set forth on, or deemed to be incorporated in the Company Disclosure Letter, (k) any Events that are cured by the Company prior to the Acquisition Closing, or (l) any worsening of the Events referred to in clauses (a), (b), (d), (e), (g) or (j) to the extent existing as of the date of this Agreement; provided, however, that in the case of each of clauses (b), (d), (e) and (g), any such Event to the extent it disproportionately affects the Company or any of its Subsidiaries relative to other similarly situated participants in the industries and geographies in which such Persons operate shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect, but only to the extent of the incremental disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to such similarly situated participants;

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“Company Shareholder” means any holder of any Company Shares;

“Company Shares” means shares of the Company of no par value, as further described in the Company Charter;

“Company Transaction Expenses” means any reasonable and documented out-of-pocket fees and expenses incurred or payable by the Company or any of its Subsidiaries (whether or not billed or accrued) in connection with the negotiation, execution and consummation of this Agreement and the Transactions, including: (a) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, including consultants and public relations firms, provided that (i) the Company shall bear only fifty percent (50%) of the fees incurred by the tax advisor retained to evaluate the tax implications of the Transactions; and (b) any and all filing fees payable by the Company or any of its Subsidiaries or Affiliates to the Governmental Authorities in connection with the Transactions (including all fees, costs and expenses incurred in connection with any required Governmental Order relating to the Transactions), provided that the Company shall bear only fifty percent (50%) of the fees, costs and expenses incurred in connection with printing of the Proxy/Registration Statement (excluding, for the avoidance of doubt, SPAC’s ordinary-course periodic filings). Notwithstanding the foregoing or anything to the contrary herein, Company Transaction Expenses shall not include any SPAC Transaction Expenses;

“Competing SPAC” means any publicly traded special purpose acquisition company other than SPAC;

“Contract” means any legally binding written, oral or other agreement, contract, subcontract, lease, instrument, note, option, warranty, purchase order, license, sublicense, mortgage, guarantee, insurance policy or commitment or undertaking of any nature that has any outstanding rights or obligations;

“Control” in relation to any Person means (a) the direct or indirect ownership of, or ability to direct the casting of, more than fifty percent (50%) of the total voting rights conferred by all the shares then in issue and conferring the right to vote at all general meetings of such Person; (b) the ability to appoint or remove a majority of the directors of the board or equivalent governing body of such Person; (c) the right to control the votes at a meeting of the board of directors (or equivalent governing body) of such Person; or (d) the ability to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise, and “Controlled”, “Controlling” and “under common Control with” shall be construed accordingly;

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“Data Protection Laws” means any applicable Laws relating to data privacy, data protection and data security, including with respect to the collection, use, storage, transmission, disclosure, transfer (including cross-border transfer), processing, retention, and disposal of Personal Information as that, or a similar or equivalent, term is defined under such applicable Law.

“DTC” means the Depository Trust Company;

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, license, covenant not to sue, option, right of first offer, refusal or negotiation, hypothecation, assignment, deed of trust, title retention or other similar encumbrance of any kind whether consensual, statutory or otherwise;

“Environmental Laws” means all Laws concerning pollution, protection of the environment, or human health or safety;

“Equity Securities” means, with respect to any Person, any capital stock, shares, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests in such person and any options, warrants or other securities (for the avoidance of doubt, including debt securities) that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, shares, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests (whether or not such derivative securities are issued by such Person);

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended;

“ERISA Affiliate” of any entity means each entity that is or was at any time treated as a single employer with such entity for purposes of Section 4001(b)(1) of ERISA or Section 414 of the Code;

“Event” means any event, state of facts, development, change, circumstance, occurrence or effect;

“Exchange Act” means the Securities Exchange Act of 1934, as amended;

“Exchange Ratio” means the quotient obtained by dividing the Price per Share by $10.00;

“Fully-Diluted Company Shares” means, without duplication, (a) the aggregate number of Company Shares (i) that are issued and outstanding immediately prior to the Acquisition Effective Time and (ii) that are issuable upon the exercise of all options, warrants, convertible notes and other Equity Securities of the Company that are issued and outstanding immediately prior to the Acquisition Effective Time (whether or not then vested or exercisable as applicable), minus (b) the Company Shares held by the Company or any Subsidiary of the Company (if applicable) as treasury shares.

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“GAAP” means generally accepted accounting principles in the United States as in effect from time to time;

“Government Official” means any officer, cadre, civil servant, employee or any other person who acts in an official capacity for any Governmental Authority (including any government-owned or government-Controlled enterprise, political party, public international organization or official thereof), or who acts in an official capacity for any candidate for governmental or political officer;

“Governmental Authority” means the government of any nation, province, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government, regulation or compliance, or any arbitrator or arbitral body, any self-regulated organization, stock exchange, or quasi-governmental authority;

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority;

“Group” or “Group Companies” means the Company and its Subsidiaries, and “Group Company” means any of them;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Indebtedness” means with respect to any Person, without duplication, any obligations, contingent or otherwise, in respect of (a) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any per diem interest accruals, including any amount due to any shareholder of such Person, (b) the principal and accrued interest components of capitalized lease obligations under GAAP, (c) amounts drawn (including any accrued and unpaid interest) on letters of credit, bank guarantees, bankers’ acceptances and other similar instruments (solely to the extent such amounts have actually been drawn), (d) the principal of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments, (e) the termination value of interest rate protection agreements and currency obligation swaps, hedges or similar arrangements (without duplication of other indebtedness supported or guaranteed thereby), (f) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, including “earn outs,” “seller notes,” “exit fees” and “retention payments,” but excluding payables arising in the Ordinary Course, (g) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person, and (h) all Indebtedness of another Person referred to in clauses (a) through (g) above guaranteed directly or indirectly, jointly or severally;

“Initial Merger Certificate” means the certificate of merger substantially in the form attached hereto as Exhibit C-2 and any amendment or variation thereto made in accordance with the provisions of the DGCL and the terms thereof;

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“Initial Merger Consideration” means the sum of all PubCo Class A Ordinary Shares receivable by SPAC Stockholders pursuant to Section 2.02(e)(ii);

“Insider” means each of the Persons set forth in Section 1.01 of the Company Disclosure Letter

“Intellectual Property” means all intellectual property, industrial property and proprietary rights in any and all jurisdictions worldwide, including rights in: (a) Patents, (b) Trademarks, (c) copyrights, works of authorship and mask works, (d) Trade Secrets, (e) Software, (f) “moral” rights, rights of publicity or privacy, data base or data collection rights and other similar intellectual property rights, (g) registrations, applications, and renewals for any of the foregoing in (a)-(f), and (h) all rights in the foregoing;

“Investment Company Act” means the Investment Company Act of 1940;

“IT Systems” means all software, computer systems, servers, networks, databases, computer hardware and equipment, interfaces, platforms, and peripherals that are owned or controlled by the Company or any of its Subsidiaries or used in the conduct of their business;

“Knowledge of SPAC” or any similar expression means the knowledge that each of Zihan Chen, Robert L. Labbe, Daniel M. McCabe, Qi Gong and Ping Zhang actually has, or the knowledge that any such individual would have acquired following reasonable inquiry of his or her direct reports directly responsible for the applicable subject matter;

“Knowledge of the Company” or any similar expression means the knowledge that each individual listed on Section 1.01 of the Company Disclosure Letter actually has, or the knowledge that any such individual would have acquired following reasonable inquiry of his or her direct reports directly responsible for the applicable subject matter;

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority, or any provisions or interpretations of the foregoing, including general principles of common and civil law and equity;

“Leased Real Property” means any real property subject to a Company Lease;

“Liabilities” means debts, liabilities and obligations (including Taxes), whether accrued or fixed, absolute or contingent, matured or unmatured, deferred or actual, determined or determinable, known or unknown, including those arising under any law, action or Governmental Order and those arising under any Contract;

“Made Available” means, unless the context otherwise requires, that a copy of the subject documents or other materials has been provided by the Company, its Subsidiary or any of their respective Representatives at least two (2) Business Days prior to the date hereof either (i) via upload to the virtual data room accessed by SPAC or its Representatives, or (ii) to SPAC or its Representatives by email;

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“Material Contracts” means, collectively, each Company Contract (other than any Benefit Plan) that:

(i)	Contracts involving obligations, payments or revenues in excess of $1,000,000 in the twelve (12) months ended March, 2026;

(ii)	Contracts with a Related Party (other than employment agreements, indemnification agreements, Contracts covered by Benefit Plans, confidentiality agreements, non-competition agreements or other agreements of similar nature entered into in the Ordinary Course) with an amount of over $500,000;

(iii)	Contracts involving (A) indebtedness for borrowed money having an outstanding principal amount in excess of $500,000 or (B) an extension of credit, guaranty, surety, deed of trust, or grant of an Encumbrance to secure any Indebtedness having a principal amount in excess of $500,000;

(iv)	Contracts involving the lease, license, sale, use, disposition or acquisition of a business or assets constituting a business involving purchase price, payments or revenues in excess of $500,000 or involving any “earn out” or deferred purchase price payment obligation;

(v)	Contracts involving the waiver, compromise, or settlement of any dispute, claim, litigation or arbitration with an amount higher than $500,000;

(vi)	Contracts granting a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of the Company and its Subsidiaries;

(vii)	Contracts containing covenants of the Company or any Subsidiary (A) prohibiting or limiting the right to engage in or compete with any Person in any line of business in any material respect or (B) prohibiting or limiting the right to solicit or hire any Person;

(viii)	Contracts with any Governmental Authority involving obligations, payments or revenues in excess of $500,000 in the twelve (12) months ended March, 2026;

(ix)	Contracts involving the establishment, contribution to, or operation of a partnership, joint venture, alliance, collaboration, variable interest entity or similar entity, or involving a sharing of profits or losses;

(x)	Contracts relating to the license, sublicense, grant of other rights, creation, development, or acquisition of material Intellectual Property, or materially restricting the Company’s or any Subsidiary’s ability to assign, use or enforce any material Intellectual Property; and

(xi)	Collective bargaining agreements with a Union.

11

“NDA” means the Confidential Disclosure Agreement, dated as of January 28, 2026, between SPAC and the Company;

“Ordinary Course” means, with respect to an action taken or refrained from being taken by a Person, that such action or omission is taken in the ordinary course of the operations of such Person;

“Organizational Documents” means, with respect to any Person that is not an individual, its certificate of incorporation or registration, bylaws, memorandum and articles of association, constitution, limited liability company agreement, or similar organizational documents, in each case, as amended or restated;

“Owned IP” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries;

“Patents” means patents, including utility models, industrial designs and design patents, and applications therefor (and any patents that issue as a result of those patent applications), and including all divisionals, continuations, continuations-in-part, continuing prosecution applications, substitutions, reissues, re-examinations, renewals, provisionals and extensions thereof, and any counterparts worldwide claiming priority therefrom;

“Permitted Encumbrances” means (a) Encumbrances for Taxes, assessments and governmental charges or levies not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (b) mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s or other Encumbrances arising or incurred in the Ordinary Course in respect of amounts that are not yet due and payable; (c) rights of any third parties that are party to or hold an interest in any Contract to which the Company or any of its Subsidiaries is a party; (d) defects or imperfections of title, easements, encroachments, covenants, rights-of-way, conditions, matters that would be apparent from a physical inspection or current, accurate survey of such real property, restrictions and other similar charges or Encumbrances that do not materially interfere with the present use of the Leased Real Property, (e) with respect to any Leased Real Property (i) the interests and rights of the respective lessors with respect thereto, including any statutory landlord liens and any Encumbrances thereon, (ii) any Encumbrances permitted under the Company Lease, and (iii) any Encumbrances encumbering the real property of which the Leased Real Property is a part, (iv) zoning, building, entitlement and other land use and environmental regulations promulgated by any Governmental Authority that do not materially interfere with the current use of the Leased Real Property, (f) licenses of Intellectual Property granted by the Company or any of its Subsidiaries in the Ordinary Course, (g) Ordinary Course purchase money Encumbrances and Encumbrances securing rental payments under operating or capital lease arrangements for amounts not yet due or payable, (h) other Encumbrances arising in the Ordinary Course and not incurred in connection with the borrowing of money and on a basis consistent with past practice in connection with workers’ compensation, unemployment insurance or other types of social security, (i) reversionary rights in favor of landlords under any Company Leases with respect to any of the buildings or other improvements owned by the Company or any of its Subsidiaries, and (j) any other Encumbrances that have been incurred or suffered in the Ordinary Course and do not materially impair the existing use of the property affected by such Encumbrance;

12

“Person” means any individual, firm, corporation, company, partnership, limited liability company, incorporated or unincorporated association, trust, estate, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind;

“Plan of Acquisition Merger” means the plan of merger substantially in the form attached hereto as Exhibit D and any amendment or variation thereto made in accordance with the provisions of the BVI Act and the terms thereof;

“Plan of Initial Merger” means the plan of merger substantially in the form attached hereto as Exhibit C-1 and any amendment or variation thereto made in accordance with the provisions of the Cayman Companies Act and the terms thereof;

“Price per Share” means the Company Equity Value divided by the number of Fully-Diluted Company Shares;

“Prohibited Person” means any Person that is (a) a national or organized under the laws of, or resident in, any U.S. embargoed or restricted country (which, as of the date of this Agreement, consists of Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine), (b) included on any Sanctions-related list of blocked or designated parties (including the United States Commerce Department’s Denied Parties List, Entity List, and Unverified List; the U.S. Department of Treasury’s Specially Designated Nationals and Blocked Persons List, Specially Designated Narcotics Traffickers List, Specially Designated Terrorists List, Specially Designated Global Terrorists List, or the Annex to Executive Order No. 13224; the Department of State’s Debarred List; or any list of Persons subject to sanctions issued by the United Nations Security Council, HM Treasury of the United Kingdom, and the European Union); (c) owned fifty percent or more, directly or indirectly, by a Person included on any Sanctions-related list of blocked or designated parties, as described in clause (b) above; (d) is a Person acting in his or her official capacity as a director, officer, employee, or agent of a Person included on any Sanctions-related list of blocked or designated parties, as described in clause (b) above; or (e) a Person with whom business transactions, including exports and imports, are otherwise restricted by Sanctions, including, in each clause above, any updates or revisions to the foregoing and any newly published rules;

“Proxy Statement” means the proxy statement forming part of the Proxy/Registration Statement filed with the SEC, with respect to the SPAC Stockholders’ Meeting and the Transactions, to be used for the purpose of soliciting proxies from SPAC Stockholders to approve the Transaction Proposals;

“PubCo Charter” means the amended and restated memorandum and articles of association of PubCo, substantially in the form attached hereto as Exhibit G, as the same may be amended from time to time in accordance with its terms.

“PubCo Class A Ordinary Shares” means Class A ordinary shares of PubCo, par value $0.0001 per share, which shares shall entitle the holder thereof to one (1) vote per share, as provided for and fully described in the Pubco Charter;

“PubCo Class B Ordinary Shares” means Class B ordinary shares of PubCo, par value $0.0001 per share, which shares shall entitle the holder thereof to ten (10) vote per share, as provided for and fully described in the Pubco Charter;

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“PubCo Initial Shareholder” means the holder of the PubCo Subscriber Share and any other shares of PubCo immediately prior to the Initial Merger Effective Time;

“PubCo Ordinary Shares” means, collectively PubCo Class A Ordinary Shares and PubCo Class B Ordinary Shares;

“Redeeming SPAC Shares” means SPAC Shares in respect of which the eligible (as determined in accordance with SPAC Bylaws and the SPAC Charter) holder thereof has validly exercised (and not validly revoked, withdrawn or lost) his, her or its SPAC Stockholder Redemption Right;

“Registered IP” means Owned IP issued by, registered, recorded or filed with, renewed by or the subject of a pending application before any Governmental Authority, Internet domain name registrar or other authority;

“Registrable Securities” means (a) the PubCo Ordinary Shares representing the Shareholder Merger Consideration, (b) the PubCo Ordinary Shares issuable upon exercise of the PubCo Rights and (c) the PubCo Rights;

“Registration Statement” means a registration statement on Form F-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by PubCo under the Securities Act with respect to the Registrable Securities;

“Related Party” means (a) any member, shareholder or equity interest holder who, together with its Affiliates, directly or indirectly holds no less than 5% of the total outstanding share capital of the Company or any of its Subsidiaries, (b) any director or officer of the Company or any of its Subsidiaries, in each case of clauses (a) and (b), excluding the Company or any of its Subsidiaries;

“Representatives” of a Person means, collectively, officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives of such Person or its Affiliates;

“Required Governmental Authorization” means all material franchises, approvals, permits, consents, qualifications, certifications, authorizations, licenses, orders, registrations, certificates, variances or other similar permits, rights and all pending applications therefor from or with the relevant Governmental Authority required to operate the business of the Company and any of its Subsidiaries, as currently conducted, in accordance with applicable Law;

“Rights Agreement” means the Rights Agreement, dated as of October 5, 2023, by and between SPAC and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent;

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“Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including the United States Commerce Department’s Denied Parties List, Entity List, and Unverified Lists, the U.S. Department of Treasury’s Specially Designated Nationals and Blocked Persons List, Specially Designated Narcotics Traffickers List, or Specially Designated Terrorists List, Specially Designated Global Terrorists List, or the Annex to Executive Order No. 13224, and the Department of State’s Debarred List), (b) the European Union and enforced by its member states, (c) the United Nations Security Council, (d) Her Majesty’s Treasury of the United Kingdom and (e) any other similar economic sanctions administered by a Governmental Authority;

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002;

“SEC” means the United States Securities and Exchange Commission;

“Shareholder Merger Consideration” means the Initial Merger Consideration and the Acquisition Merger Consideration, as applicable;

“Shareholders’ Agreement” means the Shareholders’ Agreement in respect of the Company, dated as of August 25, 2025, as may be amended and/or restated from time to time;

“Software” means all computer software, data, and databases, together with object code, source code, firmware, and embedded versions thereof, and documentation related thereto, together with intellectual property, industrial property and proprietary rights in and to any of the foregoing;

“SPAC Accounts Date” means September 30, 2025;

“SPAC Acquisition Proposal” means: (a) any, direct or indirect, acquisition, merger, domestication, reorganization, business combination, “initial business combination” under SPAC’s initial IPO prospectus or similar transaction, in one transaction or a series of transactions, involving SPAC or involving all or a material portion of the assets, Equity Securities or businesses of SPAC (whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, purchase of assets, tender offer or otherwise); or (b) any equity or similar investment in SPAC or any of its controlled Affiliates, in each case, other than the Transactions;

“SPAC Bylaws” means the Amended and Restated Certificate of Incorporation of SPAC, as in effect on the date hereof;

“SPAC Charter” means the By-Laws of SPAC, as in effect on the date hereof;

“SPAC Common Stock” means the common stock, par value of $0.0001 per share, of SPAC;

15

“SPAC Intervening Event” any change, event, circumstance, occurrence, effect, development or state of facts (a) that is materially adverse to the business, assets, operations or prospects of the Company and its Subsidiaries, taken as a whole, (b) that was not known by, or the consequences of which were not reasonably foreseeable to, the SPAC Board as of the date of this Agreement and that becomes known to, or the consequences of which become reasonably foreseeable to, the SPAC Board after the date of this Agreement and prior to the receipt of the SPAC Stockholders’ Meeting, and (c) that does not relate to a SPAC Acquisition Proposal; provided, however, that (i) any change, event, circumstance, occurrence, effect, development or state of facts that is excluded from the definition of “Company Material Adverse Effect” under this Agreement shall likewise be excluded from this definition of “SPAC Intervening Event,” except to the extent such matter has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies and (ii) any change in the price or trading volume of SPAC Units, SPAC Shares or SPAC Rights shall, in case of each of clauses (a) to (c) of this definition, be excluded for purposes of determining whether a SPAC Intervening Event has occurred;

“SPAC Material Adverse Effect” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of SPAC or (ii) the ability of SPAC to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “SPAC Material Adverse Effect”: (a) any change in applicable Laws or GAAP or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking or refraining from taking of any action expressly required to be taken or refrained from being taken under this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic, acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, riots or insurrections, (f) any Events that are cured by SPAC prior to the Acquisition Closing, (g) any action taken by, or at the written request of, the Company, (h) the announcement of this Agreement and the Transactions, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on the SPAC’s relationships, contractual or otherwise, with any Governmental Authority, third parties or other Person, (i) any change in the trading price or volume of the SPAC Units, SPAC Shares or SPAC Rights (provided that the underlying causes of such changes referred to in this clause (i) may be considered in determining whether there is a SPAC Material Adverse Effect except to the extent such cause is within the scope of any other exception within this definition), or (j) any worsening of the Events referred to in clauses (b), (d) or (e) to the extent existing as of the date of this Agreement; provided, however, that in the case of each of clauses (b), (d) and (e), any such Event to the extent it disproportionately affects SPAC relative to other special purpose acquisition companies shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, a SPAC Material Adverse Effect, but only to the extent of the incremental disproportionate effect on SPAC relative to such similarly situated participants. Notwithstanding the foregoing, with respect to SPAC, the number of SPAC Stockholders who exercise their SPAC Stockholder Redemption Right or the failure to obtain SPAC Stockholders’ Approval shall not be deemed to be a SPAC Material Adverse Effect;

16

“SPAC Right” means the issued and outstanding rights of SPAC, each such right convertible into one share of SPAC Common Stock at the closing of a business combination.

“SPAC Securities” means, collectively, the SPAC Shares, SPAC Rights and the SPAC Units;

“SPAC Shares” means the shares of SPAC Common Stock;

“SPAC Stockholder” means any holder of any SPAC Shares;

“SPAC Stockholder Redemption Amount” means the aggregate amount payable with respect to all Redeeming SPAC Shares;

“SPAC Stockholder Redemption Right” means the right of an eligible (as determined in accordance with the SPAC Bylaws and the SPAC Charter) holder of shares of SPAC Common Stock to redeem all or a portion of shares of the SPAC Common Stock held by such holder as set forth in the SPAC Bylaws and the SPAC Charter in connection with the Transaction Proposals.

“SPAC Stockholders’ Approval” means the vote of SPAC Stockholders required to approve the Transaction Proposals, as determined in accordance with applicable Law, SPAC Bylaws and the SPAC Charter;

“SPAC Transaction Expenses” means any reasonable and documented out-of-pocket fees and expenses incurred or payable by SPAC or Sponsor (whether or not billed or accrued) in connection with the negotiation, execution and consummation of this Agreement and the Transactions, including: (a) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, provided that SPAC shall bear only fifty percent (50%) of the fees incurred by the tax advisor retained to evaluate the tax implications of the Transactions; (b) any Indebtedness of SPAC owed to the Sponsor or its Affiliates (including all amounts accrued and outstanding under any Working Capital Loans as of the Acquisition Closing); and (c) fifty percent (50%) of the fees, costs and expenses incurred in connection with printing of the Proxy/Registration Statement. Notwithstanding the foregoing or anything to the contrary herein, SPAC Transaction Expenses shall not include any Company Transaction Expenses;

“SPAC Transaction Expenses Cap” means $1,700,000;

“SPAC Units” means each outstanding unit consisting of one share of SPAC Common Stock and one-tenth (1/10) of one SPAC Right denominated in one share of SPAC Common Stock;

“Subsidiary” means, with respect to a specified Person, any other Person Controlled, directly or indirectly, by such specified Person and, in case of a limited partnership, limited liability company or similar entity, such Person is a general partner or managing member and has the power to direct the policies, management and affairs of such Person, respectively;

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“Tax” or “Taxes” means all federal, state, local, foreign or other taxes imposed by any Governmental Authority, including all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, escheat, abandoned and unclaimed property, sales, use, transfer, registration, alternative or add-on minimum, or estimated taxes, and including any interest, penalty, or addition thereto;

“Tax Returns” means all U.S. federal, state, local, provincial and non-U.S. returns, declarations, computations, notices, statements, claims, reports, schedules, forms and information returns, including any attachment thereto or amendment thereof, required or permitted to be supplied to, or filed with, a Governmental Authority with respect to Taxes;

“Trade Secrets” means all trade secrets and other confidential or proprietary information, know-how and other inventions, processes, models, methodologies and all other information that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use;

“Trademarks” means trade names, logos, trademarks, service marks, service names, trade dress, company names, collective membership marks, certification marks, slogans, domain names, social media handles, toll-free numbers, and other indicia of origin, whether or not registerable as a trademark in any given country, together with registrations and applications therefor, and the goodwill associated with any of the foregoing;

“Transaction Documents” means, collectively, this Agreement, the NDA, the Sponsor Support Agreement, the Shareholder Support Agreements, the Registration Rights Agreement, the Assignment, Assumption and Amendment Agreement, the Initial Merger Filing Documents, the Acquisition Merger Filing Documents and any other agreements, documents or certificates entered into or delivered pursuant hereto or thereto, and the expression “Transaction Document” means any one of them;

“Transaction Proposals” means the adoption and approval of each proposal reasonably agreed to by SPAC and the Company as necessary or appropriate in connection with the consummation of the Transactions, but in any event including unless otherwise agreed upon in writing by SPAC and the Company: (i) the approval and authorization of this Agreement and the Transactions as a Business Combination, (ii) the approval and authorization of the Initial Merger, the Plan of Initial Merger and the Initial Merger Certificate, (iii) the adoption and approval of a proposal for the adjournment of the SPAC Stockholders’ Meeting, if necessary, to permit further solicitation and vote of proxies because there are not sufficient votes to approve and adopt any of the foregoing or in order to seek withdrawals from SPAC Stockholders who have exercised their SPAC Stockholder Redemption Right if the number of Redeeming SPAC Shares is such that the condition in Section 9.01(c) would not be satisfied, and (iv) the adoption and approval of each other proposal that the Nasdaq or the SEC (or staff members thereof) indicates (x) are necessary in its comments to the Proxy/Registration Statement or correspondence related thereto and (y) are required to be approved by the SPAC Stockholders in order for the Acquisition Closing to be consummated;

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“Transactions” means, collectively, the Mergers and each of the other transactions contemplated by this Agreement or any of the other Transaction Documents;

“Transfer Taxes” means any transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) payable in connection with the Transactions;

“Union” means any union, works council or other employee representative body;

“U.S.” means the United States of America;

“Working Capital Loan” means any loan made to SPAC by any of the Sponsor, an Affiliate of the Sponsor, or any of SPAC’s officers or directors, and evidenced by one or more promissory notes, for the purpose of financing costs incurred in connection with a Business Combination.

Section 1.02 Construction.

(a) Unless the context of this Agreement otherwise requires or unless otherwise specified, (i) words of any gender shall be construed as masculine, feminine, neuter or any other gender, as applicable; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “herewith,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the terms “Schedule” or “Exhibit” refer to the specified Schedule or Exhibit of this Agreement; (vi) the words “including,” “included,” or “includes” shall mean “including, without limitation;” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (vii) the word “extent” in the phrase “to the extent” means the degree to which a subject or thing extends and such phrase shall not simply mean “if;” (viii) the word “or” shall be disjunctive but not exclusive; (ix) the word “will” shall be construed to have the same meaning as the word “shall”; (x) unless the context otherwise clearly indicates, each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form; (xi) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (xii) references to “written” or “in writing” include in electronic form; and (xiii) a reference to any Person includes such Person’s predecessors, successors and permitted assigns.

(b) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c) References to “$”, “dollar”, or “cents” are to the lawful currency of the United States of America.

(d) Whenever this Agreement refers to a number of days or months, such number shall refer to calendar days or months unless Business Days are expressly specified. Time periods within or following which any payment is to be made or act is to be done under this Agreement shall be calculated by excluding the calendar day on which the period commences and including the calendar day on which the period ends, and by extending the period to the next following Business Day if the last calendar day of the period is not a Business Day.

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(e) All accounting terms used in this Agreement and not expressly defined in this Agreement shall have the meanings given to them under GAAP.

(f) Unless the context of this Agreement otherwise requires, (i) references to Merger Sub 1 with respect to periods following the Initial Merger Effective Time shall be construed to mean the Surviving Company and vice versa and (ii) references to the Company with respect to periods following the Acquisition Effective Time shall be construed to mean the Surviving Corporation and vice versa.

(g) The table of contents and the section and other headings and subheadings contained in this Agreement and the Exhibits hereto are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any Exhibit hereto.

(h) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(i) Capitalized terms used in the Exhibits and the Disclosure Letter and not otherwise defined therein have the meanings given to them in this Agreement.

(j) With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement.

Section 1.03 Table of Defined Terms.

Term	Section
Acquisition Closing Date	2.03(a)
Acquisition Closing	2.03(a)
Acquisition Effective Time	2.03(a)
Acquisition Entity	Preamble
Acquisition Merger	Preamble
Acquisition Merger Filing Documents	2.03(a)
Agreement	Preamble
Anti-Corruption Laws	3.07(d)
Articles of the Surviving Corporation	2.03(c)
Assignment, Assumption and Amendment Agreement	Preamble
Audited Financial Statements	3.09(a)
Business Combination	Preamble

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BVI Act	Preamble
Cayman Companies Act	Preamble
Celine	11.20(a)
Company	Preamble
Company Additional Financial Statements	6.06(a)
Company Board	Preamble
Company Disclosure Letter	Preamble
Company IP	3.15(b)
Company Lease	3.14(b)
Company Material Adverse Effect	9.02(a)
Company Material Lease	3.14(b)
Company Shareholders’ Approval	3.05(b)
Company Software	3.15(g)
Confidential Information	11.15
Creator	3.15(f)
D&O Indemnified Parties	6.04(a)
D&O Tail Insurance	6.04(b)
DGCL	Preamble
Dissenting Company Shareholders	2.07(c)
Dissenting Company Shares	2.07(c)
Dissenting SPAC Shares	2.07(a)
Dissenting SPAC Stockholders	2.07(a)
Enforceability Exceptions	3.05(a)
Excess SPAC Expenses	6.04(b)
Exchange Agent	2.05(a)
Extension	8.07(a)
Extension Fee	8.07(a)
Extension Period	8.07(a)
HKIAC	11.08
Initial Closing	2.02(a)
Initial Closing Date	2.02(a)
Initial Combination Period	8.07(a)
Initial Merger	Preamble
Initial Merger Effective Time	2.02(a)
Initial Merger Filing Documents	2.02(a)
Intended Tax Treatment	Preamble
Interim Period	6.01
IPO	11.01
JOBS Act	4.14
Letter of Transmittal	2.05(b)
Licensed IP	3.15(b)
Material Permits	3.07(g)
Merger Sub 1	Preamble
Merger Sub 1 Share	5.02(a)
Merger Sub 1 Written Resolution	Preamble

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Merger Sub 2	Preamble
Merger Sub 2 Share	5.02(a)
Merger Sub 2 Written Resolution	Preamble
Mergers	Preamble
Non-Recourse Parties	11.18
Non-Recourse Party	11.18
PIPE Financing	8.06
PIPE Investors	8.06
PIPE Subscription Agreements	8.06
Proxy/Registration Statement	8.02(a)(i)
PubCo	Preamble
PubCo Charter	2.01
PubCo Employee Share Purchase Program	6.09(b)
PubCo Incentive Equity Plan	6.09(a)
PubCo Incentive Plans	6.09(b)
PubCo Right	2.02(e)(iii)
PubCo Rights	2.02(e)(iii)
PubCo Subscriber Share	5.02(a)
Registration Rights Agreement	Preamble
Regulatory Approvals	8.01(a)
Remaining Trust Fund Proceeds	2.04(b)(ii)
Required Shareholder Approval	3.05(b)
Requisite Shareholder Consent	3.05(b)
Shareholder Support Agreements	Recitals
SKG Group	11.20(b)
SPAC	Preamble
SPAC Board	Preamble
SPAC Board Recommendation	8.02(b)(ii)
SPAC Change of Recommendation	8.02(b)(ii)
SPAC Financial Statements	4.07(a)
SPAC Intervening Event Notice	8.02(b)(iii)
SPAC Intervening Event Notice Period	8.02(b)(iii)
SPAC SEC Filings	4.12
SPAC Stockholders’ Approval	4.04(b)(i)
SPAC Stockholders’ Meeting	4.04(b)(i)
Specified Representations	9.02(a)
Specified SPAC Representations	9.03(a)
Sponsor	Preamble
Sponsor Support Agreement	Preamble
Stockholder Litigation	8.05
Subsequent Extension Period	8.07(b)
Surrender Shares	2.02(f)
Surviving Company	Preamble
Surviving Corporation	Preamble
Terminating Company Breach	10.01(f)
Terminating SPAC Breach	10.01(g)
Trust Account	11.01
Trust Agreement	4.13
Trustee	4.13
Unaudited Financial Statements	3.09(a)
Unit Separation	2.02(e)(i)
Zhong Lun	11.20(b)

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Article II

Transactions; Closing

Section 2.01 Pre-Closing Actions.

(a) Organizational Documents of PubCo. At the Initial Merger Effective Time, PubCo’s memorandum and articles of association, as in effect immediately prior to the Initial Merger Effective Time, shall be amended and restated to read in their entirety in the form of the amended and restated memorandum and articles of association of PubCo attached hereto as Exhibit G, (the “PubCo Charter”), and, as so amended and restated, shall be the memorandum and articles of association of PubCo, until thereafter amended in accordance with the terms thereof and the Cayman Companies Act.

Section 2.02 The Initial Merger.

(a) Initial Merger. On the date which is five (5) Business Days after the first date on which all conditions set forth in Article IX that are required hereunder to be satisfied on or prior to the Initial Closing shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Initial Closing, but subject to the satisfaction or waiver thereof), or at such other time or in such other manner as shall be agreed upon by SPAC and the Company in writing, the closing of the Transactions contemplated by this Agreement with respect to the Initial Merger (the “Initial Closing”) shall take place remotely by conference call and exchange of documents and signatures in accordance with Section 11.10. At the Initial Closing, SPAC shall merge with and into Merger Sub 1, with Merger Sub 1 being the surviving company in the Initial Merger (the day on which the Initial Closing occurs, the “Initial Closing Date”). On the Initial Closing Date, SPAC and Merger Sub 1 shall (i) execute and cause to be filed with the Registrar of Companies of the Cayman Islands the Plan of Initial Merger (substantially in the form attached hereto as Exhibit C-1), (ii) execute and cause to be filed with the Delaware Secretary of State the Initial Merger Certificate (substantially in the form attached hereto as Exhibit C-2), and (iii) otherwise execute and file such other documents as may be required in accordance with the applicable provisions of the Cayman Companies Act, the DGCL or by any other applicable Law to make the Initial Merger effective (collectively, the “Initial Merger Filing Documents”). The Initial Merger shall become effective upon the later of (i) the date on which the Plan of Initial Merger is registered by the Registrar of Companies of the Cayman Islands (or on such later date as may be specified in the Initial Plan of Merger) and (ii) the effectiveness of the Initial Merger Certificate filed with the Delaware Secretary of State (the “Initial Merger Effective Time”).

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(b) Effect of the Initial Merger. At and after the Initial Merger Effective Time, the Initial Merger shall have the effects set forth in this Agreement, the Plan of Initial Merger, the Initial Merger Certificate and the applicable provisions of the Cayman Companies Act and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Initial Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, Liabilities and duties of SPAC and Merger Sub 1 shall vest in and become the property, rights, privileges, agreements, powers and franchises, Liabilities and duties of Merger Sub 1 as the surviving company (including all rights and obligations with respect to the Trust Account), which shall include the assumption by Merger Sub 1 of any and all agreements, covenants, duties and obligations of SPAC and Merger Sub 1 set forth in this Agreement and the other Transaction Documents to which SPAC or Merger Sub 1 is a party, and Merger Sub 1 shall thereafter exist as a wholly owned subsidiary of PubCo and the separate corporate existence of SPAC shall cease to exist.

(c) Organizational Documents of the Surviving Company. At the Initial Merger Effective Time, the SPAC Bylaws and the SPAC Charter, as in effect immediately prior to the Initial Merger Effective Time, shall cease and the memorandum and articles of association of Merger Sub 1, as in effect immediately prior to the Initial Merger Effective Time, shall continue as the memorandum and articles of association of the Surviving Company until thereafter amended in accordance with the terms thereof and the Cayman Companies Act.

(d) Directors and Officers of the Surviving Company. At the Initial Merger Effective Time, the existing sole director and officers of the Merger Sub 1 (if any) shall cease to hold office and the initial directors and officers of the Surviving Company from the Initial Merger Effective Time shall be appointed as determined by the Company, each such director and officer to serve in such capacity until his earlier death, resignation or removal or until they are removed or resign in accordance with the then effective memorandum and articles of association of the Surviving Company or until their respective successors are duly elected or appointed and qualified. At the Initial Merger Effective Time, the board of directors and officers of SPAC shall cease to hold office.

(e) Effect of the Initial Merger on Issued Securities of SPAC and Merger Sub 1. At the Initial Merger Effective Time, by virtue of and as part of the agreed consideration for the Initial Merger and without any further action (save as set out in this Section 2.02(e)) on the part of any party hereto or the holders of securities of SPAC or Merger Sub 1:

(i) SPAC Units. Each SPAC Unit issued and outstanding immediately prior to the Initial Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one share of SPAC Common Stock and one-tenth (1/10) of one SPAC Right in accordance with the terms of the applicable SPAC Unit (the “Unit Separation”), provided that no fractional SPAC Right will be issued in connection with the Unit Separation such that if a holder of SPAC Units would be entitled to receive a fractional SPAC Right upon the Unit Separation, the number of SPAC Rights to be issued to such holder upon the Unit Separation shall be rounded down to the nearest whole number of SPAC Rights. The underlying SPAC Securities held or deemed to be held following the Unit Separation shall be converted in accordance with the applicable terms of this Section 2.02(e).

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(ii) SPAC Common Stock. Immediately following the separation of each SPAC Unit in accordance with Section 2.02(e)(i), each share of SPAC Common Stock (which, for the avoidance of doubt, includes the shares of SPAC Common Stock held as a result of the Unit Separation) issued and outstanding immediately prior to the Initial Merger Effective Time (other than any SPAC Shares referred to in Section 2.02(e)(iv), Redeeming SPAC Shares and Dissenting SPAC Shares) shall automatically be cancelled and cease to exist in exchange for the right to receive, upon delivery of the applicable Letter of Transmittal (if any) in accordance with Section 2.05, one (1) newly issued PubCo Class A Ordinary Share. As of the Initial Merger Effective Time, each SPAC Stockholder shall cease to have any other rights in and to such a share of SPAC Common Stock, except as expressly provided herein.

(iii) Exchange of SPAC Rights. Each SPAC Right (which, for the avoidance of doubt, includes the SPAC Rights held as a result of the Unit Separation) outstanding immediately prior to the Initial Merger Effective Time shall cease to be a right with respect to SPAC Common Stock and be assumed by PubCo and converted into a right to purchase one PubCo Class A Ordinary Share (each, a “PubCo Right”). Each PubCo Right shall continue to have and be subject to substantially the same terms and conditions as were applicable to such SPAC Right immediately prior to the Initial Merger Effective Time (including any repurchase rights and cashless exercise provisions) in accordance with the provisions of the Assignment, Assumption and Amendment Agreement.

(iv) SPAC Treasury Stock. Notwithstanding Section 2.02(e)(ii) above or any other provision of this Agreement to the contrary, if there are any SPAC Shares that are owned by SPAC as treasury stock or any SPAC Shares owned by any direct or indirect Subsidiary of SPAC immediately prior to the Initial Merger Effective Time, such SPAC Shares shall automatically be cancelled and shall cease to exist without any conversion thereof or payment or other consideration therefor.

(v) Redeeming SPAC Shares. Each Redeeming SPAC Share issued and outstanding immediately prior to the Initial Merger Effective Time shall automatically be cancelled and cease to exist and shall thereafter represent only the right to be paid a pro rata share of the SPAC Stockholder Redemption Amount in accordance with the SPAC Bylaws and the SPAC Charter.

(vi) Dissenting SPAC Shares. Each Dissenting SPAC Share issued and outstanding immediately prior to the Initial Merger Effective Time held by a Dissenting SPAC Stockholder shall automatically be cancelled and cease to exist in accordance with Section 2.07(a) and shall thereafter represent only the right to be paid the fair value of such Dissenting SPAC Share and such other rights as are granted by the DGCL.

(vii) Merger Sub 1 Share. The Merger Sub 1 Share issued and outstanding immediately prior to the Initial Merger Effective Time shall continue existing and constitute the only issued and outstanding share in the capital of the Surviving Company.

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(f) PubCo Shares. At the Initial Merger Effective Time and immediately following the issuance of one or more PubCo Ordinary Shares comprising the Initial Merger Consideration, the PubCo Initial Shareholder shall surrender the PubCo Subscriber Share and any other shares of PubCo that were outstanding immediately prior to the Initial Merger Effective Time (the “Surrender Shares”) for no consideration to PubCo and all such shares of PubCo shall be cancelled by PubCo.

Section 2.03 The Acquisition Merger.

(a) Acquisition Merger. As soon as practicable following the Initial Merger Effective Time with all conditions set forth in Article IX that are required hereunder to be satisfied on or prior to the Acquisition Closing shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Acquisition Closing, but subject to the satisfaction or waiver thereof), or at such other time or in such other manner as shall be agreed upon by PubCo and the Company in writing, the closing of the Transactions contemplated by this Agreement with respect to the Acquisition Merger (the “Acquisition Closing”) shall take place remotely by conference call and exchange of documents and signatures in accordance with Section 11.10. At the Acquisition Closing, Merger Sub 2 shall, and PubCo shall cause Merger Sub 2 to, merge with and into the Company, with the Company being the surviving company in the Acquisition Merger (the day on which the Acquisition Closing occurs, the “Acquisition Closing Date”). On the Acquisition Closing Date, upon the Acquisition Closing, the Company and Merger Sub 2 shall execute and cause to be filed with the Registrar of Corporate Affairs of the British Virgin Islands the Plan of Acquisition Merger (substantially in the form attached hereto as Exhibit D), the Articles of Acquisition Merger (substantially in the form attached hereto as Exhibit E) and such other documents as may be required in accordance with the applicable provisions of the BVI Act or by any other applicable Law to make the Acquisition Merger effective (the “Acquisition Merger Filing Documents”). The Acquisition Merger shall become effective at the time when the Plan of Acquisition Merger and the Articles of Acquisition Merger are registered by the Registrar of Corporate Affairs of the British Virgin Islands or at such later time permitted by the BVI Act as may be agreed by PubCo, Merger Sub 2 and the Company in writing and specified in the Plan of Acquisition Merger and the Articles of Acquisition Merger (the “Acquisition Effective Time”).

(b) Effect of the Acquisition Merger. At and after the Acquisition Effective Time, the Acquisition Merger shall have the effects set forth in this Agreement, the Plan of Acquisition Merger, the Articles of Acquisition Merger and the applicable provisions of the BVI Act. Without limiting the generality of the foregoing, and subject thereto, at the Acquisition Effective Time, all the property, rights, privileges, agreements, powers and franchises, Liabilities and duties of the Company and Merger Sub 2 shall vest in and become the property, rights, privileges, agreements, powers and franchises, Liabilities and duties of the Company as the surviving company, which shall include the assumption by the Company of any and all agreements, covenants, duties and obligations of the Company and Merger Sub 2 set forth in this Agreement and the other Transaction Documents to which the Company or Merger Sub 2 is a party, and the Company shall thereafter exist as a wholly owned subsidiary of PubCo and the separate corporate existence of Merger Sub 2 shall cease to exist.

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(c) Organizational Documents of the Surviving Corporation. At the Acquisition Effective Time, the Company Charter, as in effect immediately prior to the Acquisition Effective Time, shall be amended and restated to read in their entirety in the form of the amended and restated memorandum and articles of association of the Company attached hereto as Exhibit F (the “Articles of the Surviving Corporation”), and, as so amended and restated, shall be the memorandum and articles of association of the Surviving Corporation, until thereafter amended in accordance with the terms thereof and the BVI Act.

(d) Directors and Officers of the Surviving Corporation. At the Acquisition Effective Time, the existing sole director and officers of the Merger Sub 2 (if any) shall cease to hold office and the initial directors and officers of the Surviving Corporation from the Acquisition Effective Time shall be appointed as determined by the Company each director and officer to hold office in accordance with the Articles of the Surviving Corporation until they are removed or resign in accordance with the Articles of the Surviving Corporation or until their respective successors are duly elected or appointed and qualified.

(e) Effect of the Acquisition Merger on Issued Securities of the Company and Merger Sub 2. At the Acquisition Effective Time, by virtue of and as part of the agreed consideration for the Acquisition Merger and without any further action (save as set out in this Section 2.03) on the part of any party hereto or the holders of securities of the Company or Merger Sub 2:

(i) Company Shares. Each Company Share issued and outstanding immediately prior to the Acquisition Effective Time (other than any (A) Company Shares referred to in Section 2.03(e)(ii), and (B) Dissenting Company Shares) shall automatically be cancelled and cease to exist in exchange for the right to receive, upon delivery of the applicable Letter of Transmittal (if any) in accordance with Section 2.05, the following consideration, without interest, subject to rounding pursuant to Section 2.05(e): (x) with respect to each such Company Share held by an Insider of the Company immediately prior to the Acquisition Effective Time, such fraction of a newly issued PubCo Class B Ordinary Share as is equal to the Exchange Ratio; and (y) with respect to each such Company Share held by any Company Shareholder other than an Insider of the Company immediately prior to the Acquisition Effective Time, such fraction of a newly issued PubCo Class A Ordinary Share as is equal to the Exchange Ratio. As of the Acquisition Effective Time, each Company Shareholder shall cease to have any other rights in and to the securities of Company or the Surviving Corporation, except as expressly provided herein.

(ii) Treasury Shares. Notwithstanding Section 2.03(e)(i) above or any other provision of this Agreement to the contrary, if there are any Company Shares that are owned by the Company as treasury shares or any Company Shares owned by any direct or indirect Subsidiary of the Company immediately prior to the Acquisition Effective Time, such Company Shares shall automatically be cancelled and shall cease to exist without any conversion thereof or payment or other consideration therefor.

(iii) Dissenting Company Shares. Each Dissenting Company Share issued and outstanding immediately prior to the Acquisition Effective Time held by a Dissenting Company Shareholder shall automatically be cancelled and cease to exist in accordance with Section 2.07(c) and shall thereafter represent only the right to be paid the fair value of such Dissenting Company Shares and such other rights as are granted by the BVI Act.

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(iv) Merger Sub 2 Share. The Merger Sub 2 Share issued and outstanding immediately prior to the Acquisition Effective Time shall automatically be converted into one validly issued, fully paid and non-assessable ordinary share of the Surviving Corporation, which ordinary share shall constitute the only issued and outstanding share in the capital of the Surviving Corporation.

Section 2.04 Closing Deliverables.

(a) At the Initial Closing,

(i) the Company shall deliver or cause to be delivered to SPAC, a certificate signed by an authorized director or officer of the Company, dated as of the Initial Closing Date, certifying that the conditions specified in Section 9.02 have been fulfilled;

(ii) SPAC shall deliver or cause to be delivered to the Company, a certificate signed by an authorized director or officer of SPAC, dated as of the Initial Closing Date, certifying that the conditions specified in Section 9.03 have been fulfilled;

(iii) SPAC shall deliver, or cause to be delivered, to the Company: A certificate of good standing (or equivalent) of SPAC issued by the Secretary of State of the State of Delaware as of a recent date;

(A)	A secretary’s certificate attaching resolutions of the SPAC Board approving the Transactions; and

(B)	evidence of approval for listing of the PubCo Ordinary Shares on Nasdaq, subject only to official notice of issuance.

(b) At the Acquisition Closing, the Surviving Company (as the surviving company in the Initial Merger) shall:

(i) cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered;

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(ii) pay, or cause the Trustee to pay at the direction and on behalf of the Surviving Company, by wire transfer of immediately available funds from the Trust Account (A) as and when due all amounts payable on account of the SPAC Stockholder Redemption Amount to former SPAC Stockholders pursuant to their exercise of the SPAC Stockholder Redemption Right, (B) all accrued and unpaid Company Transaction Expenses and, solely to the extent within the SPAC Transaction Expenses Cap, all accrued and unpaid SPAC Transaction Expenses, in each case as set forth on written statements delivered by the Company and SPAC, respectively, to PubCo not less than two (2) Business Days prior to the Acquisition Closing Date, which statements shall include the respective amounts and wire transfer instructions for payment thereof; and , and (C) immediately thereafter, all remaining amounts then available in the Trust Account (after giving effect to clauses (A) and (B)) (the “Remaining Trust Fund Proceeds”) to a bank account designated by the Surviving Company for its immediate use, subject to this Agreement and the Trust Agreement; and

(iii) thereafter, the Trust Account shall terminate, except as otherwise provided in the Trust Agreement.

(c) If a bank account of PubCo or any of its Subsidiaries is designated by the Surviving Company under Section 2.04(b)(ii), the payment of the Remaining Trust Fund Proceeds to such bank account may be treated as (i) an advance from the Surviving Company to PubCo or such Subsidiary of PubCo, or (ii) a dividend from the Surviving Company to PubCo, in each case, as determined by the Surviving Company in its sole discretion, subject to applicable Laws.

Section 2.05 Cancellation of Company Equity Securities and SPAC Equity Securities and Disbursement of Shareholder Merger Consideration.

(a) Prior to the Initial Merger Effective Time, PubCo shall appoint Continental Stock Transfer & Trust Company, or another exchange agent reasonably acceptable to the Company and SPAC, as exchange agent (in such capacity, the “Exchange Agent”), for the purpose of exchanging (i) Company Shares for a number and class of PubCo Ordinary Shares in accordance with the Plan of Acquisition Merger and this Agreement; and (ii) SPAC Shares for a number and class of PubCo Ordinary Shares in accordance with the Plan of Initial Merger, Initial Merger Certificate and this Agreement, and paying the Shareholder Merger Consideration to the SPAC Stockholders or the Company Shareholders, as applicable. At or before the Initial Merger Effective Time, PubCo shall deposit, or cause to be deposited, with the Exchange Agent the Shareholder Merger Consideration.

(b) If the Exchange Agent requires that, as a condition to receive the Shareholder Merger Consideration, any holder of SPAC Shares or Company Shares deliver a letter of transmittal to the Exchange Agent, then at or as promptly as practicable following the Acquisition Effective Time, PubCo shall send, or shall cause the Exchange Agent to send, to each SPAC Stockholder or Company Shareholder, as applicable, a letter of transmittal (which shall specify that the delivery shall be effected, and the risk of loss and title shall pass, only upon proper transfer of each share to the Exchange Agent, and which letter of transmittal will be in customary form and have such other provisions as SPAC, PubCo and the Company may reasonably specify) for use in such exchange (each, a “Letter of Transmittal”). Notwithstanding any other provision of this Section 2.05, any obligation on PubCo under this Agreement to issue PubCo Ordinary Shares to (i) SPAC Stockholders entitled to receive PubCo Class A Ordinary Shares or (ii) Company Shareholders entitled to receive PubCo Class B Ordinary Shares shall be satisfied by PubCo issuing such PubCo Ordinary Shares to DTC or to such other clearing service or issuer of depositary receipts (or their nominees, in either case) as may be necessary or expedient, and each such SPAC Stockholder and Company Shareholder shall hold such PubCo Ordinary Shares in book-entry form or through a holding of depositary receipts and DTC or its nominee or the relevant clearing service or issuer of depositary receipts (or their nominees, as the case may be) will be the holder of record of such PubCo Ordinary Shares.

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(c) Each SPAC Stockholder or Company Shareholder shall be entitled to receive its portion of the Shareholder Merger Consideration, pursuant to Section 2.02(e)(ii) or Section 2.03(e)(i) (excluding any SPAC Shares referred to in Section 2.02(e)(iv), Redeeming SPAC Shares, any Dissenting SPAC Shares, any Company Shares referred to in Section 2.03(e)(ii) and Dissenting Company Shares), respectively, upon the receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request), together with a duly completed and validly executed Letter of Transmittal (if required by the Exchange Agent in accordance with Section 2.05(b)) and such other documents as may reasonably be requested by the Exchange Agent. No interest shall be paid or accrued upon the transfer of any share.

(d) Promptly following the date that is one (1) year after the Acquisition Effective Time, PubCo shall instruct the Exchange Agent to deliver to PubCo all documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent’s duties shall terminate. Thereafter, any portion of the Shareholder Merger Consideration that remains unclaimed shall be returned to PubCo and the unclaimed PubCo Ordinary Shares comprising the Shareholder Merger Consideration shall be held by PubCo as treasury shares, and any Person that was a holder of (i) SPAC Shares (other than any SPAC Shares referred to in Section 2.02(e)(iv), Redeeming SPAC Shares and Dissenting SPAC Shares) as of immediately prior to the Initial Merger Effective Time that has not claimed their applicable portion of the Initial Merger Consideration in accordance with this Section 2.05 or (ii) Company Shares (other than Company Shares referred to in Section 2.03(e)(ii) and Dissenting Company Shares) as of immediately prior to the Acquisition Effective Time that has not claimed their applicable portion of the Acquisition Merger Consideration in accordance with this Section 2.05, in each case prior to the date that is one (1) year after the Acquisition Effective Time, may (subject to applicable abandoned property, escheat and similar Laws) claim from PubCo, and PubCo shall promptly transfer and deliver, such applicable portion of the Shareholder Merger Consideration without any interest thereupon. None of SPAC, PubCo, Merger Sub 1, Merger Sub 2, the Company, the Surviving Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any of the Shareholder Merger Consideration delivered to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar Laws. If any such Shareholder Merger Consideration shall not have not been claimed immediately prior to such date on which any amounts payable pursuant to this Article II would otherwise escheat to or become the property of any Governmental Authority, any such amount shall be cancelled by PubCo.

(e) Notwithstanding anything to the contrary contained herein, no fraction of a PubCo Ordinary Share will be issued by virtue of the Mergers or the other Transactions, and each Person who would otherwise be entitled to a fraction of a PubCo Ordinary Share (after aggregating all fractional shares of the applicable class of PubCo Ordinary Shares that otherwise would be received by such holder) shall instead have the number of PubCo Ordinary Shares of the applicable class issued to such Person rounded up in the aggregate to the nearest whole PubCo Ordinary Share of such class.

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Section 2.06 Further Assurances. If, at any time after the Initial Merger Effective Time, any further action is necessary, proper or advisable to carry out the purposes of this Agreement, PubCo, the Surviving Company, Merger Sub 2 and the Company (or their respective designees) shall take all such actions as are necessary, proper or advisable under applicable Laws, so long as such action is consistent with and for the purposes of implementing the provisions of this Agreement.

Section 2.07 Dissenter’s Rights.

(a) SPAC Shares that are issued and outstanding immediately prior to the Initial Merger Effective Time and that are held by SPAC Stockholders who shall have validly exercised their dissenters’ rights for such SPAC Shares in accordance with Section 262 of the DGCL and otherwise complied with all of the provisions of the DGCL relevant to the exercise and perfection of dissenters’ rights (the “Dissenting SPAC Shares”, and the holders of such Dissenting SPAC Shares being the “Dissenting SPAC Stockholders”) shall not be converted into, and such Dissenting SPAC Stockholders shall have no right to receive, the applicable Initial Merger Consideration unless and until such Dissenting SPAC Stockholders fails to perfect or withdraws or otherwise loses his, her or its right to dissenters’ rights under the DGCL. The SPAC Shares owned by any SPAC Stockholders who fails to perfect or who effectively withdraws or otherwise loses his, her or its dissenters’ rights pursuant to the DGCL shall cease to be Dissenting SPAC Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Initial Merger Effective Time, the right to receive the applicable Initial Merger Consideration, without any interest thereon in accordance with Section 2.02(e)(ii).

(b) Prior to the Initial Closing, SPAC shall give PubCo and the Company (i) prompt written notice of any demands for dissenters’ rights received by SPAC from SPAC Stockholders and any withdrawals of such demands and (ii) the opportunity to direct all negotiations and proceedings with respect to any such notice or demand for dissenters’ rights under the DGCL. SPAC shall not, except with the prior written consent of the Company, make any offers or payment or otherwise agree or commit to any payment or other consideration with respect to any exercise by a SPAC Stockholder of its rights to dissent from the Initial Merger or any demands for appraisal or offer or agree or commit to settle or settle any such demands or approve any withdrawal of any such dissenter rights or demands.

(c) Company Shares that are issued and outstanding immediately prior to the Acquisition Effective Time and that are held by Company Shareholders who shall have validly exercised their dissenters’ rights for such Company Shares in accordance with Section 179 of the BVI Act and otherwise complied with all of the provisions of the BVI Act relevant to the exercise and perfection of dissenters’ rights (the “Dissenting Company Shares”, and the holders of such Dissenting Company Shares being the “Dissenting Company Shareholders”) shall not be converted into, and such Dissenting Company Shareholders shall have no right to receive, the applicable Acquisition Merger Consideration unless and until such Dissenting Company Shareholder fails to perfect or withdraws or otherwise loses his, her or its right to dissenters’ rights under the BVI Act. The Company Shares owned by any Company Shareholder who fails to perfect or who effectively withdraws or otherwise loses his, her or its dissenters’ rights pursuant to the BVI Act shall cease to be Dissenting Company Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Acquisition Effective Time, the right to receive the applicable Acquisition Merger Consideration, without any interest thereon in accordance with Section 2.03(e)(i).

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(d) Prior to the Acquisition Closing, the Company shall give PubCo and SPAC prompt written notice of any demands for dissenters’ rights received by the Company from Company Shareholders and any withdrawals of such demands and the Company shall have complete control over all negotiations and proceedings with respect to such dissenters’ rights (including the ability to make any payment with respect to any exercise by a Company Shareholder of its rights to dissent from the Acquisition Merger or any demands for appraisal or offer to settle or settle any such demands or approve any withdrawal of any such dissenter rights or demands).

Section 2.08 Withholding. Notwithstanding anything to the contrary contained herein, each of the Company, the Surviving Corporation, the Surviving Company, PubCo, SPAC, Merger Sub 1 and Merger Sub 2 (and their respective Affiliates and Representatives) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld under the Code or any applicable provision of state, local or non-U.S. Tax Law. Other than with respect to amounts subject to compensatory withholding, the applicable withholding agent shall use commercially reasonable efforts to provide written notice to the Person in respect of whom such deduction or withholding is expected to be made at least five (5) Business Days prior to the making of such deduction or withholding, which notice shall include the amount of and basis for such deduction or withholding. The applicable withholding agent shall use commercially reasonable efforts to cooperate with such Person to reduce or eliminate such deduction or withholding to the extent permitted by Law. To the extent that amounts are so deducted and withheld and paid over to the appropriate taxing authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

Article III

Representations And Warranties Of The Company

Except (a) as set forth in the disclosure letter delivered to SPAC by the Company on the date of this Agreement (the “Company Disclosure Letter”), or (b) as otherwise explicitly contemplated by this Agreement, the Company represents and warrants to SPAC as of the date of this Agreement as follows:

Section 3.01 Organization, Good Standing and Qualification. The Company is duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of incorporation and has requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and contemplated to be conducted. The Company is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not be material to the Group taken as a whole. Prior to the execution of this Agreement, true and accurate copies of the Company Charter, the Shareholders’ Agreement and the Organizational Documents of the Group Companies, each as in effect as of the date of this Agreement, have been Made Available by or on behalf of the Company to SPAC, such governing documents are in full force and effect, and the Company and each of the Group Companies is not in default of any term or provision of such governing documents in any material respect. The Company is not insolvent, bankrupt or unable to pay its debts as and when they fall due.

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Section 3.02 Subsidiaries. A complete list, as of the date of this Agreement, of each Subsidiary of the Company and its jurisdiction of incorporation, formation or organization, outstanding Equity Securities, and holders of Equity Securities, as applicable, is set forth on Section 3.02 of the Company Disclosure Letter. Except as set forth on Section 3.02 of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interests in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, company, partnership, joint venture or business association or other entity. Each Subsidiary of the Company has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of incorporation and has requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and contemplated to be conducted. Each Subsidiary of the Company is not insolvent, bankrupt or unable to pay its debts as and when they fall due. Each Subsidiary of the Company is duly licensed or qualified and in good standing (to the extent such concept is applicable in the Group Company’s jurisdiction of formation) as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing (to the extent such concept is applicable in the Group Company’s jurisdiction of formation), as applicable, except where the failure to be so licensed or qualified or in good standing would not be material to the Group taken as a whole.

Section 3.03 Capitalization of the Company.

(a) As of the date of this Agreement, the maximum number of shares the Company is authorized to issue and has issued is 50,000 Company Shares, 2,660 of which are issued. The validly issued and outstanding share capital of the Company as of the date of this Agreement is set forth in Section 3.03(a) of the Company Disclosure Letter. Except as set forth in Section 3.03(a) of the Company Disclosure Letter, there are no other shares of the Company issued or outstanding as of the date of this Agreement. All of the issued and outstanding Company Shares (w) have been duly authorized and validly issued and allotted and are fully paid and non-assessable; (x) have been offered, sold and issued by the Company in compliance with applicable Law and all requirements set forth in (1) the Company Charter and the Shareholders’ Agreement and (2) any other applicable Contracts governing the issuance or allotment of such securities to which the Company is a party or otherwise bound; and (y) are not subject to, nor have they been issued in violation of, any Encumbrance, purchase option, call option, pre-emptive right, subscription right or any similar right under any provision of any applicable Law, the Company Charter, and the Shareholders’ Agreement or any other Contract, in any such case to which the Company is a party or otherwise bound.

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(b) Except as otherwise set forth in this Section 3.03 or on Section 3.03(b) of the Company Disclosure Letter or as contemplated by this Agreement or the other Transaction Documents, there are no outstanding subscriptions, options, warrants, rights or other securities (including debt securities) of the Company exercisable or exchangeable for Company Shares, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or the issuance or sale by the Company of other Equity Securities of the Company, or for the repurchase or redemption by the Company of shares or other Equity Securities of the Company or the value of which is determined by reference to shares or other Equity Securities of the Company, and there are no voting trusts, proxies or agreements of any kind which may obligate the Company to issue, purchase, register for sale, redeem or otherwise acquire any Company Shares or other Equity Securities of the Company.

Section 3.04 Capitalization of Subsidiaries.

(a) Except as set forth on Section 3.04(a) of the Company Disclosure Letter, the outstanding share capital or other Equity Securities of each of the Company’s Subsidiaries (i) have been duly authorized and validly issued and allotted, and are, to the extent applicable, fully paid and non-assessable; (ii) have been offered, sold, issued and allotted in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) the Organizational Documents of each such Subsidiary, and (2) any other applicable Contracts governing the issuance or allotment of such securities to which such Subsidiary is a party or otherwise bound; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of any applicable Law, the Organizational Documents of each such Subsidiary or any other Contract, in any such case to which each such Subsidiary is a party or otherwise bound.

(b) Except as set forth on Section 3.04(b) of the Company Disclosure Letter or as contemplated by this Agreement or the other Transaction Documents, the Company owns, directly or indirectly through its Subsidiaries, of record and beneficially all the issued and outstanding Equity Securities of such Subsidiaries free and clear of any Encumbrances other than Permitted Encumbrances.

(c) Except as set forth on Section 3.04(c) of the Company Disclosure Letter or as contemplated by this Agreement or the other Transaction Documents, there are no outstanding subscriptions, options, warrants, rights or other securities (including debt securities) of any such Subsidiary exercisable or exchangeable for any Equity Securities of such Subsidiary, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance by any such Subsidiary of additional shares, the sale of treasury shares or the issuance or sale by such Subsidiary of other Equity Securities of such Subsidiary, or for the repurchase or redemption by such Subsidiary of shares or other Equity Securities of such Subsidiary the value of which is determined by reference to shares or other Equity Securities of such Subsidiary, and there are no voting trusts, proxies or agreements of any kind which may obligate any such Subsidiary to issue, purchase, register for sale, redeem or otherwise acquire any of its Equity Securities.

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Section 3.05 Authorization.

(a) Other than the Company Shareholders’ Approval, the Company has all corporate power and authority to (i) enter into, execute and deliver this Agreement and each of the other Transaction Documents to which it is or will be a party, and (ii) consummate the transactions contemplated hereby and thereby (including the Transactions) and perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby (including the Transactions) have been duly and validly authorized and approved by the Company Board, and other than the Company Shareholders’ Approval, no other company or corporate proceeding on the part of the Company is necessary to authorize this Agreement and the other Transaction Documents to which the Company is a party and to consummate the transactions contemplated hereby and thereby (including the Transactions). This Agreement has been, and on or prior to the Acquisition Closing, the other Transaction Documents to which the Company is a party will be, duly and validly executed and delivered by the Company and this Agreement constitutes, and on or prior to the Acquisition Closing, the other Transaction Documents to which the Company is a party will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable Laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (b) as limited by applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies (collectively, the “Enforceability Exceptions”).

(b) The approval and authorization of the Acquisition Merger, the Plan of Acquisition Merger and the Articles of Acquisition Merger shall require (i) approval by the affirmative vote of majority of the outstanding Company Shares which, being entitled to do so, attend and vote in person or by proxy at a general meeting at which a quorum is present or an unanimous written resolutions of the Company Shareholders, pursuant to the terms and subject to the conditions of the Company Charter and applicable Law (the “Required Shareholder Approval”), and (ii) written consent of certain Company Shareholders (as set forth in Section 3.05(b) of the Company Disclosure Letter) (the “Requisite Shareholder Consent”, together with the Required Shareholder Approval, the “Company Shareholders’ Approval”).

(c) The Company Shareholders’ Approval are the only votes and approvals of holders of Company Shares and other Equity Securities of the Company necessary in connection with execution by the Company of this Agreement and the other Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, including the Acquisition Closing. Prior to the Initial Merger Effective Time, the Company shall have received the Requisite Shareholder Consent in respect of or in connection with the Transactions contemplated by this Agreement and the other Transaction Documents.

(d) On or prior to the date of this Agreement, the Company Board has duly adopted resolutions (i) determining that this Agreement and the other Transaction Documents to which the Company is a party and the transactions contemplated hereby and thereby (including the Transactions) are advisable and fair to, and in the best interests of, the Company and its shareholders, as applicable, (ii) authorizing and approving the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party and the transactions contemplated hereby and thereby (including the Transactions), and (iii) directing that this Agreement, the Transaction Documents and the Transactions be submitted to the Company Shareholders for adoption at an extraordinary general meeting called for such purpose or by way of written resolutions of the Company Shareholders pursuant to the terms and conditions of this Agreement.

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Section 3.06 Consents; No Conflicts. Assuming the representations and warranties in Article IV and Article V are true and correct, except (a) as otherwise set forth in Section 3.06 of the Company Disclosure Letter, (b) for the Company Shareholders’ Approval, (c) for the registration or filing with the Registrar of Corporate Affairs of the British Virgin Islands, the SEC or applicable state blue sky or other securities laws filings with respect to the Transactions and (d) for such other filings, notifications, notices, submissions, applications or consents the failure of which to be obtained or made would not, individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement, all filings, notifications, notices, submissions, applications, or consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Transactions, in each case on the part of the Company, have been or will be duly obtained or completed (as applicable) and are or will be in full force and effect. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is or will be a party by the Company does not, and the consummation by the Company of the transactions contemplated hereby and thereby will not, assuming the representations and warranties in Article IV and Article V are true and correct, and except for the matters referred to in clauses (a) through (d) of the immediately preceding sentence, (i) result in any violation of, be in conflict with, or constitute a default under, require any consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any obligation of any Group Company) or cancellation under, (A) any Governmental Order, (B) any provision of the Organizational Documents of any Group Company, each as currently in effect, (C) any applicable Law, (D) any Material Contract or (ii) result in the creation of any Encumbrance upon any of the properties or assets of any Group Company other than any restrictions under federal or state securities laws, this Agreement, the Company Charter and Permitted Encumbrances, except in the case of sub-clauses (A), (C), and (D) of clause (i) or clause (ii), as would not have a Company Material Adverse Effect.

Section 3.07 Compliance with Laws; Consents; Permits. Except as disclosed in Section 3.07 of the Company Disclosure Letter:

(a) Except as would not be or reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole, (i) the Company and its Subsidiaries are, and during the last two (2) years have been, in compliance with all applicable Laws; (ii) neither the Company nor any of its Subsidiaries is or during the last two (2) years has been subject to any actual, pending or, to the Knowledge of the Company, threatened Action with respect to a violation of any applicable Laws; and (iii) neither the Company nor any of its Subsidiaries, to the Knowledge of the Company, is or during the last two (2) years has been subject to any investigation by or for any Governmental Authority with respect to any violation of any applicable Laws.

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(b) During the last two (2) years, neither the Company nor any of its Subsidiaries has received any letter or other written communication from, and, to the Knowledge of the Company, there has not been any public notice of a type customary as a form of notification of such matters in the jurisdiction by, any Governmental Authority threatening in writing or providing notice of (i) the revocation or suspension of any Required Governmental Authorizations issued to the Company or any of its Subsidiaries or (ii) the need for compliance or remedial actions in respect of the activities carried out by the Company or any of its Subsidiaries, except where such revocation, suspension, compliance or remedial actions (or the failure of the Company or any of its Subsidiaries to undertake them) has not been and would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

(c) Neither the Company nor any of its Subsidiaries is engaged in any proceedings, demands, inquiries, or hearings or investigations, before any court, statutory or governmental body, department, board or agency relating to applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, and to the Knowledge of the Company, no such proceeding, demand, inquiry, investigation or hearing has been threatened in writing.

(d) Neither the Company, any of its Subsidiaries, any of their respective directors or officers, nor to the Knowledge of the Company, employees, agents or any other Persons acting for or on behalf of the Company or any of its Subsidiaries has at any time in the two (2) years prior to the date hereof: (i) made any bribe, influence payment, kickback, payoff, benefits or any other type of payment (whether tangible or intangible) that would be unlawful under any applicable anti-bribery or anti-corruption (governmental or commercial) laws (including, for the avoidance of doubt, any guiding, detailing or implementing regulations), including Laws that prohibit the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Government Official, Governmental Authority or any other individual or commercial entity to obtain a business advantage, such as the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other local or foreign anti-corruption or anti-bribery Law (collectively, “Anti-Corruption Laws”), as may be applicable; (ii) been in violation of any Anti-Corruption Law, offered, paid, promised to pay, or authorized any payment or transfer of anything of value, directly or indirectly, to any person for the purpose of (A) influencing any act or decision of any Government Official in his official capacity, (B) inducing a Government Official to do or omit to do any act in relation to his lawful duty, (C) securing any improper advantage, (D) inducing a Government Official to influence or affect any act, decision or omission of any Governmental Authority, or (E) assisting the Company or any of its Subsidiaries, or any agent or any other Person acting for or on behalf of the Company or any of its Subsidiaries, in obtaining or retaining business for or with, or in directing business to, any Person; or (iii) accepted or received any contributions, payments, gifts, or expenditures that would be unlawful under any Anti-Corruption Law.

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(e) Neither the Company, any of its Subsidiaries, any of their respective directors or officers, nor to the Knowledge of the Company, employees, agents acting for or on behalf of the Company or any of its Subsidiaries, has at any time in the two (2) years prior to the date hereof been found by a Governmental Authority to have violated any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, or is subject to any indictment or any government investigation with respect to any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(f) Neither the Company, any of its Subsidiaries, any of their respective directors or officers, nor to the Knowledge of the Company, employees, agent or any other Person acting for or on behalf of the Company or any of its Subsidiaries, is a Prohibited Person, and no Prohibited Person has at any time in the two (2) years prior to the date hereof been given an offer to become an employee, officer, consultant or director of the Company or any of its Subsidiaries. None of the Company nor any of its Subsidiaries has at any time in the two (2) years prior to the date hereof conducted or agreed to conduct any business, or entered into or agreed to enter into any transaction with a Prohibited Person or otherwise violated Sanctions.

(g) Each of the Group Companies has all material approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Authority (the “Material Permits”) that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted in all material respects, and such Material Permits are in effect and have been complied with in all material respects. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any notice that any Governmental Authority that has issued any Material Permit intends to suspend, cancel, terminate, or not renew any such Material Permit, except to the extent such Material Permit may be amended, replaced, or reissued as a result of and as necessary to reflect the transactions contemplated hereby or may be terminated in the ordinary and usual course of a reissuance or replacement process.

Section 3.08 Tax Matters.

(a) All material Tax Returns required to be filed by or with respect to each Group Company have been filed within the requisite period (taking into account any valid extensions) and such Tax Returns are true, correct and complete in all material respects. All material Taxes due and payable by any Group Company have been or will be paid in a timely fashion. Each Group Company has withheld and paid over to the appropriate Tax authority all material Taxes that it is required to withhold from amounts paid or owing to any employee, independent contractor, member, equityholder, creditor or other Person.

(b) No material deficiencies for any Taxes that are currently outstanding with respect to any Tax Returns of a Group Company have been asserted in writing by any Tax authority. No written notice of any action, audit, assessment or other proceeding, in each case that is currently pending, with respect to any Tax Returns or any Taxes of a Group Company has been received from, any Tax authority. No dispute or assessment relating to any Tax Returns or any Taxes with any Tax authority is currently outstanding.

(c) No material claim that is currently outstanding has been made by a Tax authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction.

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(d) There are no liens for material Taxes (other than liens for Taxes not yet due and payable or being contested by appropriate procedures) upon the assets of any Group Company.

(e) No Group Company has been a member of an affiliated, consolidated or similar Tax group or otherwise has any liability for the Taxes of any Person (other than a Group Company) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Tax Law, as a transferee or successor, or by Contract (including any Tax sharing, allocation or similar agreement or arrangement but excluding any commercial Contract entered into in the Ordinary Course and not primarily relating to Taxes).

(f) Each Group Company has complied in all material respects with all applicable transfer pricing requirement imposed by any Governmental Authority.

(g) Each Group Company is in compliance with all terms and conditions of any Tax incentives, exemption, holiday or other Tax reduction agreement or order of a Governmental Authority applicable to a Group Company, and the consummation of the Transactions will not have any material adverse effect on the continued validity and effectiveness of any such Tax incentives, exemption, holiday or other Tax reduction agreement or order.

(h) No Group Company has been a party to a transaction that is or is substantially similar to a “listed transaction” as defined in Treasury Regulation Section 1.6011-4(b)(2) or any transaction requiring disclosure under analogous provisions of state, local or non-U.S. law.

(i) No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(j) The Company has not taken any action (nor permitted any action to be taken), and is not aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

(k) The Company reasonably believes that (i) Public Notice 7 shall not apply with respect to the Acquisition Merger and the transactions contemplated by this Agreement and (ii) neither PubCo, SPAC, the Surviving Company, the Company, nor the Surviving Corporation shall have any obligation for Public Notice 7 Taxes as a result thereof.

Section 3.09 Financial Statements.

(a) The Company has Made Available to SPAC true and complete copies of (x) the unaudited balance sheets of Smart Minds Holdings Limited, a Subsidiary of the Company as of December 31, 2023 and December 31, 2024, and the related audited income statements, changes in shareholder equity and statements of cash flows for the year then ended, and (y) the unaudited consolidated balance sheets of Time Express Limited and H2N Limited, each a Subsidiary of the Company as of December 31, 2023 and December 31, 2024, and the related consolidated audited income statements, changes in shareholder equity and statements of cash flows for the year then ended (collectively, the “Unaudited Financial Statements”), together with the auditor’s reports thereon. The Unaudited Financial Statements (i) were prepared in accordance with the books and records of the applicable Subsidiaries, (ii) fairly present, in all material respects, the financial condition and the results of operations and cash flow of the applicable Subsidiaries as of the dates indicated therein and for the periods indicated therein, and (iii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto).

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(b) Except as set forth in Section 3.09(b) of the Company Disclosure Letter, the Company maintains a system of internal accounting controls which is reasonably sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c) Since December 31, 2024, none of the Company’s directors has been made aware in writing of (i) any fraud that involves the Company’s management who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (ii) any allegation, assertion or claim that the Company has engaged in any material questionable accounting or auditing practices which violate applicable Law. Since December 31, 2024, no attorney representing the Company, whether or not employed by the Company, has reported a material violation of securities Laws, breach of fiduciary duty or similar material violation by the Company to the Company Board or any committee thereof or to any director or officer of the Company.

Section 3.10 Absence of Changes. Since December 31, 2024, (a) to the date of this Agreement the Group Companies have operated their business in the Ordinary Course and collected receivables and paid payables and similar obligations in the Ordinary Course, and (b) there has not been any occurrence of any Company Material Adverse Effect.

Section 3.11 Actions. Except as set forth in Section 3.11 of the Company Disclosure Letter, (a) there is no Action pending or, to the Knowledge of the Company, threatened in writing against or affecting the Company or any of its Subsidiaries, or any of their respective directors or officers (in their capacity as such) and (b) its there is no judgment or award unsatisfied against the Company or any of its Subsidiaries, nor is there any Governmental Order in effect and binding on the Company or any of its Subsidiaries or their respective directors or officers (in their capacity as such) or assets or properties, except in each case, as would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of the Company to enter into and perform its obligations contemplated hereby, or (ii) be or reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. No order has been made, petition presented and received by any Group Company, resolution of any Group Company passed or meeting of any Group Company convened for the purpose of considering a resolution for the dissolution and liquidation of any Group Company or the establishment of a liquidation group of any Group Company, no administrator has been appointed for any Group Company nor to the Knowledge of the Company steps taken to appoint an administrator, and to the Knowledge of the Company there are no Actions under any applicable insolvency, bankruptcy or reorganization Laws concerning any Group Company.

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Section 3.12 Liabilities. Neither the Company nor any of its Subsidiaries has any Liabilities, except for Liabilities (a) set forth in the Company Financial Statements that have not been satisfied since December 31, 2024, (b) that are Liabilities incurred since December 31, 2024 in the Ordinary Course, (c) that are executory obligations under any Contract to which the Company or any of its Subsidiaries is a party or by which it is bound, (d) set forth in Section 3.12 of the Company Disclosure Letter, (e) arising under this Agreement or other Transaction Documents, (f) that will be discharged or paid off prior to the Acquisition Closing, or (g) which would not have a Company Material Adverse Effect.

Section 3.13 Material Contracts and Commitments.

(a) Section 3.13(a) of the Company Disclosure Letter contains a true and correct list of all Material Contracts as of the date of this Agreement and as of the date of this Agreement no Group Company is a party to or bound by any Material Contract that is not listed in Section 3.13(a) of the Company Disclosure Letter. Except as disclosed in Section 3.13(a) of the Company Disclosure Letter, true and complete copies of each Material Contract, including all material amendments, modification, supplements, exhibits and schedules and addenda thereto, have been Made Available to SPAC.

(b) Except for any Material Contract that will terminate upon the expiration of the stated term thereof prior to the Acquisition Closing Date or the termination of which is otherwise contemplated by this Agreement, each Material Contract listed on Section 3.13(a) of the Company Disclosure Letter is (A) in full force and effect and (B) represents the legal, valid and binding obligations of the applicable Group Company which is a party thereto and, to the Knowledge of the Company, represents the legal, valid and binding obligations of the counterparties thereto. Except, in each case, where the occurrence of such breach or default or failure to perform would not be material to the business of the Company and its Subsidiaries, taken as a whole, (x) the applicable Group Company has duly performed all of its obligations under each such Material Contract as set forth in Section 3.13(a) of the Company Disclosure Letter to which it is a party to the extent that such obligations to perform have accrued, (y) no breach or default thereunder by the Group Company with respect thereto, or, to the Knowledge of the Company any other party or obligor with respect thereto, has occurred, and (z) no event has occurred that with notice or lapse of time, or both, would constitute such a default or breach of such Material Contract by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto, or would entitle any third party to prematurely terminate any Material Contract.

(c) None of the Group Companies has within the last twelve (12) months provided to or received from the counterparty to any Material Contract any written notice or written communication to terminate, or not renew, any Material Contract.

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Section 3.14 Title; Properties.

(a) Each of the Group Companies has good and valid title to all of the assets (other than Intellectual Property, which in each case is addressed in Section 3.15) owned by it, whether tangible or intangible (including all assets (other than Intellectual Property, which in each case is addressed in Section 3.15) acquired thereby since December 31, 2024, but excluding any tangible or intangible assets that have been disposed of since December 31, 2024 in the Ordinary Course), and in each case free and clear of all Encumbrances, other than Permitted Encumbrances.

(b) No Group Company owns or has ever owned or has a leasehold interest in any real property other than as held pursuant to their respective leases or leasehold interests (including tenancies) in such property (each Contract evidencing such interest, a “Company Lease”, and any Company Lease involving rent payments in excess of $100,000 on an annual basis, a “Company Material Lease”). Section 3.14(b) of the Company Disclosure Letter sets forth as of the date of this Agreement each Company Material Lease and the address of the property demised or leased under each such Company Material Lease. Each Company Material Lease is in compliance with applicable Law, and all Governmental Orders required under applicable Law in respect of any Company Material Lease have been obtained, including with respect to the operation of such property and conduct of business on such property as now conducted by the applicable Group Company which is a party to such Company Material Lease, except in any such case where the failure to so be in compliance or obtain such Governmental Order would not, individually or in the aggregate, be or reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

(c) Each Company Lease is a valid and binding obligation of the applicable Group Company, enforceable in accordance with its terms against such Group Company, and to the Knowledge of the Company, each other party thereto, subject to the Enforceability Exceptions. There is no material breach by the relevant Group Company under any Company Material Lease.

(d) To the Knowledge of the Company, no Person or Governmental Authority has challenged, disputed, or threatened in writing to challenge or dispute, a Group Company’s right to occupy, use or enjoy each leased real property subject to the Company Material Leases as such leased property is currently occupied, used or enjoyed.

(e) No Group Company has received any written notice alleging a material breach of any covenant, restriction, burden or stipulation from any person or Governmental Authority in relation to the existing use of any Leased Real Property, and to the Knowledge of the Company, no circumstance exists which constitutes a breach of this type or nature.

(f) No Group Company has received any written notice from the relevant lessor under any Company Material Lease to terminate or indicating its intention to terminate such Company Material Lease prior to the expiration of its term, and to the Knowledge of the Company, no circumstance exists (whether as a result or as contemplated under the Transactions or otherwise) which may entitle such lessor or landlord to do so.

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Section 3.15 Intellectual Property Rights.

(a) Section 3.15(a) of the Company Disclosure Letter sets forth a true, complete and accurate (in all material respects) list of all Registered IP.

(b) Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries exclusively own all Owned IP, and have a valid and enforceable (subject to the Enforceability Exceptions) license, or other right to use, all other Intellectual Property necessary for the operation of their businesses as presently conducted (“Licensed IP”, and together with the Owned IP, the “Company IP”).

(c) Except as would not have a Company Material Adverse Effect, all Registered IP is free and clear of any Encumbrance (other than Permitted Encumbrance), is subsisting and unexpired.

(d) Except as would not have a Company Material Adverse Effect, all Owned IP, to the Knowledge of the Company, is valid and enforceable and, to the Knowledge of the Company, there is no Action pending or threatened in writing against the Company or any of its Subsidiaries, challenging the validity, enforceability, ownership, registration, or use of any Owned IP.

(e) Except as would not have a Company Material Adverse Effect, (i) the conduct of the business of the Company and its Subsidiaries as currently conducted is not infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any third party, and has not infringed upon, misappropriated or otherwise violated any Intellectual Property rights of any third party during the past two (2) years, and (ii) to the Knowledge of the Company, no third party is infringing upon, misappropriating or otherwise violating, any Company IP (excluding all commercially available off-the-shelf software licensed to the Company or its Subsidiaries). The Company and its Subsidiaries have not received from any Person any written notice during the past three years that the Company or any of its Subsidiaries is infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any Person in any material respect.

(f) The Company and its Subsidiaries have in place commercially reasonable measures designed to protect and maintain all material Owned IP, including the confidentiality of any material trade secrets included therein. Except as would not have a Company Material Adverse Effect, each Company employee who independently or jointly contributed to or otherwise participated in the authorship, invention, creation or development of any Owned IP (each such Person, a “Creator”) has (A) agreed to maintain and protect the trade secrets and confidential information of such Intellectual Property, (B) assigned to the Company or its applicable Subsidiary all such Intellectual Property authored, invented, created or developed by such Person on behalf of the Company or any of its Subsidiaries in the course of such Creator’s employment or other engagement with the Company or any of its Subsidiaries, and (C) has waived any and all rights to royalties or other consideration or non-assignable rights in respect of all such Intellectual Property. Except as would not have a Company Material Adverse Effect, each Person that has had access to the source code or trade secrets of the Company or its Subsidiaries has executed a confidentiality or similar agreement for the non-disclosure and nonuse of such source code and trade secrets and, to the Knowledge of the Company, there has been no unauthorized access, use or disclosure of any such source code or trade secrets included in the Owned IP.

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(g) Except as would not have a Company Material Adverse Effect, (i) none of the Software included in the Owned IP (“Company Software”) that incorporates any software that is subject to any “open source”, “copyleft” or analogous license (including any license approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, GPL, AGPL or other open source software license) is used by the Company or its Subsidiaries in a manner that requires that any of the Company Software to be (x) disclosed or distributed in source code form, (y) licensed for the purpose of making derivative works, or (z) redistributable at no charge or minimal charge, and (ii) no source code of any Company Software has been licensed, escrowed or delivered to any third party, including an escrow agent, except to any third party software developer or consultant engaged by the Company or its Subsidiaries through a written agreement with customary confidentiality obligations for the purpose of developing or maintaining any Company Software, and no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or the occurrence of any condition) would reasonably be expected to result in a requirement that the source code of any Company Software be disclosed or delivered to any third party.

(h) The Company and its Subsidiaries have in place commercially reasonable measures designed to protect the confidentiality, integrity and security of the IT Systems, and commercially reasonable back-up and disaster recovery procedures designed for the continued operation of their businesses in the event of a failure of the IT Systems. Except as would not have a Company Material Adverse Effect, in the past three years, there has been no security breach or other unauthorized access to the IT Systems that has resulted in the unauthorized access, use, disclosure, modification, encryption, loss, or destruction of any material information or data contained or stored therein.

(i) Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance, and for the past two (2) years have been in compliance, with the Data Protection Laws and the written and published policies of the Company and its Subsidiaries. There is no current Action pending, or, to the Knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries, including by any Governmental Authority, with respect to their collection, retention, storage, security, disclosure, transfer, disposal, use, or other processing of any personally identifiable information.

Section 3.16 Labor and Employee Matters.

(a) Section 3.16(a) of the Company Disclosure Letter sets forth a complete and correct list of each Benefit Plan.

(b) Except would not have a Company Material Adverse Effect, (i) each of the Benefit Plans has been operated and administered in accordance with its terms, and is in compliance with all applicable Law, and all contributions to each such Benefit Plan have been timely made; (ii) there is no pending or, to the Knowledge of the Company, threatened in writing Actions involving any Benefit Plan (except for routine claims for benefits payable in the normal operation of any Benefit Plan); (iii) no Benefit Plan is under investigation or audit by any Governmental Authority; and (iv) the Company and each of its Subsidiaries is in compliance with all applicable Laws and Contracts relating to its provision of any form of social insurance, and has paid, or made provision for the payment of, all social insurance contributions required under applicable Law and Contracts.

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(c) Neither the execution or delivery of any of the Transaction Documents to which the Company is a party nor the consummation of the transactions contemplated thereunder (either alone or in combination with another event) would reasonably be expected to (i) result in any payment or benefit becoming due or payable to any current or former director, officer, employee, or individual service provider of the Company or any of its Subsidiaries; (ii) increase the amount of compensation or any benefits otherwise payable under any of the Benefit Plans; (iii) result in any acceleration of the time of payment, exercisability, funding or vesting of, or provide any additional rights or benefits with respect to, any compensation or benefits payable to any current or former director, officer, employee or individual service provider of the Company or its Subsidiary; (iv) limit or restrict the ability of PubCo to merge, amend, or terminate any Benefit Plan; or (v) result in any “excess parachute payments” within the meaning of Section 280G(b) of the Code.

(d) The Company and its Subsidiary do not have any obligation to “gross-up” or otherwise indemnify any individual for any excise tax imposed under Sections 4999 or 409A of the Code.

(e) Neither the Company nor any of its Subsidiaries or any ERISA Affiliate thereof has any Liability with respect to or under: (i) a “c” within the meaning of Section 3(37) or 4001(a)(3) of ERISA; (ii) a “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject to ERISA) or a plan that is or was subject to Title IV of ERISA or Section 412 of the Code; or (iii) a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 210 of ERISA. No Benefit Plan is subject to ERISA or the Code or U.S. Law.

(f) Except as would not have a Company Material Adverse Effect, as of the date of this Agreement (i) no employee of the Company or any of its Subsidiaries is represented by a Union, (ii) neither the Company nor any of its Subsidiaries is negotiating any collective bargaining agreement or other Contract with any Union, (iii) to the Knowledge of the Company, there is no effort currently being made or threatened by or on behalf of any Union to organize any employees of the Company or any of its Subsidiaries, and (iv) there are no labor disputes (including any work slowdown, lockout, stoppage, picketing or strike) pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. No notice, consent or consultation obligations with respect to any employee of the Company or any of its Subsidiaries or any Union will be a condition precedent to, or triggered by, the execution of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.17 Brokers. Except as set forth in Section 3.17 of the Company Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission or expense reimbursement in connection with the Transactions contemplated based upon arrangements made by and on behalf of the Company or any of its Controlled Affiliates.

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Section 3.18 Insurance. Section 3.18 of the Company Disclosure Letter sets forth a true and accurate list of all of the material insurance policies of the Group Companies. Each of the Group Companies has insurance policies covering such risks as are customarily carried by Persons conducting business in the industries and geographies in which the Group Companies operate. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement. To the Knowledge of the Company, (a) no material claims have been made which remain outstanding and unpaid under such insurance policies, (b) no circumstances exist that would reasonably be expected to give rise to a material claim of under such insurance policies, and (c) there are no circumstances which might lead to any liability under such insurance policies of the Group being avoided to a material extent or rendered unenforceable by the relevant insurers or otherwise materially reduce the amount recoverable under any policy of this type.

Section 3.19 Company Related Parties. Except as set forth in Section 3.19 of the Company Disclosure Letter, the Company has not engaged in any transactions with Related Parties that would be required to be disclosed in the Proxy/Registration Statement, except for (i) employment agreements, fringe benefits and other compensation paid to directors, officers and employees consistent with previously established policies, (ii) reimbursements of expenses incurred in connection with their employment or service, (iii) amounts paid pursuant to Company Benefit Plans and (iv) powers of attorney and similar grants of authority made in the ordinary course of business.

Section 3.20 Proxy/Registration Statement. The information supplied or to be supplied by the Company, any of its Subsidiaries or their respective Representatives in writing specifically for inclusion in the Proxy/Registration Statement shall not, at (a) the time the Proxy/Registration Statement is declared effective, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to (i) the SPAC Stockholders and (ii) the Company Shareholders, and (c) the time of (i) the SPAC Stockholders’ Meeting and (ii) the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of SPAC, its Affiliates or their respective Representatives.

Section 3.21 No Additional Representation or Warranties. Except as set forth in Article IV and Section 11.01, the Company acknowledges and agrees that the SPAC is not making any representation or warranty whatsoever to the Company pursuant to this Agreement.

Article IV
Representations and Warranties of SPAC

Except (a) as set forth in any SPAC SEC Filings filed or submitted on or prior to the date hereof (excluding (i) any disclosures in any risk factors section that do not constitute statements of fact, any disclosures in any forward-looking statements disclaimer and any other disclosures that are generally cautionary, predictive or forward-looking in nature and (ii) any exhibits or other documents appended thereto) (it being acknowledged that nothing disclosed in such SPAC SEC Filings will be deemed to modify or qualify the representations and warranties set forth in Section 4.02, Section 4.06 and Section 4.13); or (b) as otherwise explicitly contemplated by this Agreement, SPAC represents and warrants to the Company as of the date of this Agreement as follows:

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Section 4.01 Organization, Good Standing, Corporate Power and Qualification. SPAC is duly incorporated, validly existing and in good standing under the Laws of the DGCL and has requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and contemplated to be conducted. SPAC is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not be material to SPAC. Prior to the execution of this Agreement, a true and correct copy of the SPAC Bylaws and the SPAC Charter have been made available by or on behalf of SPAC to the Company, the SPAC Bylaws and the SPAC Charter are in full force and effect, and SPAC is not in default of any term of provision of the SPAC Bylaws and the SPAC Charter in any material respect. SPAC is not insolvent, bankrupt or unable to pay its debts as and when they fall due.

Section 4.02 Capitalization and Voting Rights.

(a) Capitalization of SPAC. As of the date of this Agreement, SPAC is authorized to issue 20,000,000 shares of SPAC Common Stock of a par value of $0.0001 each, of which 3,484,517 shares of SPAC Common Stock are issued and outstanding as of the date hereof. 715,304 shares of SPAC Common Stock are reserved for issuance with respect to the SPAC Rights. There are no other issued or outstanding SPAC Shares as of the date of this Agreement. All of the issued and outstanding SPAC Shares (i) have been duly authorized and validly issued and allotted and are fully paid and non-assessable; (ii) have been offered, sold and issued by SPAC in compliance with applicable Law, including the DGCL, U.S. federal and state securities Laws, and all requirements set forth in (1) the SPAC Bylaws and the SPAC Charter, and (2) any other applicable Contracts governing the issuance or allotment of such securities to which SPAC is a party or otherwise bound; and (iii) are not subject to, nor have they been issued in violation of, any Encumbrance, purchase option, call option, pre-emptive right, subscription right or any similar right under any provision of any applicable Law, the SPAC Bylaws and the SPAC Charter or any Contract to which SPAC is a party or otherwise bound.

(b) As at the date of this Agreement, 263,231 SPAC Units are issued and outstanding (in respect of which 263,231 SPAC Shares and up to 26,323 SPAC Rights would be issued if these SPAC Units were separated on the date hereof pursuant to Section 2.02(e)(i)). There are no other issued or outstanding SPAC Units as of the date of this Agreement. All of the issued and outstanding SPAC Units (i) have been duly authorized and validly issued; (ii) have been offered, sold and issued by SPAC in compliance with applicable Law, including the DGCL, U.S. federal and state securities Laws, and all requirements set forth in (1) SPAC Bylaws and the SPAC Charter, and (2) any other applicable Contracts governing the issuance of such SPAC Units to which SPAC is a party or otherwise bound; and (iii) are not subject to, nor have they been issued in violation of, any Encumbrance, purchase option, call option, pre-emptive right, subscription right or any similar right under any provision of any applicable Law, SPAC Bylaws and the SPAC Charter or any Contract to which SPAC is a party or otherwise bound.

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(c) As of the date of this Agreement, 688,964 SPAC Rights are issued and outstanding. 715,304 shares of SPAC Common Stock are reserved for issuance with respect to the SPAC Rights. The SPAC Rights entitle the holder thereof to receive one SPAC Share upon consummation of SPAC’s initial Business Combination in accordance with the Rights Agreement. All outstanding SPAC Rights (i) have been duly authorized and validly issued and constitute valid and binding obligations of SPAC, enforceable against SPAC in accordance with their terms, subject to the Enforceability Exceptions; (ii) have been offered, sold and issued by SPAC in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) the SPAC Bylaws and the SPAC Charter and (2) any other applicable Contracts governing the issuance of such securities to which SPAC is a party or otherwise bound; and (iii) are not subject to, nor have they been issued in violation of, any Encumbrance, purchase option, call option, pre-emptive right, subscription right or any similar right under any provision of any applicable Law, the SPAC Charter or any Contract to which SPAC is a party or otherwise bound. Except as contemplated by the SPAC Bylaws, the SPAC Charter, this Agreement or otherwise in connection with any Working Capital Loans, there are no outstanding Contracts of SPAC to repurchase, redeem or otherwise acquire any SPAC Shares.

(d) There are no outstanding subscriptions, options, warrants, rights or other securities (including debt securities) of SPAC exercisable or exchangeable for SPAC Shares, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other Equity Securities of SPAC, or for the repurchase or redemption by SPAC of shares or other Equity Securities of the SPAC or the value of which is determined by reference to shares or other Equity Securities of the SPAC, and there are no voting trusts, proxies or agreements of any kind which may obligate SPAC to issue, purchase, register for sale, redeem or otherwise acquire any SPAC Shares or other Equity Securities of SPAC.

Section 4.03 Corporate Structure; Subsidiaries. SPAC has no Subsidiary, and does not own, directly or indirectly, any Equity Securities or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. SPAC is not obligated to make any investment in or capital contribution to or on behalf of any other Person.

Section 4.04 Authorization.

(a) Other than the SPAC Stockholders’ Approval, SPAC has all requisite corporate power and authority to (i) enter into, execute, and deliver this Agreement and each of the other Transaction Documents to which it is or will be a party, and (ii) consummate the transactions contemplated hereby and thereby (including the Transactions) and perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents to which SPAC is a party and the consummation of the transactions contemplated hereby and thereby (including the Transactions) have been duly and validly authorized and approved by the SPAC Board and, other than the SPAC Stockholders’ Approval, no other company or corporate proceeding on the part of SPAC is necessary to authorize this Agreement and the other Transaction Documents to which SPAC is a party and to consummate the transactions contemplated hereby and thereby (including the Transactions). This Agreement has been, and at or prior to the Acquisition Closing, the other Transaction Documents to which SPAC is a party will be, duly and validly executed and delivered by SPAC, and this Agreement constitutes, and on or prior to the Acquisition Closing, the other Transaction Documents to which SPAC is a party will constitute, a legal, valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms, subject to the Enforceability Exceptions.

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(b) Assuming that a quorum (as determined pursuant to the SPAC Charter) is present:

(i) The approval and authorization of the Initial Merger, the Initial Merger Certificate and the Plan of Initial Merger shall require the affirmative vote of a majority of the SPAC Shares present in person or represented by proxy and entitled to vote thereon at a duly convened special meeting of SPAC Stockholders (the “SPAC Stockholders’ Meeting”), at which a quorum is present, in accordance with the SPAC Charter, SPAC Bylaws and applicable Law; and

(ii) The approval and authorization of this Agreement and the Transactions as a Business Combination, and the adoption and approval of a proposal for the adjournment of the SPAC Stockholders’ Meeting, shall require the affirmative vote of a majority of the SPAC Shares present in person or represented by proxy and entitled to vote thereon at a duly convened meeting of SPAC Stockholders at which a quorum is present, in accordance with the SPAC Charter and applicable Law (approvals and authorizations required under clause (i) and (ii), the “SPAC Stockholders’ Approval”).

(c) The SPAC Stockholders’ Approval are the only votes and approvals of holders of SPAC Shares necessary in connection with execution of this Agreement and the other Transaction Documents to which SPAC is a party by SPAC and the consummation of the transactions contemplated hereby, including the Initial Closing and the Acquisition Closing.

(d) On or prior to the date of this Agreement, the SPAC Board has duly adopted resolutions (i) determining that this Agreement and the other Transaction Documents to which SPAC is a party contemplated hereby and the transactions contemplated hereby and thereby (including the Transactions) are advisable and fair to, and in the best interests of, SPAC and constitute a Business Combination, (ii) authorizing and approving the execution, delivery and performance by SPAC of this Agreement and the other Transaction Documents to which SPAC is a party contemplated hereby and the transactions contemplated hereby and thereby (including the Transactions), (iii) making the SPAC Board Recommendation, and (iv) directing that this Agreement, the Transaction Documents and the Transactions be submitted to the SPAC Stockholders for adoption at a SPAC Stockholders’ Meeting called for such purpose pursuant to the terms and conditions of this Agreement.

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Section 4.05 Consents; No Conflicts. Assuming the representations and warranties in Article III are true and correct, except (a) for the SPAC Stockholders’ Approval, (b) for the registration or filing with the Delaware Secretary of State, the SEC or applicable state blue sky or other securities laws filings with respect to the Transactions and (c) for such other filings, notifications, notices, submissions, applications, or consents the failure of which to be obtained or made would not individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the ability of SPAC to enter into and perform its obligations under this Agreement, all filings, notifications, notices, submissions, applications, or consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Transactions, in each case on the part of SPAC, have been or will be duly obtained or completed (as applicable) and are or will be in full force and effect. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is or will be a party by SPAC does not, and the consummation by SPAC of the transactions contemplated hereby and thereby will not (assuming the representations and warranties in Article III are true and correct, except for the matters referred to in clauses (a) through (d) of the immediately preceding sentence) (i) result in any violation of, be in conflict with, or constitute a default under, require any consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any obligation of SPAC) or cancellation under, (A) any Governmental Order, (B) the SPAC Charter, (C) any applicable Law, (D) any Contract to which SPAC is a party or by which its assets are bound, or (ii) result in the creation of any Encumbrance upon any of the properties or assets of SPAC other than any restrictions under federal or state securities laws, this Agreement or the SPAC Charter, except in the case of sub-clauses (A), (C), and (D) of clause (i) or clause (ii), as would not have a SPAC Material Adverse Effect.

Section 4.06 Tax Matters.

(a) All material Tax Returns required to be filed by or with respect to SPAC have been filed within the requisite period (taking into account any valid extensions) and such Tax Returns are true, correct and complete in all material respects. All material Taxes due and payable by SPAC have been or will be paid in a timely fashion. SPAC has withheld and paid over to the appropriate Tax authority all material Taxes that it is required to withhold from amounts paid or owing to any employee, independent contractor, member, equityholder, creditor or other Person.

(b) No material deficiencies for any Taxes that are currently outstanding with respect to any Tax Returns of SPAC have been asserted in writing by any Tax authority. No written notice of any action, audit, assessment or other proceeding, in each case that is currently pending, with respect to such Tax Returns or any Taxes of SPAC has been received from, any Tax authority. No dispute or assessment relating to such Tax Returns or such Taxes with any such Tax authority is currently outstanding.

(c) No material claim that is currently outstanding has been made by a Tax authority in a jurisdiction where SPAC does not file Tax Returns that SPAC is or may be subject to taxation by that jurisdiction.

(d) There are no liens for material Taxes (other than liens for Taxes not yet due and payable) upon the assets of the SPAC.

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(e) SPAC has not been a member of an affiliated, consolidated or similar Tax group and otherwise does not have any liability for the Taxes of any Person (other than a Group Company) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Tax Law, as a transferee or successor, or by Contract (including any Tax sharing, allocation or similar agreement or arrangement but excluding any commercial Contract entered into in the Ordinary Course and not primarily relating to Taxes).

(f) SPAC has complied in all material respects with all applicable transfer pricing requirement imposed by any Governmental Authority.

(g) SPAC is in compliance with all terms and conditions of any Tax incentives, exemption, holiday or other Tax reduction agreement or order of a Governmental Authority, and the consummation of the Transactions will not have any material adverse effect on the continued validity and effectiveness of any such Tax incentives, exemption, holiday or other Tax reduction agreement or order.

(h) SPAC has not been a party to a transaction that is or is substantially similar to a “listed transaction” as defined in Treasury Regulation Section 1.6011-4(b)(2) or any transaction requiring disclosure under analogous provisions of state, local or non-U.S. law.

(i) SPAC does not have a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(j) SPAC has not taken any action (nor permitted any action to be taken), and is not aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

Section 4.07 Financial Statements.

(a) The financial statements of SPAC contained in SPAC SEC Filings (the “SPAC Financial Statements”) (i) have been prepared in accordance with the books and records of SPAC, (ii) fairly present in all material respects the financial condition of SPAC on a consolidated basis as of the dates indicated therein, and the results of operations and cash flows of SPAC on a consolidated basis for the periods indicated therein, (iii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to SPAC, in effect as of the respective dates thereof (including, to the extent applicable to SPAC, Regulation S-X).

(b) SPAC has in place disclosure controls and procedures that are (i) designed to reasonably ensure that material information relating to SPAC is made known to the management of SPAC by others within SPAC; and (ii) effective in all material respects to perform the functions for which they were established. SPAC maintains a system of internal accounting controls sufficient to provide reasonable assurance that (w) transactions are executed in accordance with management’s general or specific authorizations, (x) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (y) access to assets is permitted only in accordance with management’s general or specific authorization and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(c) SPAC has no Liability, and there is no existing condition, situation or set of circumstances which is reasonably expected to result in any Liability, other than (i) Liabilities incurred after the SPAC Accounts Date in the Ordinary Course or other Liabilities that individually and in the aggregate are immaterial or (ii) Liabilities reflected, or reserved against, in the SPAC Financial Statements.

(d) Since the SPAC Accounts Date, none of SPAC’s directors has been made aware in writing of (i) any fraud that involves SPAC’s management who have a role in the preparation of financial statements or the internal accounting controls utilized by SPAC or (ii) any allegation, assertion or claim that SPAC has engaged in any material questionable accounting or auditing practices which violate applicable Law. Since the SPAC Accounts Date, no attorney representing SPAC, whether or not employed by SPAC, has reported a material violation of securities Laws, breach of fiduciary duty or similar material violation by SPAC to the SPAC Board or any committee thereof or to any director or officer of SPAC.

(e) Since the SPAC Accounts Date, none of SPAC’s directors has been made aware in writing of (i) any fraud that involves SPAC’s management who have a role in the preparation of financial statements or the internal accounting controls utilized by SPAC or (ii) any allegation, assertion or claim that SPAC has engaged in any material questionable accounting or auditing practices which violate applicable Law. Since the SPAC Accounts Date, no attorney representing SPAC, whether or not employed by SPAC, has reported a material violation of securities Laws, breach of fiduciary duty or similar material violation by SPAC to the SPAC Board or any committee thereof or to any director or officer of SPAC.

Section 4.08 Absence of Changes. Since the SPAC Accounts Date, (i) to the date of this Agreement SPAC has operated its business in the Ordinary Course, and (ii) there has not been any SPAC Material Adverse Effect.

Section 4.09 Actions. (a) There is no Action pending or, to the Knowledge of SPAC, threatened in writing against or affecting SPAC, or any of its directors or officers (in their capacity as such) and (b) there is no judgment or award unsatisfied against SPAC, nor is there any Governmental Order in effect and binding on SPAC or its directors or officers (in their capacity as such) or assets or properties, except in each case, as would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of SPAC to enter into and perform its obligations contemplated hereby, or (ii) be or reasonably be expected to be material to SPAC. No order has been made, petition presented and received by SPAC, resolution passed or meeting convened for the purpose of considering a resolution for the dissolution and liquidation of SPAC or the establishment of a liquidation group, no administrator has been appointed for SPAC nor to the Knowledge of SPAC steps taken to appoint an administrator, and to the Knowledge of SPAC there are no Actions under any applicable insolvency, bankruptcy or reorganization Laws concerning SPAC.

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Section 4.10 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission or expense reimbursement in connection with the Transactions contemplated based upon arrangements made by and on behalf of SPAC or any of its Affiliates.

Section 4.11 Proxy/Registration Statement. The information supplied or to be supplied by SPAC, its Affiliates or their respective Representatives in writing specifically for inclusion in the Proxy/Registration Statement shall not, at (a) the time the Proxy/Registration Statement is declared effective, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to (i) the SPAC Stockholders and (ii) the Company Shareholders, and (c) the time of (i) the SPAC Stockholders’ Meeting and (ii) the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, SPAC makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Company, its Subsidiaries, the Acquisition Entities or their respective Affiliates or Representatives. All documents that SPAC is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

Section 4.12 SEC Filings. SPAC has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed or furnished by it with the SEC, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing or furnishing through the date of this Agreement, the “SPAC SEC Filings”). Each of the SPAC SEC Filings, as of the respective date of its filing, and as of the date of any amendment, complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act applicable to such SPAC SEC Filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Acquisition Closing Date, then on the date of such filing), the SPAC SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any SPAC SEC Filing. To the Knowledge of SPAC, none of the SPAC SEC Filings filed on or prior to the date of this Agreement is subject to ongoing SEC review or investigation as of the date of this Agreement.

Section 4.13 Trust Account. As of the date of this Agreement, SPAC has at least $18,000,000 in the Trust Account (including an aggregate of approximately $ 2,415,000 of deferred underwriting commissions and other fees being held in the Trust Account), such monies invested in United States government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act pursuant to the Investment Management Trust Agreement, dated as of October 5, 2023, by and between SPAC and Continental Stock Transfer & Trust Company, as trustee, as amended on January 10, 2025 and as further amended, supplemented or otherwise modified from time to time (the “Trust Agreement”). There are no separate Contracts or side letters that would cause the description of the Trust Agreement in the SPAC SEC Filings to be inaccurate in any material respect or that would entitle any Person (other than SPAC Stockholders holding SPAC Shares (prior to the Acquisition Effective Time) sold in SPAC’s IPO who shall have elected to redeem their SPAC Shares (prior to the Acquisition Effective Time) pursuant to the SPAC Bylaws and the SPAC Charter and the underwriters of SPAC’s IPO with respect to deferred underwriting commissions) to any portion of the proceeds in the Trust Account. Prior to the Acquisition Closing, none of the funds held in the Trust Account may be released other than to pay Taxes and payment to SPAC Stockholders who have validly exercised their redemption rights pursuant to the SPAC Bylaws and the SPAC Charter. There are no Actions pending or, to the Knowledge of SPAC, threatened with respect to the Trust Account. SPAC has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Acquisition Closing, the obligations of SPAC to dissolve or liquidate pursuant to the SPAC Bylaws and the SPAC Charter shall terminate, and as of the Acquisition Closing, SPAC shall have no obligation whatsoever pursuant to the SPAC Bylaws and the SPAC Charter to dissolve and liquidate the assets of SPAC by reason of the consummation of the Transactions. To the Knowledge of SPAC, as of the date of this Agreement, following the Acquisition Closing, no SPAC Stockholder is entitled to receive any amount from the Trust Account except to the extent such SPAC Stockholder has exercised his, her or its SPAC Stockholder Redemption Right. As of the date of this Agreement, assuming the accuracy of the representations and warranties contained in Article III and the compliance by each of the Company and the Acquisition Entities with its obligations hereunder, SPAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to the Surviving Company (as the surviving company in the Initial Merger) on the Acquisition Closing Date.

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Section 4.14 Investment Company Act; JOBS Act. SPAC is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act. SPAC constitutes an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

Section 4.15 Business Activities.

(a) Since its incorporation, SPAC has not conducted any business activities other than activities related to SPAC’s IPO or directed toward the accomplishment of a Business Combination. Except as set forth in the SPAC Charter or as otherwise contemplated by the Transaction Documents and the Transactions, there is no Contract to which SPAC is a party which has or would reasonably be expected to have the effect of prohibiting or impairing in any material respect any business practice of SPAC or any acquisition of property by SPAC or the conduct of business by SPAC as currently conducted or as contemplated to be conducted as of the Acquisition Closing.

(b) Except for the Transactions, SPAC does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, SPAC has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a Business Combination.

(c) Except for (i) this Agreement and the other Transaction Documents to which it is party and the transactions contemplated hereby and thereby (including with respect to SPAC Transaction Expenses) and (ii) contracts with the underwriters of SPAC’s initial public offering, SPAC is not party to any Contract with any other Person that would require payments by SPAC after the date hereof in excess of $100,000 in the aggregate. As of the date of this Agreement, the aggregate amount outstanding under all Working Capital Loans is $0.

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Section 4.16 Nasdaq Quotation. SPAC Shares, SPAC Rights and SPAC Units are each registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “QETA”, “QETAR” and “QETAU”, respectively. SPAC is in compliance with the rules of Nasdaq and the rules and regulations of the SEC related to such listing and there is no Action pending or, to the Knowledge of SPAC, threatened against SPAC by Nasdaq or the SEC with respect to any intention by such entity to deregister SPAC Shares, SPAC Rights or SPAC Units or terminate the listing thereof on Nasdaq. SPAC has not taken any action in an attempt to terminate the registration of SPAC Shares, SPAC Rights or SPAC Units under the Exchange Act except as contemplated by this Agreement.

Section 4.17 SPAC Related Parties. SPAC has not engaged in any transactions with Related Parties that would be required to be disclosed in the Proxy/Registration Statement.

Section 4.18 No Outside Reliance. Notwithstanding anything contained in this Agreement, each of SPAC and its equityholders, partners, members and Representatives, including Sponsor and any of its Affiliates, has made its own investigation of the Company and its Subsidiaries. The SPAC acknowledges and agrees that neither the Company nor any of its Affiliates, agents or Representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Company in Article III, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions, forecasts or other forward looking information that may be contained or referred to in the Company Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by SPAC or its Representatives) or reviewed by SPAC pursuant to the NDA or otherwise) or management presentations that have been or shall hereafter be provided to SPAC or any of its Affiliates, agents or Representatives or Investors are not and will not be deemed to be representations or warranties of the Company, any of its Subsidiaries or Company Shareholders, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article III. Except as otherwise expressly set forth in this Agreement, SPAC understands and agrees that any assets, properties and business of the Company and any of its Subsidiaries are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article III, with all faults and without any other representation or warranty of any nature whatsoever.

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Article V
Representations And Warranties Of The Acquisition Entities

PubCo, Merger Sub 1 and Merger Sub 2 (each, an “Acquisition Entity”) hereby jointly and severally represent and warrant to SPAC and the Company as of the date of this Agreement as follows:

Section 5.01 Organization, Good Standing, Corporate Power and Qualification. Each Acquisition Entity is duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of incorporation.

Section 5.02 Capitalization and Voting Rights.

(a) Capitalization. As of the date of this Agreement, the authorized share capital of PubCo consists of $50,000 divided into 50,000 shares of $1.00 par value each, of which one share (such share, as the same may be split, combined, subdivided or reclassified after the date of this Agreement, the “PubCo Subscriber Share”) is issued and outstanding as of the date of this Agreement. The authorized share capital of Merger Sub 1 consists of $50,000 divided into 50,000 shares of $1.00 par value each, of which one share (the “Merger Sub 1 Share”) is issued and outstanding as of the date of this Agreement. The Merger Sub 2 is authorized to issue a maximum of 50,000 shares of $1.00 par value each, of which one share (the “Merger Sub 2 Share”) is issued and outstanding as of the date of this Agreement. The PubCo Subscriber Share, the Merger Sub 1 Share and the Merger Sub 2 Share, and any PubCo Ordinary Shares and shares of Merger Sub 1 and Merger Sub 2 that will be allotted and issued pursuant to the Transactions, (i) have been, or will be prior to such issuance, duly authorized and have been, or will be at the time of issuance, validly allotted and issued and credited as fully paid, (ii) were, or will be, issued, in compliance with applicable Law and the Organizational Documents of PubCo, Merger Sub 1 and Merger Sub 2, respectively, and (iii) were not, and will not be, issued in violation of, any Encumbrance, purchase option, call option, pre-emptive right, subscription right or any similar right under any provision of any applicable Law, the Organizational Documents of PubCo, Merger Sub 1 or Merger Sub 2, or any other Contract, in any such case to which PubCo, Merger Sub 1 or Merger Sub 2 is a party or otherwise bound.

(b) No Other Securities. Except as set forth in Section 5.02(a) or as contemplated by this Agreement or the other Transaction Documents, there are no issued or outstanding shares of PubCo, Merger Sub 1 or Merger Sub 2 and there are no outstanding subscriptions, options, warrants, rights or other securities (including debt securities) of PubCo, Merger Sub 1 or Merger Sub 2 exercisable or exchangeable for shares of PubCo, Merger Sub 1 or Merger Sub 2, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or of other Equity Securities of PubCo, Merger Sub 1 or Merger Sub 2, or for the repurchase or redemption by PubCo, Merger Sub 1 or Merger Sub 2 of shares or other Equity Securities of PubCo, Merger Sub 1 or Merger Sub 2 or the value of which is determined by reference to shares or other Equity Securities of PubCo, Merger Sub 1 or Merger Sub 2, and there are no voting trusts, proxies or agreements of any kind which may obligate PubCo, Merger Sub 1 or Merger Sub 2 to issue, purchase, register for sale, redeem or otherwise acquire any shares or other Equity Securities of PubCo, Merger Sub 1 or Merger Sub 2.

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(c) PubCo does not own or control, directly or indirectly, any interest in any corporation, company, partnership, limited liability company, association or other business entity, other than Merger Sub 1, and Merger Sub 2 and, as of the Acquisition Closing Date, the Surviving Company and the Group Companies. Neither Merger Sub 1 nor Merger Sub 2 owns or controls, directly or indirectly, any interest in any corporation, company, partnership, limited liability company, association or other business entity.

Section 5.03 Corporate Structure; Subsidiaries. No Acquisition Entity is obligated to make any investment in or capital contribution to or on behalf of any other Person other than in connection with the Transactions.

Section 5.04 Authorization. Each Acquisition Entity has all requisite corporate power and authority to (i) enter into, execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is or will be a party, and (ii) consummate the transactions contemplated hereby and thereby (including the Transactions) and perform all of its obligations hereunder and thereunder. All corporate actions on the part of each Acquisition Entity necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents to which an Acquisition Entity is or will be a party and the performance of all its obligations thereunder (including any board or shareholder approval, as applicable) have been taken, subject to the filing of the Initial Merger Filing Documents and the Acquisition Merger Filing Documents with the Registrar of Companies of the Cayman Islands or Registrar of Corporate Affairs of the British Virgin Islands (as applicable). This Agreement and the other Transaction Document to which an Acquisition Entity is or will be a party is, or when executed by the other parties thereto, will constitute, valid and legally binding obligations of such Acquisition Entity enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

Section 5.05 Consents; No Conflicts. Assuming the representations and warranties in Article III and Article IV are true and correct, except (a) for the registration or filing with the Registrar of Companies of the Cayman Islands, the SEC or applicable state blue sky or other securities laws filings with respect to the Transactions and (b) for such other filings, notifications, notices, submissions, applications, or consents the failure of which to be obtained or made would not have a material adverse effect on the ability of the Acquisition Entities to consummate the Transactions, all filings, notifications, notices, submissions, applications, or consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Transactions, in each case on the part of each Acquisition Entity, have been or will be duly obtained or completed (as applicable) and are or will be in full force and effect. The execution, delivery and performance of this Agreement and the other each Transaction Documents to which an Acquisition Entity is or will be a party by each Acquisition Entity does not, and the consummation by such Acquisition Entity of the transactions contemplated hereby and thereby will not, assuming the representations and warranties in Article III and Article IV are true and correct, and except for the matters referred to in clauses (a) through (b) of the immediately preceding sentence, (a) result in any violation of, be in conflict with, or constitute a default under, require any consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any obligation of such Acquisition Entity) or cancellation under, (i) any Governmental Order, (ii) any provision of the Organizational Documents of such Acquisition Entity, (iii) any applicable Law, (iv) any Contract to which such Acquisition Entity is a party or by which its assets are bound, or (b) result in the creation of any Encumbrance upon any of the properties or assets of such Acquisition Entity other than any restrictions under federal or state securities laws, this Agreement or the Organizational Documents of such Acquisition Entity, except in the case of sub-clauses (i), (iii), and (iv) of clause (a) or clause (b) above, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of any Acquisition Entity to consummate the Transactions.

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Section 5.06 Absence of Changes. Since the date of its incorporation, each Acquisition Entity has operated its business in the Ordinary Course.

Section 5.07 Actions. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of any Acquisition Entity to consummate the Transactions, (a) there is no Action pending or, to the Knowledge of the Company, threatened in writing against any Acquisition Entity; and (b) there is no judgment or award unsatisfied against such Acquisition Entity, nor is there any Governmental Order in effect and binding on any Acquisition Entity or its assets or properties.

Section 5.08 Brokers. Except as set forth in Section 3.17 of the Company Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission or expense reimbursement in connection with the Transactions contemplated based upon arrangements made by and on behalf of any Acquisition Entity or any of its Affiliates.

Section 5.09 Proxy/Registration Statement. The information supplied or to be supplied by each Acquisition Entity or its Representatives in writing specifically for inclusion in the Proxy/Registration Statement shall not, at (a) the time the Proxy/Registration Statement is declared effective, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to (i) SPAC Stockholders and (ii) the Company Shareholders, and (c) the time of (i) the SPAC Stockholders’ Meeting and (ii) the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, none of the Acquisition Entities makes any representation, warranty or covenant with respect to any information supplied by or on behalf of SPAC, its Affiliates or their respective Representatives. All documents that an Acquisition Entity is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

Section 5.10 Business Activities. Each Acquisition Entity was formed solely for the purpose of effecting the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions and has no, and at all times prior to the Acquisition Closing except as expressly contemplated by this Agreement, the Transaction Documents and the Transactions, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation and the Transactions.

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Section 5.11 Intended Tax Treatment. Merger Sub 1 has elected or will elect to be disregarded as an entity separate from PubCo for U.S. federal income tax purposes as of the effective date of its formation and has not subsequently changed such classification. Merger Sub 2 has been an association taxable as a corporation as of the effective date of its formation and has not subsequently changed such classification. No Acquisition Entity has taken any action (nor permitted any action to be taken), or is aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

Section 5.12 Foreign Private Issuer. PubCo is and shall be at all times commencing from the date 30 days prior to the first filing of the Proxy/Registration Statement with the SEC through the Acquisition Closing, (a) a foreign private issuer as defined in Rule 405 under the Securities Act and (b) an “emerging growth company” as that term is defined in the JOBS Act.

Section 5.13 No Outside Reliance. Notwithstanding anything contained in this Agreement, each of the Acquisition Entities, and any of their respective equityholders, partners, members or Representatives has made its own investigation of the Company, its Subsidiaries and SPAC and that neither the Company, SPAC nor any of their respective Affiliates, agents or Representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Company or by SPAC in Article III or Article IV, as applicable, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or any of its Subsidiaries or SPAC. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions, forecasts or other forward looking information that may be contained or referred to in the Company Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by such Acquisition Entity or its Representatives) or reviewed by such Acquisition Entity pursuant to the NDA or otherwise) or management presentations that have been or shall hereafter be provided to such Acquisition Entity or any of its Affiliates, agents or Representatives or Investors are not and will not be deemed to be representations or warranties of the Company, any of its Subsidiaries or the Company Shareholders or SPAC or the SPAC Stockholders, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article III and Article IV. Except as otherwise expressly set forth in this Agreement, such Acquisition Entity understands and agrees that any assets, properties and business of the Company and any of its Subsidiaries and SPAC are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article III and Article IV, with all faults and without any other representation or warranty of any nature whatsoever.

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Article VI
Covenants Of The Company And Certain Other Parties

Section 6.01 Conduct of Business. Except (i) as permitted by the Transaction Documents, (ii) as required by applicable Law, (iii) as set forth on Section 6.01 of the Company Disclosure Letter or (iv) as consented to by SPAC in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), from the date of this Agreement through the earlier of the Acquisition Closing or valid termination of this Agreement pursuant to Article X (the “Interim Period”), the Company (1) shall use reasonable efforts to operate the business of the Company and its Subsidiaries in the Ordinary Course, and (2) shall use commercially reasonable efforts to preserve the Group’s business and operational relationships in all material respects with the suppliers, customers and others having business relationships with the Group that are material to the Group taken as a whole, in each case where commercially reasonable to do so, and (3) shall not, and shall cause its Subsidiaries not to, except as otherwise expressly required or permitted by this Agreement or the other Transaction Documents or required by Law, to:

(a) (i) amend its memorandum and articles of association or other Organizational Documents (whether by merger, consolidation, amalgamation or otherwise), except in the case of any of the Company’s Subsidiaries only, for any such amendment which is not material to the business of the Company and its Subsidiaries, taken as a whole; or (ii) liquidate, dissolve, reorganize or otherwise wind-up its business and operations, or propose or adopt a plan of complete or partial liquidation or dissolution, restructuring, recapitalization, reclassification or similar change in capitalization or other reorganization (other than liquidation or dissolution of any dormant Subsidiary);

(b) incur, assume, guarantee or repurchase or otherwise become liable for any Indebtedness, or issue or sell any debt securities or options, warrants or other rights to acquire debt securities, in any such case in a principal amount exceeding $500,000;

(c) transfer, issue, sell, grant, pledge or otherwise dispose of (i) any of the Equity Securities of the Company or any of its Subsidiaries to a third party, or (ii) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitment obligations of the Company or any of its Subsidiaries to purchase or obtain any Equity Securities of the Company or any of its Subsidiaries to a third party, other than (A) Company Shares pursuant to obligations incurred by the Company prior to the date hereof and described in Section 6.01 of the Company Disclosure Letter; (B) issuance of Equity Securities by a Subsidiary of the Company (x) to the Company or a wholly-owned Subsidiary of the Company or (y) on a pro rata basis to all shareholders of such Subsidiary; or (C) any Equity Securities of a Subsidiary of the Company pursuant to a transaction permitted under Section 6.01;

(d) sell, lease, sublease, license, transfer, abandon, allow to lapse or dispose of any material property or assets (other than Intellectual Property), in any single transaction or series of related transactions, except for (i) transactions pursuant to Contracts entered into in the Ordinary Course, (ii) transactions that do not exceed $100,000 individually and $500,000 in the aggregate, or (iii) dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of the Company or its Subsidiaries in the Ordinary Course;

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(e) sell, assign, transfer, lease, license or sublicense, abandon, permit to lapse or otherwise dispose of or impose any Encumbrance (other than Permitted Encumbrances) (except with respect to clause (f) in the definition of Permitted Encumbrances)) upon any material Owned IP, in each case, except for non-exclusive licenses or non-material exclusive licenses under material Owned IP granted in the Ordinary Course;

(f) make any acquisition of, or investment in, a business, by purchase of stock, securities or assets, merger or consolidation, or contributions to capital, or loans or advances, except with a value or purchase price in excess of $500,000 individually and $1,000,000 in the aggregate;

(g) settle any Action by any Governmental Authority or any other third party material to the business of the Company and its Subsidiaries taken as a whole, in excess of $500,000 individually and $1,000,000 in the aggregate;

(h) (i) split, combine, subdivide, reclassify, or amend any terms of its Equity Securities, except for any such transaction by a wholly-owned Subsidiary of the Company that remains a wholly-owned Subsidiary of the Company after consummation of such transaction, (ii) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its Equity Securities, except as disclosed in Section 6.01 of the Company Disclosure Letter, (iii) declare, set aside, establish a record date for, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its share capital other than dividends or distributions by any Subsidiary of the Company on a pro rata basis to its shareholders, or (iv) amend any term or alter any rights of any of its outstanding Equity Securities;

(i) authorize, make or incur any capital expenditures or obligations or liabilities in connection therewith, other than any capital expenditures or obligations or liabilities in an amount not to exceed $500,000 in the aggregate;

(j) (i) except in the Ordinary Course, accelerate or delay in any respect material to the Company and its Subsidiaries, taken as a whole (A) collection of any account receivable in advance of or beyond its due date, or (B) payment of any account payable in advance of or beyond its due date; or (ii) conduct its cash management customs and practices (including the collection of receivables, the payment of payables and any other movement of cash, cash equivalents or marketable securities) other than in the Ordinary Course;

(k) except in the Ordinary Course or as disclosed in Section 6.01 of the Company Disclosure Letter, (i) enter into any Material Contract, (ii) amend any such Material Contract or extend, transfer, terminate or waive any right or entitlement of material value under any Material Contract, in a manner that is adverse to the Company and its Subsidiaries, taken as a whole, other than in any immaterial respect;

(l) voluntarily terminate (other than expiration in accordance with its terms), suspend, abrogate, amend or modify any Material Permit except in the Ordinary Course or as would not be material to the business of the Company and its Subsidiaries, taken as a whole;

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(m) make any material change in its accounting principles or methods unless required by GAAP or applicable Laws;

(n) except in the Ordinary Course, (i) make, change or revoke any election in respect of material Taxes, (ii) adopt or change any material tax accounting method, (iii) file any material amended Tax Return, (iv) enter into any material Tax closing agreement with any Governmental Authority, (v) settle any material Tax claim or assessment, (vi) knowingly surrender any right to claim a refund of material Taxes, (vii) consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, or (viii) knowingly fail to pay any material Tax that becomes due and payable (including estimated Tax payments) (other than Taxes being contested in good faith and for which adequate reserves have been established in the Company Financial Statements in accordance with GAAP);

(o) knowingly take any action where such action could reasonably be expected to prevent, impair or impede the Intended Tax Treatment;

(p) (w) increase the compensation or benefits payable or provided, or to become payable or provided to, any current or former directors, officers or individual service providers of the Company or its Subsidiaries whose total annual compensation opportunity exceeds $200,000, except for bonuses, base salary increases or in connection with any promotions in the Ordinary Course not exceeding $100,000 on an individual basis, (x) except in the Ordinary Course, grant or announce any cash or equity or equity-based incentive awards, bonuses, transaction, retention, severance or other additional compensation or benefits to any current or former directors, officers or individual service providers of the Company or its Subsidiaries, (y) accelerate the time of payment, vesting or funding of any compensation or increase in the benefits or compensation provided under any Benefit Plan or otherwise due to any current or former directors, officers or individual service providers of the Company or its Subsidiaries, or (z) hire, engage, terminate (other than for “cause”), furlough or temporary layoff any employee of the Company or its Subsidiary whose total annual compensation exceeds $200,000;

(q) except as required by any Benefit Plan as in effect on the date of this Agreement and set forth in Section 3.16(a) of the Company Disclosure Letter, or as otherwise required by Law, amend, modify, or terminate any Benefit Plan or adopt or establish a new Benefit Plan (or any plan, program, agreement or other arrangement that would be a Benefit Plan if in effect as of the date of this Agreement);

(r) waive or release any non-competition or non-solicitation obligation of any current or former directors, officers or individual service providers (whose total annual compensation exceeds $200,000) of the Company or its Subsidiaries; or

(s) enter into any agreement or otherwise make a commitment to do any of the foregoing (except to the extent that such an agreement or commitment would be permitted by a subsection of the foregoing subsections (a) through (s)).

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For the avoidance of doubt, if any action taken (or omitted to be taken) by the Company or any Subsidiary is expressly permitted under a specific subsection of this Section 6.01, then such action or omission shall not be deemed to violate any other provision of this Section 6.01.

Section 6.02 Access to Information. Upon reasonable prior notice and subject to applicable Law, from the date of this Agreement until the Acquisition Effective Time, the Company shall, and shall cause each of its Subsidiaries and each of its and its Subsidiaries’ officers, directors and employees to, and shall use its commercially reasonable efforts to cause its Representatives to, afford SPAC and its officers, directors, employees and Representatives, following reasonable notice from SPAC in accordance with this Section 6.02, reasonable access during normal business hours to the officers, directors, employees, agents, properties, offices and other facilities, books and records of each of it and its Subsidiaries, and all other financial, operating and other data and information as shall be reasonably requested; provided, however, that in each case, the Company and its Subsidiaries shall not be required to disclose any document or information, or permit any inspection, that would, in the reasonable judgment of the Company, (a) result in the disclosure of any trade secrets or violate the terms of any confidentiality provisions in any agreement with a third party, (b) result in a violation of applicable Law, including any fiduciary duty, (c) waive the protection of any attorney-client work product or other applicable privilege or (d) result in the disclosure of any sensitive or personal information that would expose the Company to the risk of Liabilities. All information and materials provided pursuant to this Agreement will be subject to the provisions of the NDA.

Section 6.03 Acquisition Proposals and Alternative Transactions. During the Interim Period, the Company shall not, and it shall cause its Controlled Affiliates and its and their respective Representatives not to, directly or indirectly: (a) solicit, initiate, submit, facilitate (including by means of furnishing or disclosing information), discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with any third-party (including any Competing SPAC) with respect to a Company Acquisition Proposal; (b) furnish or disclose any non-public information to any third-party (including to any Competing SPAC) in connection with or that would reasonably be expected to lead to a Company Acquisition Proposal; (c) enter into any agreement, arrangement or understanding with any third party (including a Competing SPAC) regarding a Company Acquisition Proposal; (d) prepare or take any steps in connection with a public offering of any Equity Securities of the Company, any of its Subsidiaries, or a newly-formed holding company of the Company or such Subsidiaries or (e) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing.

Section 6.04 D&O Indemnification and Insurance.

(a) From and after the Acquisition Closing, the Surviving Corporation, the Surviving Company and PubCo shall jointly and severally indemnify and hold harmless each present and former director and officer of the Company, any of its Subsidiaries, SPAC and any Acquisition Entity (in each case, solely to the extent acting in his or her capacity as such and to the extent such activities are related to the business of the Company, its Subsidiaries, SPAC or such Acquisition Entity, respectively) (the “D&O Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Acquisition Closing, whether asserted or claimed prior to, at or after the Acquisition Closing, to the fullest extent that the Company, its Subsidiaries, SPAC or such Acquisition Entity, respectively, would have been permitted under applicable Law and its respective certificate of incorporation, certificate of formation, bylaws, memorandum and articles of association, limited liability company agreement, limited liability partnership agreement, limited liability limited partnership agreement or other Organizational Documents in effect on the date of this Agreement to indemnify such D&O Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). After the Acquisition Closing Date, in the event that any D&O Indemnified Party becomes involved in any capacity in any Action based in whole or in part on, or arising in whole or in part out of, any matter, including the transactions contemplated hereby, existing or occurring at or prior to the Acquisition Closing Date, the D&O Indemnified Party may retain counsel reasonably satisfactory to them after consultation with PubCo; provided, however, that PubCo shall have the right to assume the defense thereof with counsel reasonably satisfactory to the D&O Indemnified Parties.

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(b) Prior to the Initial Closing, SPAC shall have purchased and obtained or maintained in effect as of the Acquisition Closing Date a directors’ and officers’ liability insurance or “tail” insurance policy (the “D&O Tail Insurance”), to the extent available on commercially reasonable terms and at an aggregate cost of no higher than 200% of the annual premium of SPAC’s directors’ and officers’ liabilities insurance policy as of the date of this Agreement (which amount has been made available to the Company prior to the date of this Agreement), extending coverage for an aggregate period of six (6) years providing directors’ and officers’ liability insurance with respect to claims arising from facts or events that occurred on or before the Initial Closing covering (as direct beneficiaries) those persons who are as of the date of this Agreement currently covered by the SPAC’s directors’ and officers’ liability insurance policy, of the type and with the amount of coverage no less favorable than those of the directors’ and officers’ liability insurance maintained as of the date of this Agreement by, or for the benefit of, the SPAC.

(c) On or prior to the Acquisition Closing Date, PubCo shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and SPAC with, or for the benefit of, the D&O Indemnified Parties, which indemnification agreements shall continue to be effective following the Acquisition Closing Date.

(d) The provisions of Section 6.04 are intended to be for the benefit of, and shall be enforceable by, each Person who is now, or who has been at any time prior to the date of this Agreement or who becomes prior to the Acquisition Closing, a D&O Indemnified Party, his or her heirs and his or her personal representatives.

Section 6.05 Notice of Developments. From and after the date of this Agreement until the earlier of the Acquisition Closing or the termination of this Agreement in accordance with its terms, the Company shall promptly (and in any event prior to the Acquisition Closing) notify SPAC in writing, and SPAC shall promptly (and in any event prior to the Acquisition Closing) notify the Company in writing, upon any of the Group Companies or SPAC, as applicable, becoming aware (awareness being determined with reference to the Knowledge of the Company or the Knowledge of SPAC, as the case may be): (i) of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which has caused or is reasonably likely to cause any condition to the obligations of any party to effect the Transactions not to be satisfied or (ii) of any notice or other communication from any Governmental Authority which is reasonably likely to have a material adverse effect on the ability of the parties hereto to consummate the Transactions or to materially delay the timing thereof. The delivery of any notice pursuant to this Section 6.05 shall not cure any breach of any representation or warranty requiring disclosure of such matter or any breach of any covenant, condition or agreement contained in this Agreement or any other Transaction Document or otherwise limit or affect the rights of, or the remedies available to, SPAC or the Company, as applicable. Notwithstanding anything to the contrary contained herein, any failure to give such notice pursuant to this Section 6.05 shall not give rise to any liability of the Company or SPAC or be taken into account in determining whether the conditions in Article IX have been satisfied or give rise to any right of termination set forth in Article X.

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Section 6.06 Financials.

(a) As promptly as reasonably practicable following the date hereof, the Company shall use reasonable best efforts to deliver to SPAC (i) (x) audited balance sheets of Smart Minds Holdings Limited, a Subsidiary of the Company as of December 31, 2023 and December 31, 2024, and the related audited income statements, changes in shareholder equity and statements of cash flows for the year then ended, (y) audited consolidated balance sheets of Time Express Limited and H2N Limited, each a Subsidiary of the Company as of December 31, 2023 and December 31, 2024, and the related consolidated audited income statements, changes in shareholder equity and statements of cash flows for the year then ended, and (z) audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2025, and the related consolidated audited income statements, changes in shareholder equity and statements of cash flows for the year then ended, and (ii) any unaudited consolidated balance sheet of the Company and its Subsidiaries and consolidated statement of operations, consolidated statement of comprehensive loss, consolidated statement of changes in shareholders’ equity and consolidated statement of cash flows of the Company and its Subsidiaries as of and for the year-to-date period ended as of the end of any other different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year, as applicable, that is required to be included in the Proxy/Registration Statement once the audited financial statements for the fiscal year ended December 31, 2025 become stale for purposes of Regulation S-X of the Securities Act and in any other filings to be made by SPAC with the SEC in connection with the Transactions (collectively, the “Company Additional Financial Statements”).

(b) Upon delivery, the Company Additional Financial Statements shall (i) be prepared in accordance with the books and records of the Company and its Subsidiaries, (ii) fairly present, in all material respects, the financial condition and the results of operations and cash flow of the Company and its Subsidiaries on a consolidated basis as of the dates indicated therein and for the periods indicated therein (except as may be indicated in the notes thereto and subject to normal year-end adjustment and the absence of footnotes), (iii) be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject to year-end adjustments and the absence of footnotes), and (iv) when delivered by the Company for inclusion in the Proxy/Registration Statement for filing with the SEC, comply in all material respects with the applicable accounting requirements (including the standards of the U.S. Public Company Accounting Oversight Board) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof (including, to the extent applicable to the company, Regulation S-X).

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(c) The Company and SPAC shall each use its reasonable efforts (a) to assist the other, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of the Company, any of its Subsidiaries or SPAC, in preparing in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Proxy/Registration Statement and any other filings to be made by SPAC or PubCo with the SEC in connection with the Transactions and (b) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC in connection therewith.

Section 6.07 No Trading. The Company acknowledges and agrees that it is aware, and that its Controlled Affiliates have been made aware of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company hereby agrees that it shall not purchase or sell any securities of SPAC in violation of such Laws, or cause or encourage any Person to do the foregoing.

Section 6.08 Company Shareholders’ Approval; Shareholders’ Agreement.

(a) Required Shareholder Approval. The Company shall duly call for and give notice of a Company Shareholders’ meeting or seek unanimous written resolutions of the Company Shareholders, for the purposes of obtaining the Company Shareholders’ Approval for the adoption and approval of this Agreement and the Transactions in accordance with the Company Charter and the BVI Act.

(b) Requisite Shareholder Consent. The Company shall use its reasonable efforts to cause one or more Company Shareholders to, as soon as reasonably practicable after the date hereof, enter into such Contracts substantially in the form of the Shareholder Support Agreement for the purpose of, among others, obtaining the Requisite Shareholder Consent. The Company shall use its commercially reasonable efforts to cause the Shareholders’ Agreement to be validly terminated effective as of the Acquisition Effective Time without any further Liabilities to the Company or any of the Company’s Subsidiaries thereunder.

Section 6.09 PubCo Incentive Plans.

(a) PubCo Incentive Equity Plan. Prior to the Acquisition Closing Date, PubCo shall duly approve and adopt an equity incentive plan (the “PubCo Incentive Equity Plan”), effective as of the Acquisition Closing, in form and substance consistent with this Section 6.09(a), applicable Law and Nasdaq listing rules and reasonably satisfactory to the Company. The PubCo Incentive Equity Plan shall provide for the grant of equity-based awards to employees, officers, directors and other service providers of PubCo and its Subsidiaries from a share reserve equal to 15% of the aggregate number of PubCo Ordinary Shares outstanding immediately following the Closing, calculated on a fully diluted, as-converted and as-exercised basis (including all securities convertible into or exercisable for PubCo Ordinary Shares). The PubCo Incentive Equity Plan shall not contain any evergreen or other automatic share reserve increase provision.

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(b) Employee Share Purchase Program. Prior to the Acquisition Closing Date, at the election of the Company, PubCo shall duly approve and adopt an employee share purchase program (the “PubCo Employee Share Purchase Program” and, together with the PubCo Incentive Equity Plan, the “PubCo Incentive Plans”), effective as of the Acquisition Closing, on terms determined by the Company and consistent with applicable Law and Nasdaq listing rules. The PubCo Employee Share Purchase Program may include an evergreen provision providing for an annual increase in the number of PubCo Ordinary Shares reserved for issuance thereunder, subject to any required shareholder approval.

Section 6.10 Post-Closing Directors and Officers of PubCo. Subject to the terms of the PubCo Charter, PubCo shall take all such action within its power as may be necessary or appropriate such that immediately following the Acquisition Closing:

(a) the board of directors of PubCo (i) shall have been reconstituted to consist of up to seven (7) directors, which shall initially include (A) one (1) director designated by Sponsor and (B) six (6) directors designated by the Company; and (ii) shall have reconstituted its applicable committees to consist of the directors designated by the Company prior to the Acquisition Closing Date; provided, however, that any such directors designated by the Company in accordance with clause (ii) of this sentence as members of the audit committee shall qualify as “independent” under the Nasdaq listing rules;

(b) the officers of the Company holding such positions as set forth on Section 6.10(b) of the Company Disclosure Letter shall be the officers of PubCo, each such officer to hold office in accordance with the PubCo Charter until they are removed or resign in accordance with the PubCo Charter or until their respective successors are duly elected or appointed and qualified.

Article VII
Covenants Of Spac And Certain Other Parties

Section 7.01 SPAC Listing Status. (a) From the date of this Agreement through the closing of the Initial Merger, SPAC shall use reasonable best efforts to ensure SPAC remains listed as a public company on Nasdaq; and (b) SPAC shall use reasonable best efforts to take, or cause to be taken, all actions reasonably necessary to de-list SPAC Units, SPAC Shares and SPAC Rights from Nasdaq and de-register such securities under the Exchange Act as soon as practicable following the Acquisition Closing.

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Section 7.02 Conduct of Business. Except (i) as contemplated or permitted by the Transaction Documents, (ii) as required by applicable Law, or (iii) as consented to by the Company in writing, during the Interim Period, SPAC (1) shall operate its business in the Ordinary Course and (2) shall not:

(a) (i) seek any approval from SPAC Stockholders to change, modify or amend the Trust Agreement or the SPAC Charter, except as contemplated by the Transaction Proposals or (ii) change, modify or amend the Trust Agreement or their respective Organizational Documents, except as expressly contemplated by the Transaction Proposals;

(b) (i) declare, set aside, establish a record date for, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its share capital, (ii) split, combine, subdivide, reclassify or amend any terms of its Equity Securities or (iii) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its Equity Securities, other than a redemption of SPAC Shares in connection with the exercise of any SPAC Stockholder Redemption Right by any SPAC Stockholder;

(c) merge, consolidate or amalgamate with or into, or acquire (by purchasing a substantial portion of the assets of or any equity in, or by any other manner) or make any advance or loan to or investment in any other Person or be acquired by any other Person;

(d) except in the Ordinary Course, (i) make, change or revoke any election in respect of Taxes, (ii) adopt or change any material tax accounting method, (iii) file any material amended Tax Return, (iv) enter into any material Tax closing agreement with any Governmental Authority, (v) settle any material Tax claim or assessment, (vi) knowingly surrender any right to claim a refund of material Taxes, (vii) consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, or (viii) knowingly fail to pay any material Tax that becomes due and payable (including estimated Tax payments) (other than Taxes being contested in good faith and for which adequate reserves have been established in the SPAC Financial Statements in accordance with GAAP);

(e) knowingly take any action could reasonably be expected prevent, impair or impede the Intended Tax Treatment;

(f) (i) enter into, renew or amend in any material respect, any transaction or material Contract, except for material Contracts entered into in the Ordinary Course, (ii) extend, transfer, terminate or waive any right or entitlement of material value under any material Contract, in a manner that is materially adverse to the SPAC; provided, however, that notwithstanding anything to the contrary contained in this Agreement, even if done in the Ordinary Course, SPAC shall not enter into, renew or amend in any respect, any transaction or Contract involving an Affiliate or Related Party of SPAC, Sponsor or any Affiliate of Sponsor, except as expressly provided in the Transaction Documents;

(g) incur, assume, guarantee or repurchase or otherwise become liable for any Indebtedness, or issue or sell any debt securities or options, warrants, rights or conversion or other rights to acquire debt securities, or other material Liability, other than (i) Liabilities that qualify as SPAC Transaction Expenses;

(h) make any change in its accounting principles or methods unless required by GAAP or applicable Laws;

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(i) (i) issue any Equity Securities, or (ii) grant any options, warrants, rights of conversion or other equity-based awards;

(j) settle or agree to settle any Action before any Governmental Authority or any other third party or that imposes injunctive or other non-monetary relief on SPAC;

(k) form any Subsidiary;

(l) liquidate, dissolve, reorganize or otherwise wind-up the business and operations of SPAC or propose or adopt a plan of complete or partial liquidation or dissolution, consolidation, restructuring, recapitalization, reclassification or similar change in capitalization or other reorganization of SPAC; or

(m) enter into any agreement or otherwise make any commitment to do any action prohibited under this Section 7.02;

Section 7.03 Acquisition Proposals and Alternative Transactions. During the Interim Period, SPAC will not, and it will cause its Affiliates and its and their respective Representatives not to, directly or indirectly: (a) solicit, initiate, submit, facilitate (including by means of furnishing or disclosing information), discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a SPAC Acquisition Proposal; (b) furnish or disclose any non-public information to any person or entity in connection with or that could reasonably be expected to lead to a SPAC Acquisition Proposal; (c) enter into any agreement, arrangement or understanding regarding a SPAC Acquisition Proposal; or (d) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing.

Section 7.04 SPAC Public Filings. From the date of this Agreement through the Acquisition Closing, each of SPAC will use reasonable best efforts to accurately and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws.

Section 7.05 Section 16 Matters. From the date of this Agreement through the Acquisition Closing, SPAC shall take all reasonable steps as may be required (to the extent permitted under applicable Law) to cause any acquisition or disposition of the SPAC Shares that occurs or is deemed to occur by reason of or pursuant to the Transactions by each Person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to SPAC to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Article VIII
Joint Covenants

Section 8.01 Regulatory Approvals; Other Filings.

(a) Each of the Company, SPAC and the Acquisition Entities shall use their commercially reasonable efforts to cooperate in good faith with any Governmental Authority and to undertake promptly any and all action required to obtain any necessary or advisable regulatory approvals, consents, Actions, nonactions or waivers in connection with the Transactions (the “Regulatory Approvals”) as soon as practicable and any and all action necessary to consummate the Transactions as contemplated hereby. Each of the Company, SPAC and the Acquisition Entities shall use commercially reasonable efforts to cause the expiration or termination of the waiting, notice or review periods under any applicable Regulatory Approval with respect to the Transactions as promptly as possible after the execution of this Agreement.

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(b) With respect to each of the Regulatory Approvals and any other requests, inquiries, Actions or other proceedings by or from Governmental Authorities, each of the Company, SPAC and the Acquisition Entities shall (i) diligently and expeditiously defend and use commercially reasonable efforts to obtain any necessary clearance, approval, consent or Regulatory Approval under any applicable Laws prescribed or enforceable by any Governmental Authority for the Transactions and to resolve any objections as may be asserted by any Governmental Authority with respect to the Transactions; and (ii) cooperate fully with each other in the defense of such matters. To the extent not prohibited by Law, the Company shall promptly furnish to SPAC, and SPAC and the Acquisition Entities shall promptly furnish to the Company, copies of any material, substantive notices or written communications received by such party or any of its Affiliates from any Governmental Authority with respect to the Transactions, and each such party shall permit counsel to the other parties an opportunity to review in advance, and each such party shall consider in good faith the views of such counsel in connection with, any proposed material, substantive written communications by such party or its Affiliates to any Governmental Authority concerning the Transactions; provided, however, that none of SPAC or any of the Acquisition Entities shall enter into any agreement with any Governmental Authority relating to any Regulatory Approval contemplated in this Agreement without the prior written consent of the Company; provided, further, that neither the Company nor any Acquisition Entity shall enter into any agreement with any Governmental Authority with respect to the Transactions which (i) as a result of its terms materially delays the consummation of, or prohibits, the Transactions or (ii) adds any condition to the consummation of the Transactions, in any such case, without the prior written consent of SPAC. To the extent not prohibited by Law, the Company agrees to provide SPAC and its counsel, and SPAC and the Acquisition Entities agree to provide to the Company and its counsel, the opportunity, to the extent practical, on reasonable advance notice, to participate in any material substantive meetings or discussions, either in person or by telephone, between such party or any of its Affiliates or Representatives, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the Transactions. Each of the Company, SPAC and the Acquisition Entities agrees to make all filings, to provide all information required of such party and to reasonably cooperate with each other, in each case, in connection with the Regulatory Approvals; provided, further, that such party shall not be required to provide information to the extent that (w) any applicable Law requires it or its Affiliates to restrict or prohibit access to such information, (x) in the reasonable judgment of such party, the information is subject to confidentiality obligations to a third party, (y) in the reasonable judgment of such party, the information is commercially sensitive and disclosure of such information would have a material impact on the business, results of operations or financial condition of such party, or (z) disclosure of any such information would reasonably be likely to result in the loss or waiver of the attorney-client, work product or other applicable privilege.

(c) Subject to Section 11.06, the Company shall be responsible for and pay all of the filing fees payable to the Governmental Authorities in connection with the Transactions, including such filing fees payable by an Acquisition Entity.

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Section 8.02 Preparation of Proxy/Registration Statement; SPAC Stockholders’ Meeting and Approvals.

(a) Proxy/Registration Statement.

(i) As promptly as reasonably practicable after the execution of this Agreement, SPAC shall prepare with the assistance, cooperation and commercially reasonable efforts of the Company and Acquisition Entities, and cause PubCo to file with the SEC, a Registration Statement (as amended or supplemented from time to time, and including the Proxy Statement, the “Proxy/Registration Statement”) relating to (x) the SPAC Stockholders’ Meeting to approve and adopt the Transaction Proposals and (y) the registration under the Securities Act of the Registrable Securities. SPAC and the Company each shall use their commercially reasonable efforts to (1) cause the Proxy/Registration Statement when filed with the SEC to comply in all material respects with all Laws applicable thereto and rules and regulations promulgated by the SEC, (2) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy/Registration Statement, (3) cause the Proxy/Registration Statement to be declared effective under the Securities Act as promptly as practicable and (4) keep the Proxy/Registration Statement effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Proxy/Registration Statement, SPAC and the Company shall take all or any action required under any applicable federal or state securities Laws in connection with the issuance of PubCo Ordinary Shares and PubCo Rights pursuant to this Agreement. Each of SPAC and the Company also agrees to use its commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the Transactions, and SPAC and the Company shall furnish all information respectively, concerning SPAC and the Company, its Subsidiaries and any of their respective members or shareholders as may be reasonably requested in connection with any such action. As promptly as practicable after finalization and effectiveness of the Proxy/Registration Statement, SPAC shall, and shall use commercially reasonable efforts to, within ten (10) Business Days of such finalization and effectiveness, mail the Proxy/Registration Statement to the SPAC Stockholders. Each of SPAC and the Company shall furnish to the other parties all information concerning itself, its Subsidiaries, officers, directors, managers, shareholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested by any of them or any Governmental Authority in connection with the Proxy/Registration Statement, or any other statement, filing, notice or application made by or on behalf of SPAC, the Company or their respective Affiliates to any Governmental Authority (including Nasdaq) in connection with the Transactions. Subject to Section 11.06, the Company, on the one hand, and SPAC, on the other, shall each be responsible for and pay one-half of the costs and fees associated with printing of the Proxy/Registration Statement.

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(ii) Any filing of, or amendment or supplement to, the Proxy/Registration Statement will be mutually prepared and agreed upon by SPAC and the Company. SPAC will advise the Company, promptly after receiving notice thereof, of the time when the Proxy/Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of PubCo Ordinary Shares and PubCo Rights to be issued or issuable in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy/Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information and responses thereto, and shall provide the Company a reasonable opportunity to provide comments and amendments to any such filing. SPAC and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Proxy/Registration Statement and any amendment to the Proxy/Registration Statement filed in response thereto.

(iii) If any of SPAC and the Company becomes aware of any information that should be disclosed in an amendment or supplement to the Proxy/Registration Statement, then (A) such party shall promptly inform the other parties, (B) such party shall prepare and mutually agree upon with the other parties (such agreement not to be unreasonably withheld, conditioned or delayed by any party), an amendment or supplement to the Proxy/Registration Statement. Thereafter, SPAC and the Company shall promptly cooperate in the preparation and filing of an appropriate amendment or supplement to the Proxy/Registration Statement describing or correcting such information and SPAC and PubCo shall promptly file such amendment or supplement with the SEC and, to the extent required by Law, disseminate such amendment or supplement to the SPAC Stockholders.

(b) SPAC Stockholders’ Approval.

(i) Prior to or as promptly as practicable after the Proxy/Registration Statement is declared effective under the Securities Act, SPAC shall establish a record date for, duly call, give notice of, convene and hold a SPAC Stockholders’ Meeting in accordance with the SPAC Bylaws and the SPAC Charter to be held as promptly as reasonably practicable and, unless otherwise agreed by SPAC and the Company in writing, in any event not more than thirty (30) days following the date that the Proxy/Registration Statement is declared effective under the Securities Act for the purpose of voting on the Transaction Proposals and obtaining the SPAC Stockholders’ Approval (including the approval of any adjournment or postponement of such meeting for the purpose of soliciting additional proxies in favor of the adoption of the Transaction Proposals), providing SPAC Stockholders with the opportunity to elect to exercise their SPAC Stockholder Redemption Right and such other matters as may be mutually agreed by SPAC and the Company. SPAC will use its reasonable best efforts (A) to solicit from its shareholders proxies in favor of the adoption of the Transaction Proposals, including the SPAC Stockholders’ Approval, and will take all other action necessary or advisable to obtain such proxies and SPAC Stockholders’ Approval and (B) to obtain the vote or consent of its shareholders required by and in compliance with all applicable Law, Nasdaq rules and the SPAC Bylaws and the SPAC Charter. SPAC (x) shall consult with the Company regarding the record date and the date of the SPAC Stockholders’ Meeting prior to determining such dates and (y) shall not adjourn or postpone the SPAC Stockholders’ Meeting without the prior written consent of Company (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that SPAC shall adjourn or postpone the SPAC Stockholders’ Meeting (1) to the extent necessary to ensure that any supplement or amendment to the Proxy/Registration Statement that SPAC or PubCo reasonably determines (following consultation with the Company, except with respect to any Company Acquisition Proposal) is necessary to comply with applicable Laws, is provided to the SPAC Stockholders in advance of a vote on the adoption of the Transaction Proposals, (2) if, as of the time that the SPAC Stockholders’ Meeting is originally scheduled, there are insufficient SPAC Shares represented at such meeting (either in person or by proxy) to constitute a quorum necessary to conduct the business of the SPAC Stockholders’ Meeting, (3) if, as of the time that the SPAC Stockholders’ Meeting is originally scheduled, adjournment or postponement of the SPAC Stockholders’ Meeting is necessary to enable SPAC to solicit additional proxies required to obtain SPAC Stockholders’ Approval, (4) in order to seek withdrawals from SPAC Stockholders who have exercised their SPAC Stockholder Redemption Right if a number of SPAC Shares have been elected to be redeemed such that SPAC reasonably expects that the condition set forth in Section 1.01 will not be satisfied at the Initial Closing; or (5) to comply with applicable Law; provided further, however, that without the prior written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned), SPAC shall not adjourn or postpone on more than two (2) occasions and so long as the date of the SPAC Stockholders’ Meeting is not adjourned or postponed more than an aggregate of thirty (30) consecutive days.

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(ii) The Proxy/Registration Statement shall include a statement to the effect that the SPAC Board has unanimously recommended that the SPAC Stockholders vote in favor of the Transaction Proposals at the SPAC Stockholders’ Meeting (such statement, the “SPAC Board Recommendation”). Except as expressly permitted by Section 8.01(b)(iii), neither the SPAC Board nor any committee thereof shall withdraw, amend, modify or qualify (or publicly propose or resolve to withdraw, amend, modify or qualify) the SPAC Board Recommendation (any of the actions set forth in the foregoing sentence, a “SPAC Change of Recommendation”).

(iii) Notwithstanding anything in this Agreement to the contrary, if, at any time prior to obtaining the SPAC Stockholders’ Approval, the SPAC Board determines in good faith, after consultation with its outside legal counsel and financial advisor, that, in response to a SPAC Intervening Event, it must make a SPAC Change of Recommendation in order for the SPAC Board to comply with its fiduciary duties under applicable Law, the SPAC Board may, prior to obtaining the SPAC Stockholders’ Approval, make a SPAC Change of Recommendation; provided, however, that SPAC shall not be entitled to make, or agree or resolve to make, a SPAC Change of Recommendation unless (i) SPAC delivers to the Company a written notice (a “SPAC Intervening Event Notice”) advising the Company that the SPAC Board proposes to take such action and containing the material facts underlying the SPAC Board’s determination that a SPAC Intervening Event has occurred and that to make a SPAC Change of Recommendation is necessary for the SPAC Board to comply with its fiduciary duties under applicable Law and (ii) at or after 5:00 p.m., New York time, on the fifth (5th) Business Day immediately following the day on which SPAC delivered the SPAC Intervening Event Notice (such period from the time the SPAC Intervening Event Notice is provided until 5:00 p.m., New York time, on the fifth (5th) Business Day immediately following the day on which SPAC delivered the SPAC Intervening Event Notice (it being understood that any material development with respect to a Purchaser Intervening Event shall require a new notice but with an additional three (3)-Business Day (instead of five (5)-Business Day) period from the date of such notice), the “SPAC Intervening Event Notice Period”), the SPAC Board reaffirms in good faith (after consultation with its outside legal counsel and financial advisor) that to make a SPAC Change of Recommendation is necessary for the SPAC Board to comply with its fiduciary duties under applicable Law. If requested by the Company, SPAC shall, and shall use its reasonable best efforts to cause its Representatives to, during the SPAC Intervening Event Notice Period, engage in good faith negotiations with the Company and its Representatives to make such adjustments in the terms and conditions of this Agreement so that to make a SPAC Change of Recommendation is not necessary for the SPAC Board to comply with the SPAC Board’s fiduciary duties under applicable Law.

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(iv) SPAC agrees that, unless this Agreement is terminated in accordance with Article X, its obligation to establish a record date for, duly call, give notice of, convene and hold the SPAC Stockholders’ Meeting for the purpose of obtaining the approval from SPAC Stockholders shall not be affected by any SPAC Change of Recommendation, and SPAC agrees to establish a record date for, duly call, give notice of, convene and hold the SPAC Stockholders’ Meeting and submit for the approval of SPAC Stockholders the matters contemplated by the Proxy/Registration Statement in connection with the Transactions, regardless of whether or not there shall be any SPAC Change of Recommendation. For the avoidance of doubt, a SPAC Change of Recommendation will not limit or otherwise affect the agreements and covenants set forth in the Sponsor Support Agreement.

Section 8.03 Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and cooperate as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or reasonably desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

Section 8.04 Tax Matters. Each of SPAC, the Acquisition Entities and the Company shall (i) use its respective commercially reasonable efforts to cause the Mergers to qualify, and agree not to, and not to permit or cause any of their Affiliates or Subsidiaries to, take any action which to its knowledge would reasonably be expected to prevent, impair or impede the Transactions from qualifying, for the Intended Tax Treatment. Each of SPAC, the Acquisition Entities and the Company shall report the Mergers consistently with the Intended Tax Treatment and the immediately preceding sentence unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code or a change in applicable Law. The parties shall cooperate with each other and their respective tax counsel to document and support the Tax treatment of the Mergers as a “reorganization” within the meaning of Section 368(a) of the Code.

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Section 8.05 Stockholder Litigation. The Company shall promptly advise SPAC, and SPAC shall promptly advise the Company, as the case may be, of any Action commenced (or to the Knowledge of the Company or the Knowledge of SPAC, as applicable, threatened) on or after the date of this Agreement against such party, any of its Subsidiaries or any of its directors or officers by any Company Shareholder or SPAC Stockholder relating to this Agreement, the Mergers or any of the other Transactions (any such Action, “Stockholder Litigation”), and such party shall keep the other party reasonably informed regarding any such Stockholder Litigation. Other than with respect to any Stockholder Litigation where the parties identified in this paragraph are adverse to each other or in the context of any Stockholder Litigation related to or arising out of a Company Acquisition Proposal or a SPAC Acquisition Proposal, (a) the Company and, prior to the Initial Closing, PubCo shall give SPAC a reasonable opportunity to participate in the defense or settlement of any such Stockholder Litigation (and consider in good faith the suggestions of SPAC in connection therewith) brought against the Company or PubCo, any of their respective Subsidiaries or any of their respective directors or officers and no such settlement shall be agreed to without the SPAC’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed) and (b) SPAC shall give the Company a reasonable opportunity to participate in the defense or settlement of any such Stockholder Litigation (and consider in good faith the suggestions of the Company in connection therewith) brought against SPAC, any of its Subsidiaries or any of its directors or officers, and no such settlement shall be agreed to without the Company’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 8.06 PIPE Financing. SPAC and the Company shall, and shall cause their respective Affiliates to, use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable (x) to obtain executed subscription agreements (such executed subscription agreements, the “PIPE Subscription Agreements”), which shall have terms, and be in a form, reasonably acceptable to SPAC and the Company, from investors (the “PIPE Investors”) pursuant to which the PIPE Investors commit to make private investments in PubCo in the form of PubCo Class A Ordinary Shares at the Closing (the “PIPE Financing”), and (y) to consummate the PIPE Financing substantially concurrently with the Acquisition Closing. SPAC and the Company shall not, without the consent of the other party (such consent not to be unreasonably conditioned, withheld or delayed), permit any amendment or modification to be made to, or any waiver (in whole or in part) of any provision or remedy under, or any replacements of, any of the PIPE Subscription Agreements. From the date hereof until the Closing Date, SPAC and the Company shall, and shall cause their respective financial advisors and legal counsel to, keep each other and their respective financial advisors and legal counsel reasonably informed with respect to the PIPE Financing.

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Section 8.07 Extension of SPAC Combination Period.

(a) Extension Period. The parties acknowledge that SPAC’s original deadline to consummate an initial business combination was January 10, 2025 (the “Initial Combination Period”). Pursuant to the SPAC Charter and the Investment Management Trust Agreement dated October 5, 2023 and amended on January 10, 2025, SPAC may elect to extend the Initial Combination Period on a month-to-month basis beginning January 10, 2025 through October 10, 2026 (being thirty-six (36) months from the consummation of the initial public offering of SPAC) for up to twenty-one (21) one-month extensions (each, an “Extension”), by depositing $60,000 into the Trust Account for each such Extension (the “Extension Fee”). The Company has agreed to fund extension payments in an amount equal to $60,000 per Extension (the “Extension Fee”) for six (6) Extensions commencing on March 10, 2026 and ending on August 9, 2026 (the “Extension Period”). The Company shall make the payment of the Extension Fee for March 2026 Extension by March 8, 2026. Upon execution of this Agreement, the Company shall make the payment of the remaining unpaid portion of the Extension Fees applicable to the Extension Period by wire transfer of immediately available funds to the Trustee.

(b) Consultation Regarding Additional Extensions. SPAC and the Company shall consult in good faith regarding the terms and conditions of any Extension beyond the Extension Period (the “Subsequent Extension Period”) required to consummate the Transactions and shall use their respective reasonable best efforts to obtain any required SPAC Stockholder approvals necessary to extend SPAC’s deadline in accordance with the SPAC Charter and applicable Law. Except as otherwise expressly provided herein, SPAC shall be responsible for any Extension Fees and Trust Account contributions required in connection with any Extension during the Subsequent Extension Period in an amount sufficient to effectuate such Extension and maintain SPAC’s ability to consummate the Transactions. Notwithstanding the foregoing, to the extent any delay in consummating the Transactions during the Subsequent Extension Period is directly and primarily attributable to a Company Delay, the Company shall be solely responsible for funding the Extension Fees and Trust Account contributions required to effectuate such Extension.

(c) Use of Extension Fees. All Extension Fees paid or payable in accordance with this Section 8.07(a) and (b) shall be funded in accordance with the SPAC Charter, the SPAC Bylaws and applicable Law, and shall be deposited directly into the Trust Account in an amount and manner sufficient to effectuate the applicable Extension. Such Extension Fees shall be held, administered and applied in accordance with the terms and conditions of that certain Investment Management Trust Agreement, dated October 5, 2023, as amended on January 10, 2025.

Section 8.08 SPAC Operation Maintenance. SPAC and the Company shall use their respective reasonable best efforts to maintain the ordinary course operations and daily functioning of SPAC from the date of this Agreement until the earlier of the Initial Closing or termination of this Agreement, including maintaining SPAC’s listing on Nasdaq and compliance with applicable Laws and the SPAC Bylaws and SPAC Charter.

(a) Additional Funding by Sponsor. SPAC shall cause Sponsor to provide additional funding to SPAC in an aggregate amount of at least $714,500, as may be required to cover SPAC’s reasonable and documented out-of-pocket costs and expenses incurred in connection with the negotiation, execution and consummation of the Transactions.

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(b) Sponsor Loan. In addition, upon execution of this Agreement, the Company shall extend to the Sponsor an unsecured, non-interest-bearing loan in the aggregate principal amount of $200,000, evidenced by a promissory note in form and substance reasonably acceptable to the Company and the Sponsor.

Section 8.09 Pubco Securities Listing. From the date of this Agreement through the closing of the Initial Merger, SPAC and the Company shall use their respective reasonable best efforts to cause PubCo apply for the PubCo Class A Ordinary Shares and PubCo Rights to be issued in connection with the Transactions to be approved for listing on Nasdaq and accepted for clearance by DTC, subject to official notice of issuance, prior to the Initial Closing Date.

Article IX
Conditions To Obligations

Section 9.01 Conditions to Obligations of SPAC, the Acquisition Entities and the Company. The obligations of SPAC and the Acquisition Entities to consummate, or cause to be consummated, the Transactions to occur at the Initial Closing, and the obligations of the Company and the Acquisition Entities to consummate, or cause to be consummated, the Transactions to occur at the Acquisition Closing, are each subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by the party or parties whose obligations are conditioned thereupon:

(a) The SPAC Stockholders’ Approval and the Company Shareholders’ Approval shall have been obtained;

(b) The Proxy/Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Proxy/Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

(c) (i) PubCo’s initial listing application with Nasdaq in connection with the Transactions shall have been conditionally approved and, immediately following the Acquisition Closing, PubCo shall satisfy any applicable initial and continuing listing requirements of Nasdaq and PubCo shall not have received any notice of non-compliance therewith, and (ii) the PubCo Class A Ordinary Shares and PubCo Rights to be issued in connection with the Transactions shall have been approved for listing on Nasdaq, subject to official notice of issuance; and

(d) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Governmental Order that is then in effect and which has the effect of making the Initial Closing or the Acquisition Closing illegal or which otherwise prevents or prohibits consummation of the Initial Closing or the Acquisition Closing (any of the foregoing, a “restraint”), other than any such restraint that is immaterial.

Section 9.02 Conditions to Obligations of SPAC at Initial Closing. The obligations of SPAC to consummate, or cause to be consummated, the Transactions to occur at the Initial Closing are subject to the satisfaction of the following additional conditions as of the Initial Closing Date, any one or more of which may be waived in writing by SPAC:

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(a) (i) Each of the representations and warranties contained in Section 3.01 (Organization, Good Standing and Qualification), Section 3.02 (Subsidiaries), Section 3.04 (Capitalization of Subsidiaries), Section 3.05 (Authorization), Section 3.17 (Brokers), Section 5.01 (Organization, Good Standing, Corporate Power and Qualification), Section 5.04 (Authorization), Section 5.08 (Brokers) and Section 5.10 (Business Activities) (collectively, the “Specified Representations”) that is (x) qualified by “materiality” or “Company Material Adverse Effect” or any similar limitation, shall be true and correct in all respects, and (y) not qualified by “materiality” or “Company Material Adverse Effect” or any similar limitation, shall be true and correct in all material respects, in the case of each of the foregoing clauses (x) and (y), as of the Initial Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be so true and correct on and as of such earlier date); (ii) each of the representations and warranties contained in Article III and Article V (other than the Specified Representations, the representations and warranties of the Company contained in Section 3.04(a) (Capitalization of the Company) and the representations and warranties of the Acquisition Entities contained in Section 5.02(a) (Capitalization of Acquisition Entities)), shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Initial Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be so true and correct on and as of such earlier date), except, in any case, where the failure of such representations and warranties to be so true and correct has not had a Company Material Adverse Effect; and (iii) each of the representations and warranties contained in Section 3.04(a) (Capitalization of the Company) and Section 5.02(a) (Capitalization of Acquisition Entities) shall be true and correct in all respects, other than de minimis inaccuracies, as of the Initial Closing Date as though then made;

(b) Each of the covenants of the Company and the Acquisition Entities to be performed as of or prior to the Initial Closing Date shall have been performed in all material respects; and

(c) Since the date of this Agreement, no Company Material Adverse Effect shall have occurred which is continuing and uncured.

Section 9.03 Conditions to Obligations of the Acquisition Entities at Initial Closing. The obligations of the Acquisition Entities to consummate, or cause to be consummated, the Transactions to occur at the Initial Closing are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a) (i) Each of the representations and warranties contained in Section 4.01 (Organization, Good Standing and Qualification), Section 4.03(Corporate Structure and Subsidiaries), Section 4.04 (Authorization), Section 4.10 (Brokers), Section 4.15 (Business Activities), Section 4.16 (Nasdaq Quotation) and Section 4.17 (SPAC Related Parties) (collectively, the “Specified SPAC Representations”) that is (x) qualified by “materiality” or “Material Adverse Effect” or any similar limitation, shall be true and correct in all respects, and (y) not qualified by “materiality” or “SPAC Material Adverse Effect” or any similar limitation, shall be true and correct in all material respects, in the case of each of the foregoing clauses (x) and (y), as of the Initial Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be so true and correct on and as of such earlier date); (ii) each of the representations and warranties contained in Article IV (other than the Specified SPAC Representations and the representations and warranties of SPAC contained in Section 4.02 (Capitalization of SPAC)), shall be true and correct (without giving any effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Initial Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be so true and correct on and as of such earlier date), except, in any case, where the failure of such representations and warranties to be so true and correct has not had a SPAC Material Adverse Effect; and (iii) the representations and warranties contained in Section 4.02 (Capitalization of SPAC) shall be true and correct in all respects, other than de minimis inaccuracies, as of the Initial Closing Date as though then made; and

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(b) Each of the covenants of SPAC to be performed as of or prior to the Initial Closing Date shall have been performed in all material respects; and

(c) Since the date of this Agreement, no SPAC Material Adverse Effect shall have occurred which is continuing and uncured.

Section 9.04 Conditions to Obligations of the Company at Acquisition Closing. The obligations of the Company to consummate, or cause to be consummated, the Transactions to occur at the Acquisition Closing shall be subject to the satisfaction of the additional condition that the Initial Merger Effective Time and the Initial Closing shall have occurred.

Section 9.05 Frustration of Conditions. None of SPAC, the Acquisition Entities or the Company may rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was proximately caused by such party’s failure to comply in all material respects with its obligations under Section 8.03 or another breach by any such Party of this Agreement.

Article X
Termination/Effectiveness

Section 10.01 Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Initial Merger Effective Time:

(a) by mutual written consent of the Company and SPAC;

(b) by written notice from the Company or SPAC to the other if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which has become final and nonappealable and has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions;

(c) by written notice from the Company to SPAC if the SPAC Board has effected a SPAC Change of Recommendation;

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(d) by written notice from the Company to SPAC if the SPAC Stockholders’ Approval shall not have been obtained by reason of the failure to obtain the required vote at the SPAC Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof taken in accordance with this Agreement;

(e) by written notice from SPAC to the Company if the SPAC Stockholders’ Approval shall not have been obtained by reason of the failure to obtain the required vote at the SPAC Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof taken in accordance with this Agreement, which termination right shall not be exercisable by SPAC if SPAC has materially breached any of its obligations under Article VIII;

(f)   by written notice from SPAC to the Company if there is any breach of any representation, warranty, covenant or agreement on the part of the Company or any Acquisition Entity set forth in this Agreement, such that the conditions specified in Section 9.02 would not be satisfied at the relevant Closing Date (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company or such Acquisition Entity then, for a period of up to 30 days after receipt by the Company of written notice from SPAC of such breach, such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within such 30-day period, provided that SPAC shall not have the right to terminate this Agreement pursuant to this Section 10.01(f) if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement;

(g) by written notice from the Company to SPAC if there is any breach of any representation, warranty, covenant or agreement on the part of SPAC set forth in this Agreement, such that the conditions specified in Section 9.03 or Section 9.04 would not be satisfied at the relevant Closing Date (a “Terminating SPAC Breach”), except that if any such Terminating SPAC Breach is curable by SPAC then, for a period of up to 30 days after receipt by SPAC of written notice from the Company of such breach, such termination shall not be effective, and such termination shall become effective only if the Terminating SPAC Breach is not cured within such 30-day period, provided that Company shall not have the right to terminate this Agreement pursuant to this Section 10.01(g) if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement;

(h) by written notice from SPAC to the Company if the Company Shareholders’ Approval shall not have been obtained;

(i) by written notice from SPAC to the Company if any shareholder of Merger Sub 1 or Merger Sub 2 revokes the Merger Sub 1 Written Resolution or the Merger Sub 2 Written Resolution; or

(j) by written notice from SPAC or the Company to the other, if the transactions contemplated by this Agreement shall not have been consummated on or prior to the 270th the day after the date hereof (and if such 270th day shall not be a Business Day, then the next following Business Day); provided that the right to terminate this Agreement pursuant to this Section 10.01(j) will not be available to any party whose breach of any provision of this Agreement primarily caused or resulted in the failure of the transactions to be consummated by such time.

Section 10.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors or shareholders, other than liability of the Company, SPAC or any Acquisition Entity, as the case may be, for actual fraud or for any willful and material breach of this Agreement occurring prior to such termination, except that the provisions of this Section 10.02, Section 8.01(c), the last sentence of Section 8.02(a)(i), Article XI and the NDA shall survive any termination of this Agreement.

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Article XI
Miscellaneous

Section 11.01 Trust Account Waiver. Notwithstanding anything to the contrary set forth in this Agreement, the Company and each Acquisition Entity acknowledges that it has read the publicly filed final prospectus of SPAC, filed with the SEC on October 10, 2023 (File No. 333-274098), including the Trust Agreement, and understands that SPAC has established the trust account described therein (the “Trust Account”) for the benefit of SPAC’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. The Company and each Acquisition Entity further acknowledges and agrees that SPAC’s sole assets consist of the cash proceeds of SPAC’s initial public offering (the “IPO”) and private placements of its securities occurring simultaneously with the IPO, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public stockholders. Accordingly, the Company (on behalf of itself and its Affiliates) and each Acquisition Entity hereby waives any past, present or future claim of any kind arising out of this Agreement against, and any right to access, the Trust Account, any trustee of the Trust Account or SPAC, to collect from the Trust Account any monies that may be owed to them by SPAC or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever, including for any knowing and intentional breach by any of the parties to this Agreement of any of its representations or warranties as set forth in this Agreement, or such party’s material breach of any of its covenants or other agreements set forth in this Agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Agreement. This Section 11.01 shall survive the termination of this Agreement for any reason.

Section 11.02 Waiver. Any party to this Agreement may, at any time prior to the Acquisition Closing, by action taken by its board of directors or officers or Persons thereunto duly authorized, (a) extend the time for the performance of the obligations or acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties (of another party hereto) that are contained in this Agreement or (c) waive compliance by the other parties hereto with any of the agreements or conditions contained in this Agreement, but such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver.

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Section 11.03 Notices. All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the intended recipient thereof at its address or at its email address set out below (or to such other address or email address as a party may from time to time notify the other parties). Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt), and (d) if sent by registered post, five days after posting. The initial addresses and email addresses of the parties for the purpose of this Agreement are:

If to SPAC, prior to the Closing, to:

Quetta Acquisition Corp.

Attn: Zihan Chen, Chief Executive Officer

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

with a copy (which shall not constitute notice) to:

Celine & Partners, PLLC

Attn: Cassi Olson, Esq.

1185 Avenue of the Americas, Suite 301

New York, NY 10036

E-mail: colson@celinelaw.com

If to the Company or Acquisition Entities, or SPAC following the Closing, to:

SMART KREATE GROUP LIMITED

Attn: CHIU Ka Ki

Unit B8, 11/F, NCB Innovation Centre

888 Lai Chi Kok Road, Kowloon, Hong Kong

with a copy (which shall not constitute notice) to:

Zhong Lun Law Firm LLP

4/F, Jardine House, 1 Connaught Place

Central, Hong Kong

Attn: Gary Li; Min Lu

Email: garyli@zhonglun.com; lumin@zhonglun.com

Section 11.04 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties hereto and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

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Section 11.05 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to (a) confer upon or give any Person (including any equityholder, any current or former director, manager, officer, employee or independent contractor of the Company or any of its Subsidiaries, or any participant in any Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), other than the parties hereto, any right or remedies under or by reason of this Agreement, (b) establish, amend or modify any employee benefit plan, program, policy, agreement or arrangement or (c) limit the right of SPAC, the Company, any Acquisition Entity or their respective Affiliates to amend, terminate or otherwise modify any Benefit Plan or other employee benefit plan, policy, agreement or other arrangement following the Acquisition Closing; provided, however, that (i) the D&O Indemnified Parties (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 6.04, and (ii) the Non-Recourse Parties (and their respective successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 11.17.

Section 11.06 Expenses.

(a) Except as otherwise set forth in this Agreement, each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement, the other Transaction Documents and the Transactions, including all fees of its legal counsel, financial advisers and accountants; provided, however, upon the consummation of the Acquisition Closing, PubCo shall pay, or cause to be paid, (i) all unpaid SPAC Transaction Expenses up to an aggregate amount not to exceed the SPAC Transaction Expenses Cap and (ii) all unpaid Company Transaction Expenses.

(b) For the avoidance of doubt, Sponsor shall be solely responsible for any SPAC Transaction Expenses in excess of the SPAC Transaction Expenses Cap (the “Excess SPAC Expenses”). To the extent any Excess SPAC Expenses are paid or borne by PubCo, PubCo shall be entitled to recover the amount thereof from Sponsor, and may, at its election, satisfy such amount by way of set-off against any cash otherwise payable by PubCo to Sponsor upon the exercise by Sponsor or PubCo of the Put Option or Call Option (as applicable) in accordance with Section 7.2(a) of the Sponsor Support Agreement.

Section 11.07 Governing Law. This Agreement, and all Actions or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by, and construed in accordance with, the internal substantive Laws of the State of New York applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 11.08 Arbitration. Any dispute, controversy, difference, or claim arising out of or relating to this Agreement, including its existence, validity, interpretation, performance, breach, or termination, or any dispute regarding non-contractual obligations arising out of or relating to this Agreement, shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The seat of arbitration shall be Hong Kong. There shall be three (3) arbitrators. The arbitration proceedings shall be conducted in English. The Law of this arbitration clause shall be Hong Kong law. For the avoidance of doubt, a request by a party hereto to a court of competent jurisdiction for interim measures necessary to preserve such party’s rights, including pre-arbitration attachments, injunctions, or other equitable relief, shall not be deemed incompatible with, or a waiver of, the agreement to arbitrate in this Section 11.08.

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Section 11.09 Waiver of Trial by Jury. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 11.10 Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document, but all of which together shall constitute one and the same instrument. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

Section 11.11 Company Disclosure Letter. The Company Disclosure Letter (including, in each case, any section thereof) referenced in this Agreement are a part of this Agreement as if fully set forth herein. All references in this Agreement to the Company Disclosure Letter (including, in each case, any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the applicable Disclosure Letter, or any section thereof, with reference to any section of this Agreement or section of the applicable Disclosure Letter shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or sections of the applicable Disclosure Letter to which it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or section of the applicable Disclosure Letter. Certain information set forth in the Company Disclosure Letter is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality or that the facts underlying such information constitute a Company Material Adverse Effect or a SPAC Material Adverse Effect, as applicable.

Section 11.12 Entire Agreement. This Agreement (together with the Company Disclosure Letter), the NDA and the other Transaction Documents constitute the entire agreement among the parties to this Agreement relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the Transactions. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between such parties except as expressly set forth in the Transaction Documents.

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Section 11.13 Amendments. This Agreement may be amended or modified in whole or in part prior to the Initial Merger Effective Time, only by a duly authorized agreement in writing in the same manner as this Agreement, which makes reference to this Agreement and which shall be executed by the Company, SPAC and the Acquisition Entities; provided, however, that after the Company Shareholders’ Approval or the SPAC Stockholders’ Approval has been obtained, there shall be no amendment or waiver that by applicable Law requires further approval by the Company Shareholders or the SPAC Stockholders, respectively, without such approval having been obtained.

Section 11.14 Publicity.

(a) All press releases or other public communications relating to the Transactions, and the method of the release for publication thereof, shall prior to the Acquisition Closing, be subject to the prior mutual approval of SPAC and the Company; provided, that no such party shall be required to obtain consent pursuant to this Section 11.14(a) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 11.14(a).

(b) The restriction in Section 11.14(a) shall not apply to the extent the public announcement is required by applicable securities Law, any Governmental Authority or stock exchange rule; provided, however, that in such an event, the party making the announcement shall, to the extent practicable, use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

Section 11.15 Confidentiality. The existence and terms of this Agreement are confidential and may not be disclosed by either party hereto, their respective Affiliates or any Representatives of any of the foregoing, and shall at all times be considered and treated as “Confidential Information” as such term is defined in the NDA. Notwithstanding anything to the contrary contained in the preceding sentence or in the NDA, each party shall be permitted to disclose Confidential Information, including the Transaction Documents, the fact that the Transaction Documents have been signed and the status and terms of the Transactions to its existing or potential Affiliates, joint ventures, joint venture partners, shareholders, lenders, underwriters, financing sources and any Governmental Authority (including Nasdaq), and to the extent required, in regulatory filings, and their respective Representatives; provided that such parties entered into customary confidentiality agreements or are otherwise bound by fiduciary or other duties to keep such information confidential.

Section 11.16 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties hereto further agree that if any provision contained in this Agreement is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained in this Agreement that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

Section 11.17 Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 11.18 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a party hereto (and then only to the extent of the specific obligations undertaken by such party to this Agreement or any other Transaction Document), (a) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, stockholder, Affiliate, agent, attorney, advisor or other Representative of any party hereto and (b) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, stockholder, Affiliate, agent, attorney, advisor or other Representative of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, any Acquisition Entity or SPAC under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the Transactions (each of the Persons identified in the foregoing sub-clauses (a) or (b), a “Non-Recourse Party”, and collectively, the “Non-Recourse Parties”).

Section 11.19 Non-Survival of Representations, Warranties and Covenants. Except as otherwise contemplated by Section 10.02, the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate (including confirmations therein), statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall not survive the Acquisition Closing and shall terminate and expire upon the occurrence of the Acquisition Closing (and there shall be no liability after the Acquisition Closing in respect thereof), except for (a) those covenants and agreements contained in this Agreement that by their terms expressly apply in whole or in part after the Acquisition Closing, and (b) this Article XI.

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Section 11.20 Conflicts and Privilege.

(a) The Parties agree that, notwithstanding the fact that Celine & Partners, PLLC (“Celine”) may have, prior to Initial Closing, jointly represented SPAC and Sponsor in connection with this Agreement, other Transaction Documents and the Transactions, and has also represented SPAC, Sponsor and/or their respective Affiliates in connection with matters other than the transaction that is the subject of this Agreement, Celine will be permitted in the future, after the Initial Closing, to represent Sponsor or its Affiliates in connection with matters in which such Persons are adverse to PubCo, the Surviving Company or any of their respective Affiliates, including any disputes arising out of, or related to, this Agreement. The Company, PubCo, and the Merger Subs hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with Celine’s future representation of one or more of Sponsor or its Affiliates in which the interests of such Person are adverse to the interests of PubCo, Surviving Company, Surviving Corporation, and/or the Company or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by Celine of Sponsor, SPAC or any of their respective Affiliates. The parties acknowledge and agree that, for the purposes of the attorney-client privilege, Sponsor shall be deemed the client of Celine with respect to the negotiation, execution and performance of this Agreement and the other Transaction Documents. All such communications shall remain privileged after the Initial Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to Sponsor, shall be controlled by Sponsor and shall not pass to or be claimed by PubCo or Surviving Company; provided, further, that nothing contained herein shall be deemed to be a waiver by PubCo, Surviving Company or any of their respective Affiliates of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

(b) The Parties agree that, notwithstanding the fact that Zhong Lun Law Firm LLP (“Zhong Lun”) may have, prior to the Acquisition Closing, represented the Company and PubCo in connection with this Agreement, the other Transaction Documents and the Transactions, and has also represented the Company and/or their respective Affiliates in connection with matters other than the transaction that is the subject of this Agreement, Zhong Lun will be permitted in the future, after the Acquisition Closing, to represent the shareholders or holders of other equity interests of the Company on or prior to the Initial Closing or any of their respective directors, members, partners, officers, employees or Affiliates (other than PubCo or the Surviving Corporation) (collectively, the “SKG Group”) in connection with matters in which such Persons are adverse to PubCo or the Surviving Corporation, including any disputes arising out of, or related to, this Agreement. The Company, PubCo, and the Merger Subs hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with Zhong Lun’s future representation of any member of the SKG Group in which the interests of such Person are adverse to the interests of PubCo, Surviving Company, Surviving Corporation and/or the Company or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by Zhong Lun of any member of the SKG Group. The parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Company and the SKG Group shall be deemed the client of Zhong Lun with respect to the negotiation, execution and performance of this Agreement and the other Transaction Documents. All such communications shall remain privileged after the Acquisition Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the SKG Group, shall be controlled by the SKG Group and shall not pass to or be claimed by PubCo or the Surviving Corporation; provided, further, that nothing contained herein shall be deemed to be a waiver by PubCo, the Surviving Corporation or any of their respective Affiliates of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

[Signature pages follow]

86

IN WITNESS WHEREOF, the Parties have hereunto caused this Agreement to be duly executed as of the date first set forth above.

Quetta Acquisition Corporation

By:	/s/ Zihan Chen
Name:	Zihan Chen
Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the Parties have hereunto caused this Agreement to be duly executed as of the date first set forth above.

SMART KREATE GROUP LIMITED

By:	/s/ CHIU Ka Ki
Name:	CHIU Ka Ki
Title:	Director

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the Parties have hereunto caused this Agreement to be duly executed as of the date first set forth above.

SKG Merger Sub 1 Limited

By:	/s/ CHIU Ka Ki
Name:	CHIU Ka Ki
Title:	Director

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the Parties have hereunto caused this Agreement to be duly executed as of the date first set forth above.

SKG Merger Sub 2 Limited

By:	/s/ CHIU Ka Ki
Name:	CHIU Ka Ki
Title:	Director

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, the Parties have hereunto caused this Agreement to be duly executed as of the date first set forth above.

Smart Kreate Group Limited

By:	/s/ CHIU Ka Ki
Name:	CHIU Ka Ki
Title:	Director

[Signature Page to Business Combination Agreement]

Exhibit A-1

EXECUTION VERSION

FORM OF SPONSOR SUPPORT AGREEMENT AND DEED

This SPONSOR SUPPORT AGREEMENT AND DEED (this “Agreement”) is made and entered into as of March 6, 2026, by and among SMART KREATE GROUP LIMITED, a Cayman Islands exempted company (“PubCo”), Smart Kreate Group Limited, a BVI business company (the “Company”), Quetta Acquisition Corporation, a Delaware corporation (“SPAC”), and Yocto Investments LLC, a Delaware limited liability company (“Sponsor”) and, solely for purposes of Article VI, Section 8.1 and Section 8.5 of this Agreement (and the other sections of this Agreement solely to the extent relating to Article VI, Section 8.1 and Section 8.5), certain individuals listed on Schedule A hereto, each of whom is a member of the SPAC Board or an officer of SPAC as of the date hereof (the “Insiders”). Capitalized terms used herein but not defined herein shall have the meaning ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, PubCo, SPAC, SKG Merger Sub 1 Limited, a Cayman Islands exempted company and a wholly owned subsidiary of PubCo (“Merger Sub 1”), SKG Merger Sub 2 Limited , a British Virgin Islands business company and a wholly owned subsidiary of PubCo (“Merger Sub 2”) and the Company are concurrently herewith entering into that certain Business Combination Agreement (as amended, restated or supplemented from time to time, the “Business Combination Agreement”), pursuant to which, among other things, (i) SPAC will merge with and into Merger Sub 1 (the “Initial Merger”), with Merger Sub 1 surviving the Initial Merger as a wholly owned subsidiary of PubCo, and (ii) following the Initial Merger, Merger Sub 2 will merge with and into the Company (the “Acquisition Merger”), with the Company surviving the Acquisition Merger as a wholly owned subsidiary of PubCo;

WHEREAS, Sponsor is, as of the date of this Agreement, the sole legal and beneficial owner of such number of shares of SPAC Common Stock (including any Founder Shares) and SPAC Rights set forth opposite Sponsor’s name on Schedule B hereto (such shares of SPAC Common Stock and SPAC Rights, together with any other Equity Securities of SPAC acquired by Sponsor after the date of this Agreement and during the term of this Agreement, collectively, the “Subject Shares”); and

WHEREAS, as a condition to their willingness to enter into the Business Combination Agreement, SPAC, the Company and PubCo have requested that Sponsor enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement and the Business Combination Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I.
Representations and Warranties of Sponsor

Sponsor hereby represents and warrants to the Company, PubCo and SPAC as follows:

1.1 Organization and Standing. Sponsor has been duly formed and is validly existing and in good standing under the Laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Sponsor is duly qualified or authorized to do business and is in good standing in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or authorization necessary, except where the failure to be so qualified, authorized or in good standing would not reasonably be expected to materially impair Sponsor’s ability to perform its obligations under this Agreement.

1.2 Authorization; Binding Agreement. Sponsor has all requisite limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action on the part of Sponsor, and no other proceedings on the part of Sponsor are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sponsor and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other applicable Laws now or hereafter in effect affecting creditors’ rights generally and (b) as limited by applicable Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

1.3 Governmental Approvals. No Governmental order on the part of Sponsor is required to be obtained or made in connection with the execution, delivery or performance by Sponsor of this Agreement or the consummation by Sponsor of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Governmental Order or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, an adverse effect on the ability of Sponsor to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by Sponsor do not and will not (a) conflict with or violate any provision of the Organizational Documents of Sponsor, (b) conflict with or violate any Law or Governmental Order applicable to Sponsor or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Sponsor under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of Sponsor under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of Sponsor, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Sponsor to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.5 Subject Shares. Sponsor is the sole legal and beneficial owner of the SPAC Securities set forth opposite Sponsor’s name on Schedule B hereto, and all such SPAC Securities are owned by Sponsor free and clear of all Encumbrances, other than Encumbrances pursuant to this Agreement, the SPAC Letter Agreement (as defined below), the Organizational Documents of SPAC or applicable federal or state securities Laws. Sponsor does not own legally or beneficially any shares or rights of SPAC other than the SPAC Securities set forth opposite Sponsor’s name on Schedule B hereto. Sponsor has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement and the SPAC Letter Agreement. For the avoidance of doubt, the first sentence in this Section 1.5 refers to “beneficial owner” of the title to the SPAC Securities and does not refer to “beneficial owner” of such securities as the term is used under Section 13(d) of the Exchange Act.

1.6 Business Combination Agreement. Sponsor understands and acknowledges that SPAC, the Company and PubCo are entering into the Business Combination Agreement in reliance upon Sponsor’s execution and delivery of this Agreement. Sponsor has received a copy of the Business Combination Agreement and is familiar with the provisions of the Business Combination Agreement.

1.7 Adequate Information. Sponsor is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC, PubCo and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Business Combination Agreement and has independently and without reliance upon SPAC, PubCo or the Company and based on such information as Sponsor has deemed appropriate, made its own analysis and decision to enter into this Agreement. Sponsor acknowledges that SPAC, PubCo and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Sponsor acknowledges that the agreements contained herein with respect to the Subject Shares held by Sponsor are irrevocable unless the Business Combination Agreement is terminated in accordance with its terms and shall only terminate upon the termination of this Agreement.

1.8 Restricted Securities. Sponsor understands that the Shareholder Merger Consideration that Sponsor may receive in connection with its Subject Shares and the Initial Merger will be “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these Laws, Sponsor must hold such Shareholder Merger Consideration indefinitely unless (a) they are registered with the SEC and qualified by state authorities, or (b) an exemption from such registration and qualification requirements is available, and that any certificates or book entries representing the PubCo Ordinary Shares shall contain a legend to such effect.

Article II.
Representations and Warranties of SPAC

SPAC hereby represents and warrants to Sponsor, the Company and PubCo as follows:

2.1 Organization and Standing. SPAC is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. SPAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SPAC is duly qualified or authorized to do business and is in good standing in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or authorization necessary, except where the failure to be so qualified, authorized or in good standing would not reasonably be expected to materially impair SPAC’s ability to perform its obligations under this Agreement.

2.2 Authorization; Binding Agreement. SPAC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of SPAC and, other than the SPAC Stockholders’ Approval, no other corporate proceedings on the part of SPAC are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable Laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3 Governmental Approvals. No Governmental Order on the part of SPAC is required to be obtained or made in connection with the execution, delivery or performance by SPAC of this Agreement or the consummation by SPAC of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Governmental Order or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

2.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by SPAC do not and will not (a) conflict with or violate any provision of the SPAC Charter, (b) conflict with or violate any Law or Governmental Order applicable to SPAC or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by SPAC under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Encumbrances (other than Permitted Encumbrances) upon any of the properties or assets of SPAC under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of SPAC, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

Article III.
Representations and Warranties of PubCo

PubCo hereby represents and warrants to the Company, Sponsor and SPAC as follows:

3.1 Organization and Standing. PubCo is an exempted company limited by shares duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. PubCo has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. PubCo is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

3.2 Authorization; Binding Agreement. PubCo has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors and shareholders of PubCo and no other corporate proceedings on the part of PubCo are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by PubCo and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of PubCo, enforceable against PubCo in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable Laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3 Governmental Approvals. No Governmental Order on the part of PubCo is required to be obtained or made in connection with the execution, delivery or performance by PubCo of this Agreement or the consummation by PubCo of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Governmental Order or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of PubCo to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

3.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by PubCo will not (a) conflict with or violate any provision of Organizational Documents of PubCo, (b) conflict with or violate any Law or Governmental Order applicable to PubCo or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by PubCo under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Encumbrances (other than Permitted Encumbrances) upon any of the properties or assets of PubCo under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of PubCo, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of PubCo to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

Article IV.
Representations and Warranties of the Company

The Company hereby represents and warrants to PubCo, Sponsor and SPAC as follows:

4.1 Organization and Standing. The Company is a business company with limited liability duly incorporated, validly existing and in good standing (to the extent such concept is recognized under applicable Law) under the Laws of the British Virgin Islands. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and the Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to prevent, materially delay or impair Company’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

4.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors and shareholders of the Company and, other than the Company Shareholders’ Approval, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable Laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3 Governmental Approvals. No Governmental Order on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Governmental Order or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

4.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by the Company will not (a) conflict with or violate any provision of Organizational Documents of the Company, (b) conflict with or violate any Law or Governmental Order applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Encumbrances (other than Permitted Encumbrances) upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of the Company, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

Article V.
Agreement to Vote; Certain Other Covenants of Sponsor

Sponsor covenants and agrees with PubCo and the Company during the term of this Agreement as follows:

5.1 Agreement to Vote.

(a) In Favor of Initial Merger and the Transaction Proposals. At any meeting of the stockholders of SPAC or any class of stockholders of SPAC called to seek the SPAC Stockholders’ Approval, or at any adjournment or postponement thereof, or in connection with any written consent of the stockholders of SPAC or any class of stockholders of SPAC or in any other circumstances upon which a vote, consent or other approval with respect to the Business Combination Agreement, any other Transaction Documents, the Initial Merger, the other Transaction Proposals or any other Transaction is sought, Sponsor shall (i) if a meeting is held, appear at such meeting in person or by proxy or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by class vote and/or written consent, if applicable) the Subject Shares in favor of granting the SPAC Stockholders’ Approval or, if there are insufficient votes in favor of granting the SPAC Stockholders’ Approval, in favor of the adjournment or postponement of such meeting of the stockholders of SPAC to a later date.

(b)  Against Other Transactions. At any meeting of stockholders of SPAC or any class of stockholders of SPAC or at any adjournment or postponement thereof, or in connection with any written consent of the stockholders of SPAC or in any other circumstances upon which Sponsor’s vote, consent or other approval is sought, Sponsor shall:

(i) if a meeting is held, appear at such meeting in person or by proxy or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum; and

(ii) vote (or cause to be voted) the Subject Shares (including by proxy, withholding class vote and/or written consent, if applicable) against (x) any business combination agreement, merger agreement or merger (other than the Business Combination Agreement and the Initial Merger), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC or any public offering of any Equity Securities of SPAC, (y) any SPAC Acquisition Proposal, and (z) any amendment of Organizational Documents of SPAC or other proposal or transaction involving SPAC or any of its Subsidiaries, which amendment or other proposal or transaction, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by SPAC of, prevent or nullify any provision of the Business Combination Agreement, or any other Transaction Documents, the Initial Merger, the Acquisition Merger, any other Transaction or change in any manner the voting rights of any class of SPAC’s share capital.

(c)  Revoke Other Proxies. Sponsor represents and warrants that any proxies or powers of attorney heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies or powers of attorney have been or are hereby revoked, other than the voting and other arrangements under the SPAC Letter Agreement.

(d) Irrevocable Proxy and Power of Attorney. Sponsor hereby unconditionally and irrevocably grants to, and appoints the Company and any individual designated in writing by the Company, and each of them individually, as Sponsor’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Sponsor, to vote the Subject Shares, or grant a written consent or approval in respect of the Subject Shares in a manner consistent with Section 5.1. Sponsor understands and acknowledges that the Company and PubCo are entering into the Business Combination Agreement in reliance upon Sponsor’s execution and delivery of this Agreement. Sponsor hereby affirms that the irrevocable proxy and power of attorney set forth in this Section 5.1(d) is given in connection with the execution of the Business Combination Agreement, and that such irrevocable proxy and power of attorney is given to secure the performance of the duties of Sponsor under this Agreement. Sponsor hereby further affirms that the irrevocable proxy and power of attorney is coupled with an interest and may under no circumstances be revoked. Sponsor hereby ratifies and confirms all that such proxy and attorney may lawfully do or cause to be done by virtue hereof. SUCH IRREVOCABLE PROXY AND POWER OF ATTORNEY IS EXECUTED AND INTENDED TO BE IRREVOCABLE. The irrevocable proxy and power of attorney granted hereunder shall only terminate upon the termination of this Agreement.

5.2 No Transfer. Other than (a) pursuant to this Agreement or (b) upon the consent of the Company, from the date of this Agreement until the date of termination of this Agreement, Sponsor shall not, directly or indirectly, (i) sell, transfer, tender, grant, pledge, assign or otherwise dispose of (including by gift, tender or exchange offer, merger or operation of law), encumber, hedge or utilize a derivative to transfer the economic interest in (collectively, “Transfer”), or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any Person other than pursuant to the Initial Merger; (ii) grant any proxies (other than as set forth in this Agreement or a proxy granted to a representative of Sponsor to attend and vote at a stockholders meeting which is voted in accordance with this Agreement) or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares; (iii) take any action that would make any representation or warranty of Sponsor herein untrue or incorrect, or have the effect of preventing or disabling Sponsor from performing its obligations hereunder; or (iv) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying Sponsor from performing any of its obligations hereunder. Any action attempted to be taken in violation of the preceding sentence will be null and void. Sponsor hereby authorizes and requests SPAC or the Company to notify SPAC’s transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Agreement places limits on the voting of the Subject Shares). Sponsor agrees with, and covenants to, SPAC, PubCo and the Company that Sponsor shall not request that SPAC register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares in violation of this Section 5.2.

5.3 Waiver of Anti-Dilution Protection. Sponsor hereby irrevocably waives, forfeits and agrees not to exercise, assert or perfect any anti-dilution, conversion adjustment or similar protection with respect to any Founder Shares or other SPAC Securities in connection with the Transactions, whether arising under the SPAC Charter, the SPAC Letter Agreement, the Prospectus or any other agreement or instrument. Sponsor acknowledges that this Section 5.3 constitutes a written waiver of any such rights in connection with the Transactions and that such waiver shall survive the Acquisition Effective Time in accordance with Section 8.3.

5.4 Waiver of Dissenters’ Rights. Sponsor hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ rights under Section 262 of the DGCL and any other similar statute in connection with the Initial Merger and the Business Combination Agreement.

5.5 No Redemption. Sponsor irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, Sponsor shall not elect to cause SPAC to redeem any Subject Shares now or at any time legally or beneficially owned by Sponsor, or submit or surrender any of its Subject Shares for redemption, in connection with the transactions contemplated by the Business Combination Agreement or otherwise.

5.6  New Shares. In the event that prior to the Initial Closing (i) any SPAC Securities or other securities are issued or otherwise distributed to Sponsor pursuant to any share dividend or distribution, or any change in any of the SPAC Securities or other share capital of SPAC by reason of any share split-up, subdivision, recapitalization, combination, reverse share split, consolidation, exchange of shares or otherwise, (ii) Sponsor acquires legal or beneficial ownership of any SPAC Securities after the date of this Agreement, including upon exercise of options or warrants or (iii) Sponsor acquires the right to vote or share in the voting of any SPAC Securities after the date of this Agreement (collectively, the “New Securities”), the terms “Subject Shares” shall be deemed to refer to and include such New Securities (including all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

Article VI.
Sponsor and Insiders Lock-Up

6.1 Sponsor and Insiders Lock-Up. Subject to the consummation of the Initial Merger, Each of the Sponsor and the Insiders (each a “Subject Stockholder”) covenants and agrees not to, during the Applicable Period, without the prior written consent of the board of directors of PubCo, Transfer any PubCo Ordinary Shares or PubCo Rights received by such Subject Stockholder as a result of the Initial Merger and any PubCo Ordinary Shares received by such Subject Stockholder upon the exercise of PubCo Rights (the “Lock-Up Securities” of a Subject Stockholder); provided, however, that the foregoing shall not apply to (i) Transfers by the Sponsor (A) to another Person that is an affiliate of the Sponsor, or to any investment fund or other entity Controlling, Controlled by, managing or managed by or under common Control with the Sponsor or its affiliates or who shares a common investment advisor with the Sponsor; (B) as part of a distribution to members, partners or shareholders of the Sponsor via dividend or share repurchase; or (C) by gift to a charitable organization or to a charitable foundation; (ii) Transfers by virtue of the Laws of the state of the Sponsor’s organization and the Sponsor’s Organizational Documents upon dissolution of the Sponsor; (iii) Transfers relating to PubCo Ordinary Shares or other securities convertible into or exercisable or exchangeable for PubCo Ordinary Shares acquired in open market transactions after the Acquisition Closing; (iv) the entry, at any time after the Acquisition Closing, by the Sponsor into any trading plan providing for the sale of PubCo Ordinary Shares meeting the requirements of Rule 10b5-1(c) under the Exchange Act, provided that such plan does not provide for, or permit, the sale of any PubCo Ordinary Shares during the Applicable Period insofar as it relates to the applicable Lock-Up Securities and no public announcement or filing is voluntarily made or required regarding such plan during the Applicable Period insofar as it relates to the applicable Lock-Up Securities; (v) Transfers in the event of completion of a liquidation, merger, exchange of shares or other similar transaction which results in all of PubCo’s shareholders having the right to exchange their PubCo Ordinary Shares for cash, securities or other property; (vi) pledges of Lock-Up Securities by a holder thereof that create a mere security interest in such Lock-Up Securities pursuant to a bona fide loan or indebtedness transaction so long as such holder continues to control the exercise of the voting rights of such pledged Lock-Up Securities (as well as any foreclosure on such pledged Lock-Up Securities so long as the transferee in such foreclosure agrees to become a party to this Agreement and be bound by all obligations applicable to the relevant Subject Stockholder, provided that such agreement shall only take effect in the event that the transferee takes possession of the Lock-Up Securities as a result of foreclosure); (vii) with respect to a Subject Stockholder that is an Insider, Transfers (A) by gift to any member of such Subject Stockholder’s Immediate Family; (B) to a family trust, established for the exclusive benefit of such Subject Stockholder or any of his Immediate Family for estate planning purposes; (C) by virtue of laws of descent and distribution upon death of such Subject Stockholder; or (D) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, further, however, that in the case of clauses (i), (ii), (vi), and (vii), these permitted transferees shall enter into a written agreement, in substantially the form of this Article VI, agreeing to be bound by the restrictions on Transfer of Lock-Up Securities applicable to the Transferring Subject Stockholder prior to such Transfer.

6.2 No Amendment or Waiver. Neither the Company nor PubCo shall amend or waive the lock-up restriction agreed with the Other Lock-Up Shareholders pursuant to Section 6.1 of the respective Shareholder Support Agreements unless the Company or PubCo, as the case may be, extends such amendment and/or waiver to each Subject Shareholder, under the same terms and conditions (including, for the avoidance of doubt, the timing of any release from such lock-up restriction) and on a pro rata basis. The Company and PubCo shall provide at least five (5) Business Days’ advance written notice to each Subject Stockholder of any such amendment or waiver.

6.3 Certain Definitions For purposes of this Article VI:

(a) “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act;

(b) “Applicable Period” means the period commencing on the Acquisition Closing Date and ending on the earlier of (i) the date that is nine (9) months following the Acquisition Closing Date, and (ii) the consummation of a liquidation, merger, share exchange or other similar transaction involving PubCo pursuant to which all holders of PubCo Ordinary Shares have the right to exchange their PubCo Ordinary Shares for cash, securities or other property.

(c) “Immediate Family” shall mean, as to a natural person, such individual’s spouse, former spouse, domestic partner, child (including by adoption), father, mother, brother or sister, and lineal descendant (including by adoption) of any of the foregoing persons; and

(d) “Other Lock-Up Shareholders” means the “Shareholders” as defined in the respective Shareholder Support Agreements.

Article VII.
Put and Call Options; Sharing of Fees

7.1 Put and Call Options.

(a) Put Option. Subject to the terms and conditions of this Section 7.1, for a period of twelve (12) months following the Acquisition Closing (the “Put Option Period”), Sponsor shall have the right, but not the obligation (the “Put Option”), to require PubCo to purchase up to 800,000 PubCo Class A Ordinary Shares held of record by Sponsor as of immediately following the Acquisition Closing and that remain outstanding and untransferred at the time of exercise (the “Put Option Shares”), at a purchase price of $4.00 per share (the “Put Option Price”). The Put Option may be exercised in whole or in part from time to time during the Put Option Period.

(b) Call Option. Subject to the terms and conditions of this Section 7.1, during the Put Option Period, PubCo (or any of its Affiliates designated by PubCo) shall have the right, but not the obligation (the “Call Option”), to purchase from Sponsor: (i) up to 800,000 PubCo Class A Ordinary Shares at a purchase price of $4.00 per share; and (ii) up to an additional 700,000 PubCo Class A Ordinary Shares (the “Call Option Shares”) at a purchase price of $6.00 per share (the “Call Option Price”). The Call Option may be exercised in whole or in part from time to time during the Put Option Period. For the avoidance of doubt, the exercise of the Call Option shall be independent of, and shall not be conditioned upon, the exercise (or non-exercise) of the Put Option, except that in no event shall the aggregate number of PubCo Class A Ordinary Shares purchased pursuant to this Section 7.1 exceed the number of shares then held by Sponsor.

(c) Exercise Procedure; Closing.

(i) Any exercise of the Put Option or Call Option shall be effected by written notice (an “Exercise Notice”) delivered to the other party specifying: (A) the number of Put Option Shares or Call Option Shares (as applicable) to be purchased; (B) the applicable per-share purchase price; and (C) the proposed closing date (which shall comply with clause (ii) below).

(ii) The closing of any purchase and sale pursuant to this Section 7.1 (each, an “Option Closing”) shall occur on the tenth (10th) Business Day following delivery of the applicable Exercise Notice (or such other date as the parties may mutually agree in writing), subject to satisfaction of the conditions set forth herein.

(iii) At the Option Closing:

(A)	PubCo shall pay the aggregate purchase price, subject to any set-off in accordance with Section 7.2 hereof and Section 7.06(c) and Section 11.06(b) of the Business Combination Agreement, by wire transfer of immediately available funds to an account designated by the Sponsor; and

(B)	the Sponsor shall transfer to PubCo good and valid title to the applicable Put Option Shares or Call Option Shares (as applicable), free and clear of all Encumbrances (other than restrictions arising under applicable Laws or the Transaction Documents), together with all necessary instruments of transfer.

(d) Adjustment. If, prior to any Option Closing, there shall occur any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination, subdivision or other similar event affecting the PubCo Class A Ordinary Shares, the number of shares subject to purchase and the applicable per-share purchase price shall be equitably adjusted in a manner intended to preserve the economic intent of this Section 7.1.

(e) Specific Performance. The parties acknowledge that irreparable damage would occur in the event of any breach. Accordingly, subject to the terms and limitations set forth herein, each party shall be entitled to specific performance and injunctive relief to enforce the provisions of this Section 7.1, in addition to any other remedy available at law or in equity.

(f) Compliance; Restrictive Actions. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document:

(i) the exercise and consummation of the Put Option or the Call Option shall be subject to compliance with applicable Law, the PubCo Charter, applicable Nasdaq listing requirements and the availability of legally available funds; and

(ii) during the Put Option Period, PubCo shall not take any action in bad faith that is specifically intended to prevent or materially impair the Sponsor’s ability to exercise the Put Option in accordance with its terms; provided, however, that nothing herein shall limit or restrict PubCo or its board of directors from taking any action required by, or consistent with, its fiduciary duties, applicable Law, Nasdaq listing requirements or the PubCo Charter.

7.2 Sharing of Fees.

(a) Deferred Underwriting Fee.

(i) Renegotiation. SPAC shall use its commercially reasonable efforts to enter into an amendment (the “Amendment to the Underwriting Agreement”) to that certain underwriting agreement, dated October 5, 2023, by and between SPAC and EF Hutton, division of Benchmark Investments, LLC (the “SPAC Underwriter”), with respect to the outstanding and unpaid underwriting fee in the aggregate amount of $2,415,000 (the “Deferred Underwriting Fee”), for the purpose of reducing and restructuring the Deferred Underwriting Fee in accordance with this Section 7.2(a). The Amendment to the Underwriting Agreement shall provide, among others, that (i) the cash portion of the Deferred Underwriting Fee shall not exceed $500,000 (the “Cash Component”); and (ii) the remaining portion of the Deferred Underwriting Fee in an aggregate amount not to exceed $1,915,000 (the “Share Component”) shall be satisfied by receiving PubCo Class A Ordinary Shares or other Equity Securities of PubCo on the twenty-four (24) month anniversary of the Acquisition Closing, on terms and conditions substantially consistent with this Section 7.2(a) and reasonably satisfactory to each of the Company and SPAC, with the specific terms to be set forth in the Amendment to the Underwriting Agreement. The Amendment to the Underwriting Agreement shall further provide that the SPAC Underwriter irrevocably waives any and all rights, claims or entitlement to the Trust Account with respect to the Deferred Underwriting Fee and releases SPAC, PubCo, Company and their respective Affiliates from any obligation to satisfy the Deferred Underwriting Fee from the Trust Account. The Deferred Underwriting Fee, as amended pursuant to the Amendment to the Underwriting Agreement, shall constitute the SPAC Underwriter’s sole and exclusive entitlement with respect to any deferred underwriting compensation, and the SPAC Underwriter shall have no further right of recourse against the Trust Account. Any Equity Securities received by the SPAC Underwriter in satisfaction of the Share Component shall be subject to customary lock-up provisions and shall be held by the SPAC Underwriter in compliance with applicable securities Laws and the rules of the applicable stock exchange. SPAC shall not enter into any Amendment to the Underwriting Agreement that increases the aggregate Deferred Underwriting Fee above $2,415,000 or is otherwise materially inconsistent with the terms set forth in this Section 7.2(a) without the prior written consent of the Company. SPAC shall provide the Company with a copy of the executed Amendment to the Underwriting Agreement prior to the Initial Closing.

(ii) Allocation. Subject to the consummation of the Acquisition Closing and limited to the Deferred Underwriting Fee as actually renegotiated and documented pursuant to Section 7.2(a)(i), the parties hereto agree that: (i) the Cash Component shall be borne equally by Sponsor and the Company; and (ii) the Share Component shall be allocated as follows: (A) the first $1,000,000 of the Share Component shall be borne by the Company; and (B) the portion of the Share Component in excess of $1,000,000 shall be borne equally by the Company and Sponsor. The portion of the Cash Component and the Share Component allocated to each of the Company and Sponsor pursuant to this Section 7.2(a)(ii) shall be referred to herein as such party’s “Allocated Cash Component” and “Allocated Share Component” (as applicable).

(iii) Sponsor Payment Mechanics; Set-Off.

(A)	Sponsor shall satisfy its Allocated Cash Component either (x) by directly paying such amount to the applicable SPAC Underwriter, or (y) by delivering written notice to PubCo requesting that PubCo pay such amount on its behalf, in which case any amount so paid by PubCo shall be set off against, and reduce on a dollar-for-dollar basis, any cash consideration otherwise payable by PubCo to Sponsor upon the exercise by Sponsor or PubCo of the Put Option or Call Option (as the case may be), in accordance with Section 7.1.

(B)	Sponsor shall satisfy its Allocated Share Component by transferring to the SPAC Underwriter a number of PubCo Class A Ordinary Shares received by it as Initial Merger Consideration in the Initial Merger calculated in accordance with the terms and conditions of the Amendment to the Underwriting Agreement. Sponsor shall ensure that it retains a sufficient number of PubCo Shares to satisfy such obligation.

(b) SPAC Transaction Expenses. Sponsor shall be solely responsible for any SPAC Transaction Expenses in excess of the SPAC Transaction Expenses Cap (such excess, the “Excess SPAC Expenses”). To the extent any Excess SPAC Expenses are paid or borne by PubCo, PubCo shall be entitled to recover the amount thereof from the Sponsor, and may, at its election, satisfy such amount by way of set-off against any cash otherwise payable by PubCo to the Sponsor upon the exercise by the Sponsor or PubCo of the Put Option or Call Option (as applicable) in accordance with Section 7.1 hereof.

Article VIII.
Additional Agreements of the Parties

8.1 Sponsor Affiliate Agreements.

(a) Each of Sponsor and SPAC hereby agree that, from the date hereof until the termination of this Agreement, neither Sponsor nor SPAC shall, nor shall they agree to, amend, modify, waive or vary that certain letter agreement dated October 5, 2023 by and among SPAC, Sponsor and the other parties thereto (the “SPAC Letter Agreement”), except as expressly contemplated by this Agreement, the Business Combination Agreement or any other Transaction Document.

(b) Each of Sponsor and SPAC hereby agree that each agreement as of the Acquisition Effective Time between SPAC (or any of its Subsidiaries), on the one hand, and Sponsor or any of Sponsor’s Affiliates (other than SPAC or any of SPAC’s Subsidiaries), on the other hand (but excluding any Transaction Document and the SPAC Letter Agreement) (such agreements, collectively, the “Sponsor Affiliate Agreements”) will be terminated effective as of the Acquisition Effective Time, and thereupon shall be of no further force or effect, without any further action on the part of any of the Sponsor or SPAC, and on and from the Acquisition Effective Time neither SPAC, the Sponsor, nor any of their respective affiliates or subsidiaries shall have any further rights, duties, liabilities or obligations under any of the Sponsor Affiliate Agreements and each of Sponsor and SPAC (for and on behalf of its Affiliates and Subsidiaries) hereby releases in full any and all claims with respect thereto with effect on and from the Acquisition Effective Time. Additionally, each of the Sponsor, SPAC and Insiders hereby agrees that the restrictions on Transfer of the Lock-Up Securities under Section 6.1 shall supersede and replace the Sponsor’s and each applicable Insider’s respective obligations in respect of lock-up and transfer provisions currently contained in Sections 5(a), 5(b) and 5(c) of the SPAC Letter Agreement (the “Original Sponsor Lockup”), and such Original Sponsor Lockup shall terminate and be of no further force or effect, in each case effective upon the Acquisition Effective Time.

8.2 Mutual Release.

(a) Sponsor Release. Sponsor, on its own behalf and on behalf of each of its Affiliates (other than SPAC or any of SPAC’s Subsidiaries) and each of its and their successors, assigns and executors (each, a “Sponsor Releasor”), effective as at the Acquisition Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge PubCo, the Company, SPAC, their respective Subsidiaries and each of their respective successors, assigns, heirs, executors, officers, directors, partners, managers and employees (in each case in their capacity as such) (each, a “Sponsor Releasee”), from (x) any and all obligations or duties PubCo, the Company, SPAC or any of their respective Subsidiaries has prior to or as of the Acquisition Effective Time to such Sponsor Releasor or (y) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Sponsor Releasor has prior to or as of the Acquisition Effective Time, against any Sponsor Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Acquisition Effective Time (except in the event of fraud on the part of a Sponsor Releasee); provided, however, that nothing contained in this Section 8.2(a) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (i) arising under this Agreement, the Business Combination Agreement, the other Transaction Documents or SPAC’s Organizational Documents, including the right to receive PubCo Class A Ordinary Shares at the Initial Merger Effective Time and for any amounts owed pursuant to the terms set forth therein, (ii) for indemnification or contribution, in any Sponsor Releasor’s capacity as an officer or director of SPAC, (iii) arising under any then-existing insurance policy of SPAC, (iv) pursuant to a contract and/or policy of SPAC, to reimbursements for reasonable and necessary business expenses incurred and documented prior to the Acquisition Effective Time, provided that such expenses shall be paid at the Acquisition Closing, or (v) for any claim for fraud.

(b) Company Release. Each of PubCo, the Company, SPAC and their respective Subsidiaries and each of its and their successors, assigns and executors (each, a “Company Releasor”), effective as at the Acquisition Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge Sponsor and its respective successors, assigns, heirs, executors, officers, directors, partners, members, managers and employees (in each case in their capacity as such) (each, a “Company Releasee”), from (x) any and all obligations or duties such Company Releasee has prior to or as of the Acquisition Effective Time to such Company Releasor, (y) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Company Releasor has, may have or might have or may assert now or in the future, against any Company Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Acquisition Effective Time (except in the event of fraud on the part of a Company Releasee); provided, however, that nothing contained in this Section 8.2(b) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (i) arising under this Agreement, the Business Combination Agreement or the other Transaction Documents or (ii) for any claim for fraud.

8.3 Termination. This Agreement shall terminate upon the earliest of (i) the Acquisition Effective Time (provided, however, that upon such termination, Section 5.4, Article VI, Article VII, Section 8.1 and Section 8.3 shall survive in accordance with its terms) and (ii) the termination of the Business Combination Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its actual fraud or for its willful and material breach of this Agreement prior to such termination.

8.4 Additional Matters. Sponsor shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as SPAC, the Company or PubCo may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Business Combination Agreement and the other Transaction Documents and (ii) refrain from exercising any veto right, consent right or similar right (whether under the SPAC Charter or the DECL) which would impede, disrupt, prevent or otherwise adversely affect the consummation of the Initial Merger or any other Transaction.

8.5 Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, nothing herein will be construed to limit or affect any action or inaction by any Insider serving as a director, officer, employee or fiduciary of SPAC or PubCo (as the case may be).

Article IX.
General Provisions

9.1 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company, PubCo and SPAC in accordance with Section11.03 of the Business Combination Agreement and to Sponsor at its address set forth set forth on Schedule B hereto (or at such other address for a party as shall be specified by like notice).

9.2 Miscellaneous. The provisions of Section 1.02 and Article XI of the Business Combination Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above as a deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:
SMART KREATE GROUP LIMITED

Signature:	/s/ CHIU Ka Ki

Name:	CHIU Ka Ki

Title:	Director

In the presence of:

Witness

Signature:	/s/ CHUNG Kit Ha

Print Name:	CHUNG Kit Ha

[Signature Page to Sponsor Support Agreement and Deed]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above as a deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:
Quetta Acquisition Corporation

Signature:	/s/ Zihan Chen

Name:	Zihan Chen

Title:	Chief Executive Officer and Director

In the presence of:

Witness

Signature:	/s/ Hui Chen

Print Name:	Hui Chen

[Signature Page to Sponsor Support Agreement and Deed]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above as a deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:
Yocto Investment LLC

Signature:	/s/ Chen Chen

Name:	Chen Chen

Title:	Authorised Signatory

In the presence of:

Witness

Signature:	/s/ Hui Chen

Print Name:	Hui Chen

[Signature Page to Sponsor Support Agreement and Deed]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above as a deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:
Smart Kreate Group Limited

Signature:	/s/ CHIU Ka Ki

Name:	CHIU Ka Ki

Title:	Director

In the presence of:

Witness

Signature:	/s/ CHUNG Kit Ha

Print Name:	CHUNG Kit Ha

[Signature Page to Sponsor Support Agreement and Deed]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above as a deed.

EXECUTED AND DELIVERED AS A DEED by:

ZIHAN CHEN, solely in his capacity as the Chief Executive Officer and Director of SPAC:

Signature:	/s/ Zihan Chen

Name:	Zihan Chen

In the presence of:

Witness

Signature:	/s/ Hui Chen

Print Name:	Hui Chen

[Signature Page to Sponsor Support Agreement and Deed]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above as a deed.

EXECUTED AND DELIVERED AS A DEED by:

ROBERT L. LABBE, solely in the capacity as Chief Financial Officer and Director of SPAC:

Signature:	/s/ Rober Labbe

Name:	Robert Labbe

In the presence of:

Witness

Signature:	/s/ Hui Chen

Print Name:	Hui Chen

[Signature Page to Sponsor Support Agreement and Deed]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above as a deed.

EXECUTED AND DELIVERED AS A DEED by:

DANIEL MCCABE, solely in his capacity as a Director of SPAC:

Signature:	/s/ Daniel McCabe

Name:	Daniel McCable

In the presence of:

Witness

Signature:	/s/ Hui Chen

Print Name:	Hui Chen

[Signature Page to Sponsor Support Agreement and Deed]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above as a deed.

EXECUTED AND DELIVERED AS A DEED by:

PING ZHANG, solely in the capacity as a Director of SPAC:

Signature:	/s/ Ping Zhang

Name:	Ping Zhang

In the presence of:

Witness

Signature:	/s/ Hui Chen

Print Name:	Hui Chen

[Signature Page to Sponsor Support Agreement and Deed]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above as a deed.

EXECUTED AND DELIVERED AS A DEED by:

QI GONG, solely in the capacity as a Director of SPAC:

Signature:	/s/ Qi Gong

Name:	Qi Gong

In the presence of:

Witness

Signature:	/s/ Hui Chen

Print Name:	Hui Chen

[Signature Page to Sponsor Support Agreement and Deed]

Exhibit A-2

EXECUTION VERSION

FORM OF SHAREHOLDER SUPPORT AGREEMENT AND DEED

This SHAREHOLDER SUPPORT AGREEMENT AND DEED (this “Agreement”) is made and entered into as of March 6, 2026, by and among (i) SMART KREATE GROUP LIMITED, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”), (ii) Quetta Acquisition Corporation, a Delaware corporation (“SPAC”), and (iii) the Persons listed on Schedule A hereto (each, a “Shareholder” and collectively, the “Shareholders”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in that certain Business Combination Agreement, dated as of March 6, 2026 (as amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among PubCo, SPAC, SKG Merger Sub 1 Limited, a Cayman Islands exempted company and a wholly owned subsidiary of PubCo (“Merger Sub 1”), SKG Merger Sub 2 Limited , a British Virgin Islands business company and a wholly owned subsidiary of PubCo (“Merger Sub 2”), and Smart Kreate Group Limited, a BVI business company (the “Company”).

WHEREAS, PubCo, SPAC, SKG Merger Sub 1 Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 1”), SKG Merger Sub 2 Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 2”), and Smart Kreate Group Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands (the “Company”), are concurrently herewith entering into the Business Combination Agreement, pursuant to which, among other things, (i) SPAC will merge with and into Merger Sub 1 (the “Initial Merger”), with Merger Sub 1 surviving such merger as a wholly owned subsidiary of PubCo, and (ii) Merger Sub 2 will merge with and into the Company (the “Acquisition Merger”), with the Company surviving such merger as a wholly owned subsidiary of PubCo;

WHEREAS, each Shareholder is, as of the date of this Agreement, the sole legal and beneficial owner of the number and class of shares of the Company set forth opposite such Shareholder’s name on Schedule A hereto (collectively, the “Company Shares”), and such Company Shares, together with any additional shares of the Company or other equity securities of the Company acquired by such Shareholder after the date of this Agreement and during the term of this Agreement (including upon the exercise, settlement or conversion of any Company equity awards), are collectively referred to herein as such Shareholder’s “Subject Shares”; and

WHEREAS, as a condition to their willingness to enter into the Business Combination Agreement, SPAC, the Company and PubCo have requested that the Shareholders enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement and the Business Combination Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I.
Representations and Warranties of the Shareholders

Each Shareholder hereby represents and warrants to SPAC, the Company and PubCo as follows:

1.1 Organization and Standing. If such Shareholder is not a natural person, such Shareholder is duly organized, validly existing and in good standing (to the extent such concept is recognized in the applicable jurisdiction) under the Laws of its jurisdiction of incorporation or organization and has all requisite corporate or other organizational power and authority to own, lease and operate its properties and to carry on its business as currently conducted. If such Shareholder is not a natural person, such Shareholder is duly qualified or licensed to do business and is in good standing (to the extent applicable) in each jurisdiction in which the character of its properties or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to prevent, materially delay or impair such Shareholder’s ability to perform its obligations under this Agreement.

1.2 Authorization; Binding Agreement. If such Shareholder is not a natural person, such Shareholder has all requisite corporate or other organizational power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other organizational action on the part of such Shareholder, and no other proceedings on the part of such Shareholder are necessary to authorize this Agreement or the performance of its obligations hereunder. If such Shareholder is a natural person, such Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting creditors’ rights generally, and (b) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). If such Shareholder is a natural person who is married and resides in a community property jurisdiction, such Shareholder’s spouse has executed and delivered a spousal consent in the form attached hereto as Annex I concurrently with the execution of this Agreement.

1.3 Governmental Approvals. No Governmental Order on the part of such Shareholder is required to be obtained or made in connection with the execution, delivery or performance by such Shareholder of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Governmental Order or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, an adverse effect on the ability of such Shareholder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by such Shareholder do not and will not (a) conflict with or violate any provision of the Organizational Documents of such Shareholder (if such Shareholder is not a natural person), (b) conflict with or violate any Law or Governmental Order applicable to such Shareholder or any of its, his or her properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Shareholder under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of such Shareholder under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Shareholder, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Shareholder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.5 Subject Shares. Such Shareholder is the sole legal and beneficial owner of the Company Shares set forth opposite such Shareholder’s name on Schedule A hereto, and all such Company Shares are owned by such Shareholder free and clear of all Encumbrances, other than Encumbrances pursuant to this Agreement, the Organizational Documents of the Company, the Shareholders’ Agreement or applicable federal or state securities Laws. Such Shareholder does not own legally or beneficially any shares of the Company other than the Subject Shares. Such Shareholder has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement. For the avoidance of doubt, the first sentence in this Section 1.5 refers to beneficial owner of the title to the Company Shares and does not refer to “beneficial owner” of such shares as the term is used under Section 13(d) of the Exchange Act.

1.6 Business Combination Agreement. Such Shareholder understands and acknowledges that SPAC, the Company and PubCo are entering into the Business Combination Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement. Such Shareholder has received a copy of the Business Combination Agreement and is familiar with the provisions of the Business Combination Agreement.

1.7 Adequate Information. Such Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC, PubCo and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Business Combination Agreement and has independently and without reliance upon SPAC, PubCo or the Company and based on such information as such Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Shareholder acknowledges that SPAC, PubCo and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Shareholder are irrevocable unless the Business Combination Agreement is terminated in accordance with its terms and shall only terminate upon the termination of this Agreement.

1.8 Restricted Securities. Such Shareholder acknowledges that any PubCo Ordinary Shares or other equity securities of PubCo constituting Shareholder Merger Consideration that may be issued to such Shareholder in connection with the Acquisition Merger (collectively, the “Consideration Securities”) may constitute “restricted securities” within the meaning of applicable U.S. federal and state securities Laws. Such Shareholder understands that the Consideration Securities may not be offered, sold, assigned or otherwise transferred unless (a) such securities are registered under the Securities Act and applicable state securities Laws, or (b) an exemption from such registration requirements is available. Such Shareholder further acknowledges that certificates or book-entry positions representing the Consideration Securities may bear a restrictive legend to the foregoing effect, subject to removal in accordance with applicable Law and the terms of the Business Combination Agreement and any applicable Registration Rights Agreement.

Article II.
Representations and Warranties of SPAC

SPAC hereby represents and warrants to PubCo, the Company and each Shareholder as follows:

2.1 Organization and Standing. SPAC is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. SPAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. SPAC is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character of its properties or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to prevent, materially delay or impair SPAC’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

2.2 Authorization; Binding Agreement. SPAC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of SPAC and, other than the SPAC Shareholders’ Approval, no other corporate proceedings on the part of SPAC are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable Laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3 Governmental Approvals. No Governmental Order on the part of SPAC is required to be obtained or made in connection with the execution, delivery or performance by SPAC of this Agreement or the consummation by SPAC of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Governmental Order or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

2.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by SPAC do not and will not (a) conflict with or violate any provision of the SPAC Charter, (b) conflict with or violate any Law or Governmental Order applicable to SPAC or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by SPAC under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Encumbrances (other than Permitted Encumbrances) upon any of the properties or assets of SPAC under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of SPAC, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

Article III.
Representations and Warranties of PubCo

PubCo hereby represents and warrants to SPAC, the Company and each Shareholder as follows:

3.1 Organization and Standing. PubCo is an exempted company limited by shares duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. PubCo has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. PubCo is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

3.2 Authorization; Binding Agreement. PubCo has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors and shareholders of PubCo and no other corporate proceedings on the part of PubCo are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by PubCo and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of PubCo, enforceable against PubCo in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable Laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3 Governmental Approvals. No Governmental Order on the part of PubCo is required to be obtained or made in connection with the execution, delivery or performance by PubCo of this Agreement or the consummation by PubCo of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Governmental Order or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of PubCo to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

3.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by PubCo will not (a) conflict with or violate any provision of Organizational Documents of PubCo, (b) conflict with or violate any Law or Governmental Order applicable to PubCo or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by PubCo under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Encumbrances (other than Permitted Encumbrances) upon any of the properties or assets of PubCo under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of PubCo, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of PubCo to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

Article IV.
Representations and Warranties of the Company

The Company hereby represents and warrants to SPAC, PubCo and each Shareholder as follows:

4.1 Organization and Standing. The Company is a business company with limited liability duly incorporated, validly existing and in good standing (to the extent such concept is recognized under applicable Law) under the Laws of the British Virgin Islands. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and the Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to prevent, materially delay or impair Company’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

4.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors and shareholders of the Company and, other than the Company Shareholders’ Approval, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable Laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3 Governmental Approvals. No Governmental Order on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Governmental Order or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

4.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by the Company will not (a) conflict with or violate any provision of Organizational Documents of the Company, (b) conflict with or violate any Law or Governmental Order applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Encumbrances (other than Permitted Encumbrances) upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of the Company, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

Article V.
Agreement to Vote; Certain Other Covenants of the Shareholders

Each Shareholder covenants and agrees with SPAC, PubCo and the Company during the term of this Agreement as follows:

5.1 Agreement to Vote.

(a) In Favor of Acquisition Merger and the Company Shareholders’ Approval. At any meeting of the shareholders of the Company or any class thereof called to seek the Company Shareholders’ Approval, or at any adjournment or postponement thereof, or in connection with any written consent of the shareholders of the Company or any class thereof, or in any other circumstance upon which a vote, consent or other approval with respect to the Business Combination Agreement, the Acquisition Merger or the other transactions contemplated thereby is sought, such Shareholder shall (i) if a meeting is held, appear at such meeting in person or by proxy (or otherwise cause its Subject Shares to be counted as present) for purposes of establishing a quorum; and (ii) vote (or cause to be voted), including by class vote and/or written consent, as applicable, all of its Subject Shares in favor of the Company Shareholders’ Approval and the approval of the Acquisition Merger and the other transactions contemplated by the Business Combination Agreement; provided, that if there are insufficient votes to obtain the Company Shareholders’ Approval at such meeting, such Shareholder shall vote in favor of any proposal to adjourn or postpone such meeting to a later date to solicit additional proxies or consents.

(b)  Against Other Transactions. At any meeting of the shareholders of the Company or any class thereof, or at any adjournment or postponement thereof, or in connection with any written consent of the shareholders of the Company or any class thereof, or in any other circumstance in which such Shareholder’s vote, consent or other approval is sought with respect to the Business Combination Agreement, the Acquisition Merger or the other transactions contemplated thereby, such Shareholder shall:

(i) if a meeting is held, appear at such meeting in person or by proxy or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum; and

(ii) vote (or cause to be voted) the Subject Shares (including by proxy, withholding class vote and/or written consent, if applicable) against (i) any business combination agreement, merger agreement or merger (other than the Business Combination Agreement and the Acquisition Merger), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any public offering of any Equity Securities of the Company or any of its Subsidiaries or any successor entity of the Company or such Subsidiary (other than any such transaction permitted under the Business Combination Agreement), (ii) any Company Acquisition Proposal, and (iii) any amendment of Organizational Documents of the Company or other proposal or transaction involving the Company or any of its Subsidiaries, which amendment or other proposal or transaction would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by the Company of, prevent or nullify any provision of the Business Combination Agreement or any other Transaction Document, the Initial Merger, the Acquisition Merger, any other Transaction or change in any manner the voting rights of any class of the Company’s share capital.

(c)  Revoke Other Proxies. Such Shareholder represents and warrants that any proxies or powers of attorney heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies or powers of attorney have been or are hereby revoked.

(d) Irrevocable Proxy and Power of Attorney. Such Shareholder hereby unconditionally and irrevocably grants to, and appoints PubCo (or any designee of PubCo) as such Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote the Subject Shares, or grant a written consent or approval in respect of the Subject Shares in a manner consistent with Section 5.1. Such Shareholder understands and acknowledges that the Company, PubCo and SPAC are entering into the Business Combination Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement. Such Shareholder hereby affirms that the irrevocable proxy and power of attorney set forth in this Section 5.1(d) is given in connection with the execution of the Business Combination Agreement, and that such irrevocable proxy and power of attorney is given to secure the performance of the duties of such Shareholder under this Agreement. Such Shareholder hereby further affirms that the irrevocable proxy and power of attorney is coupled with an interest and may under no circumstances be revoked. Such Shareholder hereby ratifies and confirms all that such proxy and attorney may lawfully do or cause to be done by virtue hereof. SUCH IRREVOCABLE PROXY AND POWER OF ATTORNEY IS EXECUTED AND INTENDED TO BE IRREVOCABLE. The irrevocable proxy and power of attorney granted hereunder shall only terminate upon the termination of this Agreement.

5.2 No Transfer. Except for (a) Transfers pursuant to the Acquisition Merger in accordance with the Business Combination Agreement, (b) Transfers by such Shareholder to a wholly owned affiliate of such Shareholder (provided that such affiliate executes and delivers to PubCo, SPAC and the Company a written joinder agreeing to be bound by the terms of this Agreement), or (c) Transfers approved in writing by PubCo, SPAC and the Company, from the date of this Agreement until the termination of this Agreement, such Shareholder shall not, directly or indirectly, sell, transfer, assign, pledge, encumber, hedge, hypothecate or otherwise dispose of (including by gift, tender, exchange offer, merger, operation of law or otherwise), or enter into any Contract, option or other arrangement with respect to the transfer of, any Subject Shares (each, a “Transfer”); grant any proxy (other than as expressly contemplated by this Agreement), enter into any voting agreement, voting trust, voting deed or similar arrangement, or otherwise agree to vote or dispose of any Subject Shares in a manner inconsistent with this Agreement; take any action that would reasonably be expected to render any representation or warranty of such Shareholder contained herein untrue or incorrect or that would prevent or materially delay such Shareholder from performing its obligations under this Agreement; or agree or commit to take any of the foregoing actions. Any purported Transfer in violation of this Section 5.2 shall be null and void ab initio. Such Shareholder hereby authorizes and instructs the Company to cause a stop-transfer notation to be placed in the Company’s register of members (or, if applicable, to notify the Company’s transfer agent or other Person maintaining such register) with respect to all Subject Shares and agrees not to request that the Company register any Transfer of any Subject Shares in violation of this Section 5.2.

5.3 Waiver of Dissenters’ Rights. Such Shareholder hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ rights under Section 179 of the BVI Act and any other similar statute in connection with the Acquisition Merger and the Business Combination Agreement.

5.4  New Shares. In the event that prior to the Acquisition Closing (i) any Company Shares or other securities of the Company are issued or otherwise distributed to a Shareholder pursuant to any share dividend or distribution, or any change in any of the Company Shares or other share capital of the Company by reason of any share split-up, subdivision, recapitalization, combination, reverse share split, consolidation, exchange of shares or the like, (ii) a Shareholder acquires legal or beneficial ownership of any Company Shares after the date of this Agreement, or (iii) a Shareholder acquires the right to vote or share in the voting of any Company Shares after the date of this Agreement (collectively, the “New Securities”), the terms “Subject Shares” shall be deemed to refer to and include such New Securities (including all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

5.5 Shareholders’ Consent, Authorization or Approval. Each Shareholder hereby irrevocably agrees and confirms that, insofar as (i) such Shareholder’s consent, authorization or approval is required, or (ii) such Shareholder forms part of a class of Company Shareholders whose consent, authorization or approval is required, in any such case in respect of or in connection with the transactions contemplated by the Business Combination Agreement and the other Transaction Documents, including the matters as set out in Section 5.7 (Reserved Matters) of the Shareholders’ Agreement, such Shareholder hereby grants, provides and gives such consent, authorization or approval, and all specific resolutions that may be required to have been adopted by such Shareholder or class of shareholders in connection with the transactions contemplated by the Business Combination Agreement and the other Transaction Documents are hereby deemed adopted and approved by such Shareholder.

5.6 Mutual Releases.

(a) Shareholder Release. Each Shareholder, on his own behalf and on behalf of each of his controlled affiliates (other than the Company or any of the Company’s Subsidiaries) and each of his heirs, successors, assigns and executors (each, a “Shareholder Releasor”), effective as at the Acquisition Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge PubCo, the Company, SPAC, their respective Subsidiaries and each of their respective successors, assigns, heirs, executors, officers, directors, partners, managers and employees (in each case in their capacity as such) (each, a “Shareholder Releasee”), from (x) any and all obligations or duties PubCo, the Company, SPAC or any of their respective Subsidiaries has prior to or as of the Acquisition Effective Time to such Shareholder Releasor or (y) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Shareholder Releasor has prior to or as of the Acquisition Effective Time, against any Shareholder Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Acquisition Effective Time (except in the event of fraud on the part of a Shareholder Releasee); provided, however, that nothing contained in this Section 5.6(a) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of such Shareholder (i) arising under this Agreement, the Business Combination Agreement or the other Transaction Documents, including the right to receive PubCo Class A Ordinary Shares or PubCo Class B Ordinary Shares, as applicable, at the Acquisition Merger Effective Time and for any amounts owed pursuant to the terms set forth therein, (ii) for indemnification or contribution, in any Shareholder Releasor’s capacity as an officer or director of the Company, whether under Contract, the Company Charter or otherwise, (iii) arising under any then-existing insurance policy of the Company or PubCo, (iv) pursuant to a contract and/or policy of the Company, to reimbursements for reasonable and necessary business expenses incurred and documented prior to the Acquisition Effective Time, (v) any employment compensation or benefits matter owed to Shareholder Releasor in his or her capacity as a director, manager, officer or employee of PubCo, the Company, or their respective affiliates or Subsidiaries, (vi) any employment agreement, restricted share unit award agreement, confidentiality agreement, non-competition agreement or any other agreement of similar nature entered into in the Ordinary Course with such Shareholder, (vii) any Liabilities of a Shareholder Releasee in connection with any future transactions between the parties that are not related to the Business Combination Agreement, the Transactions, the other Transaction Documents, or the transactions contemplated thereby, or (viii) for any claim for fraud.

(b) Company Release. Each of PubCo, the Company, SPAC and their respective Subsidiaries and each of its and their successors, assigns and executors (each, a “Company Releasor”), effective as at the Acquisition Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge each Shareholder and his successors, assigns, heirs and executors (each, a “Company Releasee”), from (x) any and all obligations or duties such Company Releasee has prior to or as of the Acquisition Effective Time to such Company Releasor, (y) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Company Releasor has, may have or might have or may assert now or in the future, against any Company Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Acquisition Effective Time (except in the event of fraud on the part of a Company Releasee); provided, however, that nothing contained in this Section 5.6(b) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any Company Releasor (i) arising under this Agreement, the Business Combination Agreement or the other Transaction Documents or (ii) for any claim for fraud.

Article VI.
Shareholder Lock-Up

6.1 Shareholder Lock-Up. Subject to the consummation of the Acquisition Merger, each Shareholder covenants and agrees not to, during the Applicable Period, without the prior written consent of the board of directors of PubCo, Transfer any PubCo Ordinary Shares received by it as a result of the Acquisition Merger and any PubCo Ordinary Shares received upon settlement of Equity Securities issued by PubCo under the PubCo Incentive Plans after the Acquisition Closing (the “Lock-Up Shares”); provided, however, that the foregoing shall not apply to:

(a) Transfers to a partnership, limited liability company or other entity of which such Shareholder is the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(b) if such Shareholder is a natural person, Transfers (A) by gift to any member of such Shareholder’s Immediate Family; (B) to a family trust, established for the exclusive benefit of such Shareholder or any of his Immediate Family for estate planning purposes; (C) by virtue of laws of descent and distribution upon death of such Shareholder; or (D) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union;

(c) if such Shareholder is not a natural person, Transfers (A) to another Person that is an affiliate of the Shareholder, or to any investment fund or other entity Controlling, Controlled by, managing or managed by or under common Control with the Shareholder or its affiliates or who shares a common investment advisor with the Shareholder; (B) as part of a distribution to members, partners or shareholders of the Shareholder via dividend or share repurchase; or (C) by gift to a charitable organization or to a charitable foundation;

(d) if such Shareholder is not a natural person, Transfers by virtue of the Laws of the state of the Shareholder’s organization and the Shareholder’s Organizational Documents upon dissolution of the Shareholder;

(e) the issuance of PubCo Ordinary Shares in settlement of Equity Securities issued by PubCo under the PubCo Incentive Plans and any related transfer of PubCo Ordinary Shares to PubCo in connection therewith (A) deemed to occur upon “net settlement” of such Equity Securities or (B) for the purpose of paying the settlement price of such Equity Securities or for paying taxes due as a result of the settlement of such Equity Securities, it being understood that all PubCo Ordinary Shares received upon such settlement or transfer will remain subject to the restrictions of this Article VI during the Applicable Period;

(f) Transfers relating to PubCo Ordinary Shares or other securities convertible into or exercisable or exchangeable for PubCo Ordinary Shares acquired in open market transactions after the Acquisition Closing;

(g) the entry, at any time after the Acquisition Closing, by a Shareholder into any trading plan providing for the sale of PubCo Ordinary Shares meeting the requirements of Rule 10b5-1(c) under the Exchange Act, provided that such plan does not provide for, or permit, the sale of any PubCo Ordinary Shares during the Applicable Period insofar as it relates to the applicable Lock-Up Shares and no public announcement or filing is voluntarily made or required regarding such plan during the Applicable Period insofar as it relates to the applicable Lock-Up Shares;

(h) Transfers in the event of completion of a liquidation, merger, exchange of shares or other similar transaction which results in all of PubCo’s shareholders having the right to exchange their PubCo Ordinary Shares for cash, securities or other property; and

(i) pledges of Lock-Up Shares by a holder thereof that create a mere security interest in such Lock-Up Shares pursuant to a bona fide loan or indebtedness transaction so long as such holder continues to control the exercise of the voting rights of such pledged Lock-Up Shares (as well as any foreclosure on such pledged Lock-Up Shares so long as the transferee in such foreclosure agrees to become a party to this Agreement and be bound by all obligations applicable to a Shareholder, provided that such agreement shall only take effect in the event that the transferee takes possession of the Lock-Up Shares as a result of foreclosure); provided, further, however, that in the case of clauses (a) through (d) and (i), these permitted transferees shall enter into a written agreement, in substantially the form of this Article VI, agreeing to be bound by the restrictions on Transfer of Lock-Up Shares prior to such Transfer.

6.2 No Amendment or Waiver. Neither the Company nor PubCo shall amend or waive the lock-up restriction agreed with any of the Shareholders hereunder, unless the Company or PubCo, as the case may be, extends such amendment and/or waiver to (a) all Shareholders which are party hereto and (b) the Sponsor with respect to the lock-up restrictions in the Sponsor Support Agreement, under the same terms and conditions (including, for the avoidance of doubt, the timing of any release from such lock-up restriction) and on a pro rata basis. The Company and PubCo shall provide at least five (5) Business Days’ advance written notice to all Shareholders which are party hereto of any such amendment or waiver.

6.3 Certain Definitions For purposes of this Article VI:

(a) “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act;

(b) “Applicable Period” means the period commencing on the Acquisition Closing Date and ending:

(i) for all PubCo Ordinary Shares the Significant Shareholder or any of its controlled affiliate(s) is entitled to receive as Acquisition Merger Consideration and upon settlement of the Equity Securities issued by PubCo under the PubCo Incentive Plans (collectively, the “Significant Shareholder Lock-Up Shares”), on the earliest of (x) nine (9) months after the Acquisition Closing Date, (y) the date following the Acquisition Closing Date on which the PubCo completes a liquidation, merger, share exchange or other similar transaction that results in all of the PubCo’s shareholders having the right to exchange their PubCo Ordinary Shares for cash, securities or other property, and (z) the date on which the last reported sale price of the PubCo Class A Ordinary Shares equals or exceeds $12.50 per share (as adjusted for share splits, share combinations, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty- (30) trading day period commencing at least one sixty (60) days after the Acquisition Closing Date; and

(ii) for all PubCo Ordinary Shares any Shareholder (other than the Significant Shareholder or any of its controlled affiliates(s)) is entitled to receive as Acquisition Merger Consideration and upon settlement of the Equity Securities issued by PubCo under the PubCo Incentive Plans, on the earlier of (x) (9) months after the Acquisition Closing Date, and (y) the date following the Acquisition Closing Date on which PubCo completes a liquidation, merger, share exchange or other similar transaction that results in all of PubCo’s shareholders having the right to exchange their PubCo Ordinary Shares for cash, securities or other property;

(c) “Immediate Family” shall mean, as to a natural person, such individual’s spouse, former spouse, domestic partner, child (including by adoption), father, mother, brother or sister, and lineal descendant (including by adoption) of any of the foregoing persons; and

(d) “Significant Shareholder” means a Person that has beneficial ownership of, or control or direction over, whether direct or indirect, or a combination of beneficial ownership of, and control or direction over, whether direct or indirect, securities of an issuer carrying more than five (5) per cent of the voting rights attached to all the Company’s outstanding voting securities.

Article VII.
Additional Agreements of the Parties

7.1 Existing Shareholder Agreements. Each of the Shareholders and the Company hereby agrees that, in accordance with the terms thereof, (i) the Shareholders’ Agreement, (ii) any rights of such Shareholder under the Shareholders’ Agreement and (iii) any rights under any other agreement providing for redemption rights, put rights, purchase rights or other similar rights not generally available to the shareholders of the Company, shall be terminated effective as of the Acquisition Effective Time, and thereupon shall be of no further force or effect, without any further action on the part of any of the Shareholders or the Company, and neither the Company, the Shareholders, nor any of their respective affiliates or subsidiaries shall have any further rights, duties, liabilities or obligations thereunder and each Shareholder and the Company hereby releases in full any and all claims with respect thereto with effect on and from the Acquisition Effective Time.

7.2 Termination. This Agreement shall terminate upon the earliest of (i) the Acquisition Effective Time (provided, however, that upon such termination, Section 5.3, this Section 7.2, Section 7.3, Section 8.1 and Section 8.2 shall survive indefinitely) and (ii) the termination of the Business Combination Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its actual fraud or for its willful and material breach of this Agreement prior to such termination.

7.3 Additional Matters. Each Shareholder shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional consents, documents and other instruments as PubCo, SPAC or the Company may reasonably request for the purpose of effectuating the transactions contemplated by this Agreement, the Business Combination Agreement and the other Transaction Documents, and (ii) refrain from exercising any veto right, consent right or similar right (whether under the Organizational Documents of the Company, the BVI Act, or otherwise) that would reasonably be expected to impede, disrupt, prevent or materially delay the consummation of the Acquisition Merger or the other transactions contemplated by the Business Combination Agreement.

Article VIII.
General Provisions

8.1 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company, PubCo and SPAC in accordance with Section 11.3 of the Business Combination Agreement and to each Shareholder at its address set forth set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

8.2 Miscellaneous. The provisions of Section 1.02 and Article XI of the Business Combination Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above as a deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:

SMART KREATE GROUP LIMITED

Signature:

Name:	CHIU Ka Ki

Title:	Director

In the presence of:

Witness

Signature:

Print Name:

[Signature Page to Shareholders Support Agreement and Deed]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above as a deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:

Quetta Acquisition Corporation

Signature:

Name:

Title:

In the presence of:

Witness

Signature:

Print Name:

[Signature Page to Shareholders Support Agreement and Deed]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above as a deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:

Smart Kreate Group Limited

Signature:

Name:	CHIU Ka Ki

Title:	Director

In the presence of:

Witness

Signature:

Print Name:

[Signature Page to Shareholders Support Agreement and Deed]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above as a deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:

For Shareholders which are Entities:	For Shareholders who are Natural Persons:

Signature:	Signature:
Name:	Name:
Title:

In the presence of:	In the presence of:

Witness	Witness

Name:	Name:
Title:	Title:

[Signature Page to Shareholders Support Agreement and Deed]

ANNEX I

FORM OF SPOUSAL CONSENT

Dated ____, 2026

The undersigned represents and warrants that the undersigned is the spouse of:

[Name of Shareholder]

The undersigned acknowledges that he or she has read and is familiar with the terms of (a) that certain Shareholder Support Agreement and Deed (the “Support Agreement”), dated as of March __, 2026, by and among SMART KREATE GROUP LIMITED, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”), Quetta Acquisition Corporation, a Delaware corporation (“SPAC”), Smart Kreate Group Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands (the “Company”), and the other parties signatory thereto, and (b) that certain Business Combination Agreement, dated as of March __, 2026 (as amended from time to time, the “Business Combination Agreement”), by and among PubCo, SPAC, SKG Merger Sub 1 Limited, a Cayman Islands exempted company and a wholly owned subsidiary of PubCo (“Merger Sub 1”), SKG Merger Sub 2 Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands (“Merger Sub 2”), and the Company.

The undersigned hereby acknowledges and agrees that any Subject Shares (as defined in the Support Agreement) now or hereafter owned by the undersigned’s spouse are subject to the terms and conditions of the Support Agreement and that the undersigned has no right, title or interest in such Subject Shares except as expressly provided under applicable Law. The undersigned further agrees to be bound by the terms of the Support Agreement to the extent necessary to give effect to the provisions thereof and waives any and all rights or claims inconsistent with the terms of the Support Agreement.

The undersigned hereby acknowledges and agrees that any Subject Shares (as defined in the Support Agreement) now or hereafter owned by the undersigned’s spouse are subject to the terms and conditions of the Support Agreement and that the undersigned has no right, title or interest in such Subject Shares except as expressly provided under applicable Law. The undersigned further agrees that his or her community property or quasi-community property interest, if any, in such Subject Shares and any other property subject to the Support Agreement shall be irrevocably bound by the terms of the Support Agreement and any amendment, modification, waiver or termination thereof executed by the undersigned’s spouse. The undersigned hereby waives any and all rights or claims inconsistent with the Support Agreement and agrees that the Support Agreement shall be binding upon the undersigned and the undersigned’s heirs, executors, administrators and assigns. The undersigned further authorizes the undersigned’s spouse to enter into, amend, modify, waive or terminate the Support Agreement on behalf of the undersigned’s community or quasi-community property interest, and agrees that any such action shall be binding on the undersigned to the same extent as if the undersigned had executed such instrument directly.

[Signature Page to Shareholders Support Agreement and Deed]

EXECUTED AND DELIVERED AS A DEED for and on behalf of:

Name:

In the presence of:

Witness:

Name:

Exhibit B

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 6, 2026, is made and entered into by and among (i) SMART KREATE GROUP LIMITED, an exempted company incorporated under the laws of the Cayman Islands (“PubCo”), (ii) Quetta Acquisition Corp., a Delaware corporation (“SPAC”), (iii) Yocto Investments LLC, a Delaware limited liability company (the “Sponsor”), and (iv) the other undersigned parties listed on the signature page hereto (each such party, together with the Sponsor and any Person who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Holder” and collectively, the “Holders”).

WHEREAS, SPAC and the Sponsor are parties to that certain Registration Rights Agreement, dated as of October 5, 2023 (the “Prior SPAC Agreement”);

WHEREAS, on the date of this Agreement, PubCo, Quetta Acquisition Corporation, a Delaware corporation (“SPAC”), SKG Merger Sub 1 Limited, an exempted company incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 1”), SKG Merger Sub 2 Limited, a BVI business company and a direct wholly owned subsidiary of PubCo (“Merger Sub 2”), and Smart Kreate Group Limited, a BVI business company (the “Company”), entered into that certain Business Combination Agreement (the “Business Combination Agreement”), pursuant to which, among other matters, (i) SPAC will merge with and into Merger Sub 1 (the “Initial Merger”), with Merger Sub 1 surviving the Initial Merger as a wholly owned subsidiary of PubCo, and (ii) following the Initial Merger, Merger Sub 2 will merge with and into the Company (the “Acquisition Merger”), with the Company surviving the Acquisition Merger as a wholly owned subsidiary of PubCo (the closing of the Initial Merger, the “Initial Closing,” and the closing of the Acquisition Merger, the “Acquisition Closing”);

WHEREAS, at the Initial Closing and subject to the terms and conditions of the Business Combination Agreement, (i) each share of common stock of SPAC issued and outstanding immediately prior to the Initial Merger Effective Time will be cancelled and converted into the right to receive newly issued Class A ordinary shares of PubCo in accordance with the Business Combination Agreement, and (ii) each right to receive common stock of SPAC issued and outstanding immediately prior to the Initial Merger Effective Time will be assumed by PubCo and converted into the right to receive PubCo Class A ordinary shares in accordance with the Business Combination Agreement and the applicable assignment, assumption and amendment agreement relating thereto;

WHEREAS, at the Acquisition Closing and subject to the terms and conditions of the Business Combination Agreement, each share of the Company issued and outstanding immediately prior to the Acquisition Effective Time will be cancelled and converted into the right to receive newly issued ordinary shares of PubCo, including Class A ordinary shares or Class B ordinary shares, as applicable, in accordance with the Business Combination Agreement;

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article 1.
Definitions

1.1.	The terms defined in this Article 1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Acquisition Closing” shall have the meaning given in the Recitals hereto.

“Acquisition Merger” shall have the meaning given in the Recitals hereto.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, (a) which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of PubCo, after consultation with counsel to PubCo, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, and (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (b) as to which PubCo has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Block Trade” shall have the meaning given in subsection 2.9.1.

“Board” shall mean the board of directors of PubCo.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Business Day” shall mean a day on which commercial banks are open for business in New York, the Cayman Islands and the Hong Kong SAR, except a Saturday, Sunday or public holiday (gazetted or ungazetted and whether scheduled or unscheduled).

“Commission” shall mean the United States Securities and Exchange Commission.

“Company” shall have the meaning given in the Recitals hereto.

“Demanding Holder” shall have the meaning given in Section 2.4.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form F-1” shall mean such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Commission.

“Form F-1 Shelf” shall have the meaning given in subsection 2.1.1.

“Form F-3” shall mean such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that permits forward incorporation of substantial information by reference to other documents filed by PubCo with the Commission.

“Form F-3 Shelf” shall have the meaning given in subsection 2.1.3.

“Holders” shall have the meaning given in the Preamble.

“Initial Closing” shall have the meaning given in the Recitals hereto.

“Lock-Up Agreement” shall mean, as applicable, the agreements and undertakings of the Holders set forth in (i) Section 6.1 of that certain Shareholder Support Agreements and Deeds, each dated as of the date hereof, by and among the Company, SPAC, PubCo and certain shareholders of the Company identified therein, and (ii) Section 6.1 of that certain Sponsor Support Agreement and Deed dated as of the date hereof by and among the Company, SPAC, PubCo, the Sponsor and certain other persons identified therein, pursuant to which a Holder has agreed not to transfer the Registrable Securities held by such Holder for a certain period of time after the Acquisition Closing.

“Maximum Number of Securities” shall mean, as to a given Underwritten Offering, the maximum dollar amount or maximum number of equity securities that can be sold in such Underwritten Offering, in the reasonable determination of the managing Underwriter(s), without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“New Registration Statement” shall have the meaning given in subsection 2.2.1.

“Permitted Transferees” shall mean a person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the lock-up period under the applicable Lock-Up Agreement, and to any transferee thereafter.

“Piggyback Registration” shall have the meaning given in subsection 2.8.1.

“PIPE Securities” shall mean those securities issued pursuant to the PIPE Subscription Agreements.

“PIPE Subscription Agreements” shall mean one or more subscription agreements that may be entered into by and among PubCo (and, if applicable, SPAC) and one or more investors, pursuant to which such investors would agree to subscribe for PubCo Shares immediately prior to, or substantially concurrently with, the Acquisition Closing.

“Prior SPAC Agreement” shall have the meaning given in the Recitals hereto.

“Pro Rata” shall mean, with respect to a given Registration, offering or Transfer of Registrable Securities pursuant to this Agreement, pro rata based on (A) the number of Registrable Securities that each Holder, as applicable, has requested or proposed to be included in such Registration, offering or Transfer and (B) the aggregate number of Registrable Securities that all Holders have requested or proposed to be included in such Registration, offering or Transfer.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“PubCo” shall have the meaning given in the Preamble.

“PubCo Shares” shall mean, collectively, PubCo’s Class A ordinary shares and Class B ordinary shares, each of par value set forth in the then-effective organizational documents of PubCo.

“PubCo Rights” shall mean the rights exercisable for PubCo Shares to be issued by PubCo in connection with the consummation of the transactions contemplated by the Business Combination Agreement.

“Registrable Securities” shall mean:

(A)	any PubCo Shares held by a Holder immediately following the Acquisition Closing (including any PubCo Shares issued in exchange for SPAC securities or Company securities in connection with the Transactions);

(B)	any PubCo Shares issued pursuant to the PIPE Subscription Agreements entered into in connection with the PIPE Financing (if any);

(C)	any PubCo Shares issued or issuable upon the exercise, conversion or settlement of any PubCo Rights or other equity awards held by a Holder as of immediately following the Acquisition Closing; and

(D)	any other equity security of PubCo issued or issuable with respect to any securities referenced in clauses (A) through (C) above by way of a stock dividend, stock split, recapitalization, merger, consolidation, spin-off, reorganization or similar transaction;

provided, however, that any such securities shall cease to be Registrable Securities when: (i) a Registration Statement covering such securities has been declared effective under the Securities Act and such securities have been sold pursuant thereto; (ii) such securities have been sold pursuant to Rule 144 (or any successor rule) under the Securities Act; (iii) such securities have ceased to be outstanding; or (iv) such securities have been transferred to a Person who is not a Holder.

“Registration” shall mean a registration, including any related Underwritten Takedown, effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A)	all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the PubCo Shares are then listed;

(B)	fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C)	printing, messenger, telephone and delivery expenses of PubCo;

(D)	reasonable fees and disbursements of counsel for PubCo;

(E)	reasonable fees and disbursements of all independent registered public accountants of PubCo incurred specifically in connection with such Registration;

(F)	PubCo’s roadshow and travel expenses, if any; and

(G)	reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating an Underwritten Takedown (not to exceed US$50,000 without the consent of PubCo).

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in Section 2.5.

“SEC Guidance” shall have the meaning given in subsection 2.2.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form F-1 Shelf, the Form F-3 Shelf or any Subsequent Shelf, as the case may be.

“Shelf Registration” shall mean a Registration of securities pursuant to a Registration Statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Significant Holder” shall mean any of the persons listed on Schedule 1 hereto, the Sponsor, and their respective Permitted Transferees.

“SPAC” shall have the meaning given in the Preamble.

“Sponsor” shall have the meaning given in the Recitals hereto.

“Subsequent Shelf” shall have the meaning given in subsection 2.3.2.

“Takedown Demand” shall have the meaning given in subsection 2.4.1.

“Takedown Threshold” shall have the meaning given in Section 2.4.

“Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of PubCo are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Takedown” shall mean an Underwritten Offering of Registrable Securities pursuant to the Shelf, as amended or supplemented.

Article 2.
Registrations

2.1.	Resale Shelf Registration.

2.1.1. PubCo shall use its reasonable efforts to file within thirty (30) days following the Acquisition Closing, and use commercially reasonable efforts to (a) cause to be declared effective as soon as reasonably practicable thereafter, a Registration Statement for a Shelf Registration on Form F-1 (the “Form F-1 Shelf”) covering the resale of all the Registrable Securities (determined as of two Business Days prior to such filing) on a delayed or continuous basis and (b) subject to the other provisions of this Agreement, including Section 3.4, keep such Form F-1 Shelf effective and available for use in compliance with the provisions of the Securities Act until such time as a Form F-3 Shelf is declared effective pursuant to subsection 2.1.3.

2.1.2. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein.

2.1.3. Following the filing of a Form F-1 Shelf, PubCo shall use commercially reasonable efforts to convert and/or file, and to cause to become effective, the Form F-1 Shelf (and any Subsequent Shelf) to a Registration Statement for a Shelf Registration on Form F-3 (the “Form F-3 Shelf”) as soon as reasonably practicable, and in any event within forty-five (45) days, in each case, subject to the other provisions of this Agreement including Section 3.4, after PubCo is eligible to use Form F-3.

2.2.	Rule 415 Cutback

2.2.1. Notwithstanding the registration obligations set forth in Section 2.1, in the event the Commission informs PubCo that all of the Registrable Securities cannot, as a result of the application of Rule 415 of the Securities Act, be registered for resale as a secondary offering on a single registration statement, PubCo agrees to promptly (a) inform each of the Holders and use its commercially reasonable efforts to file amendments to the Shelf Registration as required by the Commission and/or (b) withdraw the Shelf Registration and file a new Registration Statement (a “New Registration Statement”), on Form F-3, or if Form F-3 is not then available to PubCo for such Registration Statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, PubCo shall use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”).

2.2.2. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that PubCo used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities and subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders, the number of Registrable Securities to be registered on such Registration Statement will be reduced (a) firstly, on a Pro Rata basis among the Holders; and (b) secondly, only if the number of Registrable Securities of Holders permitted to be registered has been reduced to zero, on a Pro Rata basis among holders of PIPE Securities.

2.2.3. If PubCo amends the Shelf Registration or files a New Registration Statement, as the case may be, under this Section 2.2, PubCo shall use its commercially reasonable efforts to file with the Commission, as promptly as allowed by the Commission or SEC Guidance, one or more registration statements on Form F-3 or such other form available to register for resale those Registrable Securities (a) that were not registered for resale on the Shelf Registration, as amended, or the New Registration Statement and (b) are no longer restricted by any Lock-Up Agreement.

2.3.	Amendment, Supplement and Subsequent Shelf.

2.3.1. PubCo shall use commercially reasonable efforts to maintain a Shelf in accordance with the terms of this Agreement, and shall prepare and file with the Commission from time to time such amendments and supplements to the Shelf as may be necessary to keep the Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities.

2.3.2. If a Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, PubCo shall, subject to Section 3.4, use commercially reasonable efforts to as promptly as is reasonably practicable (a) cause such Shelf to again become effective under the Securities Act (including using commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), (b) amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf, or (c) prepare and file an additional Registration Statement for a Shelf Registration (a “Subsequent Shelf”) registering the resale of all Registrable Securities (determined as of two Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein.

2.3.3. If a Subsequent Shelf is filed pursuant to Section 2.3.2, PubCo shall use commercially reasonable efforts to (a) cause such Subsequent Shelf to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof, and (b) keep such Subsequent Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf shall be on Form F-3 to the extent that PubCo is eligible to use such form, and shall be an automatic shelf registration statement as defined in Rule 405 promulgated under the Securities Act if PubCo is a well-known seasoned issuer as defined in Rule 405 promulgated under the Securities Act at the most recent applicable eligibility determination date.

2.4.	Demand for Underwritten Takedown. Subject to the Lock-Up Agreements and to the provisions of this Section 2.4 and Sections 2.5 and 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, either (x) the Holders of at least 20% of the then-outstanding number of Registrable Securities, (y) the Sponsor, who shall not be permitted to demand more than two (2) Underwritten Takedowns pursuant to this Section 2.4(y), or (z) a Significant Holder, who shall be permitted to demand no more than two (2) Underwritten Takedowns pursuant to this Section 2.4(z) (in each case, the “Demanding Holders”) may request to sell all or a portion of their Registrable Securities in an Underwritten Takedown in accordance with this Section 2.4; provided that PubCo shall only be obligated to effect an Underwritten Takedown if such Underwritten Offering shall include Registrable Securities proposed to be sold by the Demanding Holder with a total offering price reasonably expected to exceed, in the aggregate, US$25,000,000 (the “Takedown Threshold”).

2.4.1. Takedown Demand Notice. All requests for an Underwritten Takedowns shall be made by giving written notice to PubCo, which shall specify the number of Registrable Securities proposed to be sold in the Underwritten Takedown (such written notice, a “Takedown Demand”).

2.4.2. Underwriters. The majority-in-interest of the Demanding Holders initiating an Underwritten Takedown shall have the right to select the Underwriter(s) for such Underwritten Offering (which shall consist of one or more nationally recognized investment banks), subject to the approval of PubCo (which shall not be unreasonably withheld). PubCo shall not be required to include any Holder’s Registrable Securities in such Underwritten Takedown unless such Holder accepts the terms of the underwriting as agreed between PubCo and its Underwriter(s) and enters into and complies with an underwriting agreement with such Underwriter(s) in customary form (after having considered in good faith the comments from a single U.S. counsel for the Holders which are selling in the Underwritten Takedown). Notwithstanding anything to the contrary in this Agreement, PubCo may effect any Underwritten Takedown pursuant to any then effective Registration Statement, including a Form F-3, that is then available for such offering.

2.4.3. Number and Frequency of Underwritten Takedowns. Notwithstanding anything to the contrary in this Section 2.4, under no circumstances shall PubCo be obligated to effect (a) more than one (1) Underwritten Takedown within the first year following the Acquisition Closing, (b) for the period commencing one year after the Acquisition Closing, more than two (2) Underwritten Takedowns within any twelve-month period, (c) more than two (2) Underwritten Takedowns where the Sponsor is a Demanding Holder or (d) more than two (2) Underwritten Takedowns where a Significant Holder is the Demanding Holder.

2.5.	Reduction of Underwritten Takedown. If the managing Underwriter or Underwriters in an Underwritten Offering pursuant to a Takedown Demand advises PubCo and the Demanding Holders and the Holders requesting piggy-back rights pursuant to this Agreement with respect to such Underwritten Offering (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other PubCo Shares or other equity securities that PubCo desires to sell and the PubCo Shares, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other shareholders who desire to sell, exceeds the Maximum Number of Securities, then PubCo shall include in such Underwritten Offering:

2.5.1. first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) that can be sold without exceeding the Maximum Number of Securities (to be allocated Pro Rata among the Demanding Holders and Requesting Holders if the Registrable Securities desired to be sold by such Holders in the aggregate would exceed the Maximum Number of Securities);

2.5.2. second, to the extent that the Maximum Number of Securities has not been reached under the foregoing subsection 2.5.1, the PubCo Shares or other equity securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; and

2.5.3. third, to the extent that the Maximum Number of Securities has not been reached under the foregoing subsections 2.5.1 and 2.5.2, any PubCo Shares or other equity securities, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights of other shareholders of PubCo that can be sold without exceeding the Maximum Number of Securities.

2.6.	Effective Registration. Subject to Section 2.7 but notwithstanding any other provision in this Agreement, a Registration will not count as an Underwritten Takedown until the Registration Statement filed with the Commission with respect to such Underwritten Takedown has been declared effective and PubCo has complied with all of its obligations under this Agreement in all material respects with respect to such Underwritten Takedown; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to such Underwritten Takedown is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Underwritten Takedown will be deemed not to have been declared effective, unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority in interest of the Demanding Holders, thereafter elects to continue the offering; provided, further, that PubCo shall not be obligated to file a second Registration Statement until the Registration Statement that has been previously filed with respect to such Registration becomes effective or is subsequently terminated.

2.7.	Lockup-Up Override. Notwithstanding anything to the contrary in this Agreement, no Holder shall be entitled to exercise any registration rights hereunder with respect to any Registrable Securities during any period in which such Holder is subject to a Lock-Up Agreement with respect to such Registrable Securities.

2.8.	Withdrawal of Underwritten Takedown.

2.8.1. Prior to the filing of the applicable preliminary or “red herring” Prospectus used for marketing an Underwritten Takedown, if a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the relevant Demanding Holders shall have the right to withdraw from such Underwritten Takedown upon written notification to PubCo, each other Demanding Holder and Requesting Holder, and the applicable Underwriter(s).

2.8.2. Following the receipt of any notice of withdrawal pursuant to subsection 2.7.1, the other Demanding Holders and Requesting Holders, provided they collectively qualify as Demanding Holders pursuant to clauses (x), (y) or (z) of Section 2.4 and the Takedown Threshold would still be satisfied, may elect to continue with the Underwritten Offering and such continued Takedown Demand shall count as a Takedown Demand of the continuing Demanding Holders for purposes of subsection 2.4.3 and not of the withdrawing Demanding Holders.

2.8.3. If an Underwritten Takedown is withdrawn and not continued pursuant to subsection 2.7.2, then the withdrawn Takedown Demand shall count as an Underwritten Takedown for purposes of subsection 2.4.3.

2.9.	Piggyback Registration.

2.9.1. Piggyback Rights. Subject to subsection 2.9.3, if PubCo or any Holder proposes to conduct a registered offering of, or if PubCo proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of the shareholders of PubCo (or by PubCo and by the shareholders of PubCo, including an Underwritten Takedown pursuant to Section 2.4), other than a Registration Statement (a) filed in connection with any employee share option or other benefit plan, (b) for an exchange offer or offering of securities solely to PubCo’s existing shareholders, (c) for an offering of debt that is convertible into equity securities of PubCo, (d) for a dividend reinvestment plan or (e) for a rights offering, then PubCo shall give written notice of such proposed filing or offering to all of the Holders of Registrable Securities as soon as practicable but not less than five (5) days before the anticipated filing date of such Registration Statement, or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable preliminary “red herring” Prospectus or prospectus supplement used for marketing such offering, which notice shall (x) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (y) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within two (2) days after receipt of such written notice (such Registration, other than a registration in connection with a Takedown Demand under Section 2.4 through Section 2.6, a “Piggyback Registration”). Subject to subsection 2.8.2, PubCo shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.8.1 to be included in such Piggyback Registration on the same terms and conditions as any similar securities of PubCo included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into and comply with an underwriting agreement in customary form with the Underwriter(s) duly selected for such Underwritten Offering.

2.9.2. Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration advises PubCo and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the PubCo Shares or other equity securities that PubCo desires to sell, taken together with (x) the PubCo Shares or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (y) the Registrable Securities as to which registration has been requested pursuant to Section 2.8 hereof, and (z) the PubCo Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggyback registration rights of other shareholders of PubCo, exceeds the Maximum Number of Securities, then:

(a)	If the Registration or registered offering is undertaken for PubCo’s account, PubCo shall include in any such Registration or registered offering:

(i).	first, the PubCo Shares or other equity securities that PubCo desires to sell that can be sold without exceeding the Maximum Number of Securities;

(ii).	second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.8.1, Pro Rata among such Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; and

(iii).	third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the PubCo Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggyback registration rights of other shareholders of PubCo, which can be sold without exceeding the Maximum Number of Securities; and

(b)	If the Registration or registered offering is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then PubCo shall include in any such Registration or registered offering:

(i).	first, the PubCo Shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, that can be sold without exceeding the Maximum Number of Securities;

(ii).	second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the PubCo Shares or other equity securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities;

(iii).	third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.8.1 that can be sold without exceeding the Maximum Number of Securities (to be allocated Pro Rata among such Holders if the Registrable Securities desired to be sold by such Holders in the aggregate, when combined with those desired to be sold by the persons or entities requesting the Registration or registered offering and those desired to be sold by PubCo, would exceed the Maximum Number of Securities); and

(iv).	fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the PubCo Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggyback registration rights of other shareholders of PubCo, which can be sold without exceeding the Maximum Number of Securities.

(c)	If the Registration or registered offering is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.4, then PubCo shall include in any such Registration or registered offering securities pursuant to Section 2.5.

2.10.	Block Trades.

2.10.1. Notwithstanding the foregoing (but subject to Section 3.4), at any time and from time to time when an effective Shelf is on file with the Commission, if a Demanding Holder wishes to engage in an underwritten or other coordinated registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), with a total offering price reasonably expected to exceed, in the aggregate, either (x) US$50,000,000 or (y) all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder shall notify PubCo and any Significant Holder of the Block Trade at least five (5) Business Days prior to the day such offering is to commence and PubCo shall as expeditiously as possible use commercially reasonable efforts to facilitate such Block Trade; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade shall use commercially reasonable efforts to work with PubCo and any Underwriters prior to making such request in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade.

2.10.2. Prior to the filing of the applicable “red herring” Prospectus or prospectus supplement used in connection with a Block Trade, a majority-in-interest of the Demanding Holders initiating such Block Trade shall have the right to withdraw upon written notification to PubCo and the Underwriter or Underwriters (if any). Notwithstanding anything to the contrary in this Agreement, PubCo shall be responsible for the Registration Expenses incurred in connection with a Block Trade prior to its withdrawal under this Section 2.9.2.

2.10.3. Only a Significant Holder may exercise Piggyback Registration rights in connection with a Block Trade; with respect to other Holders, Section 2.8 hereof shall not apply to a Block Trade initiated by a Demanding Holder pursuant to this Agreement. Notwithstanding the time periods provided for in Section 2.8, in a Significant Holder’s exercise of Piggyback Registration rights in connection with a Block Trade, PubCo and the Demanding Holder shall not be obligated to include such Significant Holder’s Registrable Securities in such Block Trade unless requested to do so in writing within the Business Day immediately following the date on which notice of the Block Trade is given pursuant to subsection 2.9.1.

2.10.4. The Demanding Holder in a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks), subject to the approval of PubCo (which shall not be unreasonably withheld).

2.10.5. Holders in the aggregate may demand no more than two (2) Block Trades pursuant to this Section 2.9 in any twelve (12) month period, and no more than one (1) Block Trade pursuant to this Section 2.9 within the first year following the Acquisition Closing. For the avoidance of doubt, any Block Trade pursuant to this Section 2.9 shall not be counted as an Underwritten Takedown for purposes of subsection 2.4.3.

2.11.	Restrictions on Registration Rights. Notwithstanding any provision of this Agreement to the contrary:

2.11.1. during the period starting with the date sixty (60) days prior to PubCo’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a PubCo-initiated Registration and provided that PubCo continues to actively employ, in good faith, commercially reasonable efforts to maintain the effectiveness of the applicable Shelf; or

2.11.2. if Holders have requested an Underwritten Takedown and PubCo and such Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering; then in each case PubCo shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be materially detrimental to PubCo to do otherwise than defer the filing of such Registration Statement or conduct of an Underwritten Offering. In such event, PubCo shall have the right to defer such filing or conduct for a period of not more than sixty (60) days.

2.12.	Market Stand-Off Agreement. Each Holder given an opportunity to participate in an Underwritten Offering of equity securities of PubCo pursuant to the terms of this Agreement agrees that it shall not Transfer any PubCo Shares or other equity securities of PubCo (other than those included in such offering pursuant to this Agreement), without the prior written consent of PubCo, during the ninety (90)-day period beginning on the date of pricing of such offering, except in the event the managing Underwriter(s) otherwise agree by written consent. Each Holder agrees to execute a customary lock-up agreement in favor of the relevant Underwriter(s) to such effect (in each case on substantially the same terms and conditions as all such Holders).

Article 3.
PUBCO PROCEDURES

3.1.	General Procedures. In connection with any Shelf and/or Underwritten Takedown, PubCo shall use commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto PubCo shall, as expeditiously as reasonably practicable without causing any undue disruption to the business of PubCo:

3.1.1. prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the Effectiveness Period (as defined below);

3.1.2. prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form used by PubCo or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are disposed of in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus (the “Effectiveness Period”);

3.1.3. prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriter(s), if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriter(s) and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4. prior to any public offering of Registrable Securities, use commercially reasonable efforts to (a) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (b) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be reasonably necessary by virtue of the business and operations of PubCo and do any and all other acts and things that may be reasonably necessary to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that PubCo shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5. cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by PubCo are then listed;

3.1.6. provide a transfer agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7. advise each seller of such Registrable Securities, promptly, and in no event later than one (1) Business Day, after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8. at least five (5) Business Days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein) and, thereafter, give good faith consideration to the comments of a single U.S. counsel for such sellers;

3.1.9. notify the Holders, at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10. upon execution of confidentiality agreements which are reasonably satisfactory in form and substance to PubCo, make available for inspection by the Holders of Registrable Securities included in such Registration Statement, the Underwriter(s), if any, and any attorney, accountant, other professional or other representative retained by such Holders or Underwriter(s), financial and other records and pertinent corporate documents of PubCo, as shall be necessary to enable them to exercise their due diligence responsibility, and cause PubCo’s officers, directors and employees to supply all information reasonably requested by any of them in connection with the Registration Statement;

3.1.11. obtain a “comfort” letter from PubCo’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter(s) may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12. in the event of an Underwritten Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain (a) an opinion, dated such date, of one (1) counsel representing PubCo for the purposes of such Registration, addressed to the participating Holders, the placement agent or sales agent, if any, and the Underwriter(s), if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, placement agent, sales agent, or Underwriter(s) may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority-in-interest of the participating Holders; and (b) a negative assurance (“10b-5”) letter, dated such date, of counsel representing PubCo for the purposes of such Registration, addressed to the placement agent or sales agent, if any, and the Underwriters, if any, covering such matters with respect to the Registration in respect of which such 10b-5 letter is being given as the placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such 10b-5 letters;

3.1.13. in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter(s) of such offering;

3.1.14. make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of PubCo’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect);

3.1.15. with respect to an Underwritten Offering pursuant to Section 2.4, use commercially reasonable efforts to make available senior executives of PubCo to participate in customary “road show” presentations that may be reasonably requested by the Underwriter(s) in such Underwritten Offering; and

3.1.16. otherwise, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with any Registration hereunder.

3.2.	Registration Expenses. The Registration Expenses of all Registrations shall be borne by PubCo. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3.	Requirements for Participation in Underwritten Offerings. Each Holder shall provide such information as may reasonably be requested by PubCo, or the managing Underwriter or placement agent or sales agent, if any, in connection with the preparation of any Registration Statement or Prospectus, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with PubCo’s obligation to comply with federal and applicable state securities laws. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide such information, PubCo may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if PubCo determines, based on the advice of a reputable external counsel, that such information is necessary to effect the Registration and such Holder continues thereafter to withhold such information. No person may participate in any Underwritten Offering for equity securities of PubCo pursuant to a Registration initiated by PubCo hereunder unless such person:

3.3.1. agrees to sell such person’s securities on the basis provided in any customary underwriting arrangements approved by PubCo (after having considered and given good faith consideration to the comments from a single U.S. counsel for the Holders that are selling in the Underwritten Offering); and

3.3.2. completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the Registration of the other Registrable Securities to be included in such Registration.

3.4.	Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from PubCo that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement as contemplated by Section 3.1.8 (it being understood that PubCo hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice) or until it is advised in writing by PubCo that the use of the Prospectus may be resumed. In addition, if the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time (a) would require the inclusion in such Registration Statement of financial statements that are unavailable to PubCo for reasons beyond PubCo’s control, (b) would, in the good faith view of PubCo, require PubCo to make an Adverse Disclosure, or (c) could materially affect a bona fide business or financing transaction of the PubCo or its subsidiaries, PubCo may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the period of time determined in good faith by PubCo to be necessary for such purpose; provided, however, that PubCo shall not have the right to exercise the rights set forth in this Section 3.4 for more than 90 consecutive days or more than 120 days, in any such case, in any 12-month period. In the event PubCo exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. PubCo shall promptly notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5.	Reporting Obligations. As long as any Holder shall own Registrable Securities, PubCo, at all times while it shall be a reporting company under the Exchange Act, covenants to use commercially reasonable efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by PubCo after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval system shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. PubCo further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell PubCo Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule then in effect). Upon the request of any Holder, PubCo shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Article 4.
INDEMNIFICATION AND CONTRIBUTION

4.1.	Indemnification by PubCo. PubCo agrees to indemnify and hold harmless, to the extent permitted by law, each Holder of Registrable Securities, its officers, employees, directors, affiliates, partners, members, attorneys and agents, and each person who controls such Holder (within the meaning of the Securities Act) (each, a “Holder Indemnified Party”) against all losses, judgments, claims, damages, liabilities and out-of-pocket expenses (including reasonable outside attorneys’ fees), whether joint or several, resulting from, arising out of or that are based on any untrue or allegedly untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by PubCo of the Securities Act or any rule or regulation promulgated thereunder applicable to PubCo and relating to action or inaction required of PubCo in connection with any such registration, except insofar as the same are caused by or contained in any information or affidavit furnished in writing to PubCo by such Holder expressly for use therein, or if such losses, judgments, claims, damages, liabilities and out-of-pocket expenses are based on any such Holder’s violation of the federal securities laws or failure to sell the Registrable Securities in accordance with the intended plan of distribution contained in the Prospectus. PubCo shall promptly reimburse a Holder Indemnified Party for any reasonable expenses incurred by such Holder Indemnified Party in connection with investigating and defending any proceeding or action to which this Section 4.1 applies (including the reasonable fees and disbursements of legal counsel) except insofar as such proceeding or action arise out of or are based on any information or affidavit furnished in writing to PubCo by such Holder, or if such proceeding or action are based on any such Holder’s violation of the federal securities laws or failure to sell the Registrable Securities in accordance with the intended plan of distribution contained in the Prospectus.

4.2.	Indemnification by Holders. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to PubCo in writing such information and affidavits as PubCo reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless PubCo, its directors, officers and agents, and each person who controls PubCo (within the meaning of the Securities Act) against any losses, judgments, claims, damages, liabilities and out-of-pocket expenses (including reasonable outside attorneys’ fees), whether joint or several, resulting from, arising out of or that are based on any untrue or allegedly untrue statement of a material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue or allegedly untrue statement or omission or alleged omission are caused by or contained in any information or affidavit so furnished in writing to PubCo by such Holder expressly for use therein, or if such losses, judgments, claims, damages, liabilities and out-of-pocket expenses are based on any such Holder’s violation of the federal securities laws or failure to sell the Registrable Securities in accordance with the intended plan of distribution contained in the Prospectus; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriter(s), their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of PubCo.

4.3.	Indemnification Process.

4.3.1. Any person entitled to indemnification pursuant to Sections 4.1 or 4.2 (each, an “Indemnified Party”) shall:

(a)	if a claim is to be made against any person (the “Indemnifying Party”) for indemnification hereunder, give prompt written notice to the Indemnifying Party of the losses, claims, damages, liabilities or out-of-pocket expenses (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the Indemnifying Party); and

(b)	unless in the Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and Indemnifying Party may exist with respect to such claim, permit such Indemnifying Party to assume control of the defense of such claim with counsel reasonably satisfactory to the Indemnified Party.

4.3.2. If such control of defense is assumed, the Indemnifying Party shall not be subject to any liability to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof.

4.3.3. An Indemnifying Party who is not entitled to, or elects not to, assume the control of defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such claim.

4.3.4. No Indemnifying party shall, without the prior written consent of the Indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the Indemnifying Party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such Indemnified Party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

4.3.5. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and shall survive the transfer of securities.

4.4.	Contribution. If the indemnification provided under Sections 4.1, 4.2, and 4.3 from the Indemnifying Party is judicially determined to be unavailable or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then each Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or allegedly untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or omitted to be made by, in the case of an omission), or relates to any information or affidavit supplied by (or not supplied by, in the case of an omission), such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.4 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1, 4.2 and 4.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.4 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.4. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.4 from any person who was not guilty of such fraudulent misrepresentation.

Article 5.
MISCELLANEOUS

5.1.	Notices. All general notices, demands or other communications required or permitted to be given or made hereunder (“Notices”) shall be in writing and delivered personally or sent by courier or sent by electronic mail to the intended recipient thereof. Any such Notice shall be deemed to have been duly served (a) if given personally or sent by local courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; or (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt). Any notice or communication under this Agreement must be addressed:

If to PubCo:

SMART KREATE GROUP LIMITED

Unit B8, 11/F, NCB Innovation Centre

888 Lai Chi Kok Road, Kowloon, Hong Kong

Attn: CHIU KA KI

With a copy (which shall not constitute notice) to:

Zhong Lun Law Firm LLP

4/F, Jardine House, 1 Connaught Place

Central, Hong Kong

Attn: Gary Li; Min Lu

Email: garyli@zhonglun.com; lumin@zhonglun.com

If to Sponsor or SPAC:

Quetta Acquisition Corp.

1185 Avenue of the Americas, Suite 304

New York, NY 10036

Attention: Zihan Chen

With a copy (which shall not constitute notice) to:

Celine & Partners, PLLC

1185 Avenue of the Americas, 3rd Floor

Attn: Cassi Olson, Esq.

Email: colson@celinelaw.com

If to any Holder, at such Holder’s address or contact information as set forth under such Holder’s signature to this Agreement or to such Holder’s address as found in PubCo’s books and records.

Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1. Any Holder not desiring to receive Notices at any time and from time to time may so notify the other parties, who shall thereafter not make, give or deliver any Notice to such Holder until duly notified otherwise (or until the expiry of any period specified in such Holder’s notice).

5.2.	Assignment; No Third Party Beneficiaries.

5.2.1. This Agreement and the rights, duties and obligations of PubCo hereunder may not be assigned or delegated by PubCo in whole or in part.

5.2.2. Prior to the expiration of the lock-up period applicable to such Holder pursuant to any Lock-Up Agreement, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee but only if such Permitted Transferee agrees to become bound by the terms and conditions of this Agreement. After the expiration of the lock-up period applicable to such Holder pursuant to any Lock-Up Agreement, the Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, to any person to whom it transfers Registrable Securities; provided that such Registrable Securities remain Registrable Securities following such transfer, and such person agrees to be bound by the terms and conditions of this Agreement.

5.2.3. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4. This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5. No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate PubCo unless and until PubCo shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to PubCo, to be bound by the terms and conditions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3.	Counterparts. This Agreement may be executed in multiple counterparts (including by electronic means), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4.	Governing Law; Venue. Each party expressly agrees that this Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of New York, without giving without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the applicable of laws of another jurisdiction. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK IN NEW YORK COUNTY SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR SUCH DOCUMENTS THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 5.15 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.5.	Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. The parties hereto further agree that if any provision contained in this Agreement is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained in this Agreement that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

5.6.	Entire Agreement. This Agreement (together with the Business Combination Agreement, and any applicable Lock-Up Agreement to the extent incorporated herein, and including all agreements entered into pursuant hereto or thereto or referenced herein or therein and all certificates and instruments delivered pursuant hereto and thereto) set forth the entire understanding of the parties with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings between the parties, whether oral or written, with respect to such subject matter.

5.7.	Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive; (b) words in the singular include the plural, and in the plural include the singular; (c) the words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified; (d) the term “including” is not limiting and means “including without limitation”; (e) whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms; (f) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications or supplements thereto; and (g) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation. Where any PubCo Shares are held by the Depository Trust Company or any person who operates a clearing system or issues depositary receipts (or their nominees) and/or a nominee, custodian or trustee for any person, that person shall (unless the context requires otherwise) be treated for the purposes of this Agreement as the holder of those shares and references to shares being “held by” a person, to a person “holding” shares or to a person who “holds” any such shares, or equivalent formulations, shall be construed accordingly. The headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

5.8.	Amendments and Modifications. Only upon the prior written consent of PubCo and the Holders of at least a majority of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment or modification to this Agreement that would have a disproportionately adverse effect on any party’s rights hereunder in any material respect shall require the prior written consent of such party.

5.9.	Other Registration Rights. PubCo represents and warrants that as of the date of this Agreement, no person, other than the holders of (a) Registrable Securities and (b) PIPE Securities has any right to require PubCo to register any securities of PubCo for sale or to include such securities of PubCo in any Registration filed by PubCo for the sale of securities for its own account or for the account of any other person. The Holders hereby acknowledge that PubCo will grant resale registration rights to holders of PIPE Securities in the PIPE Subscription Agreements (if any), and that nothing herein shall restrict the ability of PubCo to fulfill its obligations under the PIPE Subscription Agreements. As of the Acquisition Closing there will not be any registration rights related to securities of PubCo that PubCo has agreed to other than under this Agreement and the PIPE Subscription Agreements (if any).

5.10.	Termination of Prior SPAC Agreement and Termination and Effectiveness of this Agreement.

5.10.1. Each of SPAC, the Sponsor and the “Holders” (as defined in the Prior SPAC Agreement) hereby agrees that the Prior SPAC Agreement shall terminate as of the Initial Closing, and thereafter shall be of no further force and effect.

5.10.2. This Agreement shall take effect as of and from the Acquisition Closing; provided, that if the Business Combination Agreement is terminated prior to the Acquisition Closing, this Agreement shall not become effective and shall be deemed void.

5.10.3. With effect from the Acquisition Closing, each party to this Agreement hereby irrevocably waives and agrees not to exercise or enforce any rights it may have in respect of the registration of Registrable Securities pursuant to any other agreement, in general.

5.11.	Term. This Agreement shall terminate upon the earlier of (a) the tenth (10th) anniversary of the date of this Agreement or (b) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.5 shall survive any termination.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above.

PUBCO:
SMART KREATE GROUP LIMITED

By:	/s/ CHIU Ka Ki
Name:	CHIU Ka Ki
Title:	Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above.

HOLDER: 5 Leaf Clover Group Limited

By:	/s/ CHIU Ka Ki
Name:	CHIU Ka Ki
Title:	Director

Address for Notices:

Unit B8, 11/F, NCB
Innovation Centre,
888 Lai Chi Kok Road,
Kowloon, Hong Kong

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above.

HOLDER: CHIU Ka Ki

By:	/s/ CHIU Ka Ki
Name:	CHIU Ka Ki
Title:	Director

Address for Notices:

Unit B8, 11/F, NCB
Innovation Centre,
888 Lai Chi Kok Road,
Kowloon, Hong Kong

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above.

HOLDER: Caelus Global Venture 2 Limited

By:	/s/ CHAN Carl
Name:	CHAN Carl
Title:	Director

Address for Notices:

Unit B5, 10/F, NCB Innovation Centre,
888 Lai Chi Kok Road, Kowloon,
Hong Kong

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above.

HOLDER: CHAN Carl

By:	/s/ CHAN Carl
Name:	CHAN Carl
Title:

Address for Notices:

Unit B5, 10/F, NCB Innovation Centre,
888 Lai Chi Kok Road, Kowloon,
Hong Kong

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above.

HOLDER:
Wealthy Tracks Holdings Limited

By:	/s/ Cheng Chi Wai
Name:	Cheng Chi Wai
Title:	Director

Address for Notices:

16/F, Kerry Cargo Centre,
55 Wing Kei Road,
Kwai Chung,
New Territories,
Hong Kong.

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above.

HOLDER:
Choy Yuk Fu

By:	/s/ Choy Yuk Fu
Name:	CHOY YUK FU
Title:

Address for Notices:

5/7 Yeung Yiu Chung Industrial Building,
19 Cheung Shun Street, Lai Chi Kok
Kowloon

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above.

SPAC:
QUETTA ACQUISITION CORPORATION

By:	/s/ Zihan Chen
Name:	Zihan Chen
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above.

SPONSOR:
YOCTO INVESTMENT LLC

By:	/s/ Chen Chen
Name:	Chen Chen
Title:	Manager

[Signature Page to Registration Rights Agreement]

Exhibit C-1

PLAN OF MERGER

This plan of merger (the Plan of Merger) is made on __________________.

BETWEEN

(1)	Quetta Acquisition Corporation, a Delaware corporation with company number [●] with its registered office situated at [●] (the Overseas Merging Company); and

(2)	SKG Merger Sub 1 Limited, an exempted company incorporated under the laws of the Cayman Islands with company number 432147 with its registered office situated at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (the Surviving Company or the Company, and together with the Overseas Merging Company, the Constituent Companies).

WHEREAS:

(A)	The Overseas Merging Company, the Merger Subsidiary, SKG Merger Sub 2 Limited, SMART KREATE GROUP LIMITED (the PubCo) and Smart Kreate Group Limited. have entered into a business combination agreement dated [●] (the Merger Agreement), pursuant to which, among other things, the Overseas Merging Company will merge with and into the Company, with the Surviving Company being the surviving company (the Merger) in accordance with the terms and conditions set forth therein. A copy of the Merger Agreement is attached as Annex A to this Plan of Merger.

(B)	The Constituent Companies wish to merge in accordance with Part 16 of the Companies Act (Revised) of the Cayman Islands (the Companies Act).

(C)	This Plan of Merger is the plan of merger for the Merger for the purposes of the Companies Act.

IT IS AGREED as follows:

1	Definitions and Interpretation

1.1	Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the Merger Agreement.

1.2	In this Plan of Merger:

(a)	Amended and Restated Memorandum and Articles has the meaning given such term in paragraph 9.1;

(b)	Dissenting SPAC Shares means SPAC Shares that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders of the Overseas Merging Company who shall have validly exercised their dissenters’ rights for such SPAC Shares in accordance with Section 262 of the Delaware General Corporation Law (Title 8, Chapter 1 of the Delaware Code) and otherwise complied with all of the provisions of the Delaware General Corporation Law (Title 8, Chapter 1 of the Delaware Code) relevant to the exercise and perfection of dissenters’ rights;

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(c)	Dissenting SPAC Stockholder means a holder of the Dissenting SPAC Shares;

(d)	Effective Time has the meaning given to such term under paragraph 6.1 in this Plan of Merger;

(e)	PubCo Class A Ordinary Share means a Class A ordinary shares of the PubCo, par value USD0.0001 per share;

(f)	Redeeming SPAC Shares means SPAC Shares in respect of which the eligible (as determined in accordance with the constitutional documents of the Overseas Merging Company) holder thereof has validly exercised (and not validly revoked, withdrawn or lost) his, her or its SPAC Stockholder Redemption Right;

(g)	SPAC Common Stock means the common stock, par value of USD0.0001 per share, of the Overseas Merging Company;

(h)	SPAC Unit means each outstanding unit consisting of one share of SPAC Common Stock and one-tenth (1/10) of one SPAC Right denominated in one share of SPAC Common Stock;

(i)	SPAC Right means the issued and outstanding rights of the Overseas Merging Company, each such right convertible into one share of SPAC Common Stock at the closing of a business combination;

(j)	SPAC Shares means the shares of SPAC Common Stock; and

(k)	SPAC Stockholder Redemption Right means the right of an eligible (as determined in accordance with the constitutional documents of the Overseas Merging Company) holder of shares of SPAC Common Stock to redeem all or a portion of shares of the SPAC Common Stock held by such holder as set forth in the constitutional documents of the Overseas Merging Company.

2	Constituent Companies

2.1	The constituent companies (as defined in the Companies Act) to this Plan of Merger are the Company and the Overseas Merging Company.

3	Name of Surviving Company

3.1	The Surviving Company shall be the surviving company (as defined in the Companies Act).

3.2	Following the Merger, the name of the Surviving Company shall remain as SKG Merger Sub 1 Limited.

4	Registered Office

4.1	The registered office of the Company is at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

4.2	The registered office of the Overseas Merging Company is at [●].

4.3	Following the Merger the registered office of the Surviving Company will continue to be at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

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5	Authorised and Issued Share Capital

5.1	Immediately prior to the Effective Time, the authorised share capital of the Company will be USD50,000 divided into 50,000 ordinary shares of par value USD1.00 each, of which one (1) ordinary share is issued and outstanding.

5.2	Immediately prior to the Effective Time, the authorised capital stock of the Overseas Merging Company will be 20,000,000 shares of common stock of a par value of USD0.0001 each, of which 8,947,045 shares of common stock are issued and outstanding.

5.3	At the Effective Time, the authorised share capital of the Surviving Company will be amended to USD50,000 divided into 50,000 ordinary shares of par value USD1.00 each.

6	Effective Time

6.1	The Merger shall be effective at [●] a.m./p.m. Cayman Islands time on [●] (the Effective Time).

7	Terms of Merger

7.1	The terms and conditions of the Merger, including the manner and basis of converting shares in the Overseas Merging Company into other property, are set out in the Merger Agreement. In particular, at the Effective Time, and in accordance with the terms and conditions of the Merger Agreement,

(a)	each SPAC Unit issued and outstanding immediately prior to the Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one share of SPAC Common Stock and one-tenth (1/10) of one SPAC Right in accordance with the terms of the applicable SPAC Unit (the Unit Separation);

(b)	immediately following the separation of each SPAC Unit in accordance with paragraph (a) above, each share of SPAC Common Stock (which, for the avoidance of doubt, includes the shares of SPAC Common Stock held as a result of the Unit Separation) issued and outstanding immediately prior to the Effective Time (other than any SPAC Shares referred to in paragraph (d) below, Redeeming SPAC Shares and Dissenting SPAC Shares) shall automatically be cancelled and cease to exist in exchange for the right to receive one (1) newly issued PubCo Class A Ordinary Share;

(c)	each SPAC Right (which, for the avoidance of doubt, includes the SPAC Rights held as a result of the Unit Separation) outstanding immediately prior to the Effective Time shall cease to be a right with respect to SPAC Common Stock and be assumed by PubCo and converted into a right to purchase one PubCo Class A Ordinary Share;

(d)	if there are any SPAC Shares that are owned by the Overseas Merging Company as treasury stock or any SPAC Shares owned by any direct or indirect subsidiary of the Overseas Merging Company immediately prior to the Effective Time, such SPAC Shares shall automatically be cancelled and shall cease to exist without any conversion thereof or payment or other consideration therefor;

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(e)	each Redeeming SPAC Share issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and cease to exist;

(f)	each Dissenting SPAC Share issued and outstanding immediately prior to the Effective Time held by a Dissenting SPAC Stockholder shall automatically be cancelled and cease to exist and shall thereafter represent only the right to be paid the fair value of such Dissenting SPAC Share and such other rights as are granted by the Delaware General Corporation Law (Title 8, Chapter 1 of the Delaware Code); and

(g)	the ordinary share of the Company issued and outstanding immediately prior to the Effective Time shall continue existing and constitute the only issued and outstanding share in the capital of the Surviving Company.

8	Rights and Restrictions of Shares

8.1	At the Effective Time, the rights and restrictions attaching to the shares of the Surviving Company shall be as set out in the Memorandum and Articles of the Surviving Company (as defined below).

9	Memorandum and Articles of the Surviving Company

9.1	At the Effective Time, the certificate of incorporation and the by-laws of the Overseas Merging Company, as in effect immediately prior to the Effective Time, shall cease and the memorandum and articles of association of the Company immediately prior to the Merger shall be the memorandum and articles of association of the Surviving Company after the Merger (the Memorandum and Articles of the Surviving Company). No amendments to the Memorandum and Articles of Association of the Surviving Company will be brought about by the Merger

10	Property

10.1	At the Effective Time:

(a)	the rights, the property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company; and

(b)	the Surviving Company will become liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges or security interest and all contracts, obligations, claims, debts and liabilities of each Constituent Company, all as more particularly described in the Merger Agreement.

11	Directors of Surviving Company

11.1	The names and addresses of the directors of the Surviving Company immediately following the Merger will be:

(a)	[●], whose address is at [●]; and

(b)	[●], whose address is at [●].

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12	Director Benefits

12.1	No amounts or benefits have been paid, or shall be payable to any director of either of the Constituent Companies consequent upon the Merger, other than by reason of their ownership of the shares or other equity securities in the Overseas Merging Company and the Company immediately prior to the Effective Time.

13	Secured Creditors

13.1	The Company has no secured creditors and has not granted any fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

13.2	The Overseas Merging Company has no secured creditors and has not granted any fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

14	Approval and Authorisation

14.1	This Plan of Merger has been approved by the sole director of the Company in accordance with section 233(3) of the Companies Act.

14.2	This Plan of Merger has been authorised by way of a special resolution by the sole shareholder of the Company in accordance with section 233(6) of the Companies Act.

14.3	This Plan of Merger has been approved by the directors and shareholders of the Overseas Merging Company in accordance with the Delaware General Corporation Law (Title 8, Chapter 1 of the Delaware Code).

15	Variation

15.1	At any time prior to the Effective Time, this Plan of Merger may be amended by the sole director of the Company and the directors of the Overseas Merging Company to:

(a)	change the Effective Time, provided that such changed date shall not be a date earlier than the date on which this Plan of Merger is registered with the Registrar or later than the ninetieth (90th) day after the date of such registration; and

(b)	effect any other changes to this Plan of Merger as the Merger Agreement or this Plan of Merger may expressly authorise the boards of directors of both the Company and the Overseas Merging Company to effect in their discretion, provided that such changes do not materially adversely affect any rights of the shareholders of the Company or the Overseas Merging Company.

16	Right of Termination

16.1	At any time prior to the Effective Time, this Plan of Merger may be terminated by the board of directors of either of the Company or the Overseas Merging Company pursuant to the terms and conditions of the Merger Agreement.

16.2	If this Plan of Merger is terminated or amended in accordance with clause 15.1 or clause 16.1 (as applicable) after it has been filed with the Registrar but before it has become effective, the Constituent Companies must file or cause to be filed notice of the termination or amendment (as applicable) with the Registrar in accordance with sections 235(2) and 235(4) of the Companies Act and must distribute copies of such notice in accordance with section 235(3) of the Companies Act.

17	Governing Law

17.1	This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

18	Counterparts

18.1	This Plan of Merger may be executed and delivered in any number of counterparts, all of which taken together constitute one and the same document.

[Signature page to follow]

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In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

Signed for and on behalf of:
Quetta Acquisition Corporation

By:
	Title:	Director

Signed for and on behalf of:
SKG Merger Sub 1 Limited
By:
	Title:	Director

Annex A

Merger Agreement

Exhibit C-2

Delaware Division of Corporations

401 Federal Street – Suite 4

Dover, DE 19901

Phone: 302-739-3073

Certificate of Merger

Dear Sir or Madam:

Attached please find a Certificate of Merger form to be filed in accordance with the General Corporation Law of the State of Delaware. The fee to file the Certificate is a $239.00. If your document is more than 1 page, please include $9.00 for each additional page. You will receive a stamped “Filed” copy of your submitted document. A certified copy may be requested for an additional $50. Expedited services are available. Please contact our office concerning these fees.

Contact our Franchise Tax Section concerning taxes due on any Delaware companies merging out of existence. A check for the tax payment and the filing/assessment fee must accompany the Certificate for filing. Please make your check payable to the “Delaware Secretary of State”.

For the convenience of processing your order in a timely manner, please include a cover letter with your name, address and telephone/fax number to enable us to contact you if necessary. Please make sure you thoroughly complete all information requested on this form. It is important that the execution be legible, we request that you print or type your name under the signature line.

Thank you for choosing Delaware as your corporate home. Should you require further assistance in this or any other matter, please don’t hesitate to call us at (302) 739-3073.

Sincerely,

Department of State
Division of Corporations

encl.

rev. 07/04

STATE OF DELAWARE CERTIFICATE OF MERGER OF DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Smart K, an exempted company incorporated under the laws of the Cayman Islands, and the name of the corporation being merged into this surviving corporation is Quetta Acquisition Corporation, a Delaware corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is SKG Merger Sub 1 Limited, an exempted company incorporated under the laws of the Cayman Islands.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective at [●] p.m., Eastern Time, on [●], 2026.

SIXTH: The Agreement of Merger is on file at [Registered office address of Merger Sub 1], the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the ____________________ day of ____________________ ,A.D., _________.

By:
Authorized Officer

Name:
Print or Type

Title:

Exhibit D

PLAN OF MERGER

THIS PLAN OF MERGER is made on ____________________ between:

(1)	SKG Merger Sub 2 Limited, a company incorporated in the British Virgin Islands, with company number 2203125, whose registered office is at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands (the Merging Company); and

(2)	Smart Kreate Group Limited, a company incorporated in the British Virgin Islands, with company number 2136895, whose registered office is at Unit 8, 3/F., Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola, VG1110, British Virgin Islands (the Company or the Surviving Company).

BACKGROUND

(A)	Quetta Acquisition Corporation, SMART KREATE GROUP LIMITED (the PubCo), SKG Merger Sub 1 Limited, the Merging Company and the Company have entered into business combination agreement dated [●] (the Merger Agreement), pursuant to which, among other things, the Merging Company will merge with and into the Company, with the Surviving Company being the surviving company in accordance with the terms and conditions set forth therein.

(B)	The parties to this Plan of Merger wish to merge in accordance with the Act.

(C)	This Plan of Merger is the plan of merger for the Merger for the purposes of the Act.

(D)	Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the Merger Agreement.

IT IS AGREED as follows.

1.	In this Plan of Merger:

(a)	Act means the BVI Business Companies Act 2004, as amended;

(b)	Articles of Merger means the articles of merger for the Merger executed by the Merging Company and the Company, in accordance with the requirements of the Act;

(c)	BVI Registrar means the registrar of corporate affairs of the British Virgin Islands appointed under the Act;

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(d)	Effective Time means such time on the date subsequent thereto, not exceeding 30 days which is mutually agreed between the Merging Company and the Company and specified in the Articles of Merger;

(e)	Exchange Ratio means the quotient obtained by dividing the Price per Share (as defined in the Merger Agreement) by USD10.00;

(f)	Insider has the meaning as defined in the Merger Agreement;

(g)	Merger means the merger between the Merging Company and the Company pursuant to this Plan of Merger, with the Company being the surviving company;

(h)	PubCo Class A Ordinary Shares means class A ordinary shares of the PubCo with a par value of USD0.0001 each;

(i)	PubCo Class B Ordinary Shares means class B ordinary shares of the PubCo with a par value of USD0.0001 each;

(j)	Company Shares means shares of the Company of no par value; and

(k)	definitions in the Act apply in this Plan of Merger unless the context requires otherwise.

2.	The Merging Company and the Company are the constituent companies.

3.	The Company is the surviving company, which shall continue to be named “Smart Kreate Group Limited.”.

4.	The Merging Company is authorised to issue a maximum of 50,000 ordinary shares of a single class with a par value of US$1.00.

5.	The Merging Company has one ordinary share in issue, each of which is entitled to vote on the Merger as one class.

6.	The Company is authorised to issue a maximum of 50,000 no par value shares of a single class.

7.	The Company has 2,660 shares in issue, each of which are entitled to vote on the Merger as one class.

8.	The Merger will take place at the Effective Time.

9.	The terms and conditions of the Merger, including the manner and basis of converting shares in each constituent company into shares in the Surviving Company or into other property, are set out in the Merger Agreement. In particular, at the Effective Time, and in accordance with the terms and conditions of the Merger:

(a)	each Company Share issued and outstanding immediately prior to the Effective Time (other than any (A) Company Shares referred to in paragraph (b) below, and (B) Dissenting Company Shares) shall automatically be cancelled and cease to exist in exchange for the right to receive the following consideration, without interest: (x) with respect to each such Company Share held by an Insider of the Company immediately prior to the Effective Time, such fraction of a newly issued PubCo Class B Ordinary Share as is equal to the Exchange Ratio; and (y) with respect to each such Company Share held by any shareholder of the Company other than an Insider of the Company immediately prior to the Effective Time, such fraction of a newly issued PubCo Class A Ordinary Share as is equal to the Exchange Ratio;

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(b)	if there are any Company Shares that are owned by the Company as treasury shares or any Company Shares owned by any direct or indirect subsidiary of the Company immediately prior to the Effective Time, such Company Shares shall automatically be cancelled and shall cease to exist without any conversion thereof or payment or other consideration therefor;

(c)	each Company Share (the Dissenting Company Shares) owned by shareholders of the Company who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger pursuant to the Act shall automatically be cancelled and cease to exist and shall thereafter represent only the right to be paid the fair value of such Dissenting Company Shares and such other rights as are granted by the Act;

(d)	each share of the Merging Company that is issued and outstanding immediately prior to the Effective Time shall automatically convert into one share of the Surviving Company, which shall constitute the only outstanding share of the Surviving Company; and

(e)	the Surviving Company will automatically:

(i)	have vested in it all assets of every description, including choses in action and business of each constituent company, and all rights, privileges, immunities, powers, objects and purposes of each constituent company; and

(ii)	be liable for all claims against, debts, liabilities and obligations of each constituent company.

10.	The current memorandum and articles of association of the Company shall remain as the memorandum and articles of association of the Surviving Company until such time as duly altered or amended.

11.	The directors of the Surviving Company shall be [●] and [●].

12.	Each party will execute any document of any kind, and do any other act or thing, that is reasonably necessary to give effect to the Merger.

13.	This Plan of Merger may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Plan of Merger.

14.	The laws of the British Virgin Islands govern this Plan of Merger and its interpretation.

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Signatures

Merging Company

Signed for and on behalf of
SKG Merger Sub 2 Limited

By:

Name:
Title:	Director

4

Signatures

Surviving Company

Signed for and on behalf of
Smart Kreate Group Limited

By:

Name:
Title:	Director

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Exhibit E

ARTICLES OF MERGER

THESE ARTICLES OF MERGER are made on _______________ between:

(1)	SKG Merger Sub 2 Limited, a company incorporated in the British Virgin Islands, with company number 2203125, whose registered office is at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands (the Merging Company); and

(2)	Smart Kreate Group Limited, a company incorporated in the British Virgin Islands, with company number 2136895, whose registered office is at Unit 8, 3/F., Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola, VG1110, British Virgin Islands (the Surviving Company).

BACKGROUND

(A)	The parties wish to merge in accordance with the Act.

(B)	The parties are entering into these Articles of Merger for the purposes of the Act.

IT IS AGREED as follows.

1.	In these Articles of Merger:

(a)	Act means the BVI Business Companies Act 2004, as amended;

(b)	Effective Time means [●] in the British Virgin Islands on [●];

(c)	Plan of Merger means the plan of merger for the merger between the parties dated [●], a copy of which is attached to these Articles of Merger and marked A; and

(d)	definitions in the Plan of Merger and the Act apply in these Articles of Merger unless the context requires otherwise or the term is defined in these Articles of Merger.

2.	The Plan of Merger is approved.

3.	The Merger will take place at the Effective Time.

4.	The memorandum and articles of association of the Merging Company were registered by the BVI Registrar on 6 March 2026.

5.	The memorandum and articles of association of the Surviving Company were registered by the BVI Registrar on 28 November 2023 as amended on 31 October 2024.

6.	The Merger was approved on behalf of the Merging Company by resolutions of its:

(a)	sole director passed on [●]; and

(b)	sole shareholder passed on [●].

7.	The Merger was approved on behalf of the Surviving Company by resolutions of its:

(a)	directors passed on [●]; and

(b)	shareholders passed on [●].

8.	These Articles of Merger may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of these Articles of Merger.

9.	The laws of the British Virgin Islands govern these Articles of Merger and their interpretation.

Signatures

Merging Company

Signed for and on behalf of
SKG Merger Sub 2 Limited

By:

Name:
Title:	Director

Signatures

Surviving Company

Signed for and on behalf of
Smart Kreate Group Limited

By:

Name:
Title:	Director

A

Plan of Merger

Exhibit F

Territory of the Virgin Islands

The BVI Business Companies Act, 2004

AMENDED AND RESTATED

memorandum and articles of association OF

Smart Kreate Group Limited

Incorporated as a BVI business company on [●]

Amended and restated on [●]

Territory of the Virgin Islands

The BVI Business Companies Act 2004

Amended and Restated Memorandum of Association

of

Smart Kreate Group Limited

a company limited by shares

Amended and restated on [●]

1	Name

The name of the Company is Smart Kreate Group Limited.

2	Status

The Company is a company limited by shares.

3	Registered office and registered agent

3.1	The first registered office of the Company is at Unit 8, 3/F., Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola, British Virgin Islands, VG1110, the office of the first registered agent.

3.2	The first registered agent of the Company is Overseas Company Services Limited of Unit 8, 3/F., Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola, British Virgin Islands, VG1110.

3.3	The Company may change its registered office or registered agent by a Resolution of Directors or a Resolution of Members. The change shall take effect upon the Registrar registering a notice of change filed under section 92 of the Act.

4	Capacity and power

4.1	The Company has, subject to the Act and any other Virgin Islands legislation for the time being in force, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of 4.1(a), full rights, powers and privileges.

4.2	There are no limitations on the business that the Company may carry on.

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5	Number and classes of Shares

5.1	The Company is authorised to issue a maximum of 50,000 no par value Shares of a single class.

5.2	The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of Shares.

6	Designations powers preferences of Shares

6.1	Each Share in the Company confers upon the Member:

(a)	the right to one vote at a meeting of the Members of the Company or on any Resolution of Members;

(b)	the right to an equal share in any dividend paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

6.2	The directors may at their discretion by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to Regulations 3 and 6 of the Articles.

7	Variation of rights

The rights attached to Shares as specified in Clause 6 may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 per cent of the issued Shares of that class.

8	Rights not varied by the issue of Shares pari passu

The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

9	Registered Shares

9.1	The Company shall issue registered Shares only.

9.2	The Company is not authorised to issue or have in issue bearer Shares, convert registered Shares to bearer Shares or exchange registered Shares for bearer Shares.

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10	Transfer of Shares

10.1	A Share or fraction thereof may, subject to the provisions of the Articles, be transferred subject to the prior or subsequent approval of the Company contained in a Resolution of Members or a Resolution of Directors.

10.2	A holder of a Share or fractional Share in the Company may transfer a fraction of that Share or fractional Share, notwithstanding the fact that it was not issued in such fractional amounts, and such Share or fractional Share shall be deemed to have been issued by the Company in such resulting fractions ab initio.

10.3	The Members and/or the directors may in their absolute and unfettered discretion refuse to approve any intended transfer of a Share.

11	Amendment of Memorandum and Articles

The Company may amend its Memorandum or Articles by a Resolution of Members or by a Resolution of Directors, save that no amendment may be made by a Resolution of Directors:

(a)	to restrict the rights or powers of the Members to amend the Memorandum or Articles;

(b)	to change the percentage of Members required to pass a Resolution of Members to amend the Memorandum or Articles;

(c)	in circumstances where the Memorandum or Articles cannot be amended by the Members; or

(d)	to Clauses 7 or 8 or this Clause 11.

12	Definitions and interpretation

12.1	In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:

Act means the BVI Business Companies Act, 2004 (as amended) and includes the regulations made under the Act;

Articles means the attached Articles of Association of the Company;

Chairman of the Board has the meaning specified in Regulation 13;

Distribution in relation to a distribution by the Company means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of a Member in relation to Shares held by a Member, and whether by means of a purchase of an asset, the redemption or other acquisition of Shares, a distribution of indebtedness or otherwise, and includes a dividend;

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Eligible Person means individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

Member means an Eligible Person whose name is entered, whether singularly or jointly with others, in the Register of Members of the Company as the holder of one or more Shares or fractional Shares;

Memorandum means this Memorandum of Association of the Company;

Register of Members has the meaning specified in Regulation 2.5;

Registrar means the Registrar of Corporate Affairs appointed under the Act and any deputy or assistant thereof;

Resolution of Directors means either:

(a)	a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b)	a resolution consented to in writing by all directors or by all members of a committee of directors of the Company, as the case may be;

Resolution of Members means either:

(a)	a resolution approved at a duly convened and constituted meeting of the Members of the Company by the affirmative vote of a majority of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or

(b)	a resolution consented to in writing by a majority of the votes of Shares entitled to vote thereon;

Seal means any seal which has been duly adopted as the common seal of the Company;

Securities means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire Shares or debt obligations;

Share means a share issued or to be issued by the Company and shall include fractional shares in the Company;

Treasury Share means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled; and

written or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and in writing shall be construed accordingly.

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12.2	In the Memorandum and the Articles, unless the context otherwise requires a reference to:

(a)	a Regulation is a reference to a regulation of the Articles;

(b)	a Clause is a reference to a clause of the Memorandum;

(c)	voting by Member is a reference to the casting of the votes attached to the Shares held by the Member voting;

(d)	the Act, the Memorandum or the Articles is a reference to the Act or those documents as amended; and

(e)	the singular includes the plural and vice versa.

12.3	Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and Articles unless otherwise defined herein.

12.4	Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and Articles.

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Signed for Overseas Company Services Limited of Unit 8, 3/F., Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola, British Virgin Islands, VG1110 for the purpose of incorporating a BVI business company under the laws of the Virgin Islands on the 28th day of November, 2023.

Incorporator

(Sgd.) Marisa D. Smith
Marisa D. Smith
Authorised Signatory
Overseas Company Services Limited

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Territory of the British Virgin Islands

The BVI Business Companies Act 2004

Amended and Restated Articles of Association

of

Smart Kreate Group Limited

a company limited by shares

Amended and restated on [●]

1	Registered Shares

1.1	Every Member is entitled to a certificate signed by a director of the Company or under the Seal specifying the number of Shares held by him and the signature of the director and the Seal may be facsimiles.

1.2	Any Member receiving a certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors.

1.3	If several Eligible Persons are registered as joint holders of any Shares, any one of such Eligible Persons may give an effectual receipt for any Distribution.

2	Shares

2.1	Shares and other Securities may be issued and options to acquire Shares or other Securities may be granted at such times, to such Eligible Persons, for such consideration and on such terms as the directors may by Resolution of Directors determine.

2.2	Section 46 of the Act does not apply to the Company.

2.3	A Share may be issued for consideration in any form or a combination of forms, including money, a promissory note, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

2.4	No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:

(a)	the amount to be credited for the issue of the Shares; and

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(b)	that, in their opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

2.5	The Company shall keep a register of members (the Register of Members) containing:

(a)	the names and addresses of the persons who hold Shares;

(b)	the number of each class and series of Shares held by each Member;

(c)	the date on which the name of each Member was entered in the Register of Members; and

(d)	the date on which any Eligible Person ceased to be a Member.

2.6	The Register of Members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, if any magnetic, electronic or other data storage form is used in this respect, that shall be the original Register of Members.

2.7	A Share is deemed to be issued when the name of the Member is entered in the Register of Members.

3	Forfeiture

3.1	Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note or a contract for future services are deemed to be not fully paid.

3.2	A written notice of call specifying the date for payment to be made shall be served on the Member who defaults in making payment in respect of the Shares.

3.3	The written notice of call referred to in Regulation 3.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

3.4	Where a written notice of call has been issued pursuant to Regulation 3.2 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

3.5	The Company is under no obligation to refund any moneys to the Member whose Shares have been cancelled pursuant to Regulation 3.3 and that Member shall be discharged from any further obligation to the Company.

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4	Transfer of Shares

4.1	Subject to the Memorandum Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration.

4.2	The transfer of a Share is effective when the name of the transferee is entered on the Register of Members.

4.3	If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a)	to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)	that the transferee’s name should be entered in the Register of Members notwithstanding the absence of the instrument of transfer.

4.4	Subject to the Memorandum, the personal representative of a deceased Member may transfer a Share even though the personal representative is not a Member at the time of the transfer.

5	Distributions

5.1	The directors of the Company may, by Resolution of Directors, authorise a distribution at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

5.2	Dividends may be paid in money, Shares or other property.

5.3	Notice in writing of any dividend that may have been declared shall be given to each Member in accordance with Regulation 21 and all dividends unclaimed for 3 years after notice shall have been given to a Member may be forfeited by Resolution of Directors for the benefit of the Company.

5.4	No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares.

6	Redemption of Shares and Treasury Shares

6.1	The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Member whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without such consent.

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6.2	The purchase redemption or other acquisition by the Company of its own Shares is deemed not to be a distribution where:

(a)	the Company purchases, redeems or otherwise acquires the Shares pursuant to a right of a Member to have his Shares redeemed or to have his Shares exchanged for money or other property of the Company, or

(b)	the Company purchases, redeems or otherwise acquires the Shares by virtue of the provisions of section 176 or section 179 of the Act; or

(c)	the Company acquires its own fully paid Shares pursuant to section 59(1A) of the Act.

6.3	Sections 60, 61 and 62 of the Act shall not apply to the Company.

6.4	Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 50 percent of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

6.5	All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

6.6	Treasury Shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and Articles) as the Company may by Resolution of Directors determine.

6.7	Where Shares are held by another body corporate of which the Company holds, directly or indirectly, Shares having more than 50 per cent of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

7	Mortgages and charges of Shares

7.1	A Member may by an instrument in writing mortgage or charge his Shares.

7.2	There shall be entered in the Register of Members at the written request of the Member:

(a)	a statement that the Shares held by him are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the particulars specified in Regulations 7.2(a) and 7.2(b) above are entered in the Register of Members.

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7.3	Where particulars of a mortgage or charge are entered in the Register of Members, such particulars may be cancelled:

(a)	with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)	upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

7.4	Whilst particulars of a mortgage or charge over Shares are entered in the Register of Members pursuant to this Regulation:

(a)	no transfer of any Share the subject of those particulars shall be effected;

(b)	the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)	no replacement certificate shall be issued in respect of such Shares,

without the written consent of the named mortgagee or chargee.

8	Meetings and consents of Members

8.1	Any director of the Company may convene meetings of the Members at such times and in such manner and places within or outside the Virgin Islands as the director considers necessary or desirable. A meeting may also be convened to be held by electronic means, provided that notice thereof includes all necessary joining instructions and that the means for holding the meeting allow all members to speak and be heard simultaneously. A meeting held by electronic means shall be considered to be held at the place where the chairman is at the time the meeting is opened.

8.2	Upon the written request of Members entitled to exercise 30 per cent or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of Members.

8.3	The director convening a meeting of Members shall give not less than 7 clear calendar days’ written notice of a meeting of Members to:

(a)	those Members whose names on the date the notice is given appear as Members in the Register of Members of the Company and are entitled to vote at the meeting; and

(b)	the other directors.

8.4	The convener or conveners of a meeting of Members may fix the date notice is given of a meeting, or such other date as may be specified in the notice, as the record date for determining those Members that are entitled to vote at the meeting.

8.5	A meeting of Members held in contravention of the requirement to give notice is valid if Members holding at least 90 per cent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Member at the meeting shall constitute waiver in relation to all the Shares which that Member holds.

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8.6	The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Member or another director, or the fact that a Member or another director has not received notice, does not invalidate the meeting.

8.7	A Member may be represented at a meeting of Members by a proxy who may speak and vote on behalf of the Member.

8.8	The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

8.9	The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Member appointing the proxy.

Smart Kreate Group Limited

I/We being a Member of the above Company HEREBY APPOINT [   ] or failing him [   ] of [   ] to be my/our proxy to vote for me/us at the meeting of Members to be held on the [   ] day of [   ], 20[   ] and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this [   ] day of [   ], 20[   ]

……………………………

Member

8.10	The following applies where Shares are jointly owned:

(a)	each of them may be present in person or by proxy at a meeting of Members and may speak as a Member;

(b)	if only one of the joint owners is present in person or by proxy they may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one and in the event of disagreement between any of the joint owners of Shares then the vote of the joint owner whose name appears first (or earliest) in the Register of Members in respect of the relevant Shares shall be recorded as the vote attributable to the Shares.

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8.11	A Member shall be deemed to be present at a meeting of Members if he participates by telephone or other electronic means and the meeting itself may be held generally by electronic means, provided that in all such cases all Members participating in the meeting are able to hear each other.

8.12	A meeting of Members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 per cent of the votes of the Shares entitled to vote on Resolutions of Members to be considered at the meeting. If the Company has two or more classes of Shares, a meeting may be quorate for some purposes and not for others. A quorum may comprise a single Member or proxy and then such person may pass a Resolution of Members and a certificate signed by such person accompanied where such person holds a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Members.

8.13	If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

8.14	At every meeting of Members, the Chairman of the Board shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the Members present shall choose one of their Members to be the chairman. If the Members are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Member or representative of a Member present shall take the chair.

8.15	The chairman may adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

8.16	At any meeting of the Members the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

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8.17	Subject to the specific provisions contained in this Regulation for the appointment of representatives of Members other than individuals the right of any individual to speak for or represent a Member shall be determined by the law of the jurisdiction where, and by the documents by which, the Member is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Member or the Company.

8.18	Any Member who is not a natural person may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Members or of any class of Members, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Member which he represents as that Member could exercise if it were an individual.

8.19	The chairman of any meeting at which a vote is cast by proxy or on behalf of any Member other than an individual may at the meeting but not thereafter call for a notarially certified copy of such proxy or authority which shall be produced within 7 calendar days of being so requested or the votes cast by such proxy or on behalf of such Member shall be disregarded.

8.20	Directors of the Company may attend and speak at any meeting of Members and at any separate meeting of the holders of any class or series of Shares.

8.21	An action that may be taken by the Members at a meeting may also be taken by a Resolution of Members consented to in writing, without the need for any prior notice. If any Resolution of Members is adopted otherwise than by the unanimous written consent of all Members, a copy of such resolution shall forthwith be sent to all Members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Members. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Eligible Persons holding a sufficient number of votes of Shares to constitute a Resolution of Members have consented to the resolution by signed counterparts.

9	Directors

9.1	The first directors of the Company shall be appointed by the first registered agent within 30 calendar days of the incorporation of the Company; and thereafter, the directors shall be elected by Resolution of Members or by Resolution of Directors for such term as the Members or directors determine.

9.2	No person shall be appointed as a director of the Company unless he has consented in writing to act as a director.

9.3	The minimum number of directors shall be one and there shall be no maximum number of directors.

9.4	Each director holds office for the term, if any, fixed by the Resolution of Members or Resolution of Directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal.

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9.5	A director may be removed from office with or without cause by,

(a)	a Resolution of Members passed at a meeting of Members called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least seventy five per cent of the Members of the Company entitled to vote; or

(b)	a Resolution of Directors.

9.6	A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

9.7	A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

9.8	The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

9.9	A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

9.10	The Company shall keep a register of directors containing:

(a)	the names and addresses of the persons who are directors of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as a director of the Company;

(c)	the date on which each person named as a director ceased to be a director of the Company; and

(d)	such other information as may be prescribed by the Act.

9.11	The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

9.12	The directors may, by a Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

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9.13	A director is not required to hold a Share as a qualification to office.

10	Powers of directors

10.1	The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Members.

10.2	If the Company is the wholly owned subsidiary of a holding company, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

10.3	If the Company is a subsidiary, but not a wholly owned subsidiary, of a holding company, and the shareholders other than the holding company agree in advance, a director of the Company may, when exercising powers or performing duties as a director in connection with the carrying out of the joint venture, act in a manner which he believes is in the best interests of a Member or some Members even though it may not be in the best interests of the Company.

10.4	If the Company is carrying out a joint venture between shareholders, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

10.5	Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

10.6	Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

10.7	The continuing directors may act notwithstanding any vacancy in their body.

10.8	The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

10.9	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

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10.10	Section 175 of the Act shall not apply to the Company.

11	Proceedings of directors

11.1	Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

11.2	The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the Virgin Islands as the notice calling the meeting provides.

11.3	A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

11.4	A director shall be given not less than 3 calendar days’ notice of meetings of directors, but a meeting of directors held without 3 calendar days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

11.5	A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is 2.

11.6	A director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director until the appointment lapses or is terminated.

11.7	If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Members. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

11.8	At meetings of directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present, the directors present shall choose one of their number to be chairman of the meeting. If the directors are unable to choose a chairman for any reason, then the oldest individual director present (and for this purpose an alternate director shall be deemed to be the same age as the director that he represents) shall take the chair.

11.9	An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

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12	Committees

12.1	The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

12.2	The directors have no power to delegate to a committee of directors any of the following powers:

(a)	to amend the Memorandum or the Articles;

(b)	to designate committees of directors;

(c)	to delegate powers to a committee of directors;

(d)	to appoint directors;

(e)	to appoint an agent;

(f)	to approve a plan of merger, consolidation or arrangement; or

(g)	to make a declaration of solvency or to approve a liquidation plan.

12.3	Regulations 12.2(b) and 12.2(c) do not prevent a committee of directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

12.4	The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

13	Officers and agents

13.1	The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors (the Chairman of the Board), a Chief Executive Officer, one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

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13.2	The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and Members, the Chief Executive Officer to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the Chief Executive Officer but otherwise to perform such duties as may be delegated to them by the Chief Executive Officer, the secretaries to maintain the Register of Members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

13.3	The emoluments of all officers shall be fixed by Resolution of Directors.

13.4	The officers of the Company shall hold office until their death, resignation or removal. Any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

13.5	The directors may, by a Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company. An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the matters specified in Regulation 12.2. The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company. The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

14	Conflict of interests

14.1	A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

14.2	For the purposes of Regulation 14.1, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

14.3	A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

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(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

15	Indemnification

15.1	Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

15.2	The Company may only indemnify a person pursuant to Regulation 15.1 if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

15.3	The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

15.4	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

15.5	The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

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16	Records

16.1	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum and the Articles;

(b)	the Register of Members, or a copy of the Register of Members;

(c)	the register of directors, or a copy of the register of directors;

(d)	copies of all annual returns filed by the Company with its registered agent, for a period of 5 years; and

(e)	copies of all notices and other documents filed by the Company with the Registrar in the previous 10 years.

16.2	If the Company maintains only a copy of the Register of Members or a copy of the register of directors at the office of its registered agent, it shall:

(a)	within 15 calendar days of any change in either register, notify the registered agent in writing of the change; and

(b)	provide the registered agent with a written record of the physical address of the place or places at which the original Register of Members or the original register of directors is kept.

16.3	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the Virgin Islands, as the directors may determine:

(a)	minutes of meetings and Resolutions of Members and classes of Members;

(b)	minutes of meetings and Resolutions of Directors and committees of directors; and

(c)	an impression of the Seal, if any.

16.4	Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 calendar days of the change of location.

16.5	The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act.

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17	Registers of charges

17.1	The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a)	the date of creation of the charge;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

(d)	the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)	details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

18	Continuation

The Company may by Resolution of Members or by a Resolution of Directors continue as a company incorporated under the laws of a jurisdiction outside the Virgin Islands in the manner provided under those laws.

19	Seal

The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

20	Accounts and audit

20.1	The Company shall keep records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

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20.2	The Company may by Resolution of Members call for the directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

20.3	Notwithstanding Regulation 20.2, the Company shall, within 9 months after the end of each year, file an annual return with its registered agent in the prescribed statutory form, provided that, if the Company has a financial year that is not a calendar year, then the return shall be filed instead within 9 months of the end of that financial year.

20.4	The Company may by Resolution of Directors or Resolution of Members call for the accounts to be examined by auditors.

20.5	The first auditors shall be appointed by Resolution of Directors and subsequent auditors shall be appointed by a Resolution of Members or a Resolution of Directors.

20.6	The auditors may be Members, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

20.7	The remuneration of the auditors of the Company:

(a)	in the case of auditors appointed by the directors, may be fixed by Resolution of Directors; and

(b)	subject to the foregoing, shall be fixed by Resolution of Members or in such manner as the Company may by Resolution of Members determine.

20.8	The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Members or otherwise given to Members and shall state in a written report whether or not:

(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)	all the information and explanations required by the auditors have been obtained.

20.9	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Members at which the accounts are laid before the Company or shall be otherwise given to the Members.

20.10	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

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20.11	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Members at which the Company’s profit and loss account and balance sheet are to be presented.

21	Notices

21.1	Any notice, information or written statement to be given by the Company to Members may be given by personal service or by mail addressed to each Member at the address shown in the Register of Members.

21.2	Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

21.3	Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

22	Voluntary winding up

The Company may by a Resolution of Members or by a Resolution of Directors appoint a voluntary liquidator.

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Signed for Overseas Company Services Limited of Unit 8, 3/F., Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town, Tortola, British Virgin Islands, VG1110 for the purpose of incorporating a BVI business company under the laws of the Virgin Islands on the 28th day of November, 2023.

Incorporator

(Sgd.) Marisa D. Smith
Marisa D. Smith
Authorised Signatory
Overseas Company Services Limited

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Exhibit G

Companies Act (Revised)

Company Limited by Shares

AMENDED AND RESTATED
Memorandum of association
of
SMART KREATE GROUP LIMITED

(Adopted by special resolution passed on [●] and effective on [●])

Companies Act (Revised)

Company Limited by Shares

Amended and Restated

Memorandum of Association

of

SMART KREATE GROUP LIMITED

(Adopted by special resolution passed on [●] and effective on [●])

1	The name of the Company is SMART KREATE GROUP LIMITED.

2	The Company’s registered office will be situated at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands or at such other place in the Cayman Islands as the directors may at any time decide.

3	The Company’s objects are unrestricted. As provided by section 7(4) of the Companies Act (Revised), the Company has full power and authority to carry out any object not prohibited by any law of the Cayman Islands.

4	The Company has unrestricted corporate capacity. Without limitation to the foregoing, as provided by section 27 (2) of the Companies Act (Revised), the Company has and is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit.

5	Nothing in any of the preceding paragraphs permits the Company to carry on any of the following businesses without being duly licensed, namely:

(a)	the business of a bank or trust company without being licensed in that behalf under the Banks and Trust Companies Act (Revised); or

(b)	insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub-agent or broker without being licensed in that behalf under the Insurance Act (Revised);or

(c)	the business of company management without being licensed in that behalf under the Companies Management Act (Revised).

6	Unless licensed to do so, the Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of its business carried on outside the Cayman Islands. Despite this, the Company may effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands any of its powers necessary for the carrying on of its business outside the Cayman Islands.

7	The Company is a company limited by shares and accordingly the liability of each member is limited to the amount (if any) unpaid on that member’s shares.

8	The share capital of the Company is USD[50,000] divided into [●] Class A Ordinary Shares of par value USD[●] each and [●] Class B Ordinary Shares of par value USD[●] each. Subject to the Companies Act (Revised) and the Company’s articles of association, the Company has power to do any one or more of the following:

(a)	to redeem or repurchase any of its shares;

(b)	to increase or reduce its capital;

(c)	to issue any part of its capital (whether original, redeemed, increased or reduced):

(i)	with or without any preferential, deferred, qualified or special rights, privileges or conditions; or

(ii)	subject to any limitations or restrictions

and unless the condition of issue expressly declares otherwise, every issue of shares (whether declared to be ordinary, preference or otherwise) is subject to this power; or

(d)	to alter any of those rights, privileges, conditions, limitations or restrictions.

9	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

Companies Act (Revised)

Company Limited By Shares

AMENDED AND RESTATED
articles of association
of
SMART KREATE GROUP LIMITED

(Adopted by special resolution passed on [●] and effective on [●])

CONTENTS

1	Definitions, interpretation and exclusion of Table A	1
Definitions		1
Interpretation		5
Exclusion of Table A Articles		6
2	Shares	6
Power to issue Shares and options, with or without special rights		6
Power to issue fractions of a Share		7
Power to pay commissions and brokerage fees		7
Trusts not recognised		7
Security interests		7
Rights of Shares		8
Power to vary class rights		9
Effect of new Share issue on existing class rights		10
No bearer Shares or warrants		10
Treasury Shares		10
Rights attaching to Treasury Shares and related matters		10
Register of Members		11
Annual Return		11
3	Share certificates	11
Issue of share certificates		11
Renewal of lost or damaged share certificates		12
4	Lien on Shares	12
Nature and scope of lien		12
Company may sell Shares to satisfy lien		13
Authority to execute instrument of transfer		13
Consequences of sale of Shares to satisfy lien		13
Application of proceeds of sale		14
5	Calls on Shares and forfeiture	14
Power to make calls and effect of calls		14
Time when call made		14
Liability of joint holders		14
Interest on unpaid calls		15
Deemed calls		15
Power to accept early payment		15
Power to make different arrangements at time of issue of Shares		15
Notice of default		15
Forfeiture or surrender of Shares		16
Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender		16
Effect of forfeiture or surrender on former Member		16
Evidence of forfeiture or surrender		17
Sale of forfeited or surrendered Shares		17
6	Transfer of Shares	17
Form of Transfer		17
Power to refuse registration for Shares not listed on a Designated Stock Exchange		17
Suspension of transfers		18
Company may retain instrument of transfer		18
Notice of refusal to register		18

7	Transmission of Shares	18
Persons entitled on death of a Member		18
Registration of transfer of a Share following death or bankruptcy		19
Indemnity		19
Rights of person entitled to a Share following death or bankruptcy		19
8	Alteration of capital	20
Increasing, consolidating, converting, dividing and cancelling share capital		20
Dealing with fractions resulting from consolidation of Shares		20
Reducing share capital		21
9	Redemption and purchase of own Shares	21
Power to issue redeemable Shares and to purchase own Shares		21
Power to pay for redemption or purchase in cash or in specie		21
Effect of redemption or purchase of a Share		21
10	Meetings of Members	22
Annual and extraordinary general meetings		22
Power to call meetings		22
Content of notice		23
Period of notice		24
Persons entitled to receive notice		24
Accidental omission to give notice or non-receipt of notice		24
11	Proceedings at meetings of Members	24
Quorum		24
Lack of quorum		25
Chairman		25
Right of a Director to attend and speak		25
Accommodation of Members at Virtual Meeting		25
Security		26
Adjournment, postponement and cancellation		26
Method of voting		26
Taking of a poll		26
Chairman’s casting vote		27
Written resolutions		27
Sole-Member Company		28
12	Voting rights of Members	29
Right to vote		29
Rights of joint holders		29
Representation of corporate Members		29
Member with mental disorder		30
Objections to admissibility of votes		30
Form of proxy		30
How and when proxy is to be delivered		31
Voting by proxy		32
13	Number of Directors	32
14	Appointment, disqualification and removal of Directors	32
First Directors		32
No age limit		32
Corporate Directors		33
No shareholding qualification		33
Appointment of Directors		33
Board’s power to appoint Directors		33
Removal of Directors		33
Resignation of Directors		34
Termination of the office of Director		34

15	Alternate Directors	34
Appointment and removal		34
Notices		35
Rights of alternate Director		35
Appointment ceases when the appointor ceases to be a Director		35
Status of alternate Director		36
Status of the Director making the appointment		36
16	Powers of Directors	36
Powers of Directors		36
Directors below the minimum number		36
Appointments to office		37
Provisions for employees		37
Exercise of voting rights		37
Remuneration		38
Disclosure of information		38
17	Delegation of powers	38
Power to delegate any of the Directors’ powers to a committee		38
Local boards		39
Power to appoint an agent of the Company		40
Power to appoint an attorney or authorised signatory of the Company		40
Borrowing Powers		40
Corporate Governance		40
18	Memetings of Directors	41
Regulation of Directors’ meetings		41
Calling meetings		41
Notice of meetings		41
Use of technology		41
Quorum		41
Chairman or deputy to preside		41
Voting		41
Recording of dissent		42
Written resolutions		42
Validity of acts of Directors in spite of formal defect		42
19	Permissible Directors’ interests and disclosure	42
20	Minutes	43
21	Accounts and audit	43
Auditors		43
22	Record dates	44
23	Dividends	44
Source of dividends		44
Declaration of dividends by Members		44
Payment of interim dividends and declaration of final dividends by Directors		45
Apportionment of dividends		45
Right of set off		46
Power to pay other than in cash		46
How payments may be made		46
Dividends or other monies not to bear interest in absence of special rights		47
Dividends unable to be paid or unclaimed		47

24	Capitalisation of profits	47
Capitalisation of profits or of any share premium account or capital redemption reserve;		47
Applying an amount for the benefit of Members		48
25	Share Premium Account	48
Directors to maintain share premium account		48
Debits to share premium account		48
26	Seal	48
Company seal		48
Duplicate seal		48
When and how seal is to be used		49
If no seal is adopted or used		49
Power to allow non-manual signatures and facsimile printing of seal		49
Validity of execution		49
27	Indemnity	49
Release		50
Insurance		50
28	Notices	51
Form of notices		51
Electronic communications		51
Persons entitled to notices		52
Persons authorised to give notices		52
Delivery of written notices		52
Joint holders		52
Signatures		52
Giving notice to a deceased or bankrupt Member		53
Date of giving notices		53
Saving provision		54
29	Authentication of Electronic Records	54
Application of Articles		54
Authentication of documents sent by Members by Electronic means		54
Authentication of document sent by the Secretary or Officers of the Company by Electronic means		54
Manner of signing		55
Saving provision		55
30	Transfer by way of continuation	55
31	Winding up	56
Distribution of assets in specie		56
No obligation to accept liability		56
32	Amendment of Memorandum and Articles	56
Power to change name or amend Memorandum		56
Power to amend these Articles		56

Companies Act (Revised)

Company Limited by Shares

Amended and Restated
Articles of Association

of

SMART KREATE GROUP LIMITED

(Adopted by special resolution passed on [●] and effective on [●])

1	Definitions, interpretation and exclusion of Table A

Definitions

1.1	In these Articles, the following definitions apply:

Act means the Companies Act (Revised) of the Cayman Islands, including any statutory modification or re-enactment thereof for the time being in force;

Affiliate means in respect of a person or entity, any other person or entity that, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such person or entity, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, a trust solely for the benefit of any of the foregoing, a company, partnership or entity wholly owned by one or more of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “control” in this definition shall mean the ownership, directly or indirectly, of securities possessing more than fifty percent (50%) of the voting power of the corporation, or the partnership or other entity (other than, in the case of corporation, securities having such power only by reason of the happening of a contingency not within the reasonable control of such partnership, corporation, natural person or entity), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity;

Articles means, as appropriate:

(a)	these articles of association as amended from time to time: or

(b)	two or more particular articles of these Articles;

and Article refers to a particular article of these Articles;

Auditors means the auditor or auditors for the time being of the Company;

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Board means the board of Directors from time to time;

Business Day means a day when banks in Grand Cayman, the Cayman Islands are open for the transaction of normal banking business and for the avoidance of doubt, shall not include a Saturday, Sunday or public holiday in the Cayman Islands;

Cayman Islands means the British Overseas Territory of the Cayman Islands;

Class A Ordinary Share means the class A ordinary shares of US$[●] par value each of the Company, which have the rights set forth in these Articles;

Class B Ordinary Share means the class B ordinary shares of US$[●] par value each of the Company, which have the rights set forth in these Articles;

Clear Days, in relation to a period of notice, means that period of calendar days excluding:

(a)	the calendar day when the notice is given or deemed to be given; and

(b)	the calendar day for which it is given or on which it is to take effect;

Commission means Securities and Exchange Commission of the United States of America or other federal agency for the time being administering the U.S. Securities Act;

Company means the above-named company;

Conversion Date means in respect of a Conversion Notice means the day on which that Conversion Notice is delivered;

Conversion Notice means a written notice delivered to the Company at its office (and as otherwise stated therein) stating that a holder of Class B Ordinary Shares elects to convert the number of Class B Ordinary Shares specified therein pursuant to Article 2.9(a);

Conversion Number in relation to any Class B Ordinary Shares, such number of Class A Ordinary Shares as may, upon exercise of the Conversion Right, be issued at the Conversion Rate;

Conversion Rate in relation to the conversion of Class B Ordinary Shares to Class A Ordinary Shares means, at any time, on a one-to-one basis. The foregoing Conversion Rate shall also be adjusted to account for any subdivision (by share split, subdivision, exchange, capitalisation, rights issue, reclassification, recapitalisation or otherwise) or combination (by reverse share split, share consolidation, exchange, reclassification, recapitalisation or otherwise) or similar reclassification or recapitalisation of the Class A Ordinary Shares in issue into a greater or lesser number of shares occurring after the original filing of the Articles without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the Class B Ordinary Shares in issue;

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Conversion Right in respect of a holder of Class B Ordinary Shares, subject to the provisions of these Articles and to any applicable fiscal or other laws or regulations including the Act, to convert all or any of its Class B Ordinary Shares, into the Conversion Number of Class A Ordinary Shares in its discretion;

Default Rate means ten per cent per annum;

Designated Stock Exchanges means the Nasdaq Capital Market in the United States of America for so long as any class of the Company’s Shares are there listed and any other stock exchange on which any class of the Company’s Shares are listed for trading;

Designated Stock Exchange Rules means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares on the Designated Stock Exchanges;

Directors means the directors for the time being of the Company and the expression Director shall be construed accordingly;

Electronic has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Electronic Communication Facilities means video, video-conferencing, internet or online conferencing applications, telephone or tele-conferencing and/or any other video-communications, internet or online conferencing application or telecommunications facilities by means of which all persons participating in a meeting are capable of hearing and being heard by each other;

Electronic Record has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Electronic Signature has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Fully Paid Up means:

(a)	in relation to a Share with par value, means that the par value for that Share and any premium payable in respect of the issue of that Share, has been fully paid or credited as paid in money or money’s worth; and

(b)	in relation to a Share without par value, means that the agreed issue price for that Share has been fully paid or credited as paid in money or money’s worth;

general meeting means a general meeting of the Company duly constituted in accordance with the Articles;

Independent Director means a Director who is an independent director as defined in the Designated Stock Exchange Rules as determined by the Board;

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Member means any person or persons entered on the register of Members from time to time as the holder of a Share;

Memorandum means the memorandum of association of the Company as amended from time to time;

month means a calendar month;

Officer means a person appointed to hold an office in the Company including a Director, alternate Director or liquidator and excluding the Secretary;

Ordinary Resolution means a resolution of a general meeting passed by a simple majority of the votes by Members who (being entitled to do so) vote in person or by proxy or, in the case of corporations, by their duly authorised representatives, at that meeting. The expression includes a written resolution signed by the requisite majority in accordance with Article 11.14;

Partly Paid Up means:

(a)	in relation to a Share with par value, that the par value for that Share and any premium payable in respect of the issue of that Share, has not been fully paid or credited as paid in money or money’s worth; and

(b)	in relation to a Share without par value, means that the agreed issue price for that Share has not been fully paid or credited as paid in money or money’s worth;

Secretary means a person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

Share means a share in the share capital of the Company and the expression:

(a)	includes stock (except where a distinction between shares and stock is expressed or implied); and

(b)	where the context permits, also includes a fraction of a Share;

Special Resolution means a resolution of a general meeting or a resolution of a meeting of the holders of any class of Shares in a class meeting duly constituted in accordance with the Articles in each case passed by a majority of not less than two-thirds of the votes by Members who (being entitled to do so) vote in person or by proxy at that meeting. The expression includes a unanimous written resolution signed by all of the Members entitled to vote at such meeting;

Treasury Shares means Shares held in treasury pursuant to the Act and Article 2.16;

U.S. Securities Act means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time; and

Virtual Meeting means any general meeting of the Members at which the Members (and any other permitted participants of such meeting, including without limitation the chairman of the meeting and any Directors) are permitted to attend and participate solely by means of Electronic Communication Facilities.

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Interpretation

1.2	In the interpretation of these Articles, the following provisions apply unless the context otherwise requires:

(a)	A reference in these Articles to a statute is a reference to a statute of the Cayman Islands as known by its short title, and includes:

(i)	any statutory modification, amendment or re-enactment; and

(ii)	any subordinate legislation or regulations issued under that statute.

Without limitation to the preceding sentence, a reference to a revised Act of the Cayman Islands is taken to be a reference to the revision of that Act in force from time to time as amended from time to time.

(b)	Headings are inserted for convenience only and do not affect the interpretation of these Articles, unless there is ambiguity.

(c)	If a day on which any act, matter or thing is to be done under these Articles is not a Business Day, the act, matter or thing must be done on the next Business Day.

(d)	A word which denotes the singular also denotes the plural, a word which denotes the plural also denotes the singular, and a reference to any gender also denotes the other genders.

(e)	A reference to a person includes, as appropriate, a company, trust, partnership, joint venture, association, body corporate or government agency.

(f)	Where a word or phrase is given a defined meaning another part of speech or grammatical form in respect to that word or phrase has a corresponding meaning.

(g)	All references to time are to be calculated by reference to time in the place where the Company’s registered office is located.

(h)	The words written and in writing include all modes of representing or reproducing words in a visible form, but do not include an Electronic Record where the distinction between a document in writing and an Electronic Record is expressed or implied.

(i)	The words including, include and in particular or any similar expression are to be construed without limitation.

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(j)	The term “present” means, in respect of any person attending a meeting, such person’s presence at a general meeting of Members (or any meeting of the holders of any class of Shares), which may be satisfied by means of such person or, if a corporation or other non-natural person, its duly authorized representative (or, in the case of any Member, a proxy which has been validly appointed by such Member in accordance with these Articles), being: (a) physically present at the meeting; or (b) in the case of any meeting at which Electronic Communication Facilities are permitted in accordance with these Articles, including any Virtual Meeting, connected by means of the use of such Electronic Communication Facilities.

1.3	The headings in these Articles are intended for convenience only and shall not affect the interpretation of these Articles.

Exclusion of Table A Articles

1.4	The regulations contained in Table A in the First Schedule of the Act and any other regulations contained in any statute or subordinate legislation are expressly excluded and do not apply to the Company.

2	Shares

Power to issue Shares and options, with or without special rights

2.1	Subject to the provisions of the Act and these Articles about the redemption and purchase of the Shares, the Directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued Shares to such persons, at such times and on such terms and conditions as they may decide. No Share may be issued at a discount except in accordance with the provisions of the Act.

2.2	Without limitation to the preceding Article, the Directors may so deal with the unissued Shares:

(a)	either at a premium or at par; or

(b)	with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise.

2.3	Without limitation to the two preceding Articles,

(a)	the Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company at such times and on such terms and conditions as the Directors may decide;

(b)	the Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

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Power to issue fractions of a Share

2.4	Subject to the Act, the Company may issue fractions of a Share of any class. A fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a Share of that class of Shares.

Power to pay commissions and brokerage fees

2.5	The Company may pay a commission to any person in consideration of that person:

(a)	subscribing or agreeing to subscribe, whether absolutely or conditionally; or

(b)	procuring or agreeing to procure subscriptions, whether absolute or conditional,

for any Shares. That commission may be satisfied by the payment of cash or the allotment of Fully Paid Up or Partly Paid Up Shares or partly in one way and partly in another.

2.6	The Company may employ a broker in the issue of its capital and pay him any proper commission or brokerage.

Trusts not recognised

2.7	Except as required by Act:

(a)	no person shall be recognised by the Company as holding any Share on any trust; and

(b)	no person other than the Member shall be recognised by the Company as having any right in a Share.

Security interests

2.8	Notwithstanding the preceding Article, the Company may (but shall not be obliged to) recognise a security interest of which it has actual notice over shares. The Company shall not be treated as having recognised any such security interest unless it has so agreed in writing with the secured party.

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Rights of Shares

2.9	Subject to Article 2.1, the Memorandum and any Special Resolution to the contrary and without prejudice to any special rights conferred thereby on the holders of any other Shares or class of Shares, Class A Ordinary Shares and Class B Ordinary Shares shall carry equal rights and rank pari passu with one another in all respects other than as set out below:

(a)	Conversion Rights:

(i)	Subject to the provisions hereof and to compliance with all fiscal and other laws and regulations applicable thereto, including the Act, a holder of Class B Ordinary Shares shall have the Conversion Right in respect of each Class B Ordinary Share in its holding. For the avoidance of doubt, a holder of Class A Ordinary Shares shall have no rights to convert Class A Ordinary Shares into Class B Ordinary Shares under any circumstances.

(ii)	Each Class B Ordinary Share shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into such Conversion Number of fully paid Class A Ordinary Shares calculated at the Conversion Rate. Such conversion shall take effect on the Conversion Date. A Conversion Notice shall not be effective if it is not accompanied by the share certificates in respect of the relevant Class B Ordinary Shares and/or such other evidence (if any) as the Directors may reasonably require to prove the title of the person exercising such right (or, if such certificates have been lost or destroyed, such evidence of title and such indemnity as the Directors may reasonably require). Any and all taxes and stamp, issue and registration duties (if any) arising on conversion shall be borne by the holder of Class B Ordinary Shares requesting conversion.

(iii)	On the Conversion Date, every Class B Ordinary Share converted shall automatically be re-designated and re-classified (or in such other manner as the Directors may direct that is not in contravention of applicable laws) as the applicable Conversion Number of Class A Ordinary Shares with such rights and restrictions attached thereto and shall rank pari passu in all respects with the Class A Ordinary Shares then in issue and the Company shall enter or procure the entry of the name of the relevant holder of converted Class B Ordinary Shares as the holder of the corresponding number of Class A Ordinary Shares resulting from the conversion of the Class B Ordinary Shares in, and make any other necessary and consequential changes to, the register of members and shall procure that, if required, certificates in respect of the relevant Class A Ordinary Shares, together with a new certificate for any unconverted Class B Ordinary Shares comprised in the certificate(s) surrendered by the holder of the Class B Ordinary Shares, are issued to the holders thereof.

(iv)	Until such time as the Class B Ordinary Shares have been converted into Class A Ordinary Shares, the Company shall: (A) at all times keep available for issue and free of all liens, charges, options, mortgages, pledges, claims, equities, encumbrances and other third-party rights of any nature, and not subject to any pre-emptive rights out of its authorised but unissued share capital, such number of authorised but unissued Class A Ordinary Shares as would enable all Class B Ordinary Shares to be converted into Class A Ordinary Shares and any other rights of conversion into, subscription for or exchange into Class A Ordinary Shares to be satisfied in full; and (B) not make any issue, grant or distribution or take any other action if the effect would be that on the conversion of the Class B Ordinary Shares to Class A Ordinary Shares it would be required to issue Class A Ordinary Shares at a price lower than the par value thereof.

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(b)	Voting Rights:

(i)	Holders of Class A Ordinary Shares and Class B Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Holders of shares of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as a single class on all matters submitted to a vote for Members’ consent.

(ii)	Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of the Company; whereas, each Class B Ordinary Share shall be entitled to ten (10) votes on all matters subject to the vote at general meetings of the Company.

(c)	Transfer

(i)	Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not an Affiliate of such holder, such Class B Ordinary Shares validly transferred to the new holder shall be automatically and immediately converted into such Conversion Number of Class A Ordinary Shares calculated based on the Conversion Rate.

(ii)	For the avoidance of doubt, (i) a sale, transfer, assignment or disposition shall be effective upon the Company’s registration of such sale, transfer, assignment or disposition in the Company’s register of Members; and (ii) the creation of any pledge, charge, encumbrance or other third party right of whatever description on any of Class B Ordinary Shares to secure a holder’s contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in the third party holding fee simple ownership interest to the related Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically converted into the same number of Class A Ordinary Shares upon the Company’s registration of the third party or its designee as a Member holding that number of Class A Ordinary Shares in the register of Members.

Power to vary class rights

2.10	If the share capital is divided into different classes of Shares then, unless the terms on which a class of Shares was issued state otherwise, the rights attaching to a class of Shares may only be varied if one of the following applies:

(a)	the Members holding not less than two-thirds of the issued Shares of that class consent in writing to the variation; or

(b)	the variation is made with the sanction of a Special Resolution passed at a separate general meeting of the Members holding the issued Shares of that class.

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2.11	For the purpose of Article 2.11(b), all the provisions of these Articles relating to general meetings apply, mutatis mutandis, to every such separate meeting except that the necessary quorum shall be one or more persons holding, or representing by proxy, not less than one third of the issued Shares of the class.

2.12	For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such classes of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

Effect of new Share issue on existing class rights

2.13	Unless the terms on which a class of Shares was issued state otherwise, the rights conferred on the Member holding Shares of any class shall not be deemed to be varied by the creation or issue of further Shares ranking pari passu with the existing Shares of that class.

No bearer Shares or warrants

2.14	The Company shall not issue Shares or warrants to bearers.

Treasury Shares

2.15	Shares that the Company purchases, redeems or acquires by way of surrender in accordance with the Act shall be held as Treasury Shares and not treated as cancelled if:

(a)	the Directors so determine prior to the purchase, redemption or surrender of those shares; and

(b)	the relevant provisions of the Memorandum and Articles and the Act are otherwise complied with.

Rights attaching to Treasury Shares and related matters

2.16	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to Members on a winding up) may be made to the Company in respect of a Treasury Share.

2.17	The Company shall be entered in the register of Members as the holder of the Treasury Shares. However:

(a)	the Company shall not be treated as a Member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void; and

(b)	a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Act.

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2.18	Nothing in Article 2.18 prevents an allotment of Shares as Fully Paid Up bonus shares in respect of a Treasury Share and Shares allotted as Fully Paid Up bonus shares in respect of a Treasury Share shall be treated as Treasury Shares.

2.19	Treasury Shares may be disposed of by the Company in accordance with the Act and otherwise on such terms and conditions as the Directors determine.

Register of Members

2.20	The Directors shall keep or cause to be kept a register of Members as required by the Act and may cause the Company to maintain one or more branch registers as contemplated by the Act, provided that where the Company is maintaining one or more branch registers, the Directors shall ensure that a duplicate of each branch register is kept with the Company’s principal register of Members and updated within such number of days of any amendment having been made to such branch register as may be required by the Act.

2.21	The title to Shares listed on a Designated Stock Exchange may be evidenced and transferred in accordance with the laws applicable to the rules and regulations of the Designated Stock Exchange and, for these purposes, the register of Members may be maintained in accordance with section 40B of the Act.

Annual Return

2.22	The Directors in each calendar year shall prepare or cause to be prepared an annual return and declaration setting forth the particulars required by the Act and shall deliver a copy thereof to the registrar of companies for the Cayman Islands.

3	Share certificates

Issue of share certificates

3.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. If the Directors resolve that share certificates shall be issued, upon being entered in the register of Members as the holder of a Share, the Directors may issue to any Member:

(a)	without payment, one certificate for all the Shares of each class held by that Member (and, upon transferring a part of the Member’s holding of Shares of any class, to a certificate for the balance of that holding); and

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(b)	upon payment of such reasonable sum as the Directors may determine for every certificate after the first, several certificates each for one or more of that Member’s Shares.

3.2	Every certificate shall specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and whether they are Fully Paid Up or Partly Paid Up. A certificate may be executed under seal or executed in such other manner as the Directors determine.

3.3	Every certificate shall bear legends required under the applicable laws, including the U.S. Securities Act (to the extent applicable).

3.4	The Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate for a Share to one joint holder shall be a sufficient delivery to all of them.

Renewal of lost or damaged share certificates

3.5	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to:

(a)	evidence;

(b)	indemnity;

(c)	payment of the expenses reasonably incurred by the Company in investigating the evidence; and

(d)	payment of a reasonable fee, if any for issuing a replacement share certificate,

as the Directors may determine, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate.

4	Lien on Shares

Nature and scope of lien

4.1	The Company has a first and paramount lien on all Shares (whether Fully Paid Up or not) registered in the name of a Member (whether solely or jointly with others). The lien is for all monies payable to the Company by the Member or the Member’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a Member; and

(b)	whether or not those monies are presently payable.

4.2	At any time the Board may declare any Share to be wholly or partly exempt from the provisions of this Article.

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Company may sell Shares to satisfy lien

4.3	The Company may sell any Shares over which it has a lien if all of the following conditions are met:

(a)	the sum in respect of which the lien exists is presently payable;

(b)	the Company gives notice to the Member holding the Share (or to the person entitled to it in consequence of the death or bankruptcy of that Member) demanding payment and stating that if the notice is not complied with the Shares may be sold; and

(c)	that sum is not paid within fourteen (14) Clear Days after that notice is deemed to be given under these Articles,

and Shares to which this Article 4.3 applies shall be referred to as Lien Default Shares.

4.4	The Lien Default Shares may be sold in such manner as the Board determines.

4.5	To the maximum extent permitted by law, the Directors shall incur no personal liability to the Member concerned in respect of the sale.

Authority to execute instrument of transfer

4.6	To give effect to a sale, the Directors may authorise any person to execute an instrument of transfer of the Lien Default Shares sold to, or in accordance with the directions of, the purchaser.

4.7	The title of the transferee of the Lien Default Shares shall not be affected by any irregularity or invalidity in the proceedings in respect of the sale.

Consequences of sale of Shares to satisfy lien

4.8	On a sale pursuant to the preceding Articles:

(a)	the name of the Member concerned shall be removed from the register of Members as the holder of those Lien Default Shares; and

(b)	that person shall deliver to the Company for cancellation the certificate (if any) for those Lien Default Shares.

4.9	Notwithstanding the provisions of Article 4.8, such person shall remain liable to the Company for all monies which, at the date of sale, were presently payable by him to the Company in respect of those Lien Default Shares. That person shall also be liable to pay interest on those monies from the date of sale until payment at the rate at which interest was payable before that sale or, failing that, at the Default Rate. The Board may waive payment wholly or in part or enforce payment without any allowance for the value of the Lien Default Shares at the time of sale or for any consideration received on their disposal.

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Application of proceeds of sale

4.10	The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable. Any residue shall be paid to the person whose Lien Default Shares have been sold:

(a)	if no certificate for the Lien Default Shares was issued, at the date of the sale; or

(b)	if a certificate for the Lien Default Shares was issued, upon surrender to the Company of that certificate for cancellation but, in either case, subject to the Company retaining a like lien for all sums not presently payable as existed on the Lien Default Shares before the sale.

5	Calls on Shares and forfeiture

Power to make calls and effect of calls

5.1	Subject to the terms of allotment, the Board may make calls on the Members in respect of any monies unpaid on their Shares including any premium. The call may provide for payment to be by instalments. Subject to receiving at least 14 Clear Days’ notice specifying when and where payment is to be made, each Member shall pay to the Company the amount called on his Shares as required by the notice.

5.2	Before receipt by the Company of any sum due under a call, that call may be revoked in whole or in part and payment of a call may be postponed in whole or in part. Where a call is to be paid in instalments, the Company may revoke the call in respect of all or any remaining instalments in whole or in part and may postpone payment of all or any of the remaining instalments in whole or in part.

5.3	A Member on whom a call is made shall remain liable for that call notwithstanding the subsequent transfer of the Shares in respect of which the call was made. He shall not be liable for calls made after he is no longer registered as Member in respect of those Shares.

Time when call made

5.4	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

Liability of joint holders

5.5	Members registered as the joint holders of a Share shall be jointly and severally liable to pay all calls in respect of the Share.

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Interest on unpaid calls

5.6	If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid:

(a)	at the rate fixed by the terms of allotment of the Share or in the notice of the call; or

(b)	if no rate is fixed, at the Default Rate.

The Directors may waive payment of the interest wholly or in part.

Deemed calls

5.7	Any amount payable in respect of a Share, whether on allotment or on a fixed date or otherwise, shall be deemed to be payable as a call. If the amount is not paid when due the provisions of these Articles shall apply as if the amount had become due and payable by virtue of a call.

Power to accept early payment

5.8	The Company may accept from a Member the whole or a part of the amount remaining unpaid on Shares held by him although no part of that amount has been called up.

Power to make different arrangements at time of issue of Shares

5.9	Subject to the terms of allotment, the Directors may make arrangements on the issue of Shares to distinguish between Members in the amounts and times of payment of calls on their Shares.

Notice of default

5.10	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than 14 Clear Days’ notice requiring payment of:

(a)	the amount unpaid;

(b)	any interest which may have accrued; and

(c)	any expenses which have been incurred by the Company due to that person’s default.

5.11	The notice shall state the following:

(a)	the place where payment is to be made; and

(b)	a warning that if the notice is not complied with the Shares in respect of which the call is made will be liable to be forfeited.

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Forfeiture or surrender of Shares

5.12	If the notice given pursuant to Article 5.10 is not complied with, the Directors may, before the payment required by the notice has been received, resolve that any Share the subject of that notice be forfeited. The forfeiture shall include all dividends or other monies payable in respect of the forfeited Share and not paid before the forfeiture. Despite the foregoing, the Board may determine that any Share the subject of that notice be accepted by the Company as surrendered by the Member holding that Share in lieu of forfeiture.

Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender

5.13	A forfeited or surrendered Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board determine either to the former Member who held that Share or to any other person. The forfeiture or surrender may be cancelled on such terms as the Directors think fit at any time before a sale, re-allotment or other disposition. Where, for the purposes of its disposal, a forfeited or surrendered Share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the Share to the transferee.

Effect of forfeiture or surrender on former Member

5.14	On forfeiture or surrender:

(a)	the name of the Member concerned shall be removed from the register of Members as the holder of those Shares and that person shall cease to be a Member in respect of those Shares; and

(b)	that person shall surrender to the Company for cancellation the certificate (if any) for the forfeited or surrendered Shares.

5.15	Despite the forfeiture or surrender of his Shares, that person shall remain liable to the Company for all monies which at the date of forfeiture or surrender were presently payable by him to the Company in respect of those Shares together with:

(a)	all expenses; and

(b)	interest from the date of forfeiture or surrender until payment:

(i)	at the rate of which interest was payable on those monies before forfeiture; or

(ii)	if no interest was so payable, at the Default Rate.

The Directors, however, may waive payment wholly or in part.

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Evidence of forfeiture or surrender

5.16	A declaration, whether statutory or under oath, made by a Director or the Secretary shall be conclusive evidence of the following matters stated in it as against all persons claiming to be entitled to forfeited Shares:

(a)	that the person making the declaration is a Director or Secretary of the Company, and

(b)	that the particular Shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the Shares.

Sale of forfeited or surrendered Shares

5.17	Any person to whom the forfeited or surrendered Shares are disposed of shall not be bound to see to the application of the consideration, if any, of those Shares nor shall his title to the Shares be affected by any irregularity in, or invalidity of the proceedings in respect of, the forfeiture, surrender or disposal of those Shares.

6	Transfer of Shares

Form of Transfer

6.1	Subject to the following Articles about the transfer of Shares, and provided that such transfer complies with applicable rules of the Designated Stock Exchange, a Member may freely transfer Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by the Designated Stock Exchange (if such Shares are listed on the Designated Stock Exchange) or in any other form approved by the Directors, executed:

(a)	where the Shares are Fully Paid, by or on behalf of that Member; and

(b)	where the Shares are partly paid, by or on behalf of that Member and the transferee.

6.2	The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered into the register of Members.

Power to refuse registration for Shares not listed on a Designated Stock Exchange

6.3	Where the Shares of any cass in question are not listed on or subject to the rules of any Designated Stock Exchange, the Directors may in their absolute discretion decline to register any transfer of such Shares which are not Fully Paid Up or on which the Company has a lien. The Directors may also, but are not required to, decline to register any transfer of any such Share unless:

(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

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(b)	the instrument of transfer is in respect of only one class of Shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four;

(e)	the Shares transferred are Fully Paid Up and free of any lien in favour of the Company; and

(f)	any applicable fee of such maximum sum as the Designated Stock Exchanges may determine to be payable, or such lesser sum as the Board may from time to time require, related to the transfer is paid to the Company.

Suspension of transfers

6.4	The registration of transfers may, on 14 Clear Days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register of Members closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the register of Members closed for more than 30 Clear Days in any year.

Company may retain instrument of transfer

6.5	All instruments of transfer that are registered shall be retained by the Company.

Notice of refusal to register

6.6	If the Directors refuse to register a transfer of any Shares of any class not listed on a Designated Stock Exchange, they shall within one month after the date on which the instrument of transfer was lodged with the Company send to each of the transferor and the transferee notice of the refusal.

7	Transmission of Shares

Persons entitled on death of a Member

7.1	If a Member dies, the only persons recognised by the Company as having any title to the deceased Members’ interest are the following:

(a)	where the deceased Member was a joint holder, the survivor or survivors; and

(b)	where the deceased Member was a sole holder, that Member’s personal representative or representatives.

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7.2	Nothing in these Articles shall release the deceased Member’s estate from any liability in respect of any Share, whether the deceased was a sole holder or a joint holder.

Registration of transfer of a Share following death or bankruptcy

7.3	A person becoming entitled to a Share in consequence of the death or bankruptcy of a Member may elect to do either of the following:

(a)	to become the holder of the Share; or

(b)	to transfer the Share to another person.

7.4	That person must produce such evidence of his entitlement as the Directors may properly require.

7.5	If the person elects to become the holder of the Share, he must give notice to the Company to that effect. For the purposes of these Articles, that notice shall be treated as though it were an executed instrument of transfer.

7.6	If the person elects to transfer the Share to another person then:

(a)	if the Share is Fully Paid Up, the transferor must execute an instrument of transfer; and

(b)	if the Share is nil or Partly Paid Up, the transferor and the transferee must execute an instrument of transfer.

7.7	All the Articles relating to the transfer of Shares shall apply to the notice or, as appropriate, the instrument of transfer.

Indemnity

7.8	A person registered as a Member by reason of the death or bankruptcy of another Member shall indemnify the Company and the Directors against any loss or damage suffered by the Company or the Directors as a result of that registration.

Rights of person entitled to a Share following death or bankruptcy

7.9	A person becoming entitled to a Share by reason of the death or bankruptcy of a Member shall have the rights to which he would be entitled if he were registered as the holder of the Share. But, until he is registered as Member in respect of the Share, he shall not be entitled to attend or vote at any meeting of the Company or at any separate meeting of the holders of that class of Shares.

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8	Alteration of capital

Increasing, consolidating, converting, dividing and cancelling share capital

8.1	To the fullest extent permitted by the Act, the Company may by Ordinary Resolution do any of the following and amend its Memorandum for that purpose:

(a)	increase its share capital by new Shares of the amount fixed by that Ordinary Resolution and with the attached rights, priorities and privileges set out in that Ordinary Resolution;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its Paid Up Shares into stock, and reconvert that stock into Paid Up Shares of any denomination;

(d)	sub-divide its Shares or any of them into Shares of an amount smaller than that fixed by the Memorandum, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(e)	cancel Shares which, at the date of the passing of that Ordinary Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares so cancelled or, in the case of Shares without nominal par value, diminish the number of Shares into which its capital is divided.

Dealing with fractions resulting from consolidation of Shares

8.2	Whenever, as a result of a consolidation of Shares, any Members would become entitled to fractions of a Share the Directors may on behalf of those Members deal with the fractions as it thinks fit, including (without limitation):

(a)	either round up or down the fraction to the nearest whole number, such rounding to be determined by the Directors acting in their sole discretion;

(b)	sell the Shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company); or

(c)	distribute the net proceeds in due proportion among those Members.

8.3	For the purposes of Article 8.2, the Directors may authorise some person to execute an instrument of transfer of the Shares to, in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall the transferee’s title to the Shares be affected by any irregularity in, or invalidity of, the proceedings in respect of the sale.

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Reducing share capital

8.4	Subject to the Act and to any rights for the time being conferred on the Members holding a particular class of Shares, the Company may, by Special Resolution, reduce its share capital in any way.

9	Redemption and purchase of own Shares

Power to issue redeemable Shares and to purchase own Shares

9.1	Subject to the Act and to any rights for the time being conferred on the Members holding a particular class of Shares, the Company may by its Directors:

(a)	issue Shares that are to be redeemed or liable to be redeemed, at the option of the Company or the Member holding those redeemable Shares, on the terms and in the manner its Directors determine before the issue of those Shares;

(b)	with the consent by Special Resolution of the Members holding Shares of a particular class, vary the rights attaching to that class of Shares so as to provide that those Shares are to be redeemed or are liable to be redeemed at the option of the Company on the terms and in the manner which the Directors determine at the time of such variation; and

(c)	purchase all or any of its own Shares of any class including any redeemable Shares on the terms and in the manner which the Directors determine at the time of such purchase.

The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Act, including out of any combination of the following: capital, its profits and the proceeds of a fresh issue of Shares.

Power to pay for redemption or purchase in cash or in specie

9.2	When making a payment in respect of the redemption or purchase of Shares, the Directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorised by the terms of the allotment of those Shares or by the terms applying to those Shares in accordance with Article 9.1, or otherwise by agreement with the Member holding those Shares.

Effect of redemption or purchase of a Share

9.3	Upon the date of redemption or purchase of a Share:

(a)	the Member holding that Share shall cease to be entitled to any rights in respect of the Share other than the right to receive:

(i)	the price for the Share; and

(ii)	any dividend declared in respect of the Share prior to the date of redemption or purchase;

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(b)	the Member’s name shall be removed from the register of Members with respect to the Share; and

(c)	the Share shall be cancelled or held as a Treasury Share, as the Directors may determine.

9.4	For the purpose of Article 9.3, the date of redemption or purchase is the date when the Member’s name is removed from the register of Members with respect to the Shares the subject of the redemption or purchase.

10	Meetings of Members

Annual and extraordinary general meetings

10.1	The Company may, but shall not (unless required by the applicable Designated Stock Exchange Rules) be obligated to, in each year hold a general meeting as an annual general meeting, which, if held, shall be convened by the Board, in accordance with these Articles.

10.2	All general meetings other than annual general meetings shall be called extraordinary general meetings.

Power to call meetings

10.3	The Directors may call a general meeting at any time.

10.4	If there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, the Directors must call a general meeting for the purpose of appointing additional Directors.

10.5	The Directors must also call a general meeting if requisitioned in the manner set out in the next two Articles.

10.6	The requisition must be in writing and given by one or more Members who together hold at least ten per cent of the rights to vote at such general meeting.

10.7	The requisition must also:

(a)	specify the purpose of the meeting.

(b)	be signed by or on behalf of each requisitioner (and for this purpose each joint holder shall be obliged to sign). The requisition may consist of several documents in like form signed by one or more of the requisitioners; and

(c)	be delivered in accordance with the notice provisions.

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10.8	Should the Directors fail to call a general meeting within 21 Clear Days’ from the date of receipt of a requisition, the requisitioners or any of them may call a general meeting within three months after the end of that period.

10.9	Without limitation to the foregoing, if there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, any one or more Members who together hold at least five (5) per cent of the rights to vote at a general meeting may call a general meeting for the purpose of considering the business specified in the notice of meeting which shall include as an item of business the appointment of additional Directors.

10.10	If the Members call a meeting under the above provisions, the Company shall reimburse their reasonable expenses.

Content of notice

10.11	Notice of a general meeting shall specify each of the following:

(a)	place, the date and the hour of the meeting;

(b)	whether the meeting will be held virtually, at a physical place or both;

(c)	if the meeting is to be held in any part at a physical place, the address of such place;

(d)	if the meeting is to be held in two or more places, or in any part virtually, the Electronic Communication Facilities that will be used to facilitate the meeting, including the procedures to be followed by any Member or other participant of the meeting who wishes to utilise such Electronic Communication Facilities for the purposes of attending and participating in such meeting;

(e)	subject to paragraph (f) and the requirements of (to the extent applicable) the Designated Stock Exchange Rules, the general nature of the business to be transacted; and

(f)	if a resolution is proposed as a Special Resolution, the text of that resolution.

10.12	In each notice there shall appear with reasonable prominence the following statements:

(a)	that a Member who is entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of that Member; and

(b)	that a proxyholder need not be a Member.

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Period of notice

10.13	At least fourteen (14) Clear Days’ notice must be given to Members for any general meeting.

10.14	Subject to the Act, a meeting may be convened on shorter notice, subject to the Act with the consent of the Member or Members who, individually or collectively, hold at least seventy-five per cent of the voting rights of all those who have a right to vote at that meeting.

Persons entitled to receive notice

10.15	Subject to the provisions of these Articles and to any restrictions imposed on any Shares, the notice shall be given to the following people:

(a)	the Members

(b)	persons entitled to a Share in consequence of the death or bankruptcy of a Member;

(c)	the Directors; and

(d)	the Auditors (if appointed).

10.16	The Board may determine that the Members entitled to receive notice of, attend and vote at a meeting are those persons entered on the register of Members at the close of business on a day determined by the Board.

Accidental omission to give notice or non-receipt of notice

10.17	Proceedings at a meeting shall not be invalidated by the following:

(a)	an accidental failure to give notice of the meeting to any person entitled to notice; or

(b)	non-receipt of notice of the meeting by any person entitled to notice.

10.18	In addition, where a notice of meeting is published on a website proceedings at the meeting shall not be invalidated merely because it is accidentally published:

(a)	in a different place on the website; or

(b)	for part only of the period from the date of the notification until the conclusion of the meeting to which the notice relates.

11	Proceedings at meetings of Members

Quorum

11.1	Save as provided in the following Article, no business shall be transacted at any meeting unless a quorum is present in person or by proxy at the meeting. A quorum is as follows:

(a)	if the Company has only one Member: that Member;

(b)	if the Company has more than one Member: one or more Members holding Shares that represent not less than one-third of the outstanding Shares carrying the right to vote at such general meeting.

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Lack of quorum

11.2	If a quorum is not present at the meeting within fifteen minutes of the time appointed for the meeting, or if at any time during the meeting it becomes inquorate, then the following provisions apply:

(a)	If the meeting was requisitioned by Members, it shall be cancelled.

(b)	In any other case, the meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the Directors. If a quorum is not present at the meeting within fifteen minutes of the time appointed for the adjourned meeting, then the Members present in person or by proxy at the meeting shall constitute a quorum.

Chairman

11.3	The chairman of a general meeting (including any Virtual Meeting) shall be the chairman of the Board or such other Director as the Directors may determine. Absent any such person being present at the meeting within fifteen minutes of the time appointed for the meeting, the Directors present shall elect one of their number to chair the meeting. The chairman of the meeting shall be entitled to attend and participate at any such general meeting by means of Electronic Communication Facilities, and to act as the chairman of such general meeting, in which event the chairman of the meeting shall be deemed to be present at the meeting.

11.4	If no Director is present within fifteen minutes of the time appointed for the meeting, or if no Director is willing to act as chairman, the Members present in person or by proxy and entitled to vote shall choose one of their number to chair the meeting.

Right of a Director to attend and speak

11.5	Even if a Director is not a Member, he shall be entitled to attend and speak at any general meeting and at any separate meeting of Members holding a particular class of Shares.

Accommodation of Members at Virtual Meeting

11.6	A Member entitled to receive notice and attend a meeting will be deemed to be in attendance at such meeting despite their attendance being virtual if adequate facilities are available to ensure that the Member is able to:

(a)	to participate in the business for which the meeting has been convened; and

(b)	to hear all that happens at the meeting.

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Without limiting the generality of the foregoing, the Directors may determine that any general meeting may be held as a Virtual Meeting.

Security

11.7	In addition to any measures which the Board may be required to take due to the location or venue of the meeting, the Board may make any arrangement and impose any restriction it considers appropriate and reasonable in the circumstances to ensure the security of a meeting including, without limitation, the searching of any person attending the meeting and the imposing of restrictions on the items of personal property that may be taken into the meeting place. The Board may refuse entry to, or eject from, a meeting a person who refuses to comply with any such arrangements or restrictions.

Adjournment, postponement and cancellation

11.8	A meeting may be:

(a)	postponed or cancelled prior to the meeting at the discretion of the Directors by written notice provided to all persons entitled to attend the meeting, unless the meeting was requisitioned by Members or otherwise called by Members pursuant to Article 10; or

(b)	adjourned, with or without an appointed date for resumption, at any time during the meeting at the discretion of the chairman with the consent of the Members constituting a quorum.

The chairman must adjourn the meeting if so directed by the Members constituting a quorum at the meeting. No business, however, can be transacted at an adjourned or postponed meeting other than business which might properly have been transacted at the original meeting.

11.9	Should a meeting be adjourned for more than seven (7) Clear Days, whether because of a lack of quorum or otherwise, Members shall be given at least seven (7) Clear Days’ notice of the date, time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any notice of the adjournment.

Method of voting

11.10	A resolution put to the vote of the meeting shall be decided on a poll.

Taking of a poll

11.11	A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be Members) and fix a place and time for declaring the result of the poll. If, through the aid of technology, the meeting is held as a Virtual Meeting or in more than one place, the chairman may appoint scrutineers virtually and in more than one place; but if he considers that the poll cannot be effectively monitored at that meeting, the chairman shall adjourn the holding of the poll to a date, place and time when that can occur.

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Chairman’s casting vote

11.12	In the case of an equality of votes, the Chairman of the meeting shall be entitled to a second or casting vote.

Written resolutions

11.13	Without limitation to section 60(1) of the Act, Members may pass a Special Resolution in writing without holding a meeting if the following conditions are met:

(a)	all Members entitled to vote on the resolution are given notice of the resolution as if the same were being proposed at a meeting of Members;

(b)	all Members entitled so to vote:

(i) sign a document; or

(ii) sign several documents in the like form each signed by one or more of those Members; and

(c)	the signed document or documents is or are delivered to the Company, including, if the Company so nominates, by delivery of an Electronic Record by Electronic means to the address specified for that purpose.

Such written resolution, which shall be as effective as if it had been passed at a meeting of the Members entitled to vote duly convened and held, is passed when all such Members have so signified their agreement to the resolution.

11.14	Members may pass an Ordinary Resolution in writing without holding a meeting if the following conditions are met:

(a)	all Members entitled to vote on the resolution are:

(i)	given notice of the resolution as if the same were being proposed at a meeting of Members; and

(ii)	notified in the same or an accompanying notice of the date by which the resolution must be passed if it is not to lapse, being a period of five (5) Clear Days beginning with the date that the notice is first given;

(b)	the required majority of the Members entitled so to vote:

(i)	sign a document; or

(ii)	sign several documents in the like form each signed by one or more of those Members; and

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(c)	the signed document or documents is or are delivered to the Company, including, if the Company so nominates, by delivery of an Electronic Record by Electronic means to the address specified for that purpose.

Such written resolution, which shall be as effective as if it had been passed at a meeting of the Members entitled to vote duly convened and held, is passed upon the later of these dates: (i) subject to the following Article, the date next immediately following the end of the period of five (5) Clear Days beginning with the date that notice of the resolution is first given and (ii) the date when the required majority have so signified their agreement to the resolution. However, the proposed written resolution lapses if it is not passed before the end of the period of 14 days beginning with the date that notice of it is first given.

11.15	If all Members entitled to be given notice of the Ordinary Resolution consent, a written resolution may be passed as soon as the required majority have signified their agreement to the resolution, without any minimum period of time having first elapsed. Save that the consent of the majority may be incorporated in the written resolution, each consent shall be in writing or given by Electronic Record and shall otherwise be given to the Company in accordance with Article 28 (Notices) prior to the written resolution taking effect.

11.16	The Directors may determine the manner in which written resolutions shall be put to Members. In particular, they may provide, in the form of any written resolution, for each Member to indicate, out of the number of votes the Member would have been entitled to cast at a meeting to consider the resolution, how many votes he wishes to cast in favour of the resolution and how many against the resolution or to be treated as abstentions. The result of any such written resolution shall be determined on the same basis as on a poll.

11.17	If a written resolution is described as a Special Resolution or as an Ordinary Resolution, it has effect accordingly.

11.18	The Directors may determine the manner in which written resolutions shall be put to Members. In particular, they may provide, in the form of any written resolution, for each Member to indicate, out of the number of votes the Member would have been entitled to cast at a meeting to consider the resolution, how many votes he wishes to cast in favour of the resolution and how many against the resolution or to be treated as abstentions. The result of any such written resolution shall be determined on the same basis as on a poll.

Sole-Member Company

11.19	If the Company has only one Member, and the Member records in writing his decision on a question, that record shall constitute both the passing of a resolution and the minute of it.

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12	Voting rights of Members

Right to vote

12.1	Unless their Shares carry no right to vote, or unless a call or other amount presently payable has not been paid, all Members are entitled to vote at a general meeting and all Members holding Shares of a particular class of Shares are entitled to vote at a meeting of the holders of that class of Shares. Unless otherwise required under the Act or by these Articles, holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Members.

12.2	Members may vote in person or by proxy.

12.3	On a poll, each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall be entitled to ten (10) votes on all matters subject to vote at general meetings of the Company. A fraction of a Class A Ordinary Share shall entitle its holder to an equivalent fraction of one (1) vote, and a fraction of a Class B Ordinary Share shall entitle its holder to an equivalent fraction of ten (10) votes.

12.4	No Member is bound to vote on his Shares or any of them; nor is he bound to vote each of his Shares in the same way.

Rights of joint holders

12.5	If Shares are held jointly, only one of the joint holders may vote. If more than one of the joint holders tenders a vote, the vote of the holder whose name in respect of those Shares appears first in the register of Members shall be accepted to the exclusion of the votes of the other joint holder.

Representation of corporate Members

12.6	Save where otherwise provided, a corporate Member must act by a duly authorised representative.

12.7	A corporate Member wishing to act by a duly authorised representative must identify that person to the Company by notice in writing.

12.8	The authorisation may be for any period of time, and must be delivered to the Company before the commencement of the meeting at which it is first used.

12.9	The Directors of the Company may require the production of any evidence which they consider necessary to determine the validity of the notice.

12.10	Where a duly authorised representative is present at a meeting that Member is deemed to be present in person; and the acts of the duly authorised representative are personal acts of that Member.

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12.11	A corporate Member may revoke the appointment of a duly authorised representative at any time by notice to the Company; but such revocation will not affect the validity of any acts carried out by the duly authorised representative before the Directors of the Company had actual notice of the revocation.

Member with mental disorder

12.12	A Member in respect of whom an order has been made by any court having jurisdiction (whether in the Cayman Islands or elsewhere) in matters concerning mental disorder may vote by that Member’s receiver, curator bonis or other person authorised in that behalf appointed by that court.

12.13	For the purpose of the preceding Article, evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote must be received not less than 24 hours before holding the relevant meeting or the adjourned meeting in any manner specified for the delivery of forms of appointment of a proxy, whether in writing or by Electronic means. In default, the right to vote shall not be exercisable.

Objections to admissibility of votes

12.14	An objection to the validity of a person’s vote may only be raised at the meeting or at the adjourned meeting at which the vote is sought to be tendered. Any objection duly made shall be referred to the chairman whose decision shall be final and conclusive.

Form of proxy

12.15	An instrument appointing a proxy shall be in any common form or in any other form approved by the Directors.

12.16	The instrument must be in writing and signed in one of the following ways:

(a)	by the Member; or

(b)	by the Member’s authorised attorney; or

(c)	if the Member is a corporation or other body corporate, under seal or signed by an authorised officer, secretary or attorney.

If the Directors so resolve, the Company may accept an Electronic Record of that instrument delivered in the manner specified below and otherwise satisfying the Articles about authentication of Electronic Records.

12.17	The Directors may require the production of any evidence which they consider necessary to determine the validity of any appointment of a proxy.

12.18	A Member may revoke the appointment of a proxy at any time by notice to the Company duly signed in accordance with Article 12.16.

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12.19	No revocation by a Member of the appointment of a proxy made in accordance with Article 12.18 will affect the validity of any acts carried out by the relevant proxy before the Directors of the Company had actual notice of the revocation.

How and when proxy is to be delivered

12.20	Subject to the following Articles, the Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the form of appointment of a proxy and any authority under which it is signed (or a copy of the authority certified notarially or in any other way approved by the Directors) must be delivered so that it is received by the Company before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote. They must be delivered in either of the following ways:

(a)	In the case of an instrument in writing, it must be left at or sent by post:

(i)	to the registered office of the Company; or

(ii)	to such other place within the Cayman Islands specified in the notice convening the meeting or in any form of appointment of proxy sent out by the Company in relation to the meeting.

(b)	If, pursuant to the notice provisions, a notice may be given to the Company in an Electronic Record, an Electronic Record of an appointment of a proxy must be sent to the address specified pursuant to those provisions unless another address for that purpose is specified:

(i)	in the notice convening the meeting; or

(ii)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting.

(c)	Notwithstanding Article 12.20(a) and Article 12.20(b), the chairman of the Company may, in any event at his discretion, direct that an instrument of proxy shall be deemed to have been duly deposited.

12.21	If the form of appointment of proxy is not delivered on time, it is invalid.

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12.22	When two or more valid but differing appointments of proxy are delivered or received in respect of the same Share for use at the same meeting and in respect of the same matter, the one which is last validly delivered or received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that Share. lf the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that Share.

12.23	The Board may at the expense of the Company send forms of appointment of proxy to the Members by post (that is to say, pre-paying and posting a letter), or by Electronic communication or otherwise (with or without provision for their return by pre-paid post) for use at any general meeting or at any separate meeting of the holders of any class of Shares, either blank or nominating as proxy in the alternative any one or more of the Directors or any other person. lf for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the Members entitled to be sent notice of the meeting and to vote at it. The accidental omission to send such a form of appointment or to give such an invitation to, or the non-receipt of such form of appointment by, any Member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting

Voting by proxy

12.24	A proxy shall have the same voting rights at a meeting or adjourned meeting as the Member would have had except to the extent that the instrument appointing him limits those rights. Notwithstanding the appointment of a proxy, a Member may attend and vote at a meeting or adjourned meeting. If a Member votes on any resolution a vote by his proxy on the same resolution, unless in respect of different Shares, shall be invalid.

12.25	The instrument appointing a proxy to vote at a meeting shall not confer any further right to speak at the meeting, except with the permission of the chairman of the meeting.

13	Number of Directors

13.1	There shall be a Board consisting of not less than one person provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors. Unless fixed by Ordinary Resolution, the maximum number of Directors shall be unlimited.

14	Appointment, disqualification and removal of Directors

First Directors

14.1	The first Directors shall be appointed in writing by the subscriber or subscribers to the Memorandum, or a majority of them.

No age limit

14.2	There is no age limit for Directors save that they must be at least eighteen years of age.

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Corporate Directors

14.3	Unless prohibited by law, a body corporate may be a Director. If a body corporate is a Director, the Articles about representation of corporate Members at general meetings apply, mutatis mutandis, to the Articles about Directors’ meetings.

No shareholding qualification

14.4	Unless a shareholding qualification for Directors is fixed by Ordinary Resolution, no Director shall be required to own Shares as a condition of his appointment.

Appointment of Directors

14.5	A Director may be appointed by Ordinary Resolution or by the Directors. Any appointment may be to fill a vacancy or as an additional Director.

14.6	The remaining Director(s) may appoint a Director even though there is not a quorum of Directors.

14.7	No appointment can cause the number of Directors to exceed the maximum (if one is set); and any such appointment shall be invalid.

14.8	For so long as Shares are listed on a Designated Stock Exchange, the Directors shall include at least such number of Independent Directors as applicable law, rules or regulations or the Designated Stock Exchange Rules require as determined by the Board.

Board’s power to appoint Directors

14.9	Without prejudice to the Company’s power to appoint a person to be a Director pursuant to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

14.10	An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the Director, if any; but no such term shall be implied in the absence of express provision. Each Director whose term of office expires shall be eligible for re-election at a meeting of the Members or re-appointment by the Board.

Removal of Directors

14.11	A Director may be removed by Ordinary Resolution.

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Resignation of Directors

14.12	A Director may at any time resign office by giving to the Company notice in writing or, if permitted pursuant to the notice provisions, in an Electronic Record delivered in either case in accordance with those provisions.

14.13	Unless the notice specifies a different date, the Director shall be deemed to have resigned on the date that the notice is delivered to the Company.

Termination of the office of Director

14.14	A Director may retire from office as a Director by giving notice in writing to that effect to the Company at the registered office, which notice shall be effective upon such date as may be specified in the notice, failing which upon delivery to the registered office.

14.15	Without prejudice to the provisions in these Articles for retirement (by rotation or otherwise), a Director’s office shall be terminated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a Director; or

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally; or

(c)	he resigns his office by notice to the Company; or

(d)	he only held office as a Director for a fixed term and such term expires; or

(e)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a Director; or

(f)	he is given notice by the majority of the other Directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such Director); or

(g)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other Directors, he is absent from meetings of Directors for a continuous period of six months.

15	Alternate Directors

Appointment and removal

15.1	Any Director may appoint any other person, including another Director, to act in his place as an alternate Director. No appointment shall take effect until the Director has given notice of the appointment to the Board.

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15.2	A Director may revoke his appointment of an alternate at any time. No revocation shall take effect until the Director has given notice of the revocation to the Board.

15.3	A notice of appointment or removal of an alternate Director shall be effective only if given to the Company by one or more of the following methods:

(a)	by notice in writing in accordance with the notice provisions contained in these Articles;

(b)	if the Company has a facsimile address for the time being, by sending by facsimile transmission to that facsimile address a facsimile copy or, otherwise, by sending by facsimile transmission to the facsimile address of the Company’s registered office a facsimile copy (in either case, the facsimile copy being deemed to be the notice unless Article 29.7 applies), in which event notice shall be taken to be given on the date of an error-free transmission report from the sender’s fax machine;

(c)	if the Company has an email address for the time being, by emailing to that email address a scanned copy of the notice as a PDF attachment or, otherwise, by emailing to the email address provided by the Company’s registered office a scanned copy of the notice as a PDF attachment (in either case, the PDF version being deemed to be the notice unless Article 29.7 applies), in which event notice shall be taken to be given on the date of receipt by the Company or the Company’s registered office (as appropriate) in readable form; or

(d)	if permitted pursuant to the notice provisions, in some other form of approved Electronic Record delivered in accordance with those provisions in writing.

Notices

15.4	All notices of meetings of Directors shall continue to be given to the appointing Director and not to the alternate.

Rights of alternate Director

15.5	An alternate Director shall be entitled to attend and vote at any Board meeting or meeting of a committee of the Directors at which the appointing Director is not personally present, and generally to perform all the functions of the appointing Director in his absence. An alternate Director, however, is not entitled to receive any remuneration from the Company for services rendered as an alternate Director.

Appointment ceases when the appointor ceases to be a Director

15.6	An alternate Director shall cease to be an alternate Director if:

(a)	the Director who appointed him ceases to be a Director; or

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(b)	the Director who appointed him revokes his appointment by notice delivered to the Board or to the registered office of the Company or in any other manner approved by the Board; or

(c)	in any event happens in relation to him which, if he were a Director of the Company, would cause his office as Director to be vacated.

Status of alternate Director

15.7	An alternate Director shall carry out all functions of the Director who made the appointment.

15.8	Save where otherwise expressed, an alternate Director shall be treated as a Director under these Articles.

15.9	An alternate Director is not the agent of the Director appointing him.

15.10	An alternate Director is not entitled to any remuneration for acting as alternate Director.

Status of the Director making the appointment

15.11	A Director who has appointed an alternate is not thereby relieved from the duties which he owes the Company.

16	Powers of Directors

Powers of Directors

16.1	Subject to the provisions of the Act, the Memorandum and these Articles the business of the Company shall be managed by the Directors who may for that purpose exercise all the powers of the Company.

16.2	No prior act of the Directors shall be invalidated by any subsequent alteration of the Memorandum or these Articles. However, to the extent allowed by the Act, Members may, by Special Resolution, validate any prior or future act of the Directors which would otherwise be in breach of their duties.

Directors below the minimum number

16.3	lf the number of Directors is less than the minimum prescribed in accordance with these Articles, the remaining Director or Directors shall act only for the purposes of appointing an additional Director or Directors to make up such minimum or of convening a general meeting of the Company for the purpose of making such appointment. lf there are no Director or Directors able or willing to act, any two Members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to these Articles) only until the dissolution of the annual general meeting next following such appointment unless he is re-elected during such meeting.

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Appointments to office

16.4	The Directors may appoint a Director:

(a)	as chairman of the Board;

(b)	as managing Director;

(c)	to any other executive office,

for such period, and on such terms, including as to remuneration as they think fit.

16.5	The appointee must consent in writing to holding that office.

16.6	Where a chairman is appointed he shall, unless unable to do so, preside at every meeting of Directors.

16.7	If there is no chairman, or if the chairman is unable to preside at a meeting, that meeting may select its own chairman; or the Directors may nominate one of their number to act in place of the chairman should he ever not be available.

16.8	Subject to the provisions of the Act, the Directors may also appoint and remove any person, who need not be a Director:

(a)	as Secretary; and

(b)	to any office that may be required

for such period and on such terms, including as to remuneration, as they think fit. In the case of an Officer, that Officer may be given any title the Directors decide.

16.9	The Secretary or Officer must consent in writing to holding that office.

16.10	A Director, Secretary or other Officer of the Company may not the hold the office, or perform the services, of auditor.

Provisions for employees

16.11	The Board may make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiary undertakings (or any member of his family or any person who is dependent on him) in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiary undertakings.

Exercise of voting rights

16.12	The Board may exercise the voting power conferred by the Shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including, without limitation, the exercise of that power in favour of any resolution appointing any Director as a Director of such body corporate, or voting or providing for the payment of remuneration to the Directors of such body corporate).

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Remuneration

16.13	Every Director may be remunerated by the Company for the services he provides for the benefit of the Company, whether as Director, employee or otherwise, and shall be entitled to be paid for the expenses incurred in the Company’s business including attendance at Directors’ meetings.

16.14	Until otherwise determined by the Company by Ordinary Resolution, the Directors (other than alternate Directors) shall be entitled to such remuneration by way of fees for their services in the office of Director as the Directors may determine.

16.15	Remuneration may take any form and may include arrangements to pay pensions, health insurance, death or sickness benefits, whether to the Director or to any other person connected to or related to him.

16.16	Unless his fellow Directors determine otherwise, a Director is not accountable to the Company for remuneration or other benefits received from any other company which is in the same group as the Company or which has common shareholdings.

Disclosure of information

16.17	Subject to compliance with applicable laws, including the applicable federal securities laws of the United States, the Directors may release or disclose to a third party any information regarding the affairs of the Company, including any information contained in the register of Members relating to a Member, (and they may authorise any Director, Officer or other authorised agent of the Company to release or disclose to a third party any such information in his possession) if:

(a)	the Company or that person, as the case may be, is lawfully required to do so under the laws of any jurisdiction to which the Company is subject; or

(b)	such disclosure is in compliance with the Designated Stock Exchange Rules; or

(c)	such disclosure is in accordance with any contract entered into by the Company; or

(d)	the Directors are of the opinion such disclosure would assist or facilitate the Company’s operations.

17	Delegation of powers

Power to delegate any of the Directors’ powers to a committee

17.1	The Directors may delegate any of their powers to any committee consisting of one or more persons who need not be Members. Persons on the committee may include non-Directors so long as the majority of those persons are Directors. For so long as Shares are listed on a Designated Stock Exchange, any such committee shall be made up of such number of Independent Directors as required from time to time by the Designated Stock Exchange Rules or otherwise required by applicable law.

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17.2	The delegation may be collateral with, or to the exclusion of, the Directors’ own powers.

17.3	The delegation may be on such terms as the Directors think fit, including provision for the committee itself to delegate to a sub-committee; save that any delegation must be capable of being revoked or altered by the Directors at will.

17.4	Unless otherwise permitted by the Directors, a committee must follow the procedures prescribed for the taking of decisions by Directors.

17.5	For so long as Shares are listed on a Designated Stock Exchange, the Board shall, if required by the Designated Stock Exchange Rules, establish an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in these Articles. Each of the audit committee, compensation committee and nominating and corporate governance committee shall consist of at least three Directors (or such larger minimum number as may be required from time to time by the Designated Stock Exchange Rules). The committees shall be made up of such number of Independent Directors as required from time to time by the Designated Stock Exchange Rules or otherwise required by applicable law, subject to any exemptions permitted under the Designated Stock Exchange Rules and other applicable laws.

Local boards

17.6	The Board may establish any local or divisional board or agency for managing any of the affairs of the Company whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional Board, or to be managers or agents, and may fix their remuneration.

17.7	The Board may delegate to any local or divisional board, manager or agent any of its powers and authorities (with power to sub-delegate) and may authorise the members of any local or divisional board or any of them to fill any vacancies and to act notwithstanding vacancies.

17.8	Any appointment or delegation under this Article 17.8 may be made on such terms and subject to such conditions as the Board thinks fit and the Board may remove any person so appointed, and may revoke or vary any delegation.

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Power to appoint an agent of the Company

17.9	The Directors may appoint any person, either generally or in respect of any specific matter, to be the agent of the Company with or without authority for that person to delegate all or any of that person’s powers. The Directors may make that appointment:

(a)	by causing the Company to enter into a power of attorney or agreement; or

(b)	in any other manner they determine.

Power to appoint an attorney or authorised signatory of the Company

17.10	The Directors may appoint any person, whether nominated directly or indirectly by the Directors, to be the attorney or the authorised signatory of the Company. The appointment may be:

(a)	for any purpose;

(b)	with the powers, authorities and discretions;

(c)	for the period; and

(d)	subject to such conditions

as they think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the Directors under these Articles. The Directors may do so by power of attorney or any other manner they think fit.

17.11	Any power of attorney or other appointment may contain such provision for the protection and convenience for persons dealing with the attorney or authorised signatory as the Directors think fit. Any power of attorney or other appointment may also authorise the attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in that person.

17.12	The Board may remove any person appointed under Article 17.10 and may revoke or vary the delegation.

Borrowing Powers

17.13	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital, or any part thereof, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or its parent undertaking (if any) or any subsidiary undertaking of the Company or of any third party.

Corporate Governance

17.14	The Board may, from time to time, and except as required by applicable law or the Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company, which shall be intended to set forth the guiding principles and policies of the Company and the Board on various corporate governance related matters as the Board shall determine by resolution from time to time.

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18	Meetings of Directors

Regulation of Directors’ meetings

18.1	Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit.

Calling meetings

18.2	Any Director may call a meeting of Directors at any time. The Secretary must call a meeting of the Directors if requested to do so by a Director.

Notice of meetings

18.3	Notice of a Board meeting may be given to a Director personally or by word of mouth or given in writing or by Electronic communications at such address as he may from time to time specify for this purpose (or, if he does not specify an address, at his last known address). A Director may waive his right to receive notice of any meeting either prospectively or retrospectively.

Use of technology

18.4	A Director may participate in a meeting of Directors through the medium of conference telephone, video or any other form of communications equipment providing all persons participating in the meeting are able to hear and speak to each other throughout the meeting.

18.5	A Director participating in this way is deemed to be present in person at the meeting.

Quorum

18.6	The quorum for the transaction of business at a meeting of Directors shall be two unless the Directors fix some other number.

Chairman or deputy to preside

18.7	The Board may appoint a chairman and one or more deputy chairman or chairmen and may at any time revoke any such appointment.

18.8	The chairman, or failing him any deputy chairman (the longest in office taking precedence if more than one is present), shall preside at all Board meetings. If no chairman or deputy chairman has been appointed, or if he is not present within five minutes after the time fixed for holding the meeting, or is unwilling to act as chairman of the meeting, the Directors present shall choose one of their number to act as chairman of the meeting.

Voting

18.9	A question which arises at a Board meeting shall be decided by a majority of votes. If votes are equal the chairman may, if he wishes, exercise a casting vote.

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Recording of dissent

18.10	A Director present at a meeting of Directors shall be presumed to have assented to any action taken at that meeting unless:

(a)	his dissent is entered in the minutes of the meeting; or

(b)	he has filed with the meeting before it is concluded signed dissent from that action; or

(c)	he has forwarded to the Company as soon as practical following the conclusion of that meeting signed dissent.

A Director who votes in favour of an action is not entitled to record his dissent to it.

Written resolutions

18.11	The Directors may pass a resolution in writing without holding a meeting if all Directors sign a document or sign several documents in the like form each signed by one or more of those Directors.

18.12	A written resolution signed by a validly appointed alternate Director need not also be signed by the appointing Director.

18.13	A written resolution signed personally by the appointing Director need not also be signed by his alternate.

18.14	A resolution in writing passed pursuant to Article 18.11, Article 18.12 and/or Article 18.13 shall be as effective as if it had been passed at a meeting of the Directors duly convened and held; and it shall be treated as having been passed on the day and at the time that the last Director signs (and for the avoidance of doubt, such day may or may not be a Business Day).

Validity of acts of Directors in spite of formal defect

18.15	All acts done by a meeting of the Board, or of a committee of the Board, or by any person acting as a Director or an alternate Director, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director or member of the committee, or that any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified and had continued to be a Director or alternate Director and had been entitled to vote.

19	Permissible Directors’ interests and disclosure

19.1	A Director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the Designated Stock Exchange Rules and disqualification by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein provided the Director discloses to his fellow directors the nature and extent of any material interests in respect of any contract or transaction or proposed contract or transaction and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

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20	Minutes

20.1	The Company shall cause minutes to be made in books of:

(a)	all appointments of Officers and committees made by the Board and of any such Officer’s remuneration; and

(b)	the names of Directors present at every meeting of the Directors, a committee of the Board, the Company or the holders of any class of shares or debentures, and all orders, resolutions and proceedings of such meetings.

20.2	Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting or the Secretary, shall be prima facie evidence of the matters stated in them.

21	Accounts and audit

21.1	The Directors must ensure that proper accounting and other records are kept, and that accounts and associated reports are distributed in accordance with the requirements of the Act.

21.2	The books of account shall be kept at the registered office of the Company and shall always be open to inspection by the Directors. No Member (other than a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Act or as authorised by the Directors or by Ordinary Resolution.

21.3	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31 December in each year and begin on 1 January in each year.

Auditors

21.4	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

21.5	At any general meeting convened and held at any time in accordance with these Articles, the Members may, by Ordinary Resolution, remove the Auditor before the expiration of his term of office. If they do so, the Members shall, by Ordinary Resolution, at that meeting appoint another Auditor in his stead for the remainder of his term.

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21.6	The Auditors shall examine such books, accounts and vouchers; as may be necessary for the performance of their duties.

21.7	The Auditors shall, if so requested by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Company.

22	Record dates

22.1	Except to the extent of any conflicting rights attached to Shares, the resolution declaring a dividend on Shares of any class, whether it be an Ordinary Resolution of the Members or a Director’s resolution, may specify that the dividend is payable or distributable to the persons registered as the holders of those Shares at the close of business on a particular date, notwithstanding that the date may be a date prior to that on which the resolution is passed.

22.2	If the resolution does so specify, the dividend shall be payable or distributable to the persons registered as the holders of those Shares at the close of business on the specified date in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of the dividend of transferors and transferees of any of those Shares.

22.3	The provisions of this Article apply, mutatis mutandis, to bonuses, capitalisation issues, distributions of realised capital profits or offers or grants made by the Company to the Members.

23	Dividends

Source of dividends

23.1	Dividends may be declared and paid out of any funds of the Company lawfully available for distribution.

23.2	Subject to the requirements of the Act regarding the application of a company’s Share premium account and with the sanction of an Ordinary Resolution, dividends may also be declared and paid out of any share premium account.

Declaration of dividends by Members

23.3	Subject to the provisions of the Act, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the Members but no dividend shall exceed the amount recommended by the Directors.

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Payment of interim dividends and declaration of final dividends by Directors

23.4	The Directors may declare and pay interim dividends or recommend final dividends in accordance with the respective rights of the Members if it appears to them that they are justified by the financial position of the Company and that such dividends may lawfully be paid.

23.5	Subject to the provisions of the Act, in relation to the distinction between interim dividends and final dividends, the following applies:

(a)	Upon determination to pay a dividend or dividends described as interim by the Directors in the dividend resolution, no debt shall be created by the declaration until such time as payment is made.

(b)	Upon declaration of a dividend or dividends described as final by the Directors in the dividend resolution, a debt shall be created immediately following the declaration, the due date to be the date the dividend is stated to be payable in the resolution.

If the resolution fails to specify whether a dividend is final or interim, it shall be assumed to be interim.

23.6	In relation to Shares carrying differing rights to dividends or rights to dividends at a fixed rate, the following applies:

(a)	If the share capital is divided into different classes, the Directors may pay dividends on Shares which confer deferred or non-preferred rights with regard to dividends as well as on Shares which confer preferential rights with regard to dividends but no dividend shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

(b)	The Directors may also pay, at intervals settled by them, any dividend payable at a fixed rate if it appears to them that there are sufficient funds of the Company lawfully available for distribution to justify the payment.

(c)	If the Directors act in good faith, they shall not incur any liability to the Members holding Shares conferring preferred rights for any loss those Members may suffer by the lawful payment of the dividend on any Shares having deferred or non-preferred rights.

Apportionment of dividends

23.7	Except as otherwise provided by the rights attached to Shares all dividends shall be declared and paid according to the amounts Paid Up on the Shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amount Paid Up on the Shares during the time or part of the time in respect of which the dividend is paid. But if a Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

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Right of set off

23.8	The Directors may deduct from a dividend or any other amount payable to a person in respect of a Share any amount due by that person to the Company on a call or otherwise in relation to a Share.

Power to pay other than in cash

23.9	If the Directors so determine, any resolution declaring a dividend may direct that it shall be satisfied wholly or partly by the distribution of assets. If a difficulty arises in relation to the distribution, the Directors may settle that difficulty in any way they consider appropriate. For example, they may do any one or more of the following:

(a)	issue fractional Shares;

(b)	fix the value of assets for distribution and make cash payments to some Members on the footing of the value so fixed in order to adjust the rights of Members; and

(c)	vest some assets in trustees.

How payments may be made

23.10	A dividend or other monies payable on or in respect of a Share may be paid in any of the following ways:

(a)	if the Member holding that Share or other person entitled to that Share nominates a bank account for that purpose - by wire transfer to that bank account; or

(b)	by cheque or warrant sent by post to the registered address of the Member holding that Share or other person entitled to that Share.

23.11	For the purposes of Article 23.10(a), the nomination may be in writing or in an Electronic Record and the bank account nominated may be the bank account of another person. For the purposes of Article 23.10(b), subject to any applicable law or regulation, the cheque or warrant shall be made to the order of the Member holding that Share or other person entitled to the Share or to his nominee, whether nominated in writing or in an Electronic Record, and payment of the cheque or warrant shall be a good discharge to the Company.

23.12	If two or more persons are registered as the holders of the Share or are jointly entitled to it by reason of the death or bankruptcy of the registered holder (Joint Holders), a dividend (or other amount) payable on or in respect of that Share may be paid as follows:

(a)	to the registered address of the Joint Holder of the Share who is named first on the register of Members or to the registered address of the deceased or bankrupt holder, as the case may be; or

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(b)	to the address or bank account of another person nominated by the Joint Holders, whether that nomination is in writing or in an Electronic Record.

23.13	Any Joint Holder of a Share may give a valid receipt for a dividend (or other amount) payable in respect of that Share.

Dividends or other monies not to bear interest in absence of special rights

23.14	Unless provided for by the rights attached to a Share, no dividend or other monies payable by the Company in respect of a Share shall bear interest.

Dividends unable to be paid or unclaimed

23.15	If a dividend cannot be paid to a Member or remains unclaimed within six weeks after it was declared or both, the Directors may pay it into a separate account in the Company’s name. If a dividend is paid into a separate account, the Company shall not be constituted trustee in respect of that account and the dividend shall remain a debt due to the Member.

23.16	A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

24	Capitalisation of profits

Capitalisation of profits or of any share premium account or capital redemption reserve;

24.1	The Directors may resolve to capitalise:

(a)	any part of the Company’s profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of the Company’s share premium account or capital redemption reserve, if any.

24.2	The amount resolved to be capitalised must be appropriated to the Members who would have been entitled to it had it been distributed by way of dividend and in the same proportions. The benefit to each Member so entitled must be given in either or both of the following ways::

(a)	by paying up the amounts unpaid on that Member’s Shares;

(b)	by issuing Fully Paid Up Shares, debentures or other securities of the Company to that Member or as that Member directs. The Directors may resolve that any Shares issued to the Member in respect of Partly Paid Up Shares (Original Shares) rank for dividend only to the extent that the Original Shares rank for dividend while those Original Shares remain Partly Paid Up.

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Applying an amount for the benefit of Members

24.3	The amount capitalised must be applied to the benefit of Members in the proportions to which the Members would have been entitled to dividends if the amount capitalised had been distributed as a dividend.

24.4	Subject to the Act, if a fraction of a Share, a debenture or other security is allocated to a Member, the Directors may issue a fractional certificate to that Member or pay him the cash equivalent of the fraction.

25	Share Premium Account

Directors to maintain share premium account

25.1	The Directors shall establish a share premium account in accordance with the Act. They shall carry to the credit of that account from time to time an amount equal to the amount or value of the premium paid on the issue of any Share or capital contributed or such other amounts required by the Act.

Debits to share premium account

25.2	The following amounts shall be debited to any share premium account:

(a)	on the redemption or purchase of a Share, the difference between the nominal value of that Share and the redemption or purchase price; and

(b)	any other amount paid out of a share premium account as permitted by the Act.

25.3	Notwithstanding the preceding Article, on the redemption or purchase of a Share, the Directors may pay the difference between the nominal value of that Share and the redemption purchase price out of the profits of the Company or, as permitted by the Act, out of capital.

26	Seal

Company seal

26.1	The Company may have a seal if the Directors so determine.

Duplicate seal

26.2	Subject to the provisions of the Act, the Company may also have a duplicate seal or seals for use in any place or places outside the Cayman Islands. Each duplicate seal shall be a facsimile of the original seal of the Company. However, if the Directors so determine, a duplicate seal shall have added on its face the name of the place where it is to be used.

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When and how seal is to be used

26.3	A seal may only be used by the authority of the Directors. Unless the Directors otherwise determine, a document to which a seal is affixed must be signed in one of the following ways:

(a)	by a Director (or his alternate) and the Secretary; or

(b)	by a single Director (or his alternate).

If no seal is adopted or used

26.4	If the Directors do not adopt a seal, or a seal is not used, a document may be executed in the following manner:

(a)	by a Director (or his alternate) and the Secretary; or

(b)	by a single Director (or his alternate); or

(c)	in any other manner permitted by the Act.

Power to allow non-manual signatures and facsimile printing of seal

26.5	The Directors may determine that either or both of the following applies:

(a)	that the seal or a duplicate seal need not be affixed manually but may be affixed by some other method or system of reproduction;

(b)	that a signature required by these Articles need not be manual but may be a mechanical or Electronic Signature.

Validity of execution

26.6	If a document is duly executed and delivered by or on behalf of the Company, it shall not be regarded as invalid merely because, at the date of the delivery, the Secretary, or the Director, or other Officer or person who signed the document or affixed the seal for and on behalf of the Company ceased to be the Secretary or hold that office and authority on behalf of the Company.

27	Indemnity

27.1	To the extent permitted by law, the Company shall indemnify each existing or former Director (including alternate Director), Secretary and other Officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former Director (including alternate Director), Secretary or Officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former Director’s (including alternate Director’s), Secretary’s or Officer’s duties, powers, authorities or discretions; and

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(b)	without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former Director (including alternate Director), Secretary or Officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former Director (including alternate Director), Secretary or Officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

27.2	To the extent permitted by Act, the Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former Director (including alternate Director), Secretary or Officer of the Company in respect of any matter identified in Article 27.1 on condition that the Director (including alternate Director), Secretary or Officer must repay the amount paid by the Company to the extent that it is ultimately found not liable to indemnify the Director (including alternate Director), Secretary or that Officer for those legal costs.

Release

27.3	To the extent permitted by Act, the Company may by Special Resolution release any existing or former Director (including alternate Director), Secretary or other Officer of the Company from liability for any loss or damage or right to compensation which may arise out of or in connection with the execution or discharge of the duties, powers, authorities or discretions of his office; but there may be no release from liability arising out of or in connection with that person’s own dishonesty.

Insurance

27.4	To the extent permitted by Act, the Company may pay, or agree to pay, a premium in respect of a contract insuring each of the following persons against risks determined by the Directors, other than liability arising out of that person’s own dishonesty:

(a)	an existing or former Director (including alternate Director), Secretary or Officer or auditor of:

(i)	the Company;

(ii)	a company which is or was a subsidiary of the Company;

(iii)	a company in which the Company has or had an interest (whether direct or indirect); and

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(b)	a trustee of an employee or retirement benefits scheme or other trust in which any of the persons referred to in paragraph (a) is or was interested.

28	Notices

Form of notices

28.1	Save where these Articles provide otherwise, and subject to the Designated Stock Exchange Rules, any notice to be given to or by any person pursuant to these Articles shall be:

(a)	in writing signed by or on behalf of the giver in the manner set out below for written notices; or

(b)	subject to the next Article, in an Electronic Record signed by or on behalf of the giver by Electronic Signature and authenticated in accordance with Articles about authentication of Electronic Records; or

(c)	where these Articles expressly permit, by the Company by means of a website.

Electronic communications

28.2	A notice may only be given to the Company in an Electronic Record if:

(a)	the Directors so resolve or otherwise accept the notice; or

(b)	any Director or Officer provides the giver of the notice an electronic address to which the notice may be sent and a notice is sent to that address within a reasonable period of time.

28.3	A notice may not be given by Electronic Record to a person other than the Company unless the recipient has provided the giver of the notice with an Electronic address to which notice may be sent.

28.4	Subject to the Act, the Designated Stock Exchange Rules and to any other rules which the Company is bound to follow, the Company may also send any notice or other document pursuant to these Articles to a Member by publishing that notice or other document on a website where:

(a)	the Company and the Member have agreed to his having access to the notice or document on a website (instead of it being sent to him);

(b)	the notice or document is one to which that agreement applies;

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(c)	the Member is notified (in accordance with any requirements laid down by the Act and, in a manner for the time being agreed between him and the Company for the purpose) of:

(i)	the publication of the notice or document on a website;

(ii)	the address of that website; and

(iii)	the place on that website where the notice or document may be accessed, and how it may be accessed; and

(d)	the notice or document is published on that website throughout the publication period, provided that, if the notice or document is published on that website for a part, but not all of, the publication period, the notice or document shall be treated as being published throughout that period if the failure to publish that notice of document throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid. For the purposes of this Article 28.4 “publication period” means a period of not less than twenty-one days, beginning on the day on which the notification referred to in Article 28.4(c) is deemed sent.

Persons entitled to notices

28.5	Any notice or other document to be given to a Member may be given by reference to the register of Members as it stands at any time within the period of twenty-one days before the day that the notice is given or (where and as applicable) within any other period permitted by, or in accordance with the requirements of, (to the extent applicable) the Designated Stock Exchange Rules and/or the Designated Stock Exchanges. No change in the register of Members after that time shall invalidate the giving of such notice or document or require the Company to give such item to any other person.

Persons authorised to give notices

28.6	A notice by either the Company or a Member pursuant to these Articles may be given on behalf of the Company or a Member by a Director or company secretary of the Company or a Member.

Delivery of written notices

28.7	Save where these Articles provide otherwise, a notice in writing may be given personally to the recipient, or left at (as appropriate) the Member’s or Director’s registered address or the Company’s registered office, or posted to that registered address or registered office.

Joint holders

28.8	Where Members are joint holders of a Share, all notices shall be given to the Member whose name first appears in the register of Members.

Signatures

28.9	A written notice shall be signed when it is autographed by or on behalf of the giver, or is marked in such a way as to indicate its execution or adoption by the giver.

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28.10	An Electronic Record may be signed by an Electronic Signature.

Evidence of transmission

28.11	A notice given by Electronic Record shall be deemed sent if an Electronic Record is kept demonstrating the time, date and content of the transmission, and if no notification of failure to transmit is received by the giver.

28.12	A notice given in writing shall be deemed sent if the giver can provide proof that the envelope containing the notice was properly addressed, pre-paid and posted, or that the written notice was otherwise properly transmitted to the recipient.

28.13	A Member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of Shares shall be deemed to have received due notice of the meeting and, where requisite, of the purposes for which it was called.

Giving notice to a deceased or bankrupt Member

28.14	A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description, at the address, if any, supplied for that purpose by the persons claiming to be so entitled.

28.15	Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

Date of giving notices

28.16	A notice is given on the date identified in the following table

Method for giving notices	When taken to be given
(A) Personally	At the time and date of delivery
(B) By leaving it at the Member’s registered address	At the time and date it was left
(C) By posting it by prepaid post to the street or postal address of that recipient	48 hours after the date it was posted
(D) By Electronic Record (other than publication on a website), to recipient’s Electronic address	48 hours after the date it was sent
(E) By publication on a website	24 hours after the date on which the Member is deemed to have been notified of the publication of the notice or document on the website

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Saving provision

28.17	None of the preceding notice provisions shall derogate from the Articles about the delivery of written resolutions of Directors and written resolutions of Members.

29	Authentication of Electronic Records

Application of Articles

29.1	Without limitation to any other provision of these Articles, any notice, written resolution or other document under these Articles that is sent by Electronic means by a Member, or by the Secretary, or by a Director or other Officer of the Company, shall be deemed to be authentic if either Article 29.2 or Article 29.4 applies.

Authentication of documents sent by Members by Electronic means

29.2	An Electronic Record of a notice, written resolution or other document sent by Electronic means by or on behalf of one or more Members shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Member or each Member, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by one or more of those Members; and

(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, that Member to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 29.7 does not apply.

29.3	For example, where a sole Member signs a resolution and sends the Electronic Record of the original resolution, or causes it to be sent, by facsimile transmission to the address in these Articles specified for that purpose, the facsimile copy shall be deemed to be the written resolution of that Member unless Article 29.7 applies.

Authentication of document sent by the Secretary or Officers of the Company by Electronic means

29.4	An Electronic Record of a notice, written resolution or other document sent by or on behalf of the Secretary or an Officer or Officers of the Company shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Secretary or the Officer or each Officer, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by the Secretary or one or more of those Officers; and

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(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, the Secretary or that Officer to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 29.7 does not apply.

This Article 29.4 applies whether the document is sent by or on behalf of the Secretary or Officer in his own right or as a representative of the Company.

29.5	For example, where a sole Director signs a resolution and scans the resolution, or causes it to be scanned, as a PDF version which is attached to an email sent to the address in these Articles specified for that purpose, the PDF version shall be deemed to be the written resolution of that Director unless Article 29.7 applies.

Manner of signing

29.6	For the purposes of these Articles about the authentication of Electronic Records, a document will be taken to be signed if it is signed manually or in any other manner permitted by these Articles.

Saving provision

29.7	A notice, written resolution or other document under these Articles will not be deemed to be authentic if the recipient, acting reasonably:

(a)	believes that the signature of the signatory has been altered after the signatory had signed the original document; or

(b)	believes that the original document, or the Electronic Record of it, was altered, without the approval of the signatory, after the signatory signed the original document; or

(c)	otherwise doubts the authenticity of the Electronic Record of the document and the recipient promptly gives notice to the sender setting the grounds of its objection. If the recipient invokes this Article, the sender may seek to establish the authenticity of the Electronic Record in any way the sender thinks fit.

30	Transfer by way of continuation

30.1	The Company may, by Special Resolution, resolve to be registered by way of continuation in a jurisdiction outside:

(a)	the Cayman Islands; or

(b)	such other jurisdiction in which it is, for the time being, incorporated, registered or existing.

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30.2	To give effect to any resolution made pursuant to the preceding Article, the Directors may cause the following:

(a)	an application be made to the Registrar of Companies of the Cayman Islands to deregister the Company in the Cayman Islands or in the other jurisdiction in which it is for the time being incorporated, registered or existing; and

(b)	all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

31	Winding up

Distribution of assets in specie

31.1	If the Company is wound up the Members may, subject to these Articles and any other sanction required by the Act, pass a Special Resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the Members the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the Members or different classes of Members; and/or

(b)	to vest the whole or any part of the assets in trustees for the benefit of Members and those liable to contribute to the winding up.

No obligation to accept liability

31.2	No Member shall be compelled to accept any assets if an obligation attaches to them.

31.3	The Directors are authorised to present a winding up petition

31.4	The Directors have the authority to present a petition for the winding up of the Company to the Grand Court of the Cayman Islands on behalf of the Company without the sanction of a resolution passed at a general meeting.

32	Amendment of Memorandum and Articles

Power to change name or amend Memorandum

32.1	Subject to the Act, the Company may, by Special Resolution:

(a)	change its name; or

(b)	change the provisions of its Memorandum with respect to its objects, powers or any other matter specified in the Memorandum.

Power to amend these Articles

32.2	Subject to the Act and as provided in these Articles, the Company may, by Special Resolution, amend these Articles in whole or in part.

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Exhibit H

Execution Version

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

among

QUETTA ACQUISITION CORPORATION,

a Delaware corporation

SMART KREATE GROUP LIMITED,

an exempted company incorporated under the laws of the Cayman Islands

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

a New York corporation

Dated as of March 6, 2026

THIS ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”), dated as of March 6, 2026, is made by and among Quetta Acquisition Corporation., a Delaware corporation (“SPAC”), SMART KREATE GROUP LIMITED, an exempted company incorporated under the laws of the Cayman Islands (“PubCo”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as rights agent (in such capacity, the “Rights Agent”), and amends that certain Rights Agreement, dated as of October 5, 2023 (the “Existing Rights Agreement”), by and between SPAC and the Rights Agent. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Existing Rights Agreement or, if not defined therein, in the Business Combination Agreement, dated as of March 6, 2026, by and among PubCo, SPAC, SKG Merger Sub 1 Limited, a Cayman Islands exempted company and a wholly owned subsidiary of PubCo (“Merger Sub 1”), SKG Merger Sub 2 Limited , a British Virgin Islands business company and a wholly owned subsidiary of PubCo (“Merger Sub 2”) and Smart Kreate Group Limited (as amended from time to time, the “Business Combination Agreement”).

WHEREAS, as of the date hereof and pursuant to the Existing Rights Agreement, (i) SPAC issued an aggregate of 690,000 Rights underlying the Units sold in its initial public offering (including Rights issued pursuant to the underwriters’ over-allotment option, if exercised), and (ii) simultaneously with the consummation of the initial public offering, SPAC issued 23,504 Rights to the Sponsor, and immediate prior to the Initial Closing, SPAC may issue up to 150,000 additional Rights in connection with certain working capital loans, in each case pursuant to the Existing Rights Agreement.

WHEREAS, on the date of this Agreement, SPAC, PubCo, Merger Sub 1, Merger Sub 2 and Smart Kreate Group Limited entered into the Business Combination Agreement;

WHEREAS, all of the issued and outstanding Rights are governed by the Existing Rights Agreement;

WHEREAS, pursuant to the Business Combination Agreement, at the Initial Closing, SPAC will merge with and into Merger Sub 1 pursuant to the Initial Merger, with Merger Sub 1 surviving as a wholly owned subsidiary of PubCo, and as a result of the Initial Merger, each SPAC Share issued and outstanding immediately prior to the Initial Merger Effective Time will be converted into the right to receive PubCo Class A Ordinary Shares in accordance with the terms of the Business Combination Agreement;

WHEREAS, upon consummation of the Initial Merger and in accordance with Section 3 of the Existing Rights Agreement and the Business Combination Agreement, the Rights will no longer entitle the holders thereof to receive SPAC Shares but instead will entitle such holders to receive PubCo Class A Ordinary Shares, subject to the terms and conditions of the Existing Rights Agreement as amended hereby;

WHEREAS, the SPAC Board has determined that the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination under the Existing Rights Agreement;

WHEREAS, in connection with the Initial Merger (as defined in the Business Combination Agreement) and effective as of the Initial Closing, SPAC desires to assign to PubCo all of its right, title and interest in and to the Existing Rights Agreement, and PubCo desires to accept such assignment and assume all of SPAC’s obligations thereunder; and

WHEREAS, pursuant to Section 6.1 of the Existing Rights Agreement, SPAC and the Rights Agent may amend the Existing Rights Agreement without the consent of any holders of Rights, provided that such amendment does not adversely affect the rights of such holders in any material respect.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.	Assignment and Assumption; Consent.

1.1.	Assignment and Assumption. As of and with effect on and from the Initial Closing (as defined in the Business Combination Agreement), SPAC hereby assigns to PubCo all of SPAC’s right, title and interest in and to the Existing Rights Agreement (as amended hereby), and PubCo hereby assumes and agrees to perform, satisfy and discharge in full all of SPAC’s liabilities and obligations under the Existing Rights Agreement (as amended hereby) arising on, from and after the Initial Closing. From and after the Initial Closing, PubCo shall be substituted for SPAC as the “Company” under the Existing Rights Agreement, and the Existing Rights Agreement (as amended hereby) shall continue in full force and effect with PubCo as the issuer of the Rights.

1.2.	Consent. The Rights Agent hereby consents to (i) the assignment by SPAC to PubCo of all of SPAC’s right, title and interest in and to the Existing Rights Agreement pursuant to Section 1.1 and the assumption by PubCo of all of SPAC’s obligations thereunder pursuant to Section 1.1, in each case effective as of the Initial Closing, and (ii) the continuation of the Existing Rights Agreement (as amended by this Agreement) in full force and effect from and after the Initial Closing with PubCo substituted for SPAC as the “Company” thereunder.

2.	Amendment to the Existing Rights Agreement. Effective as of the Initial Closing, SPAC, PubCo and the Rights Agent hereby amend the Existing Rights Agreement as set forth in this Section 2 and acknowledge and agree that such amendments (i) are necessary and desirable in connection with the Initial Merger and the other transactions contemplated by the Business Combination Agreement and (ii) do not adversely affect the rights of the holders of the Rights in any material respect.

2.1.	References to the “Company”. From and after the Initial Closing, all references to the “Company” in the Existing Rights Agreement (including all Exhibits thereto) shall be deemed to refer to PubCo.

2.2.	References to Common Stock. From and after the Initial Closing, all references in the Existing Rights Agreement to “Common Stock” (including all Exhibits thereto) shall be deemed to refer to PubCo Class A Ordinary Shares.

2.3.	References to Business Combination. From and after the Initial Closing, all references in the Existing Rights Agreement (including all Exhibits thereto) to a “Business Combination” shall be deemed to refer to the transactions contemplated by the Business Combination Agreement.

2.4.	Notice Clause. Section 9.2 of the Existing Rights Agreement is hereby amended and restated in its entirety as follows:

Notices. Any notice or demand authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right to or on PubCo shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by PubCo with the Rights Agent), as follows:

SMART KREATE GROUP LIMITED

Unit B8, 11/F, NCB Innovation Centre

888 Lai Chi Kok Road, Kowloon, Hong Kong

Attn: CHIU Ka Ki

with a copy (which shall not constitute notice) to:

Zhong Lun Law Firm LLP

4/F, Jardine House, 1 Connaught Place

Central, Hong Kong

Attn: Gary Li; Min Lu

Any notice or demand authorized by this Agreement to be given or made by the holder of any Right or by PubCo to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Rights Agent with PubCo), as follows:

Continental Stock Transfer & Trust Company 1 State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

3.	Miscellaneous Provisions.

3.1.	Effectiveness of the Amendment. This Agreement shall become effective upon the occurrence of the Initial Closing. In the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Initial Closing, this Agreement shall automatically terminate and be null and void ab initio, and the Existing Rights Agreement shall remain in full force and effect in accordance with its terms.

3.2.	Successors. All the covenants and provisions of this Agreement by or for the benefit of SPAC, PubCo and the Rights Agent shall bind and inure to the benefit of their respective successors and permitted assigns.

3.3.	Applicable Law and Exclusive Forum.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. Subject to applicable law, each of SPAC and PubCo hereby agrees that any action, proceeding or claim arising out of or relating to this Agreement shall be brought exclusively in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to the exclusive jurisdiction of such courts. Each of SPAC and PubCo hereby waives any objection to such jurisdiction or that such courts constitute an inconvenient forum. Notwithstanding the foregoing, this Section shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or to any other claim for which the federal district courts of the United States are the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring any interest in the Rights shall be deemed to have notice of and to have consented to the forum provisions set forth in this Section 3.3. If any action, the subject matter of which is within the scope of the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “Foreign Action”) in the name of any holder of a Right, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “Enforcement Action”), and (y) having service of process made upon such holder in any such Enforcement Action by service upon such holder’s counsel in the Foreign Action as agent for such holder.

3.4.	Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

3.5.	Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

3.6.	Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above.

QUETTA ACQUISITION CORPORATION

By:	/s/ Zihan Chen
Name:	Zihan Chen
Title:	Chief Executive Officer

[Signature Page to Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above.

SMART KREATE GROUP LIMITED

By:	/s/ CHIU Ka Ki
Name:	CHIU Ka Ki
Title:	Director

[Signature Page to Assignment, Assumption and Amendment Agreement]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement, all as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY
As Rights Agent

By:	/s/ Erika Young
Name:	Erika Young
Title:	Vice President

[Signature Page to Assignment, Assumption and Amendment Agreement]